     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1998



                                                      REGISTRATION NO. 333-53825

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              UNITRODE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MARYLAND                                3674                               04-2271186
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                            7 CONTINENTAL BOULEVARD
                         MERRIMACK, NEW HAMPSHIRE 03054
                                 (603) 424-2410
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ALLAN R. CAMPBELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              UNITRODE CORPORATION
                            7 CONTINENTAL BOULEVARD
                         MERRIMACK, NEW HAMPSHIRE 03054
                                 (603) 424-2410
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

                MARGARET A. BROWN, ESQ.                               ROBERT E. CRAWFORD, JR., ESQ.
       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                        D. FORREST BRUMBAUGH, ESQ.
                   ONE BEACON STREET                                 WINSTEAD SECHREST & MINICK P.C.
           BOSTON, MASSACHUSETTS 02108-3194                              5400 RENAISSANCE TOWER
                    (617) 573-4800                                           1201 ELM STREET
                                                                        DALLAS, TEXAS 75270-2199
                                                                             (214) 745-5400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described herein (the "Merger").

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. [ ]________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. [ ]________

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   July 13, 1998


                                [UNITRODE LOGO]

To Our Stockholders:


     I am writing to inform you that the annual meeting of the stockholders of Unitrode Corporation ("Unitrode") held on Monday, June 29, 1998 (the "Unitrode Annual Meeting") was convened and immediately adjourned until 11:00 a.m., local time, on Wednesday, July 29, 1998. The adjourned session of the Unitrode Annual Meeting will be held at Unitrode's offices at 7 Continental Boulevard, Merrimack, New Hampshire.



     At the adjourned session of the Unitrode Annual Meeting you will be asked to consider and vote upon the proposal to approve the issuance by Unitrode of up to 8,582,047 shares of common stock, par value $.01 per share, of Unitrode ("Unitrode Common Stock") in connection with the proposed merger (the "Merger") of Merrimack Corporation, a wholly owned subsidiary of Unitrode ("Sub"), with and into BENCHMARQ Microelectronics, Inc. ("BENCHMARQ") pursuant to an Agreement and Plan of Merger, dated as of March 2, 1998 and amended as of June 23, 1998 (the "Merger Agreement"), by and among Unitrode, Sub and BENCHMARQ. Approval of such issuance by the stockholders of Unitrode is required by the rules of The New York Stock Exchange, Inc. (the "NYSE") because shares of Unitrode Common Stock are traded on the NYSE and the number of shares proposed to be issued in connection with the Merger exceeds 20% of the issued and outstanding shares of Unitrode Common Stock.



     The Unitrode Annual Meeting was adjourned because the Merger Agreement was recently amended to, among other things, provide that each outstanding share of common stock, par value $.001 per share, of BENCHMARQ ("BENCHMARQ Common Stock") will be converted into the right to receive one share of Unitrode Common Stock (the "Exchange Ratio"). As a result of this amendment, the Exchange Ratio is a fixed number and will not be adjusted pursuant to the Merger Agreement based on any increases or decreases in the price of Unitrode Common Stock as the Merger Agreement previously provided.



     Prior to the amendment of the Merger Agreement, the Board of Directors of Unitrode had determined, based on BENCHMARQ's recent results and certain other factors, to withdraw its earlier recommendation to the stockholders of Unitrode to vote in favor of the issuance of Unitrode Common Stock in connection with the Merger. Subsequently, Unitrode and BENCHMARQ entered into discussions resulting in the amendment of the Merger Agreement and in connection with its consideration thereof, the Board of Directors of Unitrode received the opinion of Adams, Harkness & Hill, Inc., Unitrode's financial advisor in connection with the Merger, that, as of the date of such opinion and subject to the conditions set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Unitrode.



     AFTER CAREFUL CONSIDERATION OF, AMONG OTHER THINGS, THE AMENDMENT TO THE MERGER AGREEMENT AND UNITRODE'S FINANCIAL ADVISOR'S OPINION, THE BOARD OF DIRECTORS OF UNITRODE, WITH ONE DIRECTOR ABSENT, HAS DETERMINED THE ISSUANCE OF UNITRODE COMMON STOCK IN CONNECTION WITH THE MERGER TO BE FAIR AND IN THE BEST INTERESTS OF UNITRODE AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY, WITH ONE DIRECTOR ABSENT, RECOMMENDS THAT THE STOCKHOLDERS OF UNITRODE VOTE FOR APPROVAL OF THE ISSUANCE OF SUCH SHARES.



     In addition to the proposal regarding the issuance of shares of Unitrode Common Stock in connection with the Merger, at the Unitrode Annual Meeting, you will be asked to consider and vote upon (i) the election of directors and (ii) the amendment of the Unitrode Corporation 1992 Employee Stock Option Plan to increase the number of shares which may be granted under such plan.

     The Amended Joint Proxy Statement-Prospectus provides you with detailed information concerning the Merger Agreement and related matters and we urge you to read it carefully.



     All stockholders are invited to attend the Unitrode Annual Meeting in person. The representation in person or by proxy of at least a majority of the votes represented by the outstanding shares of Unitrode Common Stock as of April 30, 1998 (the "Unitrode Record Date") is necessary to establish a quorum for the transaction of business. The approval of the issuance of shares of Unitrode Common Stock in connection with the Merger requires the affirmative vote of a majority of the shares voted at the Unitrode Annual Meeting by the holders of shares of Unitrode Common Stock and that at least a majority of the shares of Unitrode Common Stock entitled to be voted as of the Unitrode Record Date be voted at the Unitrode Annual Meeting. The election of directors to be considered and voted upon at the Unitrode Annual Meeting requires the affirmative vote of the holders of a majority of the shares entitled to be voted at the Unitrode Annual Meeting. The amendment of the Unitrode Corporation 1992 Employee Stock Option Plan requires the affirmative vote of the holders of a majority of the votes cast at the Unitrode Annual Meeting.



     If you have not already returned the proxy previously sent to you, you are urged to promptly complete, sign, date and return the accompanying proxy in the enclosed envelope whether or not you plan to attend the Unitrode Annual Meeting. Unitrode stockholders may revoke any proxy which they have previously given by returning the enclosed proxy card. Any proxy which has been previously given which is not revoked will remain in effect. Unitrode stockholders may also vote in person at the Unitrode Annual Meeting even if they have previously returned a proxy card.



     I look forward to seeing you on Wednesday, July 29, 1998.


                                          Sincerely,

                                          /s/ Robert J. Richardson
                                          Robert J. Richardson
                                          President and Chief Executive Officer

                              UNITRODE CORPORATION
                            7 CONTINENTAL BOULEVARD
                         MERRIMACK, NEW HAMPSHIRE 03054
                            ------------------------


          NOTICE OF ADJOURNED ANNUAL MEETING OF UNITRODE STOCKHOLDERS


                      TO BE HELD WEDNESDAY, JULY 29, 1998

                            ------------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Unitrode Corporation ("Unitrode") held on Monday, June 29, 1998 (the "Unitrode Annual Meeting") was convened and immediately adjourned until 11:00 a.m., local time, on Wednesday, July 29, 1998. The adjourned session of the Unitrode Annual Meeting is to be held at Unitrode's offices at 7 Continental Boulevard, Merrimack, New Hampshire for the following purposes:



          1. To consider and vote upon a proposal to approve the issuance of up to 8,582,047 shares of common stock, par value $.01 per share, of Unitrode (the "Unitrode Common Stock") in connection with the merger of Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Unitrode ("Sub"), with and into BENCHMARQ Microelectronics, Inc., a Delaware corporation ("BENCHMARQ"), pursuant to an Agreement and Plan of Merger, dated as of March 2, 1998 by and among Unitrode, Sub and BENCHMARQ and amended as of June 23, 1998.


          2. To elect two directors for a three-year term ending in 2001 and one director for a two-year term ending in 2000.

          3. To amend the Unitrode Corporation 1992 Employee Stock Option Plan to increase the number of shares of Unitrode Common Stock which may be issued under such Plan from 6,000,000 shares to 7,000,000 shares.

          4. To transact such other business as may properly come before the Unitrode Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 30, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Unitrode Annual Meeting.


IF YOU HAVE NOT RETURNED A PROXY, UNITRODE URGES YOU TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. UNITRODE STOCKHOLDERS MAY REVOKE ANY PROXY WHICH THEY HAVE PREVIOUSLY GIVEN BY RETURNING THE ENCLOSED PROXY CARD. ANY PROXY WHICH HAS BEEN PREVIOUSLY GIVEN WHICH IS NOT REVOKED WILL REMAIN IN EFFECT. UNITRODE STOCKHOLDERS MAY ALSO VOTE IN PERSON AT THE UNITRODE ANNUAL MEETING EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY CARD.


                                          By Order of the Board of Directors,

                                          /s/ Allan R. Campbell

                                          Allan R. Campbell
                                          Senior Vice President, General
                                          Counsel and Secretary
7 Continental Boulevard
Merrimack, New Hampshire

July 13, 1998

                                [BENCHMARQ LOGO]

                                                                   July 13, 1998

Dear Stockholder:


    The Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated as of March 2, 1998, by and among Unitrode Corporation, a Maryland corporation ("Unitrode"), BENCHMARQ Microelectronics, Inc., a Delaware corporation ("BENCHMARQ"), and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Unitrode ("Sub"), was amended on June 23, 1998, in several respects, including, without limitation, to provide for the exchange (the "Revised Exchange Ratio") of one share of common stock ("Unitrode Common Stock"), $.01 per share par value, of Unitrode for each share of common stock ("BENCHMARQ Common Stock"), $.001 per share par value, of BENCHMARQ, pursuant to the merger (the "Merger") of Sub with and into BENCHMARQ as contemplated by the Merger Agreement. The amendments made to the Merger Agreement are described in more detail in the accompanying Amended Joint Proxy Statement-Prospectus. The Revised Exchange Ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of either the Unitrode Common Stock or the BENCHMARQ Common Stock. On June 23, 1998, the last business day preceding the date on which the amendment of the Merger Agreement was publicly announced, the closing price of Unitrode Common Stock on the New York Stock Exchange was $11.375 and the closing price of BENCHMARQ Common Stock on the Nasdaq National Market was $8.6875.



    To comply with regulatory requirements regarding the solicitation of proxies, the special meeting of stockholders of BENCHMARQ held on Monday, June 29, 1998, at 10:00 a.m. local time, at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas was convened at such time and place and was immediately adjourned until 10:00 a.m., local time, Wednesday, July 29, 1998. The adjourned meeting (the "Special Meeting") will be held at the same location described above.



    You are cordially invited to attend the adjourned session of the Special Meeting.



    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement. The Amended Joint Proxy
Statement-Prospectus contains additional information regarding the proposed business combination of BENCHMARQ and Unitrode. Please give this information your careful attention.



    The Merger Agreement and the Merger have been unanimously approved and adopted by the Board of Directors of BENCHMARQ (with one member absent) and the Board of Directors of Unitrode (with one member absent), and the Merger Agreement and the Merger are subject to approval by the holders of the majority of the outstanding shares of BENCHMARQ Common Stock. BENCHMARQ's Board of Directors has received an opinion of its financial advisor, Prudential Securities Incorporated, to the effect that, as of June 23, 1998, and based upon and subject to certain assumptions, limitations and other matters stated therein, the Revised Exchange Ratio is fair to the stockholders of BENCHMARQ from a financial point of view.



    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF BENCHMARQ AND ITS STOCKHOLDERS, HAS (SUBJECT TO STOCKHOLDER APPROVAL) UNANIMOUSLY, WITH ONE DIRECTOR ABSENT, APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.



    Details of the background and reasons for the proposed Merger appear in and are explained in the accompanying Amended Joint Proxy Statement-Prospectus. Additional information regarding BENCHMARQ and Unitrode is also set forth in the Amended Joint Proxy Statement-Prospectus and incorporated therein by reference to other documents.



    BENCHMARQ stockholders may revoke any proxy which they have previously given by returning the enclosed proxy card. Any proxy which has been previously given which is not revoked will remain in effect. BENCHMARQ stockholders may also vote in person at the BENCHMARQ Special Meeting even if they have previously returned a proxy card.


                                          Sincerely,

                                          /s/ Alan R. Schuele
                                          Alan R. Schuele
                                          President and Chief Executive Officer

                        BENCHMARQ MICROELECTRONICS, INC.
                            17919 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                            ------------------------


              NOTICE OF ADJOURNED SPECIAL MEETING OF STOCKHOLDERS


                     TO BE HELD ON WEDNESDAY, JULY 29, 1998


                            ------------------------


     Notice is hereby given that a Special Meeting of Stockholders of BENCHMARQ Microelectronics, Inc. ("BENCHMARQ") was held on Monday, June 29, 1998 at 10:00 a.m., local time, at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270 (the "BENCHMARQ Special Meeting"). The BENCHMARQ Special Meeting was convened at such time and was immediately adjourned until 10:00 a.m., local time, Wednesday, July 29, 1998. The adjourned session of the BENCHMARQ Special Meeting is to be held at the same location described above, for the following purposes:



          (1) To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of March 2, 1998, and amended as of June 23, 1998, by and among Unitrode Corporation ("Unitrode"), BENCHMARQ and Merrimack Corporation, a wholly owned subsidiary of Unitrode ("Sub") (as amended, the "Merger Agreement"), and the merger (the "Merger") contemplated thereby, pursuant to which (i) Sub will be merged with and into BENCHMARQ, with BENCHMARQ as the surviving entity of the Merger and (ii) each outstanding share of BENCHMARQ Common Stock, par value $.001 per share, will be converted into the right to receive one share of Unitrode Common Stock, par value $.01 per share (and the associated Unitrode Rights, as defined in the Merger Agreement). The terms of the Merger are described in the accompanying Amended Joint Proxy Statement-Prospectus; and


          (2) To transact such other business incidental to the approval of the Merger Agreement and the Merger as may properly come before the BENCHMARQ Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 14, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the BENCHMARQ Special Meeting and at any adjournment thereof.


     Your attention is directed to the Amended Joint Proxy Statement-Prospectus submitted with this Notice.


                                          By Order of the Board of Directors,

                                         /s/ R. Scott Schaefer
                                          R. Scott Schaefer
                                          Chief Financial Officer and Secretary

Dallas, Texas

July 13, 1998



     BENCHMARQ STOCKHOLDERS MAY REVOKE ANY PROXY WHICH THEY HAVE PREVIOUSLY GIVEN BY RETURNING THE ENCLOSED PROXY CARD. ANY PROXY WHICH HAS BEEN PREVIOUSLY GIVEN WHICH IS NOT REVOKED WILL REMAIN IN EFFECT. BENCHMARQ STOCKHOLDERS MAY ALSO VOTE IN PERSON AT THE BENCHMARQ SPECIAL MEETING EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY CARD.

                              UNITRODE CORPORATION

                       AMENDED PROXY STATEMENT-PROSPECTUS

                            ------------------------

                        BENCHMARQ MICROELECTRONICS, INC.

                            AMENDED PROXY STATEMENT

                            ------------------------


                    AMENDED JOINT PROXY STATEMENT-PROSPECTUS



     This Amended Joint Proxy Statement-Prospectus (this "Joint Proxy Statement-Prospectus") is being furnished to stockholders of Unitrode Corporation, a Maryland corporation ("Unitrode"), in connection with the solicitation of proxies by the Board of Directors of Unitrode for use at the annual meeting of stockholders of Unitrode (the "Unitrode Annual Meeting") held on Monday, June 29, 1998, which was convened and immediately adjourned until 11:00 a.m., local time, on Wednesday, July 29, 1998. The adjourned session of the Unitrode Annual Meeting is to be held at Unitrode's offices at 7 Continental Boulevard, Merrimack, New Hampshire. This Joint Proxy Statement-Prospectus is also being furnished to stockholders of BENCHMARQ Microelectronics, Inc., a Delaware corporation ("BENCHMARQ"), in connection with the solicitation of proxies by the Board of Directors of BENCHMARQ for use at the special meeting of stockholders of BENCHMARQ (the "BENCHMARQ Special Meeting") held on Monday, June 29, 1998 at 10:00 a.m., local time, at the offices of Winstead Sechrest & Minick P.C., located at 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270. The BENCHMARQ Special Meeting was convened at such time and place and was immediately adjourned until 10:00 a.m., local time, on Wednesday, July 29, 1998. The adjourned session of the BENCHMARQ Special Meeting is to be held at the same location described above.



     This Joint Proxy Statement-Prospectus describes the terms of the proposed merger (the "Merger") of Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Unitrode ("Sub"), with and into BENCHMARQ, pursuant to the Agreement and Plan of Merger, dated as of March 2, 1998 (the "Original Merger Agreement"), by and among Unitrode, Sub and BENCHMARQ as amended by the Amendment to Agreement and Plan of Merger, dated as of June 23, 1998 (the "Merger Agreement Amendment" and together with the Original Merger Agreement, the "Merger Agreement"). Prior to the amendment of the Original Merger Agreement, the Board of Directors of Unitrode had determined, based on BENCHMARQ's recent results and certain other factors, to withdraw its earlier recommendation to the stockholders of Unitrode to vote in favor of the issuance of Unitrode Common Stock in connection with the Merger. Unitrode and BENCHMARQ subsequently entered into the Merger Agreement Amendment to, among other things, set the Exchange Ratio (as defined below) at a fixed number as described below.



     Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, among other things, (i) each issued and outstanding share of common stock, par value $.001 per share, of BENCHMARQ ("BENCHMARQ Common Stock") (other than shares to be cancelled in accordance with clause (ii) below) will be converted into the right to receive one fully paid and nonassessable share of common stock, par value $.01 per share, of Unitrode ("Unitrode Common Stock") (the "Exchange Ratio"), (ii) all shares of BENCHMARQ Common Stock held by BENCHMARQ as treasury shares and all shares of BENCHMARQ Common Stock owned by Unitrode, or by any wholly owned subsidiary of BENCHMARQ or Unitrode, will be cancelled and retired and shall cease to exist and no stock of Unitrode or other consideration shall be delivered in exchange therefor and
(iii) Sub will be merged with and into BENCHMARQ, with BENCHMARQ surviving the Merger as a wholly owned subsidiary of Unitrode. Each share of Unitrode Common Stock issued in the Merger will include the associated rights (the "Unitrode Rights") to purchase shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of Unitrode issued pursuant to the Rights Agreement between Unitrode and The First National Bank of Boston, dated as of May 2, 1990, as amended. Cash will be issued in lieu of any fractional share of Unitrode Common Stock.

                                                        (continued on next page)
                            ------------------------


     SEE "RISK FACTORS" ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY STOCKHOLDERS OF BENCHMARQ IN EVALUATING THE MERGER.



     This Amended Joint Proxy Statement-Prospectus and the accompanying forms of proxy are first being sent to stockholders of Unitrode and stockholders of BENCHMARQ on or about July 14, 1998.



 THE SECURITIES TO WHICH THIS AMENDED JOINT PROXY STATEMENT-PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS AMENDED JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.



  The date of this Amended Joint Proxy Statement-Prospectus is July 13, 1998.

     At the Unitrode Annual Meeting, stockholders of Unitrode will be asked to consider and vote upon a proposal to approve the issuance of up to 8,582,047 shares of Unitrode Common Stock in connection with the Merger (such number of shares or any portion thereof are referred to herein as the "Merger Shares"). Approval of such issuance by the stockholders of Unitrode is required by the rules of The New York Stock Exchange, Inc. (the "NYSE") because shares of Unitrode Common Stock are traded on the NYSE and the number of shares proposed to be issued in connection with the Merger exceeds 20% of the issued and outstanding shares of Unitrode Common Stock. Stockholders of Unitrode are not voting upon approval of the Merger Agreement because such approval is not required under Maryland law or the rules of the NYSE. Notwithstanding the foregoing, the proposal to approve the issuance of the Merger Shares may be viewed as substantially analogous to a proposal to approve the Merger to the extent that such approval of the issuance of the Merger Shares is a condition to the obligations of each of Unitrode and BENCHMARQ to effect the Merger. Unitrode has not yet made any determination as to whether it would seek to estop any stockholder from challenging the Merger based upon that stockholder's vote to approve the issuance of the Merger Shares, but no assurances can be made that Unitrode would not seek to so estop a stockholder from challenging the Merger. In addition to the proposal regarding the issuance of the Merger Shares, at the Unitrode Annual Meeting, stockholders of Unitrode will be asked to consider and vote upon (i) the election of directors and (ii) the amendment of the Unitrode Corporation 1992 Employee Stock Option Plan to increase the number of shares that may be issued thereunder from 6,000,000 to 7,000,000.


     At the BENCHMARQ Special Meeting, stockholders of BENCHMARQ will be asked to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby.


     In the event that the stockholders of BENCHMARQ approve the Merger Agreement and the transactions contemplated thereby and the stockholders of Unitrode approve the issuance of the Merger Shares, Unitrode and BENCHMARQ currently anticipate that the closing of the transactions contemplated by the Merger Agreement will take place within two business days following the Unitrode Annual Meeting and the BENCHMARQ Special Meeting, provided the other conditions to closing set forth in the Merger Agreement have been satisfied or waived at or prior to such time.



     This Joint Proxy Statement-Prospectus also serves as a prospectus of Unitrode under the Securities Act of 1933, as amended (the "Securities Act"), with respect to certain of the Merger Shares. Unitrode has applied to have the Merger Shares listed on the NYSE.


                                      (ii)

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE OR IN THE AFFAIRS OF UNITRODE OR BENCHMARQ SINCE THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO UNITRODE AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY UNITRODE AND THE INFORMATION CONTAINED HEREIN WITH RESPECT TO BENCHMARQ HAS BEEN PROVIDED BY BENCHMARQ.

                             AVAILABLE INFORMATION


     Unitrode and BENCHMARQ are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a web site that contains reports, proxy statements and other information regarding Unitrode and BENCHMARQ. The address of the SEC web site is http://www.sec.gov. Unitrode Common Stock is traded on the NYSE and BENCHMARQ Common Stock is traded on the Nasdaq National Market. Reports, proxy statements and other information regarding Unitrode may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information concerning BENCHMARQ may be inspected at the offices of the NASD, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.


     Unitrode has filed with the SEC a registration statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Unitrode Common Stock to be issued pursuant to the Merger. This Joint Proxy Statement-Prospectus constitutes the prospectus of Unitrode filed as part of the Registration Statement. The Joint Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above.

                           INCORPORATION BY REFERENCE

     THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM UNITRODE AND BENCHMARQ. UNITRODE AND BENCHMARQ HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF UNITRODE COMMON STOCK OR BENCHMARQ COMMON STOCK, RESPECTIVELY, TO WHOM A COPY OF THIS JOINT PROXY

                                      (iii)

STATEMENT-PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED, IN THE CASE OF DOCUMENTS RELATING TO UNITRODE, TO UNITRODE CORPORATION, 7 CONTINENTAL BOULEVARD, MERRIMACK, NEW HAMPSHIRE 03054, ATTENTION: SECRETARY (TELEPHONE NUMBER (603) 424-2410) AND, IN THE CASE OF DOCUMENTS RELATING TO BENCHMARQ, TO BENCHMARQ MICROELECTRONICS, INC., 17919 WATERVIEW PARKWAY, DALLAS, TEXAS 75252,
ATTENTION: SECRETARY (TELEPHONE NUMBER (972) 437-9195). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY WEDNESDAY, JULY 22, 1998.


     The following documents, which have been filed with the SEC, are hereby incorporated herein by reference:


          (a) Unitrode's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (SEC file number 001-05609 and filing date of April 30,
     1998);



          (b) Unitrode's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1998 (SEC file number 001-05609 and filing date of June 16, 1998);



          (c) Unitrode's Current Report on Form 8-K dated June 23, 1998 (SEC file number 001-05609 and filing date of June 24, 1998) as amended by Unitrode's Form 8-K/A dated June 23, 1998 (SEC file number 001-05609 and filing date of June 25, 1998);



          (d) Unitrode's Current Report on Form 8-K dated June 22, 1998 (SEC file number 001-05609 and filing date of June 22, 1998);



          (e) Unitrode's Current Report on Form 8-K dated June 15, 1998 (SEC file number 001-05609 and filing date of June 15, 1998);



          (f) Unitrode's Current Report on Form 8-K dated April 7, 1998 (SEC file number 001-05609 and filing date of April 8, 1998);



          (g) Unitrode's Current Report on Form 8-K dated February 28, 1998 (SEC file number 001-05609 and filing date of March 4, 1998);



          (h) the description of Unitrode Common Stock set forth in Unitrode's Registration Statement on Form S-8 dated September 13, 1995 (SEC file number 33-62685 and filing date of September 13, 1995) filed pursuant to
     Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description;



          (i) BENCHMARQ's Annual Report on Form 10-K for the year ended December 31, 1997 (SEC file number 000-27232 and filing date of March 31, 1998), as amended by BENCHMARQ's Form 10-K/A (SEC file number 000-27232 and filing date of April 24, 1998);



          (j) BENCHMARQ's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (SEC file number 000-27232 and filing date of May 14, 1998);



          (k) BENCHMARQ's Current Report on Form 8-K dated March 2, 1998 (SEC file number 000-27232 and filing date of March 3, 1998);



          (l) BENCHMARQ's Current Report on Form 8-K dated June 24, 1998 (SEC file number 000-27232 and filing date of June 24, 1998);



          (m) BENCHMARQ's Current Report on Form 8-K dated June 22, 1998 (SEC file number 000-27232 and filing date of June 23, 1998);



          (n) BENCHMARQ's Current Report on Form 8-K dated June 15, 1998 (SEC file number 000-27232 and filing date of June 15, 1998);



          (o) the description of BENCHMARQ Common Stock set forth in BENCHMARQ's Registration Statement on Form S-1, Registration No. 33-96896, filed September 13, 1995 (SEC file number


                                      (iv)

     33-96896), the Amendment No. 1 to Form S-1, filed October 6, 1995 (SEC file number 33-96896), the Amendment No. 2 to Form S-1, filed November 8, 1995 (SEC file number 33-96896) and Post-Effective Amendment No. 1 to Form S-1, filed January 11, 1996 (SEC file number 33-96896), and any other amendment or report filed for the purpose of updating any such description; and



          (p) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Unitrode since January 31, 1998 or by BENCHMARQ since December 31, 1997.


     All documents filed by Unitrode or BENCHMARQ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Unitrode Annual Meeting, in the case of Unitrode, or the BENCHMARQ Special Meeting, in the case of BENCHMARQ, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein or any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION


     THIS JOINT PROXY STATEMENT-PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF UNITRODE AND BENCHMARQ AND THE EXPECTED IMPACT OF THE MERGER ON UNITRODE'S FINANCIAL PERFORMANCE (SEE "RISK FACTORS -- RECENT DEVELOPMENTS;"
"-- DEPENDENCE ON KEY CUSTOMERS;" "-- FACTORS AFFECTING FUTURE RESULTS;"
"-- INTEGRATION OF ACQUIRED BUSINESSES;" "THE MERGER -- UNITRODE'S REASONS FOR THE MERGER; RECOMMENDATION OF THE UNITRODE BOARD;" "-- OPINION OF UNITRODE'S FINANCIAL ADVISOR;" " -- BENCHMARQ'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BENCHMARQ BOARD;" AND "--OPINION OF BENCHMARQ'S FINANCIAL ADVISOR"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT
LIMITATION: (1) THE POSSIBILITY THAT TECHNOLOGICAL COMPATIBILITY AND RELATED BENEFITS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) THE POSSIBILITY THAT COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UNITRODE AND BENCHMARQ ARE GREATER THAN EXPECTED; (3) DEPENDENCE OF UNITRODE AND BENCHMARQ ON THE TIMELY DEVELOPMENT, INTRODUCTION AND CUSTOMER ACCEPTANCE OF NEW PRODUCTS; (4) THE IMPACT OF COMPETITION ON REVENUES AND MARGINS; (5) RAPIDLY CHANGING TECHNOLOGY AND SHIFTING DEMAND REQUIREMENTS; (6) COSTS INCURRED IN CONNECTION WITH INTELLECTUAL PROPERTY CLAIMS AND ENVIRONMENTAL CLAIMS; AND (7) OTHER RISKS AND UNCERTAINTIES, INCLUDING DEMAND FOR SEMICONDUCTORS GENERALLY AND THE SPECIFIC DEMAND FOR UNITRODE'S OR BENCHMARQ'S PRODUCTS, THE TIMELY INTRODUCTION OF NEW PROCESSES AND PRODUCTS, THE QUALIFICATION AND START-UP OF UNITRODE'S NEW WAFER FABRICATION FACILITY, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICES, UNITRODE'S EXITING OF CERTAIN ASPECTS OF THE MANUFACTURE OF CUSTOM PARTS IN THE HARD DISK DRIVE MARKET AND SUCH OTHER RISK FACTORS AS MAY BE DETAILED FROM TIME TO TIME IN UNITRODE'S AND/OR BENCHMARQ'S PUBLIC ANNOUNCEMENTS AND COMMISSION FILINGS.


                                       (v)

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................   iii
INCORPORATION BY REFERENCE..................................   iii
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............     v
TABLE OF CONTENTS...........................................    vi
SUMMARY.....................................................     1
  The Companies.............................................     1
  The Unitrode Annual Meeting...............................     2
  The BENCHMARQ Special Meeting.............................     3
  The Merger................................................     4
  Selected Consolidated Historical and Unaudited Pro Forma
     Combined Financial Data................................    10
RISK FACTORS................................................    16
  Fixed Exchange Ratio......................................    16
  Recent Developments.......................................    16
  Competition...............................................    17
  Dependence on Key Customers...............................    17
  Factors Affecting Future Results..........................    18
  Integration of Acquired Businesses........................    19
  Protection of Proprietary Rights; Risk of Infringement
     Claims.................................................    19
  Dependence on Major Suppliers.............................    20
  Impact of the Year 2000 Issue.............................    20
THE UNITRODE ANNUAL MEETING.................................    21
  Date, Time and Place......................................    21
  Purpose of the Unitrode Annual Meeting....................    21
  Unitrode Record Date......................................    21
  Required Vote.............................................    21
  Proxies...................................................    22
  Availability of Principal Accountants.....................    23
THE BENCHMARQ SPECIAL MEETING...............................    23
  Date, Time and Place......................................    23
  Purpose...................................................    23
  BENCHMARQ Record Date.....................................    23
  Required Vote.............................................    23
  Proxies...................................................    24
  Availability of Independent Accountants...................    25
THE MERGER..................................................    26
  Background of the Merger..................................    26
  Unitrode's Reasons for the Merger; Recommendation of the
     Unitrode Board.........................................    30
  Opinion of Unitrode's Financial Advisor...................    31
  BENCHMARQ's Reasons for the Merger; Recommendation of the
     BENCHMARQ Board........................................    36
  Opinion of BENCHMARQ's Financial Advisor..................    38
  Closing; Effective Time...................................    41
  Form of the Merger; Merger Consideration..................    42
  Exchange of Stock Certificates............................    42
  Interests of Certain Persons in the Merger................    43
  BENCHMARQ Representation on the Unitrode Board............    44
  Certain United States Federal Income Tax Consequences of
     the Merger.............................................    44
  Accounting Treatment......................................    46
  Regulatory Filings and Approvals..........................    46
  Restrictions on Sale of Shares by Affiliates..............    47


                                      (vi)

  Dissenters' Rights........................................    47
  Delisting and Deregistration of Shares of BENCHMARQ Common
     Stock After the Merger.................................    47
  The Merger Agreement......................................    47
RELATED AGREEMENTS..........................................    55
  Stock Option Agreement....................................    55
  Voting Agreement..........................................    56
  Employment Agreements.....................................    57
INFORMATION CONCERNING UNITRODE AND MERRIMACK...............    57
INFORMATION CONCERNING BENCHMARQ............................    57
COMPARATIVE PER SHARE MARKET PRICE DATA.....................    59
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................    60
COMPARISON OF RIGHTS OF HOLDERS OF UNITRODE COMMON STOCK AND
  HOLDERS OF BENCHMARQ COMMON STOCK.........................    68
  Introduction..............................................    68
  Authorized Capital Stock..................................    68
  Board or Stockholder Approved Preferred Stock.............    68
  Voting Rights.............................................    69
  Number of Directors.......................................    69
  Election of Board of Directors............................    70
  Executive Committees......................................    71
  Vote on Merger, Consolidation or Sale of Substantially All
     Assets.................................................    71
  Special Meeting of Stockholders...........................    71
  Stockholder Action by Written Consent.....................    71
  Amendment of Certificate or Articles of Incorporation.....    72
  Amendment of Bylaws.......................................    72
  Liability and Indemnification of Officers and Directors...    73
  Removal of Officers and Directors.........................    73
  Payment of Dividends......................................    74
  Anti-Takeover Protection..................................    74
  Dissenters' Rights........................................    76
  Rights Plans..............................................    77
ELECTION OF UNITRODE DIRECTORS..............................    78
UNITRODE BOARD MEETINGS AND COMMITTEES OF THE UNITRODE
  BOARD.....................................................    80
UNITRODE DIRECTORS' FEES AND OTHER REMUNERATION.............    80
PRINCIPAL HOLDERS OF UNITRODE VOTING SECURITIES.............    81
EXECUTIVE OFFICERS OF UNITRODE..............................    82
SECURITIES OWNERSHIP OF DIRECTORS AND MANAGEMENT............    83
UNITRODE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................    84
  Introduction..............................................    84
  Compensation Policy.......................................    84
  Relationship of Compensation to Unitrode Performance......    84
  Mr. Gable's and Mr. Richardson's Compensation for the
     Fiscal Year Ended January 31, 1998.....................    85
EXECUTIVE COMPENSATION......................................    87
  Summary Compensation......................................    87
  Option Grants.............................................    87
  Option Exercises and Year-End Values......................    88


                                      (vii)

AMENDMENT OF THE UNITRODE CORPORATION 1992 EMPLOYEE STOCK
  OPTION PLAN...............................................    89
UNITRODE PERFORMANCE........................................    92
CHANGE OF CONTROL SEVERANCE AGREEMENTS......................    92
INDEPENDENT ACCOUNTANTS OF UNITRODE.........................    93
ADVANCE NOTICE BYLAW........................................    93
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................    93
LEGAL OPINION...............................................    93
EXPERTS.....................................................    93
STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF
  UNITRODE STOCKHOLDERS.....................................    94
STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF
  BENCHMARQ STOCKHOLDERS....................................    94
MANAGEMENT AND ADDITIONAL INFORMATION.......................    94

APPENDIX A -- Agreement and Plan of Merger dated as of March
  2, 1998 by and among Unitrode Corporation, Merrimack
  Corporation and BENCHMARQ Microelectronics, Inc.
APPENDIX B -- Amendment to Agreement and Plan of Merger dated as of June 23, 1998 by and among Unitrode
  Corporation, Merrimack Corporation and BENCHMARQ
  Microelectronics, Inc.
APPENDIX C -- Opinion of Adams, Harkness & Hill, Inc.
APPENDIX D -- Opinion of Prudential Securities Incorporated
APPENDIX E -- Stock Option Agreement dated as of March 2,
  1998 by and among Unitrode Corporation and BENCHMARQ
  Microelectronics, Inc.
APPENDIX F -- Amendment to Stock Option Agreement dated as of June 23, 1998 by and among Unitrode Corporation and BENCHMARQ Microelectronics, Inc.
APPENDIX G -- Voting Agreement dated as of March 2, 1998 by and among Unitrode Corporation, Alan R. Schuele, Derrell
  C. Coker, L.J. Sevin, Harvey B. Cash, Dietrich Erdmann,
  Jack Kilby and Charles H. Phipps
APPENDIX H -- Amendment to Voting Agreement dated as of June
  23, 1998 by and among Unitrode Corporation, Alan R.
  Schuele, Derrell C. Coker, L.J. Sevin, Harvey B. Cash,
  Dietrich Erdmann, Jack Kilby and Charles H. Phipps


                                     (viii)

                                    SUMMARY


     The following summary is not intended to be complete and is qualified in its entirety by more detailed information appearing elsewhere in this Amended Joint Proxy Statement-Prospectus (this "Joint Proxy Statement-Prospectus"), including the appendices hereto, or in the documents incorporated herein by reference. Stockholders of Unitrode Corporation ("Unitrode") and stockholders of BENCHMARQ Microelectronics, Inc. ("BENCHMARQ") are each urged to read carefully this Joint Proxy Statement-Prospectus, including the appendices hereto, and the documents incorporated herein by reference in their entirety. This Joint Proxy Statement-Prospectus replaces in its entirety the Joint Proxy Statement-Prospectus dated May 28, 1998, previously delivered to stockholders of Unitrode and BENCHMARQ (the "May Joint Proxy Statement-Prospectus").


THE COMPANIES

     Unitrode Corporation. Unitrode was founded in 1960 and is incorporated under the laws of Maryland. Since its inception, Unitrode and its subsidiaries have designed, manufactured, marketed, and sold electronic components and sub-systems. After divesting various businesses from 1989 through 1994, Unitrode is now focused on the analog/linear and mixed-signal integrated circuits business. Unitrode and its subsidiaries operate within a single industry segment, the manufacture and sale of electronic components, and have various classes of products within that one segment.

     Unitrode currently designs, manufactures, markets and sells a range of analog/linear and mixed-signal integrated circuits ("ICs"). This business was founded in 1981. Unitrode's products are principally proprietary and are used in a variety of applications in electronic data processing/computer, telecommunications, industrial control and instrumentation, defense/aerospace and automotive markets. For the most part, the ICs are used either to control switching power supplies and small electronic motors, or as high-speed interface and communication circuits between various pieces of electronic equipment.

     Merrimack Corporation, a Delaware corporation and wholly owned subsidiary of Unitrode ("Sub"), was incorporated in February 1998 for purposes of the transactions contemplated by the Merger Agreement (as defined below) and has engaged in no other business.

     The principal executive offices of Unitrode are located at 7 Continental Boulevard, Merrimack, New Hampshire 03054, and its telephone number is (603) 424-2410.


     BENCHMARQ Microelectronics, Inc. BENCHMARQ, a Delaware corporation incorporated in 1989, is engaged principally in the design, manufacture, and marketing of ICs and electronic modules for portable power-sensitive electronic applications. BENCHMARQ's principal focus is on the development and sale of battery management products, on which it is concentrating the majority of its research and development activities. BENCHMARQ's battery management ICs and modules (collectively, "Battery Management Products") control charging, conditioning and monitoring of rechargeable batteries, principally for portable electronic systems, including personal computers, cellular telephones, camcorders, power tools, personal care devices, electronic games and audio devices. BENCHMARQ also produces a family of battery-backed static random access memory ("NVSRAM") modules and controller ICs (collectively, "NVSRAM Products") that provide non-volatile memory to devices such as telecommunications equipment, including network routers, hubs and memory boards. Real time clock ("RTC") ICs and battery-backed RTC modules (collectively, "RTC Products") that provide non-volatile time and date functions to various computers or electronic systems comprise BENCHMARQ's third product group. (NVSRAM Products and RTC Products are collectively referred to as "Integrated Battery Products".)


     During each of the years 1992 through 1996, BENCHMARQ derived the majority of its revenues from sales of Integrated Battery Products. In 1997, BENCHMARQ generated the majority of its revenue from Battery Management Products, its strategic focus. Although BENCHMARQ expects a material portion of its total net revenues to come from sales of Integrated Battery Products through at least 1998, long-term growth is not anticipated from these product groups. BENCHMARQ operates in a single industry segment.

     The mailing address of the principal executive offices of BENCHMARQ is 17919 Waterview Parkway, Dallas, Texas 75252, and its telephone number is (972) 437-9195.

THE UNITRODE ANNUAL MEETING


     Date, Time and Place. The annual meeting of stockholders of Unitrode (the "Unitrode Annual Meeting") held on Monday, June 29, 1998 was convened and immediately adjourned until 11:00 a.m., local time, on Wednesday, July 29, 1998. The adjourned session of the Unitrode Annual Meeting is to be held at Unitrode's offices at 7 Continental Boulevard, Merrimack, New Hampshire.



     Purpose. At the Unitrode Annual Meeting, the stockholders of Unitrode will be asked to consider and vote upon a proposal to approve the issuance of up to 8,582,047 shares of common stock, par value $.01 per share, of Unitrode ("Unitrode Common Stock") (such number of shares or any portion thereof are referred to herein as the "Merger Shares") in connection with the Merger (the "Merger") of Sub with and into BENCHMARQ pursuant to the Agreement and Plan of Merger, dated as of March 2, 1998, by and among Unitrode, Sub and BENCHMARQ (the "Original Merger Agreement"), as amended by the Amendment to the Agreement and Plan of Merger, dated as of June 23, 1998 (the "Merger Agreement Amendment" and together with the Original Merger Agreement, the "Merger Agreement"). A copy of the Original Merger Agreement is attached hereto as Appendix A and a copy of the Merger Agreement Amendment is attached hereto as Appendix B. Approval of such issuance is required by the rules of The New York Stock Exchange, Inc. (the "NYSE") because shares of Unitrode Common Stock are traded on the NYSE and the number of shares proposed to be issued in connection with the Merger exceeds 20% of the issued and outstanding shares of Unitrode Common Stock. The proposal to approve the issuance of the Merger Shares may be viewed as substantially analogous to a proposal to approve the Merger to the extent that the approval by the stockholders of Unitrode of the issuance of the Merger Shares is a condition to the obligations of each of Unitrode and BENCHMARQ to effect the Merger. Unitrode has not yet made any determination as to whether it would seek to estop any stockholder from challenging the Merger based upon that stockholder's vote to approve the issuance of the Merger Shares, but no assurances can be made that Unitrode would not seek to so estop a stockholder from challenging the Merger.



     In addition to the proposal regarding the issuance of the Merger Shares, at the Unitrode Annual Meeting, stockholders of Unitrode will be asked to consider and vote upon: (i) the election of directors; and (ii) the amendment of the Unitrode Corporation 1992 Employee Stock Option Plan (the "1992 Unitrode Plan") to increase the number of shares to be issued thereunder from 6,000,000 to 7,000,000.


     Unitrode Record Date. The Board of Directors of Unitrode (the "Unitrode Board") has fixed the close of business on April 30, 1998 as the record date (the "Unitrode Record Date") for the determination of the holders of Unitrode Common Stock entitled to notice of and to vote at the Unitrode Annual Meeting. As of the Unitrode Record Date, there were issued and outstanding 24,408,257 shares of Unitrode Common Stock entitled to vote at the Unitrode Annual Meeting held by approximately 516 holders of record.


     Required Vote. The representation in person or by proxy of stockholders entitled to cast at least a majority of the votes represented by the shares of Unitrode Common Stock issued and outstanding on the Unitrode Record Date is necessary to establish a quorum for the transaction of business at the Unitrode Annual Meeting. Abstentions and broker non-votes will be counted as present or represented for purposes of determining whether a quorum is present on any matters. The approval of the issuance of the Merger Shares requires: (i) the affirmative vote of the holders of a majority of the shares of Unitrode Common Stock voted at the Unitrode Annual Meeting; and (ii) that at least a majority of shares of Unitrode Common Stock entitled to be voted as of the Unitrode Record Date be voted at the Unitrode Annual Meeting. The election of directors to be voted upon at the Unitrode Annual Meeting requires the affirmative vote of the holders of a majority of the shares of Unitrode Common Stock entitled to be voted at the Unitrode Annual Meeting. The amendment of the 1992 Unitrode Plan requires the affirmative vote of the holders of a majority of the shares voted at the Unitrode Annual Meeting. Abstentions will have the effect of negative votes on all matters to be voted on by the stockholders of Unitrode, and failures to vote and broker non-votes will have the effect of negative votes on the election of directors and will have no effect on all other matters to be voted on by stockholders of Unitrode. However, failures to vote and broker non-votes will not be considered votes cast for purposes of determining whether the holders of at least a majority of the outstanding shares of Unitrode Common Stock entitled to be voted as of the Unitrode Record Date cast votes on the proposal regarding the issuance of the Merger Shares.


     Each holder of record of Unitrode Common Stock on the Unitrode Record Date is entitled to cast one vote per share of Unitrode Common Stock held by such stockholder on each proposal to be presented to stockholders of Unitrode at the Unitrode Annual Meeting.

     As of the Unitrode Record Date, directors and executive officers of Unitrode and their affiliates had the right to cast votes representing approximately 2% of all votes represented by the issued and outstanding shares of Unitrode Common Stock. Such persons have indicated to Unitrode that they intend to cast all of such votes in favor of each of the proposals listed on the proxy.


     Proxies. All shares of Unitrode Common Stock represented by properly executed proxies received prior to or at the Unitrode Annual Meeting will, unless such proxies shall have been revoked, be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR approval of each of the proposals listed on such proxy. Unitrode stockholders may revoke any proxy which they have previously given by returning the enclosed proxy card. Any proxy which has been previously given which is not revoked will remain in effect. Unitrode stockholders may also vote in person at the Unitrode Annual Meeting even if they have previously returned a proxy card. See "The Unitrode Annual
Meeting -- Proxies."


THE BENCHMARQ SPECIAL MEETING


     Date, Time and Place. The special meeting of BENCHMARQ stockholders (the "BENCHMARQ Special Meeting") held on Monday, June 29, 1998 at 10:00 a.m., local time, at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270 was convened and immediately adjourned until 10:00 a.m., local time, on Wednesday, July 29, 1998, such adjourned session of the BENCHMARQ Special Meeting to be held at the same location described above.



     Purpose. At the BENCHMARQ Special Meeting, the holders of common stock, par value $.001 per share, of BENCHMARQ ("BENCHMARQ Common Stock") will be asked to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), among other things: (i) each issued and outstanding share of BENCHMARQ Common Stock (other than shares to be cancelled in accordance with clause (ii) below) will be converted into the right to receive one fully paid and nonassessable share of Unitrode Common Stock (the "Exchange Ratio"); (ii) all shares of BENCHMARQ Common Stock that are held by BENCHMARQ as treasury shares and all shares of BENCHMARQ Common Stock owned by Unitrode, or any wholly owned subsidiary of BENCHMARQ or Unitrode, will be cancelled and retired and shall cease to exist and no stock of Unitrode or other consideration shall be delivered in exchange therefor; and (iii) Sub will be merged with and into BENCHMARQ, with BENCHMARQ surviving the Merger as a wholly owned subsidiary of Unitrode. Each share of Unitrode Common Stock issued in the Merger will include the associated rights (the "Unitrode Rights") to purchase shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of Unitrode ("Series A Preferred Stock") issued pursuant to the Rights Agreement between Unitrode and the First National Bank of Boston, dated as of May 7, 1990, as amended (the "Unitrode Rights Agreement"). Cash will be issued in lieu of fractional shares of Unitrode Common Stock.



     BENCHMARQ Record Date. The Board of Directors of BENCHMARQ (the "BENCHMARQ Board") has fixed the close of business on May 14, 1998 as the record date (the "BENCHMARQ Record Date") for the determination of the holders of BENCHMARQ Common Stock entitled to notice of and to vote at the BENCHMARQ Special Meeting. On the BENCHMARQ Record Date, there were 7,118,253 shares of BENCHMARQ Common Stock outstanding and held by approximately 76 holders of record.

     Required Vote. A majority of the outstanding shares of BENCHMARQ Common Stock as of the BENCHMARQ Record Date must be present, either in person or by proxy, to constitute a quorum at the BENCHMARQ Special Meeting. Under the Delaware General Corporation Law (the "DGCL"), the affirmative vote of at least a majority of the BENCHMARQ Common Stock issued and outstanding as of the BENCHMARQ Record Date is required to approve the Merger Agreement and the Merger.


     If an executed proxy is returned and the stockholder has abstained from voting on approval of the Merger Agreement, the BENCHMARQ Common Stock represented by such proxy will be considered present at the BENCHMARQ Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of approval of the Merger Agreement. Because approval of the Merger Agreement requires the affirmative vote of at least a majority of the BENCHMARQ Common Stock issued and outstanding as of the BENCHMARQ Record Date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.


     As of the BENCHMARQ Record Date, directors and executive officers of BENCHMARQ and their affiliates had the right to vote approximately 21.9% of all issued and outstanding shares of BENCHMARQ Common Stock. L.J. Sevin, Jack S. Kilby, Derrell C. Coker, Dietrich Erdmann, Harvey B. Cash, Charles H. Phipps and Alan R. Schuele, each of whom is a director of BENCHMARQ (the "Voting Agreement Stockholders"), and Unitrode entered into a Voting Agreement, dated as of March 2, 1998 (the "Original Voting Agreement"), as amended by the Amendment to Voting Agreement, dated as of June 23, 1998 (the "Voting Agreement Amendment" and together with the Original Voting Agreement, the "Voting Agreement"), pursuant to which the Voting Agreement Stockholders have agreed, subject to the terms and conditions of the Voting Agreement, to vote the 1,463,609 shares of BENCHMARQ Common Stock beneficially owned by them (representing approximately 20.7% of the issued and outstanding shares of BENCHMARQ Common Stock as of the BENCHMARQ Record Date) in favor of approval of the Merger Agreement and the Merger. The Original Voting Agreement is attached hereto as Appendix G and the Voting Agreement Amendment is attached hereto as Appendix H. Each holder of record of shares of BENCHMARQ Common Stock on the BENCHMARQ Record Date is entitled to one vote per share of BENCHMARQ Common Stock held by such stockholder on each proposal to be presented to stockholders at the BENCHMARQ Special Meeting.



     Proxies. All shares of BENCHMARQ Common Stock represented by properly executed proxies received prior to or at the BENCHMARQ Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted FOR approval of the Merger Agreement. Stockholders are urged to mark the box on the proxy to indicate how their BENCHMARQ Common Stock is to be voted. Stockholders may change their votes by, among other ways, granting a subsequent proxy and delivering it to BENCHMARQ or its proxy solicitor either by mail or in person and may revoke their proxy by notice thereof to BENCHMARQ or its proxy solicitor either by mail or in person. See "The BENCHMARQ Special Meeting -- Proxies." BENCHMARQ stockholders may revoke any proxy which they have previously given by returning the enclosed proxy card. Any proxy which has been previously given which is not revoked will remain in effect. BENCHMARQ stockholders may also vote in person at the BENCHMARQ Special Meeting even if they have previously returned a proxy card.


     BENCHMARQ STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXIES. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES REPRESENTING BENCHMARQ COMMON STOCK WILL BE MAILED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME.

THE MERGER

     Closing; Effective Time. The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the second business day following the date on which each of certain conditions to the Merger set forth in the Merger Agreement is satisfied or waived, or on such other date and at such other time and place as Unitrode and BENCHMARQ shall agree (the "Closing Date"). The Merger will become effective upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware as required by Delaware law. Such filing will be made as soon as practicable on or after the Closing Date. See "The Merger -- Closing; Effective Time" and "The Merger -- The Merger
Agreement -- Conditions to Consummation of the Merger."


     Form of the Merger; Merger Consideration. At the Effective Time, among other things: (i) each issued and outstanding share of BENCHMARQ Common Stock (other than shares to be cancelled in accordance with clause (ii) below) will be converted into the right to receive one fully paid and nonassessable share of Unitrode Common Stock; (ii) all shares of BENCHMARQ Common Stock that are held by BENCHMARQ as treasury shares and any shares of BENCHMARQ Common Stock owned by Unitrode, or any wholly owned subsidiary of BENCHMARQ or Unitrode, will be cancelled and retired and shall cease to exist and no stock of Unitrode or other consideration shall be delivered in exchange therefor; and (iii) Sub will be merged with and into BENCHMARQ, with BENCHMARQ surviving the Merger as a wholly owned subsidiary of Unitrode. Each share of Unitrode Common Stock issued in the Merger will include the associated Unitrode Rights. Cash will be issued in lieu of fractional shares of Unitrode Common Stock.



     The number of shares of Unitrode Common Stock to be received pursuant to the Merger is fixed and will not be changed pursuant to the Merger Agreement in the event of any subsequent increase or decrease in the market price of shares of Unitrode Common Stock or BENCHMARQ Common Stock. The closing price of Unitrode Common Stock on the NYSE on June 23, 1998 (the last business day preceding the date on which the Merger Agreement Amendment was publicly announced) was $11.38 and the closing price of BENCHMARQ Common Stock on the Nasdaq National Market (the "NNM") was $8.69. The closing price per share of Unitrode Common Stock on the NYSE on July 10, 1998 (the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement-Prospectus) was $12.00 and the closing price of BENCHMARQ Common Stock on the NNM was $11.56.



     Exchange of Stock Certificates. As soon as practicable after the Effective Time, BankBoston, N.A. (the "Exchange Agent") will mail transmittal instructions and a form of letter of transmittal to each person who was, at the Effective Time, a holder of record of BENCHMARQ Common Stock. The transmittal instructions will describe the procedures for surrendering certificates that prior to the Merger represented shares of BENCHMARQ Common Stock ("BENCHMARQ Certificates") in exchange for certificates representing shares of Unitrode Common Stock ("Unitrode Certificates"). BENCHMARQ STOCKHOLDERS SHOULD NOT SUBMIT THEIR BENCHMARQ CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "The Merger -- Exchange of Stock Certificates" and "The Merger -- The Merger Agreement -- Conversion of Shares; Exchange Ratio."



     Conditions to the Merger. The respective obligations of Unitrode, Sub and BENCHMARQ to consummate the Merger are subject to the fulfillment or waiver (where permissible) of certain conditions set forth in the Merger Agreement including, among other things: (i) approval of the Merger Agreement and the transactions contemplated thereby by the stockholders of BENCHMARQ; (ii) approval by the stockholders of Unitrode of the issuance of the Merger Shares;
(iii) Unitrode having been advised in writing by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") that such firm concurs with the management of Unitrode that there is no reason why the Merger cannot be treated as a "pooling of interests" for financial accounting purposes and BENCHMARQ having been advised in writing by Ernst & Young LLP ("Ernst & Young") that such firm concurs with the management of BENCHMARQ that BENCHMARQ is eligible for "pooling of interests" treatment for financial accounting purposes; (iv) receipt by Unitrode and BENCHMARQ of legal opinions to the effect that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes; and (v) authorization for listing on the NYSE of the Merger Shares, subject to official notice of issuance. See "The Merger -- The Merger Agreement -- Conditions to Consummation of the Merger."



     Termination and Termination Fee. The Merger Agreement is terminable by BENCHMARQ if, among other reasons, from and after June 23, 1998, the Unitrode Board fails to recommend the approval by the stockholders of Unitrode of the issuance of the Merger Shares or withdraws or materially modifies such recommendation in a manner adverse to BENCHMARQ. The Merger Agreement is terminable by Unitrode if, among other reasons: (i) the BENCHMARQ Board withdraws or materially modifies its recommendation to the stockholders of BENCHMARQ to approve the Merger Agreement in a manner adverse to Unitrode; (ii) the BENCHMARQ Board makes any recommendation with respect to an alternative acquisition proposal other than to reject such proposal; (iii) the BENCHMARQ Board negotiates with any other party with respect to an alternative acquisition proposal; or (iv) BENCHMARQ breaches the non-solicitation provisions of the Merger Agreement. Subject to certain limitations, the Merger Agreement is also subject to termination at the option of either Unitrode or BENCHMARQ if the Effective Time has not occurred by October 31, 1998 or, under certain circumstances upon a Terminating Breach (as hereinafter defined) by the other party. BENCHMARQ no longer has the right to terminate the Merger Agreement if Unitrode's stock price falls below $12.00 per share as was the case pursuant to the Original Merger Agreement.



     In the event that Unitrode terminates the Merger Agreement because: (i) the BENCHMARQ Board fails to recommend that the stockholders of BENCHMARQ approve the Merger Agreement or modifies its recommendation or enters into discussions with a third party concerning an alternative acquisition proposal or takes certain actions to facilitate or encourage an alternative acquisition proposal;
(ii) the stockholders of BENCHMARQ fail to approve the Merger Agreement and there shall have been pending at or prior to the BENCHMARQ Special Meeting an alternative acquisition proposal by a third party; or (iii) BENCHMARQ materially breaches certain provisions of the Merger Agreement related to obtaining stockholder approval or satisfying conditions to closing, BENCHMARQ will be required to pay Unitrode a fee in the amount of $4,528,000. In the event that BENCHMARQ terminates the Merger Agreement because the Unitrode Board, from and after June 23, 1998, fails to recommend the approval by the stockholders of Unitrode of the issuance of the Merger Shares or withdraws or materially modifies such recommendation in a manner adverse to BENCHMARQ and at the time of such termination there shall have been an acquisition proposal providing for the acquisition of Unitrode by a third party and the stockholders of Unitrode shall have failed to approve the issuance of the Merger Shares, Unitrode will be required to pay BENCHMARQ a fee in the amount of $2,000,000. In the event that BENCHMARQ terminates the Merger Agreement because: (i) of a Terminating Breach by Unitrode related to obtaining stockholder approval or satisfying certain conditions to the consummation of the Merger; or (ii) the Unitrode Board, from and after June 23, 1998, fails to recommend the approval by the stockholders of Unitrode of the issuance of the Merger Shares or withdraws or materially modifies such recommendation in a manner adverse to BENCHMARQ, Unitrode will be required to pay BENCHMARQ actual, verifiable expenses in an amount up to $500,000. In the event that BENCHMARQ terminates the Merger Agreement because the stockholders of Unitrode fail to approve the issuance of the Merger Shares, Unitrode will be required to pay BENCHMARQ actual, verifiable expenses in an amount up to $250,000. See "The Merger -- The Merger Agreement -- Termination and Termination Fee."



     Stock Option Agreement. As an inducement for Unitrode to enter into the Merger Agreement and in consideration thereof, BENCHMARQ and Unitrode entered into a Stock Option Agreement, dated as of March 2, 1998 (the "Original Stock Option Agreement"), as amended by the Amendment to Stock Option Agreement, dated as of June 23, 1998 (the "Stock Option Agreement Amendment" and together with the Original Stock Option Agreement, the "Option Agreement"). Pursuant to the Original Stock Option Agreement which is attached hereto as Appendix E, and the Stock Option Agreement Amendment, which is attached hereto as Appendix F, BENCHMARQ granted to Unitrode an option (the "Option") to purchase, under certain circumstances described therein, up to 955,158 shares of BENCHMARQ Common Stock at an exercise price per share equal to $11.38, as adjusted as provided in the Option Agreement (the "Exercise Price"). Based on the number of shares of BENCHMARQ Common Stock outstanding on March 2, 1998, the Option would be exercisable for approximately 13.4% of the outstanding shares of BENCHMARQ Common Stock, or approximately 10% of the shares of BENCHMARQ Common Stock outstanding on a fully diluted basis after giving effect to the exercise of the Option. The Option is exercisable, in whole or in part, upon the occurrence of "triggering events" relating to an "acquisition" of BENCHMARQ by a third party. None of such events has occurred as of the date of this Joint Proxy Statement-Prospectus. The Option will terminate upon consummation of the Merger or upon termination of the Merger Agreement for certain reasons. See "Related Agreements -- Stock Option Agreement."

     The execution of each of the Original Stock Option Agreement and the Stock Option Agreement Amendment was required by Unitrode as a prerequisite to its execution of each of the Original Merger Agreement and the Merger Agreement Amendment, respectively. The Option is intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Option Agreement may have the effect of discouraging persons who might now or at any time prior to the Effective Time be interested in acquiring all or a significant interest in BENCHMARQ and/or its assets. See "Related Agreements -- Stock Option Agreement" and Appendices E and F hereto.



     Voting Agreement. As a further inducement for Unitrode to enter into each of the Original Merger Agreement and the Merger Agreement Amendment, the Voting Agreement Stockholders, each a director of BENCHMARQ and who collectively beneficially own an aggregate of 1,463,609 shares of BENCHMARQ Common Stock or approximately 20.7% of the outstanding shares of BENCHMARQ Common Stock as of the BENCHMARQ Record Date, entered into the Original Voting Agreement and the Voting Agreement Amendment, respectively, with Unitrode. Pursuant to the Voting Agreement, the Voting Agreement Stockholders agreed to vote all of the shares of BENCHMARQ Common Stock beneficially owned by them as of the BENCHMARQ Record Date in favor of certain matters, including without limitation, the approval and adoption of the Merger Agreement, and against, among other things, any action or agreement that could reasonably be expected to result, directly or indirectly, in a breach in any material respect of any covenant, representation or warranty or any obligation of BENCHMARQ under the Merger Agreement or the Option Agreement. Unitrode did not pay additional consideration to any Voting Agreement Stockholder in connection with the execution and delivery of the Voting Agreement. See "Related Agreements -- Voting Agreement" and Appendices G and H hereto.



     Recommendation of the Unitrode Board. THE UNITRODE BOARD HAS APPROVED, WITH THE ABSENCE OF ONE DIRECTOR, THE MERGER AGREEMENT, THE MERGER AND THE ISSUANCE OF THE MERGER SHARES AND UNANIMOUSLY, WITH THE ABSENCE OF ONE DIRECTOR, RECOMMENDS THAT STOCKHOLDERS OF UNITRODE VOTE FOR APPROVAL OF SUCH ISSUANCE. THE UNITRODE BOARD'S RECOMMENDATION IS BASED UPON A NUMBER OF FACTORS DESCRIBED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. See "The Merger -- Unitrode's Reasons for the Merger; Recommendation of the Unitrode Board."



     Opinion of the Financial Advisor to the Unitrode Board. Adams, Harkness & Hill, Inc. ("Adams, Harkness & Hill"), Unitrode's financial advisor, has delivered to the Unitrode Board its written opinion, dated June 23, 1998 (the "Adams, Harkness Opinion"), that, based upon and subject to the various considerations set forth in such opinion and as of the date thereof, the Exchange Ratio is fair to Unitrode and its stockholders from a financial point of view. Copies of the Adams, Harkness Opinion, which sets forth the assumptions made, procedures followed, matters considered and scope of review, are attached as Appendix C hereto. Unitrode stockholders are urged to read the Adams, Harkness Opinion in its entirety.



     Certain portions of the fees to be paid to Adams, Harkness & Hill are contingent upon consummation of the Merger. See "The Merger -- Opinion of Unitrode's Financial Advisor" and Appendix C hereto.



     Recommendation of the BENCHMARQ Board. THE BENCHMARQ BOARD HAS APPROVED, WITH THE ABSENCE OF ONE DIRECTOR, THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY, WITH THE ABSENCE OF ONE DIRECTOR, RECOMMENDS THAT STOCKHOLDERS OF BENCHMARQ VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE BENCHMARQ BOARD'S RECOMMENDATION IS BASED UPON A NUMBER OF FACTORS DESCRIBED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. CERTAIN MEMBERS OF THE BENCHMARQ BOARD HAVE CERTAIN INTERESTS IN THE MERGER THAT ARE IN ADDITION TO THE INTERESTS OF BENCHMARQ STOCKHOLDERS. See "The Merger -- BENCHMARQ's Reasons For The Merger; Recommendation of The BENCHMARQ Board;" "-- Interests of Certain Persons in the Merger."


     Opinion of the Financial Advisor to the BENCHMARQ Board. Prudential Securities Incorporated, BENCHMARQ's financial advisor ("Prudential Securities"), has delivered a written opinion to the

BENCHMARQ Board, dated June 23, 1998 (the "Prudential Opinion"), to the effect that, based upon and subject to the matters set forth in its opinion, as of such date, the Exchange Ratio is fair, from a financial point of view, to BENCHMARQ's stockholders. The full text of the Prudential Opinion, which sets forth the assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix D hereto. BENCHMARQ stockholders are urged to read the Prudential Opinion in its entirety. See "The Merger -- Opinion of BENCHMARQ's Financial Advisor" and Appendix D hereto.


     Interests of Certain Persons in the Merger. In considering the recommendation of the BENCHMARQ Board with respect to the Merger Agreement and the Merger, BENCHMARQ stockholders should be aware that certain members of BENCHMARQ management and the BENCHMARQ Board have certain interests in the Merger that are in addition to the interests of BENCHMARQ stockholders generally. See "The Merger -- Interests of Certain Persons in the Merger."

     BENCHMARQ Representation on the Unitrode Board. Pursuant to the terms of the Merger Agreement, Unitrode will use its reasonable efforts to cause the number of directors on the Unitrode Board to be increased to not more than eight and to cause Dietrich Erdmann, Derrell C. Coker and Alan R. Schuele, each currently a member of the BENCHMARQ Board (or such other person as BENCHMARQ may select who is reasonably acceptable to Unitrode), to become members of the Unitrode Board as of the Effective Time. In addition, Unitrode shall use its reasonable efforts such that at the annual meeting of stockholders of Unitrode held in 1999, Mr. Coker shall be a nominee to the Unitrode Board to serve for a one-year term expiring in 2000 and Mr. Schuele shall be a nominee to the Unitrode Board to serve for a two-year term expiring in 2001. Unitrode shall further use its reasonable efforts to solicit, in good faith and with reasonable diligence, proxies in support of such nominations.

     Unitrode also agreed in the Merger Agreement to take all steps necessary to cause the appointment of Mr. Schuele to the office of President and Chief Operating Officer of Unitrode as of the Effective Time.

     Certain United States Federal Income Tax Consequences of the
Merger. Winstead Sechrest & Minick P.C., tax counsel to BENCHMARQ, and Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Unitrode, each has delivered to BENCHMARQ and Unitrode, respectively, an opinion substantially to the effect that, subject to the qualifications set forth therein, and based upon representation letters, which will be reconfirmed prior to the Closing, and assuming that the Merger will be consummated in the manner described in this Joint Proxy Statement-Prospectus and in accordance with the current form of the Merger Agreement and related agreements: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) holders of BENCHMARQ Common Stock who exchange their BENCHMARQ Common Stock for Unitrode Common Stock in the Merger will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, that such holders receive in lieu of fractional shares of Unitrode Common Stock; (iii) each such holder's aggregate tax basis in the Unitrode Common Stock received in the Merger will equal his or her aggregate tax basis in the BENCHMARQ Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received; and (iv) the holding period of Unitrode Common Stock received by such holder in the exchange will include the holding period of the BENCHMARQ Common Stock surrendered in exchange therefor. In such representation letters, Unitrode and BENCHMARQ have affirmed their belief that all of the facts and assumptions upon which such opinions are based are true, correct and complete and will be true, correct and complete as of the Closing. Consummation of the Merger is conditioned upon Unitrode's receipt of an opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and BENCHMARQ's receipt of an opinion of its tax counsel, Winstead Sechrest & Minick P.C., substantially to the effect that, based upon certain facts, representations and assumptions, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The issuance of such opinions is conditioned on, among other things, such tax counsel's receipt of representation letters from each of Unitrode, Sub and BENCHMARQ, in each case, in form and substance reasonably satisfactory to each such tax counsel. Such opinions are not binding on the Internal Revenue Service (the "IRS"). Unitrode is entitled to waive the condition to consummation of the Merger that it receive such an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, and BENCHMARQ is entitled to waive the condition to consummation of the Merger that it receive such an opinion from Winstead Sechrest &

Minick P.C. In the event that BENCHMARQ waives such condition, BENCHMARQ will recirculate revised proxy materials and resolicit the vote of its stockholders. BENCHMARQ stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the Merger. In the event of any change or development prior to the Closing Date which would materially affect, in Unitrode's judgment, the disclosure set forth in this Joint Proxy Statement-Prospectus, Unitrode would consider the facts and circumstances at such time and make a determination as to whether the recirculation of revised proxy materials and the resolicitation of the vote of Unitrode stockholders would be appropriate. See "The Merger -- Certain United States Federal Income Tax Consequences of the Merger" and "The Merger -- The Merger
Agreement -- Conditions to Consummation of the Merger." No ruling has been (or will be) sought from the IRS as to the anticipated United States federal income tax consequences of the Merger.


     Accounting Treatment. The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition to closing that Unitrode have been advised by PricewaterhouseCoopers as of the Effective Time to the effect that PricewaterhouseCoopers concurs with the management of Unitrode that there is no reason the Merger would not qualify as a "pooling of interests" for financial accounting purposes and that BENCHMARQ have been advised by Ernst & Young as of the Effective Time to the effect that Ernst & Young concurs with the management of BENCHMARQ that there is no reason the Merger would not qualify as a "pooling of interests" for financial accounting purposes. Under the "pooling of interests" method of accounting, the historical recorded assets and liabilities of Unitrode and BENCHMARQ will be carried forward to the combined company at their recorded amounts, the operating results of the combined company will include the operating results of Unitrode and BENCHMARQ for the entire fiscal year in which the combination occurs and the historical reported operating results of the separate companies for prior periods will be combined and restated as the operating results of the combined company. See "The Merger -- Accounting Treatment" and "The Merger -- The Merger Agreement -- Termination and Termination Fee."


     Certain Regulatory Matters. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). Unitrode and BENCHMARQ filed pre-merger Notification and Report Forms and requests for early termination of the waiting period under the HSR Act on March 13, 1998 and March 16, 1998, respectively. The waiting period under the HSR Act expired on April 15, 1998. However, at any time before or after the Effective Time, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "Antitrust Division"), any state or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Unitrode and BENCHMARQ will prevail. See "The Merger -- Regulatory Filings and Approvals."

     Neither Unitrode nor BENCHMARQ is aware of any other material governmental or regulatory approval required for consummation of the Merger, other than compliance with applicable securities laws and filings under the DGCL.

     Resale Restrictions. All shares of Unitrode Common Stock received in connection with the Merger by stockholders of BENCHMARQ will be freely transferable, except that shares of Unitrode Common Stock received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of BENCHMARQ at the time of the BENCHMARQ Special Meeting or who are "affiliates" of Unitrode at the time of the Unitrode Annual Meeting may be resold by such persons only in certain permitted circumstances. See "The Merger -- Restrictions on Sale of Shares by Affiliates."

     Dissenters' Rights. Neither the holders of Unitrode Common Stock nor the holders of BENCHMARQ Common Stock are entitled to exercise appraisal rights or to demand payment for their shares under the DGCL or the Maryland General Corporation Law (the "MGCL") as a result of the Merger. See "The
Merger -- Dissenters' Rights."

SELECTED CONSOLIDATED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


     The following selected consolidated historical financial data of Unitrode and BENCHMARQ has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto incorporated by reference herein. See "Available Information" and "Incorporation by Reference." The Unitrode and BENCHMARQ historical financial statement data as of and for the interim periods presented below has been prepared on the same basis as the historical data derived from the audited financial statements and, in the opinion of management of the respective companies, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations of the respective companies as of such dates and for such periods.



     The selected pro forma combined financial data is derived from the unaudited pro forma combined condensed financial statements appearing elsewhere herein, which give effect to the Merger as a "pooling of interests," and should be read in conjunction with such pro forma statements and the notes thereto. For the purpose of the pro forma combined statement of income data, Unitrode's historical results of operations for the three months ended May 2, 1998 and May 3, 1997, and for the fiscal years ended January 31, 1998, 1997 and 1996 have been combined with BENCHMARQ's historical results of operations for the three months ended March 31, 1998 and 1997 and for the fiscal years ended December 31, 1997, 1996 and 1995, respectively. For the purpose of the pro forma combined balance sheet, Unitrode's consolidated unaudited balance sheet as of May 2, 1998 has been combined with BENCHMARQ's consolidated unaudited balance sheet as of March 31, 1998, giving effect to the Merger as if it had occurred on May 2, 1998.



     The pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma combined financial data does not give effect to any cost savings that may result from the integration of Unitrode's and BENCHMARQ's operations. Additionally, the pro forma combined statements of income do not include the merger-related costs which are currently estimated to be approximately $3 million on a pre-tax basis. The pro forma combined financial data does not include adjustments to conform the accounting policies of BENCHMARQ to those followed by Unitrode. The nature and extent of such adjustments, if any, will be based upon further analysis. Results for the interim fiscal periods presented should not be considered indicative of operating results that can be expected for the full fiscal period.

          SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UNITRODE


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                               THREE MONTHS ENDED
                               -------------------                YEARS ENDED JANUARY 31,
                                MAY 2,     MAY 3,    --------------------------------------------------
                                 1998       1997       1998       1997       1996      1995      1994
                               --------   --------   --------   --------   --------   -------   -------
                                   (UNAUDITED)
OPERATING RESULTS:
Net revenues(1)..............  $28,019    $40,840    $177,603   $133,526   $116,148   $95,359   $85,994
Income (loss) from
  operations(2)..............   (2,062)     9,131      41,877     29,087     23,996     9,651    10,949
Net income (loss)(3).........   (2,349)     6,586      30,235     20,677     17,519     9,249    16,448
Basic earnings (loss) per
  share(4)...................  $  (.10)   $   .28    $   1.27   $    .90   $    .76   $   .39   $   .66
Diluted earnings (loss) per
  share(4)...................  $  (.10)   $   .27    $   1.21   $    .87   $    .74   $   .37   $   .64
Weighted average shares
  outstanding(4).............   24,336     23,357      23,806     23,061     22,994    23,952    25,024
Weighted average shares
  outstanding -- assuming
  dilution(4)................   24,336     24,390      24,957     23,705     23,814    24,721    25,848



                                      MAY 2,                          JANUARY 31,
                                    -----------   ----------------------------------------------------
                                       1998         1998       1997       1996       1995       1994
                                    -----------   --------   --------   --------   --------   --------
                                    (UNAUDITED)
BALANCE SHEET INFORMATION:
Total assets......................   $183,694     $202,039   $142,403   $118,424   $103,304   $101,923
Total stockholders' equity........   $158,383     $159,362   $115,553   $ 92,417   $ 81,591   $ 84,036


Unitrode has not declared or paid cash dividends during the relevant periods.
---------------

(1) Revenues for 1995 and 1994 included $8,128 and $21,392, respectively, for disposed operations.


(2) Income from operations for 1995 and 1994 included losses of $6,397 and $1,514, respectively, for disposed operations.



(3) The pre-tax loss for the three months ended May 2, 1998 included special charges of $7,129. Net income for 1995 and 1994 included losses of $2,977 and $1,055, respectively, for disposed operations. Net income for 1994 included a benefit of $8,100 for the cumulative effect of a change in accounting for income taxes on adoption of SFAS 109.


(4) On September 29, 1997, the Unitrode stockholders approved a 2-for-1 stock split of the Unitrode Common Stock effected in the form of a 100% stock dividend distributed on October 14, 1997 to stockholders of record as of October 6, 1997. All per share and weighted average shares outstanding data have been restated to reflect the retroactive effect of the stock split and the adoption of SFAS 128.

            SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BENCHMARQ


                       (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                     THREE MONTHS
                                   ENDED MARCH 31,               YEARS ENDED DECEMBER 31,
                                   ----------------   -----------------------------------------------
                                    1998     1997      1997      1996      1995      1994      1993
                                   ------   -------   -------   -------   -------   -------   -------
                                     (UNAUDITED)
OPERATING RESULTS:
Net revenues.....................  $9,310   $11,712   $44,437   $40,153   $29,215   $23,027   $15,061
Income (loss) from operations....     398     2,437     9,804     6,836     4,015     2,382      (214)
Net income (loss)................     282     1,643     6,671     7,062     3,802     2,155      (471)
Basic earnings per share(1)......  $  .04   $   .24   $   .97   $  1.06   $   .70   $   .40
Diluted earnings per share(1)....  $  .04   $   .21   $   .86   $   .96   $   .61   $   .35
Weighted average shares
  outstanding(1).................   7,072     6,789     6,867     6,640     5,451     5,323
Weighted average shares
  outstanding -- assuming
  dilution(1)....................   7,667     7,673     7,752     7,391     6,273     6,094



                                          MARCH 31,                     DECEMBER 31,
                                         -----------   -----------------------------------------------
                                            1998        1997      1996      1995      1994      1993
                                         -----------   -------   -------   -------   -------   -------
                                         (UNAUDITED)
BALANCE SHEET INFORMATION:
Total assets...........................  $    41,876   $40,848   $36,809   $23,885   $14,608   $10,296
Total long-term obligations, less
  current portion......................          510       702     1,260       891     2,632     2,402
Total stockholders' equity.............  $    34,839   $34,224   $26,330   $18,255   $ 7,694   $ 5,505


BENCHMARQ has not declared or paid cash dividends during the relevant periods.
---------------

(1) Net loss per share data for the year ended December 31, 1993 has not been presented as management believes such per share information is not comparable or meaningful. All per share and weighted average shares outstanding data have been restated to reflect the adoption of SFAS 128.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                        THREE MONTHS ENDED
                                        ------------------        YEARS ENDED JANUARY 31,
                                        MAY 2,     MAY 3,     --------------------------------
                                         1998       1997        1998        1997        1996
                                        -------    -------    --------    --------    --------
UNAUDITED PRO FORMA COMBINED CONDENSED
  OPERATING RESULTS(1):
Net revenues..........................  $37,329    $52,552    $222,040    $173,679    $145,363
Income (loss) from operations.........     (323)    11,568      51,681      35,923      28,011
Net income (loss).....................     (726)     8,229      36,906      27,739      21,321
Basic earnings (loss) per share.......  $  (.02)   $   .27    $   1.20    $    .93    $    .75
Diluted earnings (loss) per share.....  $  (.02)   $   .26    $   1.13    $    .89    $    .71
Weighted average shares outstanding...   31,408     30,146      30,673      29,701      28,445
Weighted average shares outstanding --
  assuming dilution...................   31,408     32,063      32,709      31,096      30,087



                                                              MAY 2, 1998
                                                              -----------
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
  INFORMATION(1):
Total assets................................................   $225,570
Long-term obligations, less current portion.................        510
Total stockholders' equity..................................   $191,522


---------------

(1) See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

          COMPARATIVE HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA



     The following tables set forth certain unaudited historical per share data of Unitrode and BENCHMARQ and the combined per share data on an unaudited pro forma basis after giving effect to the Merger on a "pooling of interests" basis. This data should be read in conjunction with the selected financial data and the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement-Prospectus and the separate historical financial statements of Unitrode and BENCHMARQ incorporated by reference herein. The pro forma combined financial data is not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. Since 1990, neither Unitrode nor BENCHMARQ has paid any cash dividends on their respective shares of common stock.



                                                     THREE MONTHS ENDED
                                                     ------------------     YEARS ENDED JANUARY 31,
                                                     MAY 2,     MAY 3,      ------------------------
                                                      1998       1997        1998     1997     1996
                                                     ------     -------     ------    -----    -----
                                                        (UNAUDITED)
HISTORICAL -- UNITRODE:
  Basic earnings (loss) per share..................  $(.10)      $.28       $1.27     $.90     $.76
  Diluted earnings (loss) per share................  $(.10)      $.27       $1.21     $.87     $.74
  Book value(1)....................................  $6.49                  $6.56



                                                     THREE MONTHS ENDED
                                                         MARCH 31,         YEARS ENDED DECEMBER 31,
                                                     ------------------    -------------------------
                                                      1998       1997       1997      1996     1995
                                                     ------     -------    ------    ------    -----
                                                        (UNAUDITED)
HISTORICAL -- BENCHMARQ:
  Basic earnings per share.........................  $ .04       $.24      $ .97     $1.06     $.70
  Diluted earnings per share.......................  $ .04       $.21      $ .86     $ .96     $.61
  Book value(1)....................................  $4.90                 $4.93



                                                     THREE MONTHS ENDED
                                                     ------------------     YEARS ENDED JANUARY 31,
                                                     MAY 2,     MAY 3,      ------------------------
                                                      1998       1997        1998     1997     1996
                                                     ------     -------     ------    -----    -----
UNAUDITED PRO FORMA COMBINED AND EQUIVALENTS:
PER UNITRODE/BENCHMARQ SHARE(3) AND PER BENCHMARQ
  SHARE(4)
  Basic earnings (loss) per share..................  $(.02)      $.27       $1.20     $.93     $.75
  Diluted earnings (loss) per share................  $(.02)      $.26       $1.13     $.89     $.71
  Book value(1)(2).................................  $6.08                  $6.19


---------------

(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. Pro Forma Combined -- Per Unitrode/ BENCHMARQ share book value is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Unitrode Common Stock which would have been outstanding had the Merger been consummated as of each balance sheet date.



(2) The pro forma combined balance sheet as of May 2, 1998 includes a $1.7 million accrual for merger-related expenses. See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.



(3) For the purposes of the pro forma combined data, Unitrode's historical financial data for the three months ended May 2, 1998 and May 3, 1997, and the fiscal years ended January 31, 1998, 1997 and 1996 has been combined with BENCHMARQ's historical financial data for the three months ended March 31, 1998 and 1997 and the fiscal years ended December 31, 1997, 1996 and 1995.



(4) The equivalents of BENCHMARQ's pro forma per share amounts are calculated by multiplying the combined pro forma per share amounts by the Exchange Ratio of one share of Unitrode Common Stock for each share of BENCHMARQ Common Stock.

                    COMPARATIVE PER SHARE MARKET PRICE DATA



     Unitrode Common Stock is traded on the NYSE under the symbol "UTR." BENCHMARQ Common Stock is traded on the NNM under the symbol "BMRQ."



     The following table sets forth the closing prices per share of Unitrode Common Stock as reported on the NYSE and per share of BENCHMARQ Common Stock as reported on the NNM on February 27, 1998 (the business day preceding public announcement of the Merger) June 23, 1998 (the last full trading day prior to the announcement of the Merger Agreement Amendment) and July 10, 1998 (the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement-Prospectus) and the equivalent per share prices (as explained below) of shares of BENCHMARQ Common Stock on such dates.



                                                     UNITRODE          BENCHMARQ       EQUIVALENT PER
                                                   COMMON STOCK       COMMON STOCK      SHARE PRICE
                                                  ---------------   ----------------   --------------
February 27, 1998...............................     $18.8125           $16.2500          $18.8125
June 23, 1998...................................     $11.3750           $ 8.6875          $11.3750
July 10, 1998...................................     $12.0000           $11.5625          $12.0000



     The equivalent per share price of BENCHMARQ Common Stock represents the closing price of a share of Unitrode Common Stock on such date multiplied by the Exchange Ratio therefor of one such share.


     Because the market price of Unitrode Common Stock that holders of BENCHMARQ Common Stock will receive in the Merger may increase or decrease prior to the Merger, stockholders are urged to obtain current market quotations.

                                  RISK FACTORS

     As a result of the Merger, stockholders of BENCHMARQ will become stockholders of Unitrode. In addition to the other information contained in this Joint Proxy Statement-Prospectus and the appendices hereto, the following risk factors should be considered carefully in evaluating the Merger.


FIXED EXCHANGE RATIO



     Upon consummation of the Merger, each share of BENCHMARQ Common Stock will be converted into the right to receive one share of Unitrode Common Stock. The Exchange Ratio is a fixed number and will not be adjusted in the event of any increases or decreases in the prices of either Unitrode Common Stock or BENCHMARQ Common Stock. Accordingly, the market value of the consideration to be received by stockholders of BENCHMARQ upon consummation of the Merger will depend entirely on the market price of Unitrode Common Stock at the Effective Time. The closing per share price of Unitrode Common Stock on the NYSE on July 10, 1998 (the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement-Prospectus) was $12.00. There can be no assurance that the market price of the Unitrode Common Stock on and after the Effective Time will not be lower than the price of Unitrode Common Stock (i) on July 10, 1998, (ii) at the date of the Unitrode Annual Meeting and the BENCHMARQ Special Meeting or (iii) at the Effective Time. See "The Merger -- The Merger Agreement -- Conversion of Shares; Exchange Ratio" and "Comparative per Share Market Price Data."


RECENT DEVELOPMENTS


     On June 15, 1998, BENCHMARQ announced that it expects a 10 to 15% sequential decline in net revenues during its second quarter ending June 30, 1998 and that income from operations for the quarter, before certain non-recurring pre-tax charges consisting primarily of the Merger related and other legal costs, is expected to decline sequentially and be between $.05 and $.09 per share due to revenue and margin declines. BENCHMARQ further indicated that (i) margin declines are attributed mainly to the combined effects of price pressure, in large part due to the Asian currency devaluation and continued softness in the semiconductor industry, inventory reserves and reduced factory utilization, (ii) with the addition of the non-recurring expenses, consisting primarily of Merger related and other legal costs, BENCHMARQ expects to report a loss for the second quarter and (iii) if the Merger is not approved, BENCHMARQ may incur additional pre-tax charges to size the business to the reduced levels of demand. Previously, BENCHMARQ had reported that its backlog had decreased and that BENCHMARQ would be more dependent on orders that are received and shipped in the same quarter. BENCHMARQ also announced that softer than anticipated market conditions, largely from the erosion of the Asian market and affecting primarily BENCHMARQ's Battery Management Products, indicate that such orders in BENCHMARQ's second quarter will be less than previously expected and noted that the conditions which affected BENCHMARQ's first quarter results had worsened in BENCHMARQ's second quarter. These factors are continuing to have and adverse impact on BENCHMARQ and there can be no assurances that these recent developments will not continue to affect BENCHMARQ or the combined company in the future.



     Unitrode no longer provides any custom analog ICs to Western Digital Corporation ("Western Digital") (historically Unitrode's largest customer) for hard disk drives, and has determined not to compete for the next generation of custom analog ICs for Western Digital's hard disk drives. This determination was based in part on the uncertainties of successfully competing for the next generation of custom analog ICs for Western Digital, a desire to reduce reliance upon, and dedication of key personnel to, a single customer and the historical volatility of the disk drive market. In the first quarter ended May 2, 1998, Unitrode aligned its costs with the reduced revenue level and incurred special charges to take into account this loss of a major portion of its business. As a result, Unitrode does not expect the loss of this particular portion of the Western Digital business to have a future material adverse effect on the business, financial condition of operations of Unitrode. See "-- Dependence on Key Customers" and "-- Factors Affecting Future Results."



     For Unitrode's first quarter ending May 2, 1998, net income, excluding special charges, was $2.4 million on revenues of $28 million. Including special charges on a pre-tax basis of $7.1 million, Unitrode reported a net loss of $2.3 million. In last year's first quarter, Unitrode reported net income of $6.6 million on revenues of $40.8 million. The special charges included $2.6 million applied against cost of sales to account for a writedown of inventory, $2.5 million against other income (expense) to account for a reduction of Unitrode's carrying value of an equity investment in an outside foundry, and restructuring and merger related costs of $2.0 million for costs associated with realigning the business to the current level of demand and costs associated with the Merger. Unitrode's gross margin as a percentage of sales for the first quarter ended May 2, 1998 was 37.2% compared to 53.1% for the first quarter of the prior year. Excluding the $2.6 million charge to the cost of sales, gross margin as a percentage of sales in the first quarter ended May 2, 1998 was 46.5%. The decrease in the gross margin percentage compared to the prior year, excluding the special charge, was primarily as a result of reduced factory utilization due to the reduced demand in its served markets. In prior public announcements, Unitrode noted that weakness in the disk drive markets continues to negatively impact its business. In addition, Unitrode disclosed that it is also experiencing weakness in other served markets similar to that which has been reported by a number of other semiconductor companies. Unitrode believes that the level of some of its customers' inventories continue to be high and that customers will work off these inventories before making significant new purchasing commitments. See "-- Factors Affecting Future Results" and "-- Dependence on Key Customers." There can be no assurances that these recent developments will not continue to affect Unitrode or the combined company in the future.


COMPETITION

     Unitrode competes in the high-performance segment of the analog/linear and mixed-signal IC market, specifically addressing power supply control and management, motor control, and data transmission/interface applications. Unitrode has a number of competitors, some of which are substantially larger than Unitrode, with significantly greater resources. Unitrode would be adversely affected if its competitors introduced technologically superior products or offered their products at prices significantly lower than those of Unitrode's products. The major competitive factors include innovative design, product performance, price, reliability, quality, customer support and timely delivery. Unitrode's ability to compete depends in large part upon the timely introduction of products that are technologically innovative and which provide cost-effective solutions for its customers.

DEPENDENCE ON KEY CUSTOMERS


     Unitrode's customer base is comprised of merchant manufacturers, electronics distributors, and customers with captive manufacturing operations. The captive manufacturers use Unitrode's products as integral components of their equipment and systems. In certain cases, product is sold to a subcontract-assembly company specified by the captive manufacturer. The merchant manufacturers typically function as original equipment manufacturers ("OEMs") as well as suppliers of sub-systems to other OEMs. About 55% of sales are to customers with applications in the electronic data processing ("EDP") market. Some segments within this market, such as certain kinds of personal computers, disk drives, printers, and other peripherals, have been volatile in the past and may continue to be volatile in the future. In recent periods, the disk drive market, which has accounted for approximately 35% of Unitrode's sales, has experienced significant competitive and market pressures and several of Unitrode's customers in this market, including Western Digital (which accounted for approximately 21% of Unitrode's sales in the year ended January 31, 1998), have announced cutbacks, price cuts or excess inventory on hand or in distribution channels. Weakness in the EDP market, and in the disk-drive market in particular, has affected and may continue to affect Unitrode's short-term bookings and the schedule of existing backlog and, together with a slow down in the personal computer market, has increased price pressure on Unitrode's commodity products. Such weakness is anticipated to impact Unitrode's revenues and profits for fiscal year 1999. Revenues from product sales to Western Digital represented approximately 21%, 31% and 25% of sales in fiscal years 1998, 1997 and 1996, respectively, but less than 5% in the first quarter of fiscal year 1999, and revenues from product sales to IBM Corporation represented approximately 10%, 8% and 7% of sales in fiscal years 1998, 1997 and 1996, respectively.



     Unitrode no longer provides any custom analog ICs to Western Digital (historically Unitrode's largest customer) for hard disk drives, and has determined not to compete for the next generation of custom analog

ICs for Western Digital's hard disk drives. This determination was based in part on the uncertainties of successfully competing for the next generation of custom analog ICs for Western Digital, a desire to reduce reliance upon, and dedication of key personnel to, a single customer and the historical volatility of the disk drive market. In the first quarter ended May 2, 1998, Unitrode aligned its costs with the reduced revenue level and incurred special charges to take into account this loss of a major portion of its business. As a result, Unitrode does not expect the loss of this particular portion of the Western Digital business to have a future material adverse effect on the business, financial condition of operations of Unitrode. See "-- Recent Developments" and "-- Factors Affecting Future Results."


FACTORS AFFECTING FUTURE RESULTS

     Unitrode's future operating results, and the future operations of the combined company, are difficult to predict and may be affected by a number of factors including the timely ability to develop and market new products, competitive pricing pressures, fluctuations in manufacturing yields, adequate availability of wafers and manufacturing and test capacity, excess manufacturing capacity, changes in product mix and economic conditions in the United States, Asia and other international markets.


     The semiconductor market has historically been cyclical and subject to significant downturns at various times and orders and backlog may fluctuate widely from time to time. As a result of these and other factors, there can be no assurance that Unitrode will not experience material fluctuations in future operating results on a quarterly or annual basis. The dollar amounts of Unitrode's backlog for the fiscal years ended January 31, 1998 and January 31, 1997 were $47.6 million and $40.6 million, respectively. In April 1998, Unitrode announced that weakness in the disk drive market continued to impact its business and that it was also experiencing weakness in other served markets. In May 1998, Unitrode announced pre-tax charges of $7.1 million, including $2.6 million applied against cost of sales to account for a writedown of inventory, $2.5 million against other income (expense) to account for a reduction of Unitrode's carrying value of an equity investment in an outside foundry, and restructuring and merger related costs of $2.0 million for costs associated with realigning the current level of demand and costs associated with the Merger, and reflecting reduced demand for its products. In March 1998, BENCHMARQ announced that softer than anticipated market conditions, affecting all product lines, and price pressure, due in large part to the Asian currency devaluation and reduced factory utilization, had resulted in sequentially flat first quarter revenues and that these conditions may continue into the second quarter. On June 15, 1998, BENCHMARQ announced that it expects a 10 to 15% sequential decline in net revenues during its second quarter ending June 30, 1998 and that income from operations for the quarter, before certain non-recurring pre-tax charges consisting primarily of Merger related and other legal costs, is expected to decline sequentially and be between $.05 and $.09 per share due to revenue and margin declines. BENCHMARQ further indicated that (i) margin declines are attributed mainly to the combined effects of price pressure, in large part due to the Asian currency devaluation and continued softness in the semiconductor industry, inventory reserves and reduced factory utilization, (ii) with the addition of the non-recurring expenses, consisting primarily of Merger related and other legal costs, BENCHMARQ expects to report a loss for the second quarter and (iii) if the Merger is not approved, BENCHMARQ may incur additional pre-tax charges to size the business to the reduced levels of demand. Previously, BENCHMARQ had reported that its backlog had decreased and that BENCHMARQ would be more dependent on orders that are received and shipped in the same quarter. BENCHMARQ also announced that softer than anticipated market conditions, largely from the erosion of the Asian market and affecting primarily BENCHMARQ's Battery Management Products, indicate that such orders in BENCHMARQ's second quarter will be less than previously expected and noted that the conditions which affected BENCHMARQ's first quarter results had worsened in BENCHMARQ's second quarter. These factors are continuing to have an adverse impact on BENCHMARQ and there can be no assurances that these recent developments will not continue to affect BENCHMARQ or the combined company in the future. See "-- Recent Developments" and "-- Dependence on Key Customers." There can be no assurance that the factors affecting the results of Unitrode and BENCHMARQ in recent periods will not continue to affect the operating results of each of them or the combined company in the future.


     Unitrode is currently in the process of qualifying the manufacturing processes and products of its new 6" BiCMOS wafer fabrication facility in Merrimack, New Hampshire and anticipates spending a total of approximately $8.0 to $9.0 million in pre-operating costs associated therewith, $6.3 million of which was recorded in fiscal year 1998. Pre-operating costs, which are incurred prior to the commencement of production, relate primarily to the qualification of equipment and manufacturing processes to meet design, test, and reliability as well as to recruit and train personnel. Delays in qualification of the new wafer fabrication facility could significantly increase pre-operating costs. Any constraints in manufacturing and testing capacity could adversely affect Unitrode's customers and cause them to seek alternative sources for the products currently being obtained from Unitrode. Once operational, Unitrode's additional capacity will also result in a significant increase in operating expenses, such as depreciation, and if revenues do not increase to offset these additional expenses, Unitrode's future operating results could be adversely affected. There can be no assurance that the new 6" BiCMOS wafer fabrication facility will become operational as planned, that added capacity will match demand for Unitrode's products, that Unitrode's existing 4" bipolar wafer fabrication facility will be fully utilized or that expansion by Unitrode and its competitors will not lead to overcapacity in the semiconductor industry, which could lead to price erosion that could adversely affect Unitrode's operating results.

     In fiscal year 1998, demand for Unitrode's products outpaced Unitrode's production capabilities and as a result, Unitrode's competitors were able to introduce competitive products which caused a reduction in Unitrode's market share. There can be no assurances that Unitrode will be able to regain market share and failure to do so could have a material adverse affect on Unitrode's operating results.


     Unitrode no longer provides any custom analog ICs to Western Digital (historically Unitrode's largest customer) for hard disk drives, and has determined not to compete for the next generation of custom analog ICs for Western Digital's hard disk drives. This determination was based in part on the uncertainties of successfully competing for the next generation of custom analog ICs for Western Digital, a desire to reduce reliance upon, and dedication of key personnel to, a single customer and the historical volatility of the disk drive market. In the first quarter ended May 2, 1998, Unitrode aligned its costs with the reduced revenue level and incurred special charges to take into account this loss of a major portion of its business. As a result, Unitrode does not expect the loss of this particular portion of the Western Digital business to have a future material adverse effect on the business, financial condition of operations of Unitrode. See "-- Recent Developments" and "-- Dependence on Key Customers."


INTEGRATION OF ACQUIRED BUSINESSES

     The integration of Unitrode's and BENCHMARQ's operations following the Merger will require the dedication of management resources that will temporarily detract from attention to the day-to-day business of the combined company. The combination of the two companies will also require the coordination of the companies' manufacturing, research and development and sales administration and marketing efforts. The difficulties of assimilation, in particular, the possible loss of key personnel, may be increased by the necessity of coordinating geographically distinct organizations, integrating personnel and combining different corporate cultures. The process of combining the two organizations may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have an adverse effect on the revenues and operating results of the combined company, at least in the near term. Unitrode is unable to precisely estimate at the present time what the total cost of integration of Unitrode's and BENCHMARQ's operations will be following the Merger but currently does not anticipate these costs will have a material adverse effect on the financial condition of the combined company. However, there can be no assurance that the combined entity will be able to retain its key technical and management personnel or that the combined entity will realize any of the other anticipated benefits of the Merger.

PROTECTION OF PROPRIETARY RIGHTS; RISK OF INFRINGEMENT CLAIMS

     The future success of Unitrode will depend in part upon its intellectual property rights, which Unitrode attempts to protect through patents, trademarks and a variety of other measures. There can be no assurance, however, that such measures will be adequate to prevent misappropriation or that others will not independently develop competitive technologies or products. There can be no assurances that any patent owned by Unitrode will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to Unitrode or that the pending or future patent applications of Unitrode will be issued within the scope of the claims sought by Unitrode, if at all. Litigation may be necessary to protect the intellectual property rights and trade secrets of Unitrode and to defend against claims of infringement or invalidity.

     In the past, both Unitrode and BENCHMARQ have received communications from third parties alleging that they may be in violation of such third parties' intellectual property rights. BENCHMARQ is currently involved in litigation with Dallas Semiconductor Corporation ("DSC") in which DSC has alleged, among other things, the willful and deliberate infringement by BENCHMARQ of certain patents owned by DSC. DSC is seeking, among other things, an injunction against further infringement relating to certain products, damages for lost profits (which may under certain circumstances be trebled), interest and attorney fees. Although DSC has not specified an amount of monetary damages to which it alleges it is entitled to date, the allegations relate to significant portions of BENCHMARQ's business. In the event DSC were successful in prevailing on its claims asserted against BENCHMARQ, and relief were granted substantially as sought, there could be a material adverse affect on BENCHMARQ's business, financial condition or operating results, and if granted after the Effective Time, on the business, financial condition or operating results of the combined company. However, due to the uncertainties associated with any litigation, the ultimate outcome cannot presently be determined.

DEPENDENCE ON MAJOR SUPPLIERS

     BENCHMARQ currently obtains substantially all of its semiconductor wafers for use in its products from Taiwan Semiconductor Manufacturing Company ("TSMC"). BENCHMARQ expects to remain dependent on TSMC for substantially all of its wafer capacity for the foreseeable future. In May 1996, BENCHMARQ entered into an Option Agreement with TSMC (the "TSMC Option Agreement"). Pursuant to the TSMC Option Agreement, BENCHMARQ has committed to purchase and TSMC has committed to provide specified quantities of wafers at prevailing market prices during 1997 through 2000. Additionally, BENCHMARQ has an option to purchase and TSMC has committed to provide certain additional wafers to be purchased during 1997 through 2000. The loss of the TSMC Option Agreement, the failure of TSMC to honor the TSMC Option Agreement or the failure to utilize option wafers as specified under the terms of the TSMC Option Agreement could have a material adverse effect on BENCHMARQ.


     Presently, Unitrode is dependent upon GMT Microelectronics Corp. ("GMT"), an outside foundry, as its sole source of BiCMOS wafers which represented about 40% of Unitrode's fiscal year 1998 revenues. Unitrode's dependence on GMT is expected to continue until Unitrode's new 6" BiCMOS wafer fabrication facility becomes operational, currently estimated to occur in July 1998, or until the qualification of a second foundry source is completed. There can be no assurance that GMT or third-party foundries will be able to meet Unitrode's future BiCMOS wafers production requirements or that the new 6" BiCMOS wafer fabrication facility will become operational as planned. In addition, Unitrode has equity and fixed income investments in GMT of $1.0 million at May 2, 1998, net of a $2.5 million valuation allowance. Any material change in Unitrode's foundry requirements could materially impact GMT's operating results and could adversely affect the valuation of Unitrode's investment in GMT. See "-- Factors Affecting Future Results."


IMPACT OF THE YEAR 2000 ISSUE

     Unitrode has initiated a complete analysis of all computer-based software and hardware to ensure Year 2000 compliance. In addition, Unitrode has begun replacement of certain business process systems with Year 2000 compliant software in order to improve reporting and productivity. Formal communications have been established with all significant vendors to determine the extent to which Unitrode could be impacted by third parties' failure to remediate their own Year 2000 issues. Unitrode could be negatively impacted if it or a third party is unsuccessful in properly addressing this issue. The Year 2000 project expense is not anticipated to be material and is expected to be substantially completed by the end of 1998.

     BENCHMARQ has completed a preliminary assessment and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total Year 2000 project cost, however, is not expected to be material to BENCHMARQ's consolidated results of operations, financial position, or cash flows.

     The project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. BENCHMARQ believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed in a timely manner, the Year 2000 Issue could have a material impact on BENCHMARQ's operations.

                          THE UNITRODE ANNUAL MEETING

DATE, TIME AND PLACE


     The Unitrode Annual Meeting held on Monday, June 29, 1998, was convened and immediately adjourned until 11:00 a.m., local time, Wednesday, July 29, 1998. The adjourned session of the Unitrode Annual Meeting is to be held at Unitrode's offices at 7 Continental Boulevard, Merrimack, New Hampshire.


PURPOSE OF THE UNITRODE ANNUAL MEETING


     At the Unitrode Annual Meeting, the stockholders of Unitrode will be asked to consider and vote upon a proposal to approve the issuance of up to 8,582,047 shares of Unitrode Common Stock in connection with the Merger. A copy of the Original Merger Agreement is attached as Appendix A hereto and a copy of the Merger Agreement Amendment is attached as Appendix B hereto. Approval of such issuance is required by the rules of the NYSE because shares of Unitrode Common Stock are traded on the NYSE and the number of shares proposed to be issued in connection with the Merger exceeds 20% of the issued and outstanding shares of Unitrode Common Stock. The proposal to approve the issuance of the Merger Shares may be viewed as substantially analogous to a proposal to approve the Merger to the extent that the approval by the stockholders of Unitrode of the issuance of the Merger Shares is a condition to the obligations of each of Unitrode and BENCHMARQ to effect the Merger. Unitrode has not yet made any determination as to whether it would seek to estop any shareholder from challenging the Merger based upon that shareholder's vote to approve the issuance of the Merger Shares, but no assurances can be made that Unitrode would not seek to so estop a shareholder from challenging the Merger.


     In addition to the proposal regarding the issuance of the Merger Shares, at the Unitrode Annual Meeting, stockholders of Unitrode will be asked to consider and vote upon: (i) the election of directors; and (ii) the amendment of the 1992 Unitrode Plan to increase the number of shares of Unitrode Common Stock that may be issued thereunder from 6,000,000 to 7,000,000.

UNITRODE RECORD DATE

     The Unitrode Board has fixed the close of business on April 30, 1998 as the Unitrode Record Date for the determination of holders of Unitrode Common Stock entitled to notice of and to vote at the Unitrode Annual Meeting. As of the Unitrode Record Date, there were issued and outstanding 24,408,257 shares of Unitrode Common Stock entitled to vote at the Unitrode Annual Meeting held by approximately 516 holders of record.

REQUIRED VOTE


     The representation in person or by proxy of stockholders entitled to cast at least a majority of the votes represented by the shares of Unitrode Common Stock issued and outstanding on the Unitrode Record Date is necessary to establish a quorum for the transaction of business at the Unitrode Annual Meeting. Abstentions and broker non-votes will be counted as present or represented for purposes of determining whether a quorum is present on any matters. The approval of the issuance of the Merger Shares requires: (i) the affirmative vote of the holders of a majority of the shares of Unitrode Common Stock voted at the Unitrode Annual Meeting; and (ii) that at least a majority of shares of Unitrode Common Stock entitled to vote as of the Unitrode Record Date be voted at the Unitrode Annual Meeting. The election of directors to be voted upon at the

Unitrode Annual Meeting requires the affirmative vote of the holders of a majority of the shares of Unitrode Common Stock entitled to be voted at the Unitrode Annual Meeting. The amendment of the 1992 Unitrode Plan requires the affirmative vote of the holders of a majority of the shares voted at the Unitrode Annual Meeting. Abstentions will have the effect of negative votes on all matters to be voted on by the stockholders of Unitrode, and failures to vote and broker non-votes will have the effect of negative votes on the election of directors and will have no effect on all other matters to be voted upon by stockholders of Unitrode. However, failures to vote and broker non-votes will not be considered votes cast for purposes of determining whether the holders of at least a majority of the outstanding shares of Unitrode Common Stock entitled to be voted as of the Unitrode Record Date cast votes on the proposal regarding the issuance of the Merger Shares.


     Each holder of record of Unitrode Common Stock on the Unitrode Record Date is entitled to cast one vote per share of Unitrode Common Stock held by such stockholder on each proposal to be presented to stockholders of Unitrode at the Unitrode Annual Meeting.

     As of the Unitrode Record Date, directors and executive officers of Unitrode and their affiliates had the right to cast votes representing approximately 2% of all votes represented by the issued and outstanding shares of Unitrode Common Stock on the Unitrode Record Date. Such persons have indicated to Unitrode that they intend to cast all of such votes in favor of each of the proposals listed on the proxy.

PROXIES

     All shares of Unitrode Common Stock represented by properly executed proxies received prior to or at the Unitrode Annual Meeting will, unless such proxies shall have been revoked, be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR approval of each of the proposals listed on such proxy. Stockholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted.

     If an executed proxy is returned and the stockholder has abstained from voting on a matter listed on the proxy, the shares of Unitrode Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, and will be considered to have been voted and have the effect of voting against approval of such matter. If an executed proxy is returned by a broker holding shares of Unitrode Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter (a so-called "broker non-vote"), such shares of Unitrode Common Stock will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of approval of such matters.

     It is not expected that any matter other than those referred to herein will be brought before the Unitrode Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy. Shares represented by proxies which have been voted AGAINST approval of the issuance of the Merger Shares will not be voted in respect of any motion made for adjournment of the Unitrode Annual Meeting for purposes of soliciting additional votes to approve such issuance.

     Any Unitrode stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by: (i) notifying the Secretary of Unitrode in writing at 7 Continental Boulevard, Merrimack, New Hampshire 03054; (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the Unitrode Annual Meeting. Attendance at the Unitrode Annual Meeting will not in and of itself constitute revocation of a proxy. Holders of Unitrode Common Stock are not entitled to exercise appraisal rights as a result of the Merger or to demand payment for their shares under the MGCL.


     UNITRODE STOCKHOLDERS MAY REVOKE ANY PROXY WHICH THEY HAVE PREVIOUSLY GIVEN BY RETURNING THE ENCLOSED PROXY CARD. ANY PROXY WHICH HAS BEEN PREVIOUSLY GIVEN WHICH IS NOT REVOKED WILL REMAIN IN EFFECT. UNITRODE STOCKHOLDERS MAY ALSO VOTE IN PERSON AT THE UNITRODE ANNUAL MEETING EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY CARD.

     Of the expenses incurred in connection with the printing and mailing of this Joint Proxy Statement-Prospectus, 50% will be borne by Unitrode and 50% will be borne by BENCHMARQ. Except as set forth in the immediately preceding sentence, the cost of soliciting proxies will be borne by Unitrode. Unitrode has retained Georgeson & Company, Inc. ("Georgeson & Company") at an estimated cost of $13,000.00 plus reimbursement of expenses, to assist in the solicitation of proxies by telephone, by mail or by any other means. Unitrode and Georgeson & Company will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send this Joint Proxy Statement-Prospectus to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. Proxies may also be solicited by Unitrode executive officers, directors and employees without additional compensation. Proxies may be solicited by personal interview, mail, telephone, facsimile, or other electronic transmission.


AVAILABILITY OF PRINCIPAL ACCOUNTANTS


     Representatives of PricewaterhouseCoopers, principal accountants to Unitrode, will be present at the Unitrode Annual Meeting, will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to appropriate questions.


                         THE BENCHMARQ SPECIAL MEETING

DATE, TIME AND PLACE


     The BENCHMARQ Special Meeting held on Monday, June 29, 1998 at 10:00 a.m., local time, at the offices of Winstead Sechrest & Minick P.C., at 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270 was convened and immediately adjourned until 10:00 a.m., local time, on Wednesday, July 29, 1998. The adjourned session of the BENCHMARQ Special Meeting is to be held at the same location originally designated.


PURPOSE


     At the BENCHMARQ Special Meeting, the holders of BENCHMARQ Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, pursuant to which, among other things, Sub will merge with and into BENCHMARQ and BENCHMARQ will survive the Merger as a wholly owned subsidiary of Unitrode. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, among other things: (i) each issued and outstanding share of BENCHMARQ Common Stock (other than shares to be cancelled in accordance with clause (ii) below) will be converted into the right to receive one fully paid and nonassessable share of Unitrode Common Stock; (ii) all shares of BENCHMARQ Common Stock that are held by BENCHMARQ as treasury shares and all shares of BENCHMARQ Common Stock owned by Unitrode, or any wholly owned subsidiary of BENCHMARQ or Unitrode, will be cancelled and retired and shall cease to exist and no stock of Unitrode or other consideration shall be delivered in exchange therefor; and (iii) Sub will be merged with and into BENCHMARQ, with BENCHMARQ surviving the Merger as a wholly owned subsidiary of Unitrode. Each Merger Share issued in the Merger will include the associated Unitrode Rights. Cash will be issued in lieu of fractional shares of Unitrode Common Stock.



BENCHMARQ RECORD DATE


     The BENCHMARQ Board has fixed the close of business on May 14, 1998 as the BENCHMARQ Record Date for the determination of the holders of BENCHMARQ Common Stock entitled to notice of and to vote at the BENCHMARQ Special Meeting. On the BENCHMARQ Record Date, there were 7,118,253 shares of BENCHMARQ Common Stock outstanding and held by approximately 76 holders of record.

REQUIRED VOTE

     A majority of the issued and outstanding shares of BENCHMARQ Common Stock entitled to vote at the BENCHMARQ Special Meeting must be represented, either in person or by proxy to constitute a quorum at the BENCHMARQ Special Meeting. Under the DGCL, the affirmative vote of at least a majority of the BENCHMARQ Common Stock outstanding and entitled to vote thereon at the BENCHMARQ Special Meeting is required to approve the Merger Agreement and the Merger.

     If an executed proxy is returned and the stockholder has abstained from voting on approval of the Merger Agreement and the Merger, the BENCHMARQ Common Stock represented by such proxy will be considered present at the BENCHMARQ Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of approval of the Merger Agreement or the Merger. Because approval of the Merger Agreement requires the affirmative vote of at least a majority of the BENCHMARQ Common Stock issued and outstanding as of the BENCHMARQ Record Date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.


     As of the BENCHMARQ Record Date, directors and executive officers of BENCHMARQ and their affiliates had the right to vote approximately 21.9% of all outstanding shares of BENCHMARQ Common Stock entitled to vote at the BENCHMARQ Special Meeting. The Voting Agreement Stockholders, each of whom is a director of BENCHMARQ, are all parties to the Voting Agreement with Unitrode pursuant to which the Voting Agreement Stockholders have agreed, subject to the terms and conditions of the Voting Agreement, to vote the 1,463,609 shares of BENCHMARQ Common Stock beneficially owned by them (representing approximately 20.7% of the outstanding shares of BENCHMARQ Common Stock entitled to vote at the BENCHMARQ Special Meeting) in favor of approval of the Merger Agreement and the Merger. Each holder of record of shares of BENCHMARQ Common Stock on the BENCHMARQ Record Date is entitled to one vote per share of BENCHMARQ Common Stock held by such stockholder on each proposal to be presented to stockholders at the BENCHMARQ Special Meeting.


PROXIES


     All shares of BENCHMARQ Common Stock represented by properly executed proxies received prior to or at the BENCHMARQ Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted FOR approval of the Merger Agreement and the Merger. Stockholders are urged to mark the box on the proxy to indicate how their BENCHMARQ Common Stock is to be voted.


     It is not expected that any matter other than those referred to herein will be brought before the BENCHMARQ Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their own judgment with respect to such matters, unless authority to do so is withheld in the proxy. Shares represented by proxies that have been voted against approval of the Merger Agreement and the Merger will not be voted in respect of any motion made for adjournment of the BENCHMARQ Special Meeting for purposes of soliciting additional votes to approve the Merger Agreement and the Merger.

     A duly executed proxy is irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power.


     BENCHMARQ STOCKHOLDERS MAY REVOKE ANY PROXY WHICH THEY HAVE PREVIOUSLY GIVEN BY RETURNING THE ENCLOSED PROXY CARD. ANY PROXY WHICH HAS BEEN PREVIOUSLY GIVEN WHICH IS NOT REVOKED WILL REMAIN IN EFFECT. BENCHMARQ STOCKHOLDERS MAY ALSO VOTE IN PERSON AT THE BENCHMARQ SPECIAL MEETING EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY CARD.


     Any BENCHMARQ stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by: (i) notifying the Secretary of BENCHMARQ in writing at 17919 Waterview Parkway, Dallas, Texas 75252; (ii) granting a subsequent proxy; or (iii) appearing in person and voting at the BENCHMARQ Special Meeting. Attendance at the BENCHMARQ Special Meeting will not in and of itself constitute revocation of a proxy.

     The expenses incurred in connection with the printing and mailing of this Joint Proxy Statement-Prospectus will be borne 50% by Unitrode and 50% by BENCHMARQ. BENCHMARQ will request banks, brokers and other intermediaries holding shares beneficially owned by others to send this Joint Proxy Statement-Prospectus to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. BENCHMARQ has retained Corporate Investors Communications, Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $6,000.00 plus expenses. The cost of soliciting proxies will be borne by BENCHMARQ. Proxies may also be solicited by certain BENCHMARQ executive officers, directors, employees, without additional compensation. Proxies may be solicited by personal interview, mail, telephone, facsimile or other electronic transmission.


     Under the DGCL, holders of BENCHMARQ Common Stock are not entitled to appraisal rights or to demand payment for their shares as a result of the Merger.

AVAILABILITY OF INDEPENDENT ACCOUNTANTS

     Representatives of Ernst & Young, independent accountants to BENCHMARQ, will be present at the BENCHMARQ Special Meeting, will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to appropriate questions.

     BENCHMARQ STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXIES. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES REPRESENTING BENCHMARQ COMMON STOCK WILL BE MAILED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME.

                                   THE MERGER


     This section of this Joint Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the Merger Agreement. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Original Merger Agreement and to the Merger Agreement Amendment, which are attached hereto as Appendices A and B, respectively, and Appendix A and Appendix B are incorporated herein by reference. While Unitrode and BENCHMARQ believe that such description covers the material terms of the Merger Agreement, all stockholders of Unitrode and BENCHMARQ are urged to read the Original Merger Agreement and the Merger Agreement Amendment in their entirety.


BACKGROUND OF THE MERGER

     At an industry conference held November 3-5, 1997, Derrell C. Coker, Chairman of BENCHMARQ, met Joseph E. Pappalardo, Vice President, Marketing of Unitrode. At this meeting, Mr. Coker inquired whether Unitrode would have any interest in collaborating with BENCHMARQ on future projects. Mr. Pappalardo advised that he would pass Mr. Coker's inquiry to the senior management of Unitrode.

     On November 19, 1997, Mr. Coker received a phone call from Robert L. Gable, Chairman of Unitrode, in response to his discussion with Mr. Pappalardo. Messrs. Gable and Coker agreed to exchange general information about the companies and to explore the possibility of joint projects between the two companies.

     On December 5, 1997, Mr. Gable met with Mr. Coker and Alan R. Schuele, President and Chief Executive Officer of BENCHMARQ, at BENCHMARQ's corporate headquarters in Dallas, Texas. At this meeting, the three individuals discussed in general opportunities for joint ventures or projects between the two companies, including the possibility of a merger, the respective business strengths and operational strategies of the two companies and the complementary aspects of their manufacturing operations.

     As a result of these preliminary discussions, senior management of both companies began to consider the possibility of a merger or other business combination between the two companies. On January 5, 1998, Messrs. Gable and Schuele had a telephone conference in which they had a further preliminary discussion as to a possible merger or other business combination between BENCHMARQ and Unitrode including discussions as to what would represent a mutually acceptable exchange ratio, assuming resolution of other material terms of a transaction, completion of satisfactory due diligence and approval of each company's respective board of directors. In such context, and subject to further discussions and agreement as to how the exchange ratio would operate and whether and under what circumstances there would be any adjustments thereto, the parties discussed the possibility of an exchange ratio which would provide the stockholders of BENCHMARQ as a result of the Merger with the right to receive one share of Unitrode Common Stock for each share of BENCHMARQ Common Stock outstanding.

     On January 6, 1998, Mr. Coker and Mr. Schuele contacted Mr. Gable to confirm BENCHMARQ's interest in pursuing further discussions as to a possible merger or business combination between BENCHMARQ and Unitrode consistent with the earlier discussions between the parties.

     On January 20, 1998, Mr. Gable and Robert J. Richardson, President and Chief Executive Officer of Unitrode, met with Messrs. Coker and Schuele at BENCHMARQ's corporate headquarters to more fully explore the potential benefits of a merger or other business combination between the parties. At this meeting, BENCHMARQ and Unitrode entered into a mutual non-disclosure agreement to allow the companies to exchange limited financial data and other information concerning their respective businesses.

     On January 29, 1998, Mr. Schuele met with Mr. Richardson at Unitrode's corporate headquarters in Merrimack, New Hampshire. At this meeting Mr. Schuele and Mr. Richardson continued their discussions regarding a possible combination of the two companies. The parties agreed to defer any further discussion with respect to valuation, a possible exchange ratio or the consideration to be paid in a merger until other threshold issues relating to structural, operational and management matters were resolved.

     On February 5, 1998, Mr. Richardson met with Mr. Schuele at BENCHMARQ's corporate offices in Dallas to continue their discussions as to issues presented by a combination between the companies. At this meeting a more comprehensive mutual confidentiality and standstill agreement was entered into and the parties determined to proceed with due diligence reviews for a possible transaction. Thereafter, each of BENCHMARQ and Unitrode, together with their respective legal and financial advisors, conducted more extensive due diligence of the other.


     On February 17, 1998, legal counsel to BENCHMARQ distributed to Unitrode the initial draft of a proposed form of the Original Merger Agreement.


     On February 20, 1998, the BENCHMARQ Board met informally. Representatives of BENCHMARQ's legal counsel also participated in the meeting. At this meeting the BENCHMARQ Board was advised of the status of the proposed business combination with Unitrode. No action was taken at that meeting.

     During the course of negotiations, the BENCHMARQ Board and management considered the possibility of other strategic alternatives, but BENCHMARQ did not engage in discussions with any other party.

     Unitrode entered into an engagement letter with Adams, Harkness & Hill on February 20, 1998 pursuant to which Unitrode engaged Adams, Harkness & Hill to provide investment banking services with respect to a possible business combination with BENCHMARQ and deliver a fairness opinion with respect to the fairness of the combination to the stockholders of Unitrode.

     On February 20, 1998, BENCHMARQ engaged Prudential Securities to deliver a fairness opinion with respect to the Exchange Ratio.


     On February 21 and 22, 1998, Mr. Schuele and R. Scott Schaefer, the Chief Financial Officer of BENCHMARQ, along with legal counsel to BENCHMARQ, met with Mr. Richardson, Cosmo S. Trapani, Executive Vice President and Chief Financial Officer of Unitrode, Allan R. Campbell, Senior Vice President, General Counsel and Secretary of Unitrode, and representatives of Unitrode's outside legal counsel at the offices of Unitrode's outside legal counsel in Boston, Massachusetts. At this meeting the parties conducted negotiations with respect to the terms and conditions of the Original Merger Agreement, Original Stock Option Agreement and Original Voting Agreement. During the following week, the management of Unitrode and BENCHMARQ and their respective legal counsel continued to negotiate the terms and conditions of the Original Merger Agreement, Original Stock Option Agreement and Original Voting Agreement. In such discussions, the parties continued to consider a possible exchange ratio which would result in each share of BENCHMARQ Common Stock outstanding immediately prior to the Effective Time being converted in the Merger into one share of Unitrode Common Stock; however, the parties were unable to reach agreement as to the mechanics as to how such an exchange ratio would operate and whether and under what circumstances it would be adjusted. Throughout the discussions, Unitrode insisted on a fixed exchange ratio and BENCHMARQ insisted on a floating exchange ratio. Throughout the course of all negotiations, Unitrode consistently maintained the position that commitments of each of the Voting Agreement Stockholders, substantially as set forth in the Original Voting Agreement, the grant of an option to Unitrode by BENCHMARQ, substantially on the terms set forth in the Original Stock Option Agreement, and the payment of the Termination Fee (as hereinafter defined), substantially on the terms set forth in the Original Merger Agreement, would be a prerequisite to its execution of a definitive agreement with BENCHMARQ.


     At a meeting of the Unitrode Board held on February 25, 1998, the Unitrode Board considered the proposed terms of the possible transaction as then being discussed between the parties. Members of Unitrode's senior management, its legal counsel and representatives of Adams, Harkness & Hill made presentations to the Unitrode Board and discussed with the Unitrode Board certain financial and legal analyses of various aspects of the proposed Merger. Subsequently, Unitrode's legal advisors continued negotiating various terms of the proposed transaction, including the mechanics of an exchange ratio, with BENCHMARQ's legal advisors. In addition, Mr. Richardson continued to discuss with Mr. Schuele the operation of an exchange ratio, including the range of prices of Unitrode Common Stock over which an exchange ratio would be maintained. In the course of such negotiations, each of the parties referenced, among other factors, the historical stock prices of Unitrode Common Stock and BENCHMARQ Common Stock. As a result of their negotiations, Mr. Richardson and Mr. Schuele subsequently agreed upon an exchange ratio and adjustments thereto, substantially identical to those included in the Original Merger Agreement. The negotiations between Messrs. Richardson and Schuele and Unitrode's and BENCHMARQ's respective legal advisors resulted in a proposed merger agreement, which the parties agreed would be submitted to the respective Boards of Directors of both companies, containing terms and provisions, including with respect to a fixed exchange ratio within ranges and a floating exchange ratio outside of the ranges and the Termination Fee, substantially identical to those included in the Original Merger Agreement.



     On February 28, 1998, the Unitrode Board met to review the terms of the proposed Original Merger Agreement. Following presentations from Unitrode management, Unitrode's legal advisors and Adams, Harkness & Hill as to the proposed terms of the Original Merger Agreement and the transactions contemplated thereby which had been negotiated and an update of the analyses presented to the Unitrode Board at the February 25, 1998 meeting, Adams, Harkness & Hill delivered its opinion to the Unitrode Board that, as of such date and subject to the assumptions and limitations contained therein, the exchange ratio, as set forth in the Original Merger Agreement, was fair, from a financial point of view to Unitrode and its stockholders. The Unitrode Board then determined by unanimous vote that the transactions contemplated by the Original Merger Agreement were in the best interests of Unitrode and its stockholders and unanimously approved the Original Merger Agreement.



     On March 1, 1998, the BENCHMARQ Board met with certain of BENCHMARQ's executive officers, and representatives of Winstead Sechrest & Minick P.C., Ernst & Young and Prudential Securities to review the terms and conditions of the Merger Agreement and Option Agreement and to consider and formally act upon the Merger. Winstead Sechrest & Minick P.C., BENCHMARQ's legal counsel, advised the BENCHMARQ Board of its legal duties and presented an analysis of the Original Merger Agreement, Original Stock Option Agreement and Original Voting Agreement. Following a presentation by Prudential Securities regarding its financial analysis of the transaction, Prudential Securities orally delivered to the BENCHMARQ Board its opinion that, as of that date, and subject to certain assumptions, the exchange ratio, as set forth in the Original Merger Agreement, was fair to the stockholders of BENCHMARQ from a financial point of view, which opinion was subsequently confirmed in writing. Following such presentations and a discussion by the members of the BENCHMARQ Board, the BENCHMARQ Board unanimously approved the Merger, the Original Merger Agreement and the ancillary documents to be executed by BENCHMARQ, including the Employment Agreements (as hereinafter defined) and recommended that the Original Merger Agreement and the Merger be submitted to the stockholders of BENCHMARQ for their consideration and approval.



     On March 2, 1998, the Original Merger Agreement and Original Stock Option Agreement were executed and delivered by BENCHMARQ and Unitrode, and the Original Voting Agreement was executed and delivered by Unitrode and each of the Voting Agreement Stockholders.



     As a result of the decline in market conditions and information communicated to Unitrode that BENCHMARQ's results for its second quarter were likely to be lower than previously anticipated, on June 6, 1998, Mr. Richardson contacted Mr. Schuele to discuss the continued advisability of proceeding with the transactions contemplated by the Original Merger Agreement.



     On June 10, 1998, Mr. Richardson again contacted Mr. Schuele to state that there was an increased likelihood that, absent an agreement as to a new exchange ratio, Unitrode would terminate the Original Merger Agreement or that the Unitrode Board would withdraw its recommendation that the stockholders of Unitrode approve the issuance of shares of Unitrode Common Stock in connection with the transactions contemplated by the Original Merger Agreement. After consultation with legal and financial advisors and the BENCHMARQ Board, Mr. Schuele responded that BENCHMARQ believed that under the terms of the Original Merger Agreement, Unitrode was obligated to expend its reasonable efforts to consummate the transactions contemplated by the Original Merger Agreement, and that Unitrode was not entitled to terminate the Original Merger Agreement or withdraw its recommendation. On the evening of June 11, 1998, the Unitrode Board met telephonically to evaluate the advisability of proceeding with the Merger and to consider its alternatives under the Original Merger Agreement. The Unitrode Board authorized Mr. Richardson to convey to BENCHMARQ that unless the exchange ratio, as set forth in the Original Merger Agreement, was modified, the Unitrode Board was prepared to withdraw its recommendation previously made to Unitrode stockholders that such stockholders approve the issuance of shares of Unitrode Common Stock in connection with the transactions contemplated by the Original Merger Agreement. Mr. Richardson communicated the Unitrode Board's position to Mr. Schuele later that evening. The following day, Mr. Schuele, after consultation with the BENCHMARQ Board, indicated that BENCHMARQ was prepared to discuss amending the Original Merger Agreement. On the evening of June 12, 1998, Mr. Richardson and Mr. Schuele, together with Mr. Trapani and legal advisers to BENCHMARQ and Unitrode, discussed various issues with respect to amending the Original Merger Agreement. On June 13, 1998, the BENCHMARQ Board met telephonically and decided not to amend the Original Merger Agreement, and reiterated its position that Unitrode was obligated to expend reasonable efforts to consummate the transactions contemplated by the Original Merger Agreement, and that Unitrode was not entitled to terminate the Original Merger Agreement or withdraw its recommendation. On June 15, 1998, Unitrode announced that its Board of Directors was withdrawing its recommendation made to Unitrode stockholders to approve the issuance of shares of Unitrode Common Stock in connection with the transactions contemplated by the Original Merger Agreement.



     On June 16, 1998, Mr. Richardson contacted Mr. Schuele and inquired whether there was any basis for continuing the prior discussions related to amending the Original Merger Agreement. Mr. Schuele indicated that certain of the issues on which the parties were previously unable to reach agreement would not continue to be required by BENCHMARQ. Also on June 16, 1998, the Unitrode Board met telephonically to review the events of the preceding days and to again consider its alternatives under the Original Merger Agreement. The Unitrode Board confirmed its earlier determination to withdraw its recommendation to Unitrode stockholders that such stockholders approve the issuance of shares of Unitrode Common Stock in connection with the transactions contemplated by the Original Merger Agreement. However, the Unitrode Board authorized Mr. Richardson to again pursue discussions with BENCHMARQ as to the possibility of an amended agreement, provided such agreement could be entered into with BENCHMARQ within a short period of time and further provided that Unitrode had an opportunity to conduct further diligence with respect to BENCHMARQ in light of the revised earning expectations. Following the Unitrode Board meeting, representatives of each of Unitrode and BENCHMARQ again pursued discussions with respect to an amended merger agreement.



     On June 20, 1998, the BENCHMARQ Board met to review the status of the negotiations with Unitrode and to discuss the alternatives available to BENCHMARQ. In those discussions the BENCHMARQ Board received a presentation from management regarding recent events affecting Unitrode's business, the impact on BENCHMARQ of continuing to negotiate with Unitrode, the relative merits of BENCHMARQ being acquired by Unitrode and the options available to BENCHMARQ if it elected to terminate further discussions with Unitrode. The BENCHMARQ Board also received a presentation from Winstead Sechrest & Minick P.C. with respect to the legal significance of the proposed amendments to be made to the Original Merger Agreement and the Original Stock Option Agreement and the legal obligations of the BENCHMARQ Board. The BENCHMARQ Board authorized Mr. Schuele to enter into discussions with Unitrode to determine if the Original Merger Agreement could be amended on terms and in a time frame acceptable to BENCHMARQ.



     On June 23, 1998, the Unitrode Board met to review the results of the negotiations with BENCHMARQ. All members of the Unitrode Board were present except James T. Vanderslice. Following presentations from Unitrode management, Unitrode's legal advisors and Adams, Harkness & Hill as to the proposed terms of the Merger Agreement Amendment, and an update of the analyses previously presented to the Unitrode Board, Adams, Harkness & Hill delivered its opinion to the Unitrode Board that, as of such date and subject to the assumptions and limitations contained therein, the Exchange Ratio was fair from a financial point of view to Unitrode and its stockholders. See "-- Opinion of Unitrode's Financial Advisors." The Unitrode Board then determined by unanimous vote, with one director absent, that the transactions contemplated by the Merger Agreement were fair and in the best interest of Unitrode and its stockholders and unanimously, with Mr. Vanderslice absent, approved the Merger Agreement and unanimously, with Mr. Vanderslice absent, recommended that the stockholders of Unitrode vote for approval of the issuance of the Merger Shares.

     On June 23, 1998, the BENCHMARQ Board met telephonically to review the results of the negotiations with Unitrode. All of the members of the BENCHMARQ Board were present except Harvey B. Cash. At that meeting, the BENCHMARQ Board received a presentation from Prudential Securities regarding the fairness of the Exchange Ratio to the stockholders of BENCHMARQ from a financial point of view as of such date and subject to the assumptions and limitations contained therein, a presentation from BENCHMARQ's management regarding various business considerations related to the Merger and a presentation from Winstead Sechrest & Minick P.C. regarding the legal issues related to an amendment of each of the Original Merger Agreement and the Original Stock Option Agreement, including the legal significance of the various amendments to be made to the Original Merger Agreement and the Original Stock Option Agreement. See "-- Opinion of BENCHMARQ's Financial Advisors." The BENCHMARQ Board then determined by unanimous vote, with Mr. Cash absent, to approve the Merger Agreement Amendment and Stock Option Agreement Amendment and recommend that the BENCHMARQ stockholders approve the Merger Agreement and the Merger.



     On June 23, 1998 the Merger Agreement Amendment and Stock Option Agreement Amendment were executed and delivered by BENCHMARQ and Unitrode and the Voting Agreement Amendment was executed and delivered by Unitrode and each of the Voting Agreement Stockholders.


UNITRODE'S REASONS FOR THE MERGER; RECOMMENDATION OF THE UNITRODE BOARD


     Unitrode believes that the strategic combination of Unitrode and BENCHMARQ will create a strong market presence in power management and battery management ICs and modules. Each company has a well-established competence in complementary technologies which Unitrode anticipates will allow the combined companies to accelerate the development of proprietary products for the rapidly growing portable power segment of the computer industry, and communications and consumer markets. Unitrode believes that the combined company will be able to sell worldwide to a diversified customer base in computer, industrial, communications, and consumer markets.



     Unitrode also believes that the combination of BENCHMARQ's mixed-signal CMOS design expertise and customer base for battery management with Unitrode's management team, its BiCMOS process technology, and expanded manufacturing capabilities plus the combination of two established sales channels will provide opportunities for growth. Certain areas of power management, particularly portable power, and interface applications, are growing and may become an increasingly larger portion of the combined company. However, both companies have indicated in previous public statements that the near-term results of each are constrained by current market conditions. An important benefit of the Merger is that, over time, it may reduce the historical significance of the disk drive market and the NVSRAM Products, which are impacting the near-term results of Unitrode and BENCHMARQ, respectively. See "Risk Factors -- Recent Developments," "Risk Factors -- Factors Affecting Future Results" and "Risk
Factors -- Dependence on Key Customers."



     THE UNITRODE BOARD, WITH ONE DIRECTOR ABSENT, HAS DETERMINED THE MERGER AND THE ISSUANCE OF THE MERGER SHARES TO BE FAIR TO AND IN THE BEST INTERESTS OF UNITRODE AND ITS STOCKHOLDERS. ACCORDINGLY, THE UNITRODE BOARD HAS APPROVED, WITH ONE DIRECTOR ABSENT, THE MERGER AGREEMENT AND THE ISSUANCE OF SUCH MERGER SHARES AND UNANIMOUSLY, WITH ONE DIRECTOR ABSENT, RECOMMENDS THAT THE STOCKHOLDERS OF UNITRODE VOTE FOR APPROVAL OF THE ISSUANCE OF THE MERGER SHARES.



     In reaching its determination with respect to the Merger and the issuance of the Merger Shares, the Unitrode Board, with one director absent, considered, without assigning any relative or specific weight to, a number of factors. The material factors considered included the following:


     (1) the Unitrode Board's understanding of the present and anticipated environment in the semiconductor industry and the opportunities for the future growth of Unitrode;


     (2) the Unitrode Board's consideration of information concerning the financial condition, results of operations, prospects and business of Unitrode and of the revenues of Unitrode over various periods and BENCHMARQ over various periods, their complementary businesses, and the ratio of the price of Unitrode Common Stock to the price of BENCHMARQ Common Stock over various periods;

     (3) the Unitrode Board's consideration of information concerning the financial condition, including liabilities, contingent and otherwise, results of operations, prospects and business of BENCHMARQ and information relating to the current litigation between BENCHMARQ and DSC;


     (4) the Unitrode Board's understanding of current industry, economic and market conditions;



     (5) the Unitrode Board's understanding of the financial and business prospects for the combined company, including general information relating to possible synergies resulting from utilization of the sales channels of both BENCHMARQ and Unitrode and the suitability of Unitrode's manufacturing operations for certain of BENCHMARQ's products; cost reductions from consolidation of overhead functions and elimination of other redundancies; and operating efficiencies and consolidations generally;


     (6) presentations from, and discussions with, management of Unitrode, representatives of outside legal counsel and representatives of Adams, Harkness & Hill regarding the business, financial, accounting and legal due diligence with respect to BENCHMARQ and the terms and conditions of the Merger Agreement;


     (7) the presentation of Adams, Harkness & Hill and its oral opinion of Adams, Harkness & Hill delivered on June 23, 1998, confirmed by a written opinion of the same date, that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to Unitrode and the stockholders of Unitrode;


     (8) a review with the Unitrode Board's outside counsel of the terms of the Merger Agreement, the Option Agreement and the Voting Agreement, including the circumstances in which either Unitrode or BENCHMARQ may terminate the Merger Agreement (and the fees associated therewith) and the closing conditions to the Merger contained therein;

     (9) the Unitrode Board's understanding of the risks involved in successfully integrating the businesses and operations of the two companies; and

     (10) a review by Unitrode management of BENCHMARQ's business, including its products, customers, suppliers and employees, and the evaluation of the potential synergies resulting from the combination of Unitrode and BENCHMARQ.


     The above factors were considered collectively by the Unitrode Board, with one director absent, without giving specific weight to any particular factor and without specifically characterizing the factors as "positive", "negative" or "neutral" to its determinations, in connection with its assessment of the strategic and operational benefits and risks of the Merger. Based on this analysis and after careful consideration and consultation with its outside financial and legal advisors, the Unitrode Board unanimously, with one director absent, concluded that the Merger and the issuance of the Merger Shares is in the best interests of Unitrode's stockholders.


OPINION OF UNITRODE'S FINANCIAL ADVISOR


     Unitrode retained Adams, Harkness & Hill to render an opinion as to the fairness, from a financial point of view, to Unitrode and its stockholders of the Exchange Ratio. At a telephonic meeting of the Unitrode Board held on June 23, 1998, Adams, Harkness & Hill delivered to the Unitrode Board the Adams, Harkness Opinion that, based on matters described therein and as of the date of the Merger Agreement, the Exchange Ratio is fair, from a financial point of view, to Unitrode and its stockholders. The complete text of the Adams, Harkness Opinion, dated June 23, 1998, setting forth the assumptions made, procedures followed, matters considered and scope of the review undertaken by Adams, Harkness & Hill in rendering the Adams, Harkness Opinion, is attached hereto as Appendix C. The opinion of Adams, Harkness & Hill was presented to the Unitrode Board to assist it in its consideration of the Merger Agreement and the transactions contemplated thereby. Adams, Harkness & Hill was not requested to update, has not updated and does not intend to update the Adams, Harkness Opinion for any period subsequent to June 23, 1998, including to take into account any subsequent filings or other events since June 23, 1998. Stockholders are urged to read the Adams, Harkness Opinion in its entirety.


     Adams, Harkness & Hill did not recommend to the Unitrode Board that any specific amount of consideration constituted the appropriate consideration for the Merger. No limitations were imposed by the

Unitrode Board on Adams, Harkness & Hill with respect to the investigations made or procedures followed by Adams, Harkness & Hill in rendering the Adams, Harkness Opinion. The Adams, Harkness Opinion addresses only the fairness from a financial point of view of the Exchange Ratio to Unitrode and its stockholders and does not constitute a recommendation to any holder of Unitrode Common Stock as to how such stockholder should vote at the Unitrode Annual Meeting. Adams, Harkness & Hill expressed no opinion as to the tax consequences of the Merger, and the Adams, Harkness Opinion does not take into account the particular tax status or position of any holder of Unitrode Common Stock. In rendering the Adams, Harkness Opinion, Adams, Harkness & Hill was not engaged as an agent or fiduciary of Unitrode's stockholders or any other third party. The summary of the Adams, Harkness Opinion set forth in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of such opinion.


     In developing the Adams, Harkness Opinion, Adams, Harkness & Hill: (i) reviewed Unitrode's Annual Reports, Forms 10-K and related financial information for the fiscal years ended January 31, 1996, 1997 and 1998 and Unitrode's Form 10-Q and the related unaudited financial information for the three-month period ending May 2, 1998; (ii) reviewed BENCHMARQ's Annual Reports, Form 10-K and related financial information for the fiscal years ended December 31, 1995, 1996 and 1997 and BENCHMARQ's Form 10-Q and the related unaudited financial information for the three-month period ended March 31, 1998; (iii) analyzed certain internal financial statements and other financial and operating data concerning Unitrode prepared by the management of Unitrode; (iv) analyzed certain internal financial statements and other financial and operating data concerning BENCHMARQ prepared by the management of BENCHMARQ; (v) analyzed the potential pro forma financial effects of the Merger on Unitrode and BENCHMARQ and compared the relative financial contributions of Unitrode and BENCHMARQ to the combined company following consummation of the Merger, each based on both publicly available estimates from third-party research analysts of the future financial performance of BENCHMARQ and Unitrode and internal forecasts of such future performance jointly prepared by management of Unitrode and BENCHMARQ and internal forecasts of such future performance prepared solely by Unitrode; (vi) reviewed certain information relating to prior periods concerning the business, earnings and assets of Unitrode and BENCHMARQ furnished to Adams, Harkness & Hill by Unitrode and BENCHMARQ; (vii) conducted due diligence discussions with members of senior management of Unitrode and BENCHMARQ and discussed with members of senior management of Unitrode and BENCHMARQ their views regarding future business, financial and operating benefits arising from the Merger (for the period subsequent to the delivery of the February 28, 1998 Adams, Harkness & Hill opinion, Adams, Harkness & Hill discussed the foregoing only with senior management of Unitrode who had discussed the same with the senior management of BENCHMARQ); (viii) reviewed the historical market prices and trading activity for Unitrode Common Stock and BENCHMARQ Common Stock and compared them with that of certain publicly traded companies (the "Peer Group") deemed by Adams, Harkness & Hill to be relevant and comparable to Unitrode and BENCHMARQ, respectively; (ix) compared the historical and projected results of operations of Unitrode and BENCHMARQ with that of the Peer Group; (x) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions (the "Precedent Mergers and Acquisitions") deemed to be relevant and comparable to the Merger; (xi) participated in certain discussions among representatives of Unitrode and its legal advisors and, before the issuance of the February 28, 1998 Adams, Harkness & Hill opinion, BENCHMARQ and their financial and legal advisors; (xii) reviewed the Merger Agreement and the Option Agreement; and (xiii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as deemed necessary, including assessment of general economic, market and monetary conditions.


     The following paragraphs, while not a complete description of the analyses performed by Adams, Harkness & Hill, summarize the material analyses performed by Adams, Harkness & Hill in arriving at the Adams, Harkness Opinion and reviewed with the Unitrode Board in connection therewith.


     Stock Price Analysis. Adams, Harkness & Hill reviewed the trading activity, including closing share price and trading volume, of Unitrode Common Stock and BENCHMARQ Common Stock for the one-year period ended June 22, 1998. Adams, Harkness & Hill noted that the closing share prices on June 22, 1998 of Unitrode Common Stock and BENCHMARQ Common Stock were $11.13 and $8.88, respectively. Adams,

Harkness & Hill also noted that, for the one year period: (i) the daily closing share prices of Unitrode Common Stock ranged from a high of $41.81 on September 8, 1997 to a low of $11.13 on June 22, 1998; (ii) the daily closing prices of BENCHMARQ Common Stock ranged from a high of $34.50 on September 23, 1997, to a low of $8.56 on June 19, 1998; (iii) the average closing share price, without consideration for volume weighting, for Unitrode Common Stock was $17.90; and
(iv) the average closing share price, without consideration for volume weighting, for BENCHMARQ Common Stock was $15.63. Adams, Harkness & Hill calculated that, based on the June 22, 1998, closing share prices of Unitrode Common Stock and BENCHMARQ Common Stock, the exchange ratio implied by division of the closing share price of BENCHMARQ Common Stock by that of Unitrode Common Stock was 0.798. Adams, Harkness & Hill also calculated that, based on the average closing share prices for the one-year period of Unitrode Common Stock and BENCHMARQ Common Stock, without consideration for volume weighting, the exchange ratio implied by division of the average closing price of BENCHMARQ Common Stock by that of Unitrode Common Stock was 0.822. The following table sets forth average closing prices of Unitrode Common Stock and BENCHMARQ Common Stock, without consideration for volume weighting, and the exchange ratio implied by division of the respective average closing prices of BENCHMARQ Common Stock by those of Unitrode Common Stock for the one-year period, as well as for the 100 trading days, 50 trading days and 20 trading days up to and including June 22, 1998:



                                                      AVERAGE CLOSING PRICE:
                                                      ----------------------
                                                      UNITRODE    BENCHMARQ    IMPLIED
                                                       COMMON      COMMON      EXCHANGE
                                                       STOCK        STOCK      RATIO(A)
                                                      --------   -----------   --------
One Year (June 21, 1997-June 22, 1998)..............   $23.27       $19.13      0.822
100 Trading Days (January 29, 1998-June 22, 1998)...   $16.44       $15.19      0.924
50 Trading Days (April 13, 1998-June 22, 1998)......   $14.26       $14.44      1.013
20 Trading Days (May 26, 1998-June 22, 1998)........   $12.16       $12.86      1.058


---------------
(a) Figures shown represent the fractional number of shares of Unitrode Common Stock per share of BENCHMARQ Common Stock.

     Adams, Harkness & Hill compared these implied exchange ratios to the Exchange Ratio.


     In addition, Adams, Harkness & Hill compared the indexed share-price performance of Unitrode Common Stock for the 200 trading days up to and including June 22, 1998 to BENCHMARQ Common Stock, a composite index made up of the Peer Group, and the Nasdaq Composite Index. The companies making up the Peer Group were: Analog Devices, Inc., DSC, Linear Technology Corp., Maxim Integrated Products, Inc., Micrel, Inc., National Semiconductor Corp. and Sipex Corp. Adams, Harkness & Hill noted that the indexed share price performance of Unitrode Common Stock and BENCHMARQ Common Stock, at 27.3% and 27.7%, respectively, had underperformed for the period the indexed performance of both the Peer Group and the Nasdaq Composite Index, at 71.8% and 110.4%, respectively.



     Contribution Analysis. Adams, Harkness & Hill compared the contribution of Unitrode and BENCHMARQ to historical and projected pro forma combined total revenue, earnings before interest and taxes ("EBIT"), pre-tax income, and net income for calendar years 1997, 1998 and 1999. Historical comparisons were based on actual financial results of Unitrode for fiscal 1998 and actual calendar 1997 results as publicly reported by Unitrode and BENCHMARQ, respectively. Pro forma comparisons for calendar 1998 and 1999 were based on projected financial results for Unitrode provided by Unitrode management, adjusted for the calendar year, and projected financial results for BENCHMARQ provided by BENCHMARQ management. For such periods and based on such pro forma comparisons, Adams, Harkness & Hill noted that BENCHMARQ would contribute 20.0% to 22.4% of pro forma combined total revenue, 11.2% to 22.4% of pro forma combined EBIT, 10.9% to 17.7% of pro forma combined pre-tax income, and 11.6% to 18.1% of pro forma combined net income.



     Adams, Harkness & Hill compared these historical contribution percentages to 24.0%, the pro forma ownership calculated using the Treasury Stock Method, as implied by the Exchange Ratio, of the combined company by holders of BENCHMARQ Common Stock.

     Peer Group Analysis. Adams, Harkness & Hill analyzed, as of June 22, 1998, historical financial performance data for the fiscal years 1996 and 1997 and the last twelve months ("LTM") and projected financial performance data for the calendar years 1998 and 1999 for Unitrode, BENCHMARQ and the Peer Group. Adams, Harkness & Hill compared ratios and multiples derived from this data and selected stock market data for BENCHMARQ to similar ratios and multiples for Unitrode and the Peer Group. Financial performance data compared included equity value (i.e., the public market value of the common and common equivalent shares outstanding as calculated using the Treasury Stock Method), enterprise value (i.e., equity value, less cash and cash equivalents, plus funded debt), revenue, EBIT and EBIT margin, net income and net margin, historical earnings per share, estimated earnings per share and estimated earnings per share growth rate as published by Adams, Harkness & Hill or third parties. Ratios and multiples compared included enterprise value to revenue, enterprise value to EBIT, and equity value to net income before non-recurring and extraordinary charges (i.e., the price to earnings ratio). Adams, Harkness & Hill noted that, when Unitrode, BENCHMARQ and the companies of the Peer Group were ranked by historical and projected financial performance data, as well as these ratios and multiples, Unitrode and BENCHMARQ underperformed the companies of the Peer Group.



     Based on the ratios and multiples for the Peer Group and Unitrode deemed relevant for comparison purposes, Adams, Harkness & Hill estimated the following ranges, adjusted as necessary for BENCHMARQ's net cash and cash equivalents of $20.4 million and funded debt of $0.5 million, of implied value for BENCHMARQ's equity: based on enterprise value to revenue multiples for projected calendar 1998, BENCHMARQ's implied equity value ranged from approximately $28 million to approximately $328 million, with an average of approximately $157 million; based on enterprise value to revenue multiples for projected calendar 1999, BENCHMARQ's implied equity value ranged from approximately $32 million to approximately $378 million, with an average of approximately $180 million; based on enterprise value to EBIT multiples for projected calendar 1998, BENCHMARQ's implied equity value ranged from approximately $26 million to approximately $163 million, with an average of approximately $79 million; based on enterprise value to EBIT multiples for projected calendar 1999, BENCHMARQ's implied equity value ranged from approximately $30 million to approximately $188 million, with an average of approximately $91 million; based on price to earnings ratios for projected calendar 1998, BENCHMARQ's public market implied equity value ranged from approximately $39 million to approximately $83 million, with an average of approximately $67 million; based on price to earnings ratios for projected calendar 1999, BENCHMARQ's public market implied equity value ranged from approximately $37 million to approximately $76 million, with an average of approximately $60 million.



     Adams, Harkness & Hill compared these ranges of implied equity value for BENCHMARQ to the equity value implied by the Exchange Ratio of approximately $85.3 million.



     Precedent Mergers & Acquisitions Analysis. Adams, Harkness & Hill analyzed publicly available information for selected completed acquisitions and mergers since 1992 within various segments of the semiconductor industry. Of the 28 transactions evaluated, filings with the Securities and Exchange Commission (the "SEC") were available for 16 transactions. In examining these transactions, Adams, Harkness & Hill analyzed financial performance data and assessed certain financial characteristics of the acquired companies relative to the consideration offered and derived relevant ratios and multiples from this data. Adams, Harkness & Hill then compared these ratios and multiples to historical and projected financial performance data for BENCHMARQ to derive a range of implied equity value.



     Based on multiples of enterprise value to LTM revenue for the Precedent Mergers and Acquisitions, Adams, Harkness & Hill estimated BENCHMARQ's implied equity value (based on BENCHMARQ's revenue for the twelve months ended March 31, 1998 and adjusted as necessary for BENCHMARQ's net cash and cash equivalents of $20.4 million and funded debt of $0.5 million), to range from approximately $22 million to approximately $172 million, with an average of approximately $88 million. Based on multiples of enterprise value to LTM EBIT for the Precedent Mergers and Acquisitions, Adams, Harkness & Hill estimated BENCHMARQ's implied equity value (based on BENCHMARQ's EBIT for the twelve months ended March 31, 1998 and adjusted as necessary for BENCHMARQ's net cash and cash equivalents of $20.4 million and funded debt of $0.5 million), to range from approximately $51 million to approximately $213 million, with an average of approximately $141 million. Based on multiples of equity value to LTM net income for the Precedent Mergers and Acquisitions, Adams, Harkness & Hill estimated BENCHMARQ's implied equity value (based on BENCHMARQ's net income for the twelve months ended March 31, 1998), to range from approximately $56 million to approximately $220 million, with an average of approximately $122 million.



     Adams, Harkness & Hill compared these ranges of implied equity value for BENCHMARQ to the equity value implied by the Exchange Ratio of approximately $85.3 million.



     In the group of 16 transactions for which SEC filings were available, nine transactions involved the acquisition of the equity shares of publicly-traded companies for which share price data was available. Adams, Harkness & Hill analyzed the premiums paid by the acquiring company relative to the closing price of the acquired company's shares as of one trading day, one week (i.e., five trading days), and four weeks (i.e., 20 trading days) prior to the public announcement of the Merger Agreement Amendment. The average premiums paid one day prior to the public announcement of the Merger Agreement Amendment ranged from approximately 3% to approximately 43%, with an average of approximately 32%. The average premium paid one week prior to the public announcement of the Merger Agreement Amendment ranged from approximately 12% to approximately 64%, with an average of approximately 45%. The average premium paid four weeks prior to the public announcement of the Merger Agreement Amendment ranged from approximately 11% to approximately 68%, with an average of approximately 43%.



     Adams, Harkness & Hill compared these average premiums to the premiums implied by the Exchange Ratio of 29.8% for one trading day, 26.4% for one week, and (21.9%) for four weeks.



     Discounted Cash Flow Analysis. Adams, Harkness & Hill performed a discounted cash flow analysis to estimate the present value of the stand-alone unlevered (before interest expense) after-tax cash flows of BENCHMARQ, based on a financial forecast for BENCHMARQ prepared by BENCHMARQ management. Adams, Harkness & Hill first calculated, based on the analysis of the three-year weighted average cost of capital for BENCHMARQ, Unitrode and the companies of the Peer Group, a range of rates appropriate for use in discounting BENCHMARQ's projected, unlevered after-tax cash flows. Adams, Harkness & Hill calculated the three-year weighted average cost of capital for BENCHMARQ, Unitrode and the companies of the Peer Group to be within a range of 15.2% and 19.7%, with an average value, weighted for each company's net enterprise value, of 18.5%. Based on these calculations, Adams, Harkness & Hill first discounted the projected, unlevered after-tax cash flows through 2002 using discount rates of 16%, 18% and 20%. BENCHMARQ's unlevered after-tax cash-flows were calculated as the after-tax operating earnings of BENCHMARQ adjusted for the addition of non-cash expenses and the deduction of uses of cash not reflected in the income statement. Adams, Harkness & Hill then added to the present value of the cash flows the terminal value of BENCHMARQ in the fiscal year 2002, discounted to present value at the same discount rate. The terminal value was computed by multiplying BENCHMARQ's projected operating income in the fiscal year 2002 by terminal multiples of 6.0, 10.5, and 15.0. The discounted cash flow valuation indicated implied equity valuations from approximately $70.6 million to approximately $141.3 million with an average of approximately $104.0 million.



     Adams, Harkness & Hill compared this range of implied equity value for BENCHMARQ to the equity value implied by the Exchange Ratio of approximately $85.3 million.



     Pro Forma Acquisition Analysis. Adams, Harkness & Hill analyzed the pro forma annual earnings per share of the combined company based on the Exchange Ratio, forecasts of BENCHMARQ's financial performance received from BENCHMARQ, forecasts of Unitrode's financial performance received from Unitrode, and pro forma forecasts of the combined company received from Unitrode. Such analysis, which relied primarily upon the pro forma forecasts of the combined company received from Unitrode, indicated that pro forma earnings per share of the combined company, compared to Unitrode as a stand-alone entity, would be decreased by 10.1% in calendar 1998 and decreased by 14.2% in calendar year 1999. Adams, Harkness & Hill relied primarily upon the pro forma forecasts of the combined company received from Unitrode because such forecasts reflect certain adjustments to BENCHMARQ's forecasts to take into account decreased backlog and softer market conditions caused by the erosion of the Asian market.

     The preparation of the Adams, Harkness Opinion involved various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances. Accordingly, such opinion is not readily susceptible to summary description. In arriving at the Adams, Harkness Opinion, Adams, Harkness & Hill did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Adams, Harkness & Hill believes its analyses must be considered as a whole and that considering any portion of such analyses and current factors could create a misleading or incomplete view of the process underlying the preparation of the Adams, Harkness Opinion. In its analyses, Adams, Harkness & Hill made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of Unitrode and BENCHMARQ. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Based on past activities, Adams, Harkness & Hill has a substantial degree of familiarity with Unitrode. In addition, in the course of its engagement, Adams, Harkness & Hill conducted further investigation of Unitrode and BENCHMARQ. In arriving at the Adams, Harkness Opinion, however, Adams, Harkness & Hill did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, Adams, Harkness & Hill did not obtain nor make any independent evaluation or appraisal of the properties, assets or liabilities of Unitrode or BENCHMARQ, nor was Adams, Harkness & Hill furnished any such evaluation or appraisal. With respect to the financial and operating forecasts (and the assumptions and bases therefor) that Adams, Harkness & Hill reviewed, Adams, Harkness & Hill assumed that such forecasts were reasonably prepared in good faith on the basis of reasonable assumptions and represent the best available estimates and judgments of the managements of Unitrode and BENCHMARQ as to the likely future financial performance of such companies. Adams, Harkness & Hill noted, among other things, that the Adams, Harkness Opinion is necessarily based upon market, economic and other conditions existing as of the date of the Adams, Harkness Opinion and information available to Adams, Harkness & Hill as of the date thereof.


     Adams, Harkness & Hill was retained by Unitrode based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as Unitrode's relationship with Adams, Harkness & Hill, which has published equity research on Unitrode since January 1997. Robert L. Gable, Chairman of the Board of Unitrode, has acted since June 1997 as an informal, unpaid advisor to the Board of Directors of Adams, Harkness & Hill.



     Unitrode engaged Adams, Harkness & Hill in connection with the Merger by means of an engagement letter, dated February 19, 1998 and amended on June 15, 1998. Such letter, as amended, provides that, for rendering of the Adams, Harkness Opinion, Adams, Harkness & Hill is to be paid a cash fee totaling $300,000, $87,500 of which is payable upon closing of the Merger. Unitrode has also agreed to indemnify Adams, Harkness & Hill for certain liabilities relating to or arising out its rendering of the Adams, Harkness Opinion.


BENCHMARQ'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BENCHMARQ BOARD


     The BENCHMARQ Board believes that the terms of the Merger Agreement and the Merger and the other transactions contemplated thereby are fair to, and are in the best interests of, BENCHMARQ and the BENCHMARQ stockholders. Accordingly, the BENCHMARQ Board has unanimously approved, with one director absent, the Merger Agreement and the Merger and recommends approval of the Merger Agreement and the Merger by the BENCHMARQ stockholders. In considering the recommendation of the BENCHMARQ Board with respect to the Merger Agreement and the Merger, BENCHMARQ stockholders should be aware that certain members of BENCHMARQ's management and the BENCHMARQ Board have certain interests in the Merger that are in addition to the interests of BENCHMARQ stockholders generally. See
"-- Interests of Certain Persons in the Merger." In reaching its decision, the BENCHMARQ Board considered numerous factors, consulted with BENCHMARQ's management, legal counsel and accounting advisors, and was advised by Prudential Securities. The principal reasons, to which relative weights were not assigned, for the BENCHMARQ Board's approval of the Merger Agreement and its recommendation to the BENCHMARQ stockholders are as follows:

          (1) Information and analyses relating to the financial performance, condition, business operations and prospects of BENCHMARQ and Unitrode, and current industry, economic and market conditions.

          (2) The possibility of strategic alternatives to the Merger for enhancing long-term stockholder value, including the possibility of transactions with other potential strategic merger partners or strategic equity investors.


          (3) The economic terms of the Merger Agreement, including the Exchange Ratio and the 23.4% equity interest in the combined equity to be received by the BENCHMARQ stockholders. With regard to the Exchange Ratio, the BENCHMARQ Board considered that: (a) the Exchange Ratio had been determined through arm's-length negotiations; (b) the Exchange Ratio represented an implied value to the BENCHMARQ stockholders of $11.38 based upon the closing price of $11.38 for Unitrode Common Stock on June 19, 1998; and (c) the likelihood that the Merger would be approved by the holders of Unitrode Common Stock upon the terms set forth in the Original Merger Agreement. See "-- Opinion of BENCHMARQ's Financial Advisor."


          (4) The fact that the combined companies could offer distributors a broader line of products, thereby creating greater leverage with distributors.


          (5) The other terms and conditions of the Merger Agreement, including the ability of the BENCHMARQ Board to designate Messrs. Erdmann, Coker and Schuele to the Unitrode Board, and the ability of the BENCHMARQ Board to pursue an unsolicited acquisition proposal should its fiduciary duties so require. See "-- BENCHMARQ Representation on the Unitrode Board" and
     "-- Interests of Certain Persons in the Merger."


          (6) The potential synergies resulting from the Merger, including those that may result from the compatibility of the BENCHMARQ and Unitrode products and the ability to utilize Unitrode's sales force in Europe and BENCHMARQ's sales force in Asia.

          (7) The structure of the Merger, including the facts that the Merger, as a "stock-for-stock" rather than a "cash-for-stock" transaction, will provide an opportunity for the BENCHMARQ stockholders to share in any future appreciation of the stock price of the combined entity, will be a tax-free transaction currently and is to be accounted for as a "pooling of interests."


          (8) The financial presentation of Prudential Securities and the June 23, 1998 opinion of Prudential Securities that the Exchange Ratio is fair, from a financial point of view, to the BENCHMARQ stockholders as of the date of such opinion and based upon and subject to certain assumptions, limitations and other matters stated therein.


          (9) Presentations from, and discussion with, certain executive officers of BENCHMARQ, Prudential Securities, Ernst & Young and Winstead, Sechrest & Minick P.C., outside legal counsel, regarding the business, financial, accounting and legal due diligence with respect to Unitrode and the terms and conditions of the Merger Agreement.

          (10) The fact that the Merger Agreement, which generally prohibits BENCHMARQ from soliciting, or engaging in discussions or negotiating with, any third party regarding any potential acquisition of BENCHMARQ, including a merger, acquisition or exchange of all or any material portion of the assets of, or equity interest in, BENCHMARQ, does permit BENCHMARQ to furnish information to, or negotiate with, any third party that has submitted a proposal for such an acquisition, provided that certain conditions are met. See "-- The Merger Agreement -- No Solicitation." The BENCHMARQ Board believes that these provisions of the Merger Agreement do not unduly restrict the ability of a third party to make a proposal meeting the applicable conditions relating to such an acquisition, or the BENCHMARQ Board's ability to consider and act upon such a proposal if made.

     The BENCHMARQ Board also considered the following potentially negative factors in its deliberations concerning the Merger:


          (1) The fact the Exchange Ratio is fixed and will not change notwithstanding any subsequent decrease in the market price of shares of Unitrode Common Stock.



          (2) The decline of the market price of shares of Unitrode Common Stock since the execution of the Original Merger Agreement.



          (3) Recent weakness in the disk drive industry, Unitrode's decision not to compete for certain custom products in this market, and the impact on Unitrode's operations and financial results as a result thereof.



          (4) The granting of the Option pursuant to the Option Agreement would likely prevent any other acquisition by a third party of BENCHMARQ from being accounted for as a "pooling of interests."



          (5) The significant costs involved in connection with the consummation of the Merger.



          (6) The risk that the anticipated benefits of the Merger may not be realized.



          (7) The requirements by Unitrode of the Voting Agreement, the Option Agreement and the Termination Fee.



     After careful consideration of the foregoing factors and consultation with its accounting, legal and financial advisors, the BENCHMARQ Board unanimously, with one director absent, approved the Merger Agreement and the Merger.



     THE BENCHMARQ BOARD BELIEVES THAT THE MERGER, INCLUDING THE EXCHANGE RATIO, IS FAIR AND IN THE BEST INTERESTS OF THE BENCHMARQ STOCKHOLDERS AND HAS UNANIMOUSLY, WITH ONE DIRECTOR ABSENT, APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT THE BENCHMARQ STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.



OPINION OF BENCHMARQ'S FINANCIAL ADVISOR



     On June 23, 1998, Prudential Securities orally delivered its opinion to the BENCHMARQ Board to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the stockholders of BENCHMARQ. Prudential Securities made a presentation of the financial analysis underlying its oral opinion at a telephonic meeting of the BENCHMARQ Board on June 23, 1998. This analysis, as presented to the BENCHMARQ Board, is summarized below. Prudential Securities confirmed its oral opinion in writing by delivering the Prudential Opinion on June 23, 1998. All of the members of the BENCHMARQ Board, except Harvey B. Cash, were present at the meeting, either in person or telephonically, on June 23, 1998 and had an opportunity to ask questions regarding Prudential Securities' presentation. Prudential Securities did not recommend to the BENCHMARQ Board that any specific amount of consideration constituted appropriate consideration for the Merger.



     In requesting the Prudential Opinion, the BENCHMARQ Board did not give any special instructions to Prudential Securities nor did it impose any limitation upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the Prudential Opinion. A copy of the Prudential Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix D hereto and is incorporated herein by reference. The summary of the Prudential Opinion set forth below is qualified in its entirety by reference to the full text of the Prudential Opinion. The BENCHMARQ stockholders are urged to read the Prudential Opinion in its entirety.



     The Prudential Opinion is directed only to the fairness of the Exchange Ratio to the stockholders of BENCHMARQ from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the BENCHMARQ Special Meeting or as to any other action such stockholder should take regarding the Merger.

     In conducting its analysis and arriving at the Prudential Opinion dated June 23, 1998, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including, among others, the following: (i) the Merger Agreement, the Option and the Voting Agreement; (ii) certain publicly-available historical financial and operating data of BENCHMARQ including, but not limited to, (a) the Annual Report to Stockholders and Annual Report on Form 10-K of BENCHMARQ for the fiscal year ended December 31, 1997, (b) the Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and (c) the Proxy Statements for the Special Meeting of Stockholders dated May 28, 1998 and Annual Meeting of Stockholders held on April 16, 1997; (iii) certain publicly-available historical financial and operating data for Unitrode, including, but not limited to, (a) the Annual Report to Stockholders and Annual Report on Form 10-K of Unitrode for the fiscal year ended January 31, 1998, (b) the Quarterly Report on Form 10-Q for the three months ended May 2, 1998 and (c) the Proxy Statement for the Annual Meeting of Stockholders dated May 28, 1998; (iv) certain information relating to BENCHMARQ, including projected income statements for the fiscal years ending December 31, 1998 and 1999, prepared by the management of BENCHMARQ; (v) certain information relating to Unitrode, including projected income statements for the fiscal years ending January 31, 1999 and 2000, prepared by the management of Unitrode; (vi) publicly available financial, operating and stock market data concerning certain companies engaged in businesses Prudential Securities deemed comparable to BENCHMARQ and Unitrode, respectively, or otherwise relevant to Prudential Securities' inquiry; (vii) the financial terms of certain recent transactions Prudential Securities deemed relevant to its inquiry; and (viii) such other financial studies, analyses and investigations that Prudential Securities deemed appropriate.



     Prudential Securities discussed with the senior management of BENCHMARQ and
Unitrode: (i) the prospects for their respective businesses; (ii) their estimates of such businesses' future financial performance; (iii) the financial impact of the Merger on the respective companies; and (iv) such other matters that Prudential Securities deemed relevant.



     In connection with its review and analysis and in arriving at the Prudential Opinion, Prudential Securities relied upon the accuracy and completeness of the financial and other information provided to it by BENCHMARQ and Unitrode and did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of BENCHMARQ or Unitrode. With respect to certain financial forecasts, provided to Prudential Securities by BENCHMARQ for BENCHMARQ and Unitrode for Unitrode, Prudential Securities has assumed that such information (and the assumptions and bases therefor) represents each respective management's best currently available estimate as to the future financial performance of BENCHMARQ and of Unitrode, as applicable. The Prudential Opinion is predicated on the Merger qualifying: (i) as a reorganization within the meaning of Section 368(a) of the Code; and (ii) for "pooling-of-interests" accounting treatment.



     In connection with Prudential Securities' delivery of the Prudential Opinion, Prudential Securities was not authorized by BENCHMARQ or the BENCHMARQ Board to solicit, nor has Prudential Securities solicited, indications of interest from third parties for the acquisition of all or any part of BENCHMARQ. The Prudential Opinion does not address nor should it be construed to address the relative merits of the Merger and alternative business strategies that may be available to BENCHMARQ. In addition, the Prudential Opinion does not in any manner address the prices at which the Unitrode Common Stock will actually trade following consummation of the Merger.



     In arriving at the Prudential Opinion, Prudential Securities performed a variety of financial analyses, and all material analyses performed by Prudential Securities are summarized herein. The summary set forth below of the analyses presented to the BENCHMARQ Board at its June 23, 1998 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes that its analysis must be considered as a whole and that selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Prudential Opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BENCHMARQ and Unitrode. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of the material financial analyses presented by Prudential Securities to the BENCHMARQ Board on June 23, 1998.



     Comparable Company Analysis. A comparable company analysis was employed by Prudential Securities to establish implied ranges for the Exchange Ratio. Prudential Securities analyzed publicly-available historical and projected financial results, including multiples of current stock price to LTM earnings per share ("LTM EPS"), projected calendar year 1998 earnings per share ("CY1998 EPS") and projected calendar year 1999 earnings per share ("CY1999 EPS"), and unlevered market value (defined as current stock price multiplied by the number of shares outstanding plus net debt) to LTM EBITDA and LTM revenues of certain companies considered by Prudential Securities to be reasonably similar to BENCHMARQ. Prudential Securities reviewed such information for DSC, Exar Corporation and TelCom Semiconductor, Inc. (the "Comparable Companies"). All of the trading multiples of the Comparable Companies were based on closing stock prices on June 19, 1998 (the "June 19th Closing Price") and all of the earnings per share estimates were published by First Call, an on-line data service available to subscribers which compiles estimates developed by research analysts. The estimates published by First Call were not prepared in connection with the Merger or at the request of Prudential Securities.



     The Comparable Companies were found to have a June 19th Closing Price estimated to be equal to 13.3x to 24.3x LTM EPS, 9.4x to 17.1x CY1998 EPS and 7.0x to 14.0x CY1999 EPS, and an unlevered market value estimated to be within a range of 3.9x to 11.0x LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and 1.0x to 2.6x LTM revenues. Applying such multiples to BENCHMARQ's LTM EPS ($0.72), CY1998 EPS, CY1999 EPS, LTM EBITDA ($9.9 million) and LTM revenues ($42.0 million) resulted in an implied range for the Exchange Ratio of 0.6571 to 1.3252. The Exchange Ratio is above the mean and median of the range of exchange ratios implied by Prudential Securities' comparable company analysis.



     None of the companies utilized in the above analysis for comparative purposes is, of course, identical to BENCHMARQ. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading value of the Comparable Companies as well as that of BENCHMARQ.



     Comparable Transactions Analysis. Prudential Securities also analyzed the consideration paid in several recent merger and acquisition transactions deemed by Prudential Securities to be reasonably similar to the Merger, and considered the multiple of the purchase price (defined as the purchase price of the acquired entity's equity) to the acquired entity's LTM net income and the unlevered purchase price (defined as the purchase price plus the acquired entity's net indebtedness) to the acquired entity's LTM EBITDA and LTM revenues, based upon publicly available information for such transactions. The transactions considered were the combinations of: (i) Zilog Inc. and Texas Pacific Group; (ii) Chips and Technologies, Inc. and Intel Corporation; (iii) Raytheon Electronics and Fairchild Semiconductor Corporation; (iv) Cyrix Corporation and National Semiconductor Corp.; (v) Fairchild Semiconductor Corporation and Sterling, LLC; (vi) Orbit Semiconductor, Inc. and The DII Group, Inc.; and (vii) Silicon Systems, Inc. and Texas Instruments Incorporated (the "Comparable Transactions"). The Comparable Transactions were found to imply for the acquired entity a purchase price within a range of 11.8x to 26.9x LTM net income, an unlevered purchase price within a range of 5.0x to 23.4x LTM EBITDA and 0.8x to 2.2x LTM revenues. Applying such multiples to BENCHMARQ's LTM net income ($6.7 million), LTM EBITDA ($9.9 million) and LTM revenues ($42.0 million) resulted in an implied range for the Exchange Ratio of 0.6335 to
1.9706. The Exchange Ratio is slightly below the mean and median of the range for the exchange ratio implied by Prudential Securities' comparable transaction analysis.

     None of the acquired entities utilized in the above analysis for comparative purposes is, of course, identical to BENCHMARQ. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the acquired entities and other factors that could affect the consideration paid for each of the acquired entities as well as that paid for BENCHMARQ.



     Pro Forma Earnings Per Share. Prudential Securities also analyzed the pro forma effect of the Merger on Unitrode's estimated calendar year 1998 and calendar year 1999 earnings per share. An analysis of anticipated future results based on projections provided by the management of BENCHMARQ for BENCHMARQ and the management of Unitrode for Unitrode estimated that the Merger would result in a decrease of 0.3% in Unitrode's pro forma 1998 earnings per share on a diluted basis, an increase of 2.6% in Unitrode's pro forma 1998 earnings per share on a diluted basis, adjusted for one-time unusual charges, and an increase of 29.1% in Unitrode's pro forma 1999 earnings per share on a diluted basis.



     Projected financial and other information concerning BENCHMARQ and Unitrode and the impact of the Merger upon the holders of BENCHMARQ Common Stock are not necessarily indicative of future results. All projected financial information is subject to numerous contingencies, many of which are beyond the control of management of BENCHMARQ and Unitrode.



     Contribution Analysis. Prudential Securities examined BENCHMARQ's and Unitrode's relative contributions of projected calendar year 1998 ("CY1998") revenue, CY1998 operating income, CY1998 net income, calendar year 1999 ("CY1999") net income, LTM net income as of March 31, 1998 and equity market capitalization as of June 19, 1998 to the combined entity and compared them to the percentage of post-Merger Unitrode Common Stock that the respective current BENCHMARQ stockholders and Unitrode stockholders will hold in the combined entity. In performing such analysis Prudential Securities relied upon projected stand-alone operating data for both BENCHMARQ and Unitrode, provided by the management of BENCHMARQ and Unitrode, respectively. Existing BENCHMARQ stockholders and Unitrode stockholders are estimated to hold 23.4% and 76.6% of the post-Merger shares of Unitrode Common Stock (on a fully diluted basis), respectively. Prudential Securities calculated that BENCHMARQ and Unitrode will contribute 23.7% and 76.3%, respectively, to the pro forma CY1998 revenue of the combined entity, 24.8% and 75.2%, respectively, to the pro forma CY1998 operating income of the combined entity, 22.6% and 77.4%, respectively, to the pro forma CY1998 net income of the combined entity, 23.2% and 76.8%, respectively, to the pro forma CY1999 net income of the combined entity, 18.6% and 81.4%, respectively, to the LTM net income as of March 31, 1998 of the combined entity and 18.6% and 81.4%, respectively, to the pro forma equity market capitalization as of June 19, 1998 of the combined entity.



     BENCHMARQ selected Prudential Securities to provide a fairness opinion because it is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger. Pursuant to an engagement letter with Prudential Securities, BENCHMARQ has paid Prudential Securities $350,000 in connection with its fairness opinion given with respect to the exchange ratio as set forth in the Original Merger Agreement and an additional $150,000 upon the delivery of the Prudential Opinion. In addition, the engagement letter with Prudential Securities provides that BENCHMARQ will reimburse Prudential Securities for its reasonable out-of-pocket expenses and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Merger or its engagement. In the ordinary course of business, Prudential Securities may actively trade the shares of BENCHMARQ Common Stock and Unitrode Common Stock for its own account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.



CLOSING; EFFECTIVE TIME



     The Closing will take place on the second business day following the date on which each of certain conditions to the Merger set forth in the Merger Agreement is satisfied or waived, or on such other date and at such other time and place as Unitrode and BENCHMARQ shall agree. Unitrode and BENCHMARQ currently anticipate that the Closing will take place within two days following completion of the

BENCHMARQ Special Meeting and the Unitrode Annual Meeting, provided the other conditions to closing set forth in the Merger Agreement have been satisfied or waived at or prior to such time. The Merger will become effective upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware as required by Delaware law. Such filing will be made as soon as practicable on or after the Closing Date.


FORM OF THE MERGER; MERGER CONSIDERATION


     At the Effective Time, among other things: (i) each issued and outstanding share of BENCHMARQ Common Stock (other than shares to be cancelled in accordance with clause (ii) below) will be converted into the right to receive one fully paid and nonassessable share of Unitrode Common Stock; (ii) all shares of BENCHMARQ Common Stock that are held by BENCHMARQ as treasury shares and all shares of BENCHMARQ Common Stock owned by Unitrode, or any wholly owned subsidiary of BENCHMARQ or Unitrode, will be cancelled and retired and shall cease to exist and no stock of Unitrode, or other consideration shall be delivered in exchange therefor; and (iii) Sub will be merged with and into BENCHMARQ, with BENCHMARQ surviving the Merger as a wholly owned subsidiary of Unitrode. The number of shares of Unitrode Common Stock to be received pursuant to the Merger is fixed and will not be changed pursuant to the Merger Agreement in the event of any subsequent increase or decrease in the market price of shares of Unitrode Common Stock or BENCHMARQ Common Stock.


     No fractional shares of Unitrode Common Stock will be issued in the Merger. The Merger Agreement provides that, in lieu of any fractional share, Unitrode will pay to each holder of shares of BENCHMARQ Common Stock who otherwise would be entitled to receive a fractional share of Unitrode Common Stock an amount of cash (without interest) determined by multiplying (i) the per share closing price for Unitrode Common Stock on the NYSE on the day of the Effective Time by
(ii) the fractional share interest of Unitrode Common Stock to which such holder would otherwise be entitled.

     A description of the relative rights, privileges and preferences of the Unitrode Common Stock, including certain material differences between the rights of holders of shares of BENCHMARQ Common Stock and Unitrode Common Stock, is set forth under the caption "Comparison of Rights of Holders of Unitrode Common Stock and Holders of BENCHMARQ Common Stock."

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Time, the Exchange Agent will mail transmittal instructions and a form of letter of transmittal to each person who was, at the Effective Time, a holder of record of shares of BENCHMARQ Common Stock. The transmittal instructions will describe the procedures for surrendering BENCHMARQ Certificates in exchange for Unitrode Certificates. BENCHMARQ STOCKHOLDERS SHOULD NOT SUBMIT THEIR BENCHMARQ CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     When a holder of shares of BENCHMARQ Common Stock delivers his or her BENCHMARQ Certificates to the Exchange Agent along with a properly executed letter of transmittal and any other required documents, such BENCHMARQ Certificates will be cancelled and such holder will receive Unitrode Certificates representing the number of full shares of Unitrode Common Stock to which such holder is entitled under the Merger Agreement and payment in cash in lieu of any fractional shares of Unitrode Common Stock which would have been otherwise issuable to such holder as a result of the Merger. If any Unitrode Certificate is to be issued in a name other than that in which the corresponding BENCHMARQ Certificate is registered, it is a condition to the exchange of the BENCHMARQ Certificate that the holder of such certificate comply with applicable transfer requirements and pay any applicable transfer or other taxes.

     Holders of shares of BENCHMARQ Common Stock will not be entitled to receive any dividends or other distributions on the Unitrode Common Stock until the Merger has been consummated and they have surrendered their BENCHMARQ Certificates in exchange for Unitrode Certificates. Subject to applicable laws, such dividends and distributions, if any, which have a record date on or after the Effective Time and a payment date prior to surrender will be paid upon surrender of the stockholder's BENCHMARQ Certificates, and such dividends and distributions, if any, which have a record date on or after the Effective Time and a payment date subsequent to such surrender will be paid at the appropriate payment date following surrender of the holder's BENCHMARQ Certificates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the BENCHMARQ Board with respect to the Merger Agreement and the Merger, BENCHMARQ stockholders should be aware that certain members of BENCHMARQ management and the BENCHMARQ Board have certain interests in the Merger that are in addition to the interests of BENCHMARQ stockholders generally. The BENCHMARQ Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger. As of the date of this Joint Proxy Statement-Prospectus, BENCHMARQ's executive officers are as follows: Derrell C. Coker (Chairman of the Board), Alan R. Schuele (President and Chief Executive Officer), R. Scott Schaefer (Chief Financial Officer and Secretary), William F. Davies, Jr. (Vice
President -- Product and Market Development) and Jimmie C. Vernon (Vice President -- Sales). As of the date of this Joint Proxy Statement-Prospectus, the members of the BENCHMARQ Board are as follows: Derrell C. Coker, L.J. Sevin, Alan R. Schuele, Harvey B. Cash, Dietrich Erdmann, Jack S. Kilby and Charles H. Phipps.


     Stock Options. BENCHMARQ has granted stock options pursuant to the BENCHMARQ Microelectronics, Inc. 1989 Stock Option Plan and pursuant to the BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan (collectively, the "BENCHMARQ Plans"). Pursuant to "change in control" provisions contained in the BENCHMARQ Plans, each unvested stock option granted under the BENCHMARQ Plans will immediately vest and become fully exercisable upon a "change in control" (including the Merger). As of the date of this Joint Proxy Statement-Prospectus, Mr. Coker holds 20,722 unvested options under the BENCHMARQ Plans at an average per share exercise price of $6.69, Mr. Schuele holds 230,000 unvested options under the BENCHMARQ Plans at an average per share exercise price of $14.81, Mr. Schaefer holds 19,742 unvested options under the BENCHMARQ Plans at an average per share exercise price of $11.68, Mr. Davies holds 35,867 unvested options under the BENCHMARQ Plans at an average per share exercise price of $9.72, and Mr. Vernon holds 29,367 unvested options under the BENCHMARQ Plans at an average per share exercise price of $9.02 at an exchange ratio of 1:1. If the currently unvested options under the BENCHMARQ Plans have the same value (calculated by subtracting the exercise price per share from $12.00 (given the assumptions described above and utilizing the closing price of Unitrode Common Stock on the NYSE on July 10, 1998, but without considering the value of the Unitrode Rights), and multiplying such number by the number of shares subject to the options) on the Closing Date, the value of such unvested options under the BENCHMARQ Plans held by Messrs. Coker, Schuele, Schaefer, Davies and Vernon will be $110,110, $0, $30,546, $97,634 and $97,634, respectively.


     Directorships and Offices. Under the terms of the Merger Agreement, Unitrode will use its best efforts to cause the number of directors on the Unitrode Board to be increased to not more than eight and to cause Dietrich Erdmann, Derrell C. Coker and Alan R. Schuele, each currently a member of the BENCHMARQ Board, to become members of the Unitrode Board as of the Effective Time. Messrs. Coker and Erdmann will receive certain remuneration as non-employee directors. See "-- BENCHMARQ Representation on the Unitrode Board." In addition, under the terms of the Merger Agreement, Mr. Schuele will become President and Chief Operating Officer of Unitrode.

     Indemnification and Insurance. From and after the Effective Time, Unitrode has agreed to indemnify, to the fullest extent permitted under the DGCL, each officer, former director, employee and agent of BENCHMARQ, against all losses, claims, damages, liabilities, costs or expenses (including attorney's fees) arising out of acts or omissions, or alleged acts or omissions, by them in their capacities as such. Unitrode has also agreed to maintain directors' and officers' insurance policy for the directors and officers of BENCHMARQ for six years.

     Employment Agreements. BENCHMARQ entered into employment agreements with Alan R. Schuele, R. Scott Schaefer and William F. Davies (the "Executive Officers") as of March 1, 1998 (the "Employment Agreements"). The Employment Agreements become effective at the Effective Time and terminate on the first anniversary of the Merger (the "Term"). Upon the termination of an Executive Officer's employment without Just Cause (as defined in the Employment Agreements) during the Term, such Executive Officer will be entitled to receive, among other things, his base salary through the date of termination of the Executive Officer's employment.

     If, during the Term, an Executive Officer terminates his employment because of certain specified changes in his employment situation constituting Good Reason (as defined in the Employment Agreements) or if he is terminated without Just Cause, he shall be entitled to receive (in addition to salary earned prior to termination) a single lump sum payment in an amount equal to his annual base salary and the value of his accrued and special vacation benefits for the year in which his employment terminates.

     Although the Merger Agreement does not provide for the termination of employment of any of the Executive Officers, if an Executive Officer were terminated without Just Cause or were to voluntarily terminate his employment for Good Reason, such Executive Officer would be entitled to a lump sum severance payment pursuant to his employment agreement. The estimated lump sum severance amounts payable under the terms of the employment agreements (based upon termination at the Effective Time and assuming current salaries) would be as follows: Alan R. Schuele $225,000; R. Scott Schaefer $115,000; and William F. Davies $164,800. Because the severance payments are based on elements which vary from year to year, if termination occurs after the Effective Time, such payments could be more or less than the estimated lump sum payments set forth above.

     Continuation of Employee Benefit Plans. Under the Merger Agreement, Unitrode has agreed to maintain the employee benefit plans of BENCHMARQ until at least December 31, 1998. As employees of BENCHMARQ, the executive officers of BENCHMARQ may participate in such plans to the extent permitted under the terms of such plans and applicable laws and regulations governing such plans.

BENCHMARQ REPRESENTATION ON THE UNITRODE BOARD

     Pursuant to the terms of the Merger Agreement, Unitrode will use its best efforts to cause the number of directors on the Unitrode Board to be increased to not more than eight and to cause Dietrich Erdmann, Derrell C. Coker and Alan
R. Schuele, each currently a member of the BENCHMARQ Board, to become members of the Unitrode Board as of the Effective Time. In addition, Unitrode shall use its best efforts such that at the annual meeting of stockholders of Unitrode held in 1999, Mr. Coker shall be a nominee to the Unitrode Board to serve for a one-year term expiring in 2000 and Mr. Schuele shall be a nominee to the Unitrode Board to serve for a two-year term expiring in 2001. Unitrode shall further use its reasonable efforts to solicit, in good faith and with reasonable diligence, proxies in support of such nominations.

     Unitrode also agreed in the Merger Agreement to take all steps necessary to cause the appointment as of the Effective Time of Mr. Schuele to the office of President and Chief Operating Officer of Unitrode.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     THE DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS THAT MAY APPLY TO A HOLDER OF BENCHMARQ COMMON STOCK. STOCKHOLDERS OF BENCHMARQ ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     In the opinions of Winstead Sechrest & Minick P.C. and Skadden, Arps, Slate, Meagher & Flom LLP, subject to the qualifications set forth below and contained herein, the following summary sets forth the principal United States federal income tax consequences of the Merger to the holders of BENCHMARQ

Common Stock who exchange such shares for Unitrode Common Stock pursuant to the Merger. The following disclosure only addresses the United States federal income tax consequences of such stockholders who hold their BENCHMARQ Common Stock as a capital asset, and does not address all of the federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. The following disclosure is based upon the Code, laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and other foreign laws are not addressed herein. No rulings have been or will be requested from the IRS with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

     Winstead Sechrest & Minick P.C., tax counsel to BENCHMARQ, and Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Unitrode, each has delivered to BENCHMARQ and Unitrode, respectively, an opinion substantially to the effect that, subject to the qualifications set forth therein, and based upon representation letters, which will be reconfirmed prior to the Closing of the Merger, and assuming that the Merger will be consummated in the manner described in this Joint Proxy Statement-Prospectus and in accordance with the current form of the Merger Agreement and related agreements: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) holders of BENCHMARQ Common Stock who exchange their BENCHMARQ Common Stock for Unitrode Common Stock in the Merger will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, that they receive in lieu of fractional shares of Unitrode Common Stock; (iii) each such holder's aggregate tax basis in the Unitrode Common Stock received in the Merger will equal his or her aggregate tax basis in the BENCHMARQ Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received; and (iv) the holding period of Unitrode Common Stock received by such holder in the exchange will include the holding period of the BENCHMARQ Common Stock surrendered in exchange therefor. In such representation letters, Unitrode and BENCHMARQ have affirmed their belief that all of the facts and assumptions upon which such opinions are based are true, correct and complete and will be true, correct and complete as of the Closing. Consummation of the Merger is conditioned upon Unitrode's receipt of an opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and BENCHMARQ's receipt of an opinion of its tax counsel, Winstead Sechrest & Minick P.C., substantially to the effect that, based upon certain facts, representations and assumptions, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinions is conditioned on, among other things, such tax counsel's receipt of representation letters from each of Unitrode, Sub and BENCHMARQ, in each case, in form and substance reasonably satisfactory to each such tax counsel. Such opinions are not binding on the IRS. Unitrode is entitled to waive the condition to consummation of the Merger that it receive such an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, and BENCHMARQ is entitled to waive the condition to consummation of the Merger that it receive such an opinion from Winstead Sechrest & Minick P.C. In the event that BENCHMARQ waives such condition, BENCHMARQ will recirculate revised proxy materials and resolicit the vote of its stockholders. BENCHMARQ stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the Merger. In the event of any change or development prior to the Closing Date which would materially affect, in Unitrode's judgment, the disclosure set forth in this Joint Proxy Statement-Prospectus, Unitrode would consider the facts and circumstances at such time and make a determination as to whether the recirculation of revised proxy materials and the resolicitation of the vote of Unitrode stockholders would be appropriate. As noted above, no rulings have been or will be requested from the IRS with respect to any of the matters discussed herein and there can be no assurance that the IRS will not take a position contrary to that described herein or that future legislation, regulations, administrative rulings, court decisions, or subsequent facts or developments, including those relating to the subject matter of representations made by the parties, would not alter the discussion set forth herein. The following disclosure assumes that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

     Based on the above assumptions and qualifications, holders of BENCHMARQ Common Stock who exchange their BENCHMARQ Common Stock for Unitrode Common Stock in the Merger will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, they receive in lieu of fractional shares of Unitrode Common Stock. Each such holder's aggregate tax basis in the Unitrode Common Stock received in the Merger will equal his or her aggregate tax basis in the BENCHMARQ Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of Unitrode Common Stock will include the holding period of the BENCHMARQ Common Stock surrendered in exchange therefor. Holders of BENCHMARQ Common Stock who receive cash in lieu of fractional shares of Unitrode Common Stock in the Merger generally will be treated as if the fractional shares of Unitrode Common Stock had been distributed to them as part of the Merger and then redeemed by Unitrode in exchange for the cash actually distributed in lieu of the fractional shares, with such redemption qualifying as an exchange under Section 302 of the Code. Consequently, such holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares. Under current law, the tax rate applicable to capital gains of an individual taxpayer varies depending on the taxpayer's holding period for the shares. In the case of an individual stockholder, any such capital gain will be subject to a maximum federal income tax rate of (i) 20%, if the individual held his or her shares of BENCHMARQ Common Stock for more than 18 months at the Effective Time and (ii) 28%, if the individual held his or her shares of BENCHMARQ Common Stock for more than one year but not more than 18 months at the Effective Time. Pending tax legislation would, if enacted, reduce the maximum federal income tax rate for any such capital gain to 20%, if the individual held his or her shares of BENCHMARQ Common Stock for more than one year at the Effective Time. The deductibility of capital losses is subject to limitations for both individuals and corporations.


ACCOUNTING TREATMENT


     The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition to closing that Unitrode have been advised by PricewaterhouseCoopers as of the Effective Time to the effect that PricewaterhouseCoopers concurs with the management of Unitrode that there is no reason the Merger would not qualify as a "pooling of interests" for financial accounting purposes and that BENCHMARQ have been advised by Ernst & Young as of the Effective Time to the effect that Ernst & Young concurs with the management of BENCHMARQ that there is no reason the Merger would not qualify as a "pooling of interests" for financial accounting purposes. Under the "pooling of interests" method of accounting, the historical recorded assets and liabilities of Unitrode and BENCHMARQ will be carried forward to the combined company at their recorded amounts, the operating results of the combined company will include the operating results of Unitrode and BENCHMARQ for the entire fiscal year in which the combination occurs and the historical reported operating results of the separate companies for prior periods will be combined and restated as the operating results of the combined company. See "-- The Merger Agreement -- Termination and Termination Fee."


REGULATORY FILINGS AND APPROVALS

     The Merger is subject to the requirements of the HSR Act, which provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division and the FTC and certain waiting periods have expired or been terminated. On March 13, 1998, Unitrode, and on March 16, 1998, BENCHMARQ, filed the required information and materials with the Antitrust Division and the FTC and requested early termination of the waiting period under the HSR Act. The waiting period under the HSR Act expired on April 15, 1998. The requirements of the HSR Act will be satisfied if the Merger is consummated within one year from the expiration of the waiting period.

     However, the Antitrust Division or the FTC may challenge the Merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. Additionally, at any time before or after the Effective Time, notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Unitrode and BENCHMARQ will prevail.

     Neither Unitrode nor BENCHMARQ is aware of any other material governmental or regulatory approval required for consummation of the Merger, other than compliance with applicable securities laws and filings under the DGCL.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES


     The shares of Unitrode Common Stock to be issued in connection with the Merger will be registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who is deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of Unitrode or BENCHMARQ at the time of the Unitrode Annual Meeting and the BENCHMARQ Special Meeting, respectively. Persons who may be deemed to be Affiliates include individuals or entities that control, are controlled by, or are under common control of Unitrode or BENCHMARQ, as the case may be, and may include certain officers and directors of Unitrode or BENCHMARQ as well as principal stockholders of Unitrode or BENCHMARQ. Affiliates may not sell their shares of Unitrode Common Stock acquired in connection with the Merger except pursuant to: (i) an effective registration statement under the Securities Act covering the resale of such shares; (ii) paragraph (d) of Rule 145 under the Securities Act; or (iii) any other applicable exemption under the Securities Act. The Registration Statement filed by Unitrode under the Securities Act in connection with the Merger (together with all amendments, supplements and exhibits thereto, the "Registration Statement"), of which this Joint Proxy Statement-Prospectus forms a part, does not cover the resale of shares of Unitrode Common Stock to be received by Affiliates in the Merger.


     Pursuant to the Merger Agreement, Unitrode and BENCHMARQ have each delivered to the other a letter identifying all persons who were, as of the date thereof, Affiliates of Unitrode and BENCHMARQ. Unitrode and BENCHMARQ are each obligated under the Merger Agreement to use reasonable best efforts to procure written agreements from such persons and any person who subsequently becomes an Affiliate of such company containing appropriate representations and covenants intended to ensure compliance with the Securities Act and protect the ability of Unitrode to account for the Merger as a "pooling of interests."

DISSENTERS' RIGHTS

     Under the MGCL or the DGCL, as the case may be, neither the holders of Unitrode Common Stock nor the holders of BENCHMARQ Common Stock are entitled to exercise appraisal rights or to demand payment for their shares as a result of the Merger.

DELISTING AND DEREGISTRATION OF SHARES OF BENCHMARQ COMMON STOCK AFTER THE
MERGER

     If the Merger is consummated, the shares of BENCHMARQ Common Stock will be delisted from the NNM and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

THE MERGER AGREEMENT


     Conversion of Shares; Exchange Ratio. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and letter of transmittal, with instructions, to each holder of BENCHMARQ Common Stock of record at the Effective Time advising such holder of the effectiveness of the Merger and of the procedure for surrendering to the Exchange Agent BENCHMARQ Certificates in exchange for: (i) Unitrode Certificates; and (ii) cash in lieu of fractional shares. BENCHMARQ STOCKHOLDERS SHOULD NOT SEND IN THEIR BENCHMARQ CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     Upon surrender to the Exchange Agent of one or more BENCHMARQ Certificates, together with a properly completed and signed letter of transmittal, there will be issued and mailed to the holder thereof a Unitrode Certificate or Certificates representing the number of whole shares of Unitrode Common Stock to which such holder is entitled under the Merger Agreement and, where applicable, a check for the amount of cash payable in lieu of a fractional share of Unitrode Common Stock (after giving effect to any required tax withholding). Until surrendered as described above, BENCHMARQ Certificates will, after the Effective Time, represent only the right to receive, upon such surrender, a Unitrode Certificate or Certificates and, if applicable, cash in lieu of fractional shares, as described above. No dividends or distributions that are declared on shares of Unitrode Common Stock will be paid to persons entitled to receive certificates representing shares of Unitrode Common Stock until such persons surrender their BENCHMARQ Certificates.

     A Unitrode Certificate or a check in lieu of a fractional share will be issued in a name other than the name in which the surrendered BENCHMARQ Certificate was registered only if: (i) the BENCHMARQ Certificate surrendered is properly endorsed or accompanied by appropriate stock powers and is otherwise in proper form for transfer; and (ii) the person requesting the issuance of such certificate or check either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate or check in a name other than that of the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.


     Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, among other things: (i) each issued and outstanding share of BENCHMARQ Common Stock (other than shares to be cancelled in accordance with clause (ii) below) will be converted into the right to receive a number of fully paid and nonassessable shares of Unitrode Common Stock equal to the Exchange Ratio; (ii) all shares of BENCHMARQ Common Stock that are held by BENCHMARQ as treasury shares and all shares of BENCHMARQ Common Stock owned by Unitrode, or any wholly owned subsidiary of BENCHMARQ or Unitrode, will be cancelled and retired and shall cease to exist and no stock of Unitrode or other consideration shall be delivered in exchange therefor; and (iii) Sub will be merged with and into BENCHMARQ, with BENCHMARQ surviving the Merger as a wholly owned subsidiary of Unitrode. Each share of Unitrode Common Stock issued in the Merger will include the associated Unitrode Rights. Cash will be issued in lieu of fractional shares of Unitrode Common Stock.



     The number of shares of Unitrode Common Stock to be received pursuant to the Merger is fixed and will not be changed pursuant to the Merger Agreement based on any subsequent increase or decrease in the market price of shares of Unitrode Common Stock or BENCHMARQ Common Stock. See "Risk Factors -- Fixed Exchange Ratio."



     Representations and Warranties. The Merger Agreement contains various customary representations and warranties of Unitrode and BENCHMARQ made to the other relating to, among other things: (i) each of Unitrode's, Sub's and BENCHMARQ's respective organizations and similar corporate matters and the organizations and similar corporate matters regarding the respective subsidiaries of Unitrode and BENCHMARQ; (ii) each of Unitrode's, Sub's and BENCHMARQ's respective capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) conflicts under articles or certificates of incorporation or bylaws, required consents or approvals and violations of certain instruments or law; (v) documents filed with the SEC and the accuracy of the information contained therein; (vi) absence of certain specified material changes; (vii) absence of material litigation; (viii) in the case of BENCHMARQ, (A) employee benefit matters, (B) validity of title to properties, (C) identification of material contracts, (D) the validity of all required permits and licenses required for BENCHMARQ to conduct its business and (E) certain intellectual property, environmental, insurance and tax matters; (ix) compliance with applicable laws; (x) the accuracy of information supplied by Unitrode and BENCHMARQ in connection with the preparation of the Registration Statement and this Joint Proxy Statement-Prospectus; (xi) the receipt of fairness opinions from their respective financial advisors; (xii) in the case of BENCHMARQ, the approval of the Merger Agreement by the BENCHMARQ Board and the inapplicability of the provisions of Section 203 of the DGCL (concerning business combinations with interested stockholders) to the transactions contemplated thereby; and
(xiii) in the case of Unitrode, the approval of the Merger Agreement and the issuance of the Merger Shares, the inapplicability of Section 3-601 et. seq. of the MGCL (concerning business combinations with interested stockholders) to the transaction contemplated thereby.

     Conduct of Business Prior to the Effective Time. Pursuant to the terms of the Merger Agreement, Unitrode and BENCHMARQ have each agreed to conduct their respective businesses in the ordinary course consistent with past practice and to use all reasonable efforts to preserve substantially intact its business organization.


     Pursuant to the Merger Agreement, BENCHMARQ has further agreed that, except as contemplated by the Merger Agreement, it shall not, among other things, do any of the following without the prior written consent of Unitrode: (i) make any change in the compensation payable to or to become payable to any of its directors, officers or employees, except for changes in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of BENCHMARQ as in effect on March 2, 1998) to, or enter into or amend any employment, severance, termination, benefit plan, welfare plan or other similar agreement, with or applicable to any director, officer or employee; (iii) make any loans to any of its officers, directors or employees; (iv) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock; (v) redeem, purchase or acquire any shares of capital stock of, or other equity interests in, BENCHMARQ; (vi) effect any reorganization or recapitalization; (vii) split, combine, reclassify or issue, offer or sell any of the capital stock of, or other equity interests in, BENCHMARQ; (viii) grant any lien with respect to any shares of capital stock of, or other equity interests in, any subsidiary of BENCHMARQ; (ix) acquire, by merging or consolidating with or through the acquisition of assets of or otherwise, any business, corporation, partnership, association or other business organization or division thereof; (x) sell, lease, exchange or otherwise dispose of, or grant any lien (other than certain permitted liens) with respect to, any of the assets of BENCHMARQ, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice; (xi) adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;
(xii) change any of its methods of accounting in effect at December 31, 1996, except as may be required to comply with generally accepted accounting principles; (xiii) make or rescind any election relating to taxes (other than any election that must be made periodically that is made consistent with past practice); (xiv) settle or compromise any legal or tax claim; (xv) change any of its methods of reporting income or deductions for United States federal income tax purposes from those employed in the preparation of the United States federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law; (xvi) release any person from its obligations under any existing standstill agreement relating to a proposal to acquire BENCHMARQ or otherwise under any confidentiality agreement or similar agreement; (xvii) enter into any material contract (other than customers and vendors in the ordinary course of business) which provides for an exclusive arrangement with another party or is substantially more restrictive on BENCHMARQ than material contracts existing on March 2, 1998; (xviii) propose, adopt, approve or implement any stockholder rights plan or similar agreements, which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by the Merger Agreement, the Voting Agreement or the Option Agreement; (xix) incur, guarantee or otherwise become liable for any obligations for borrowed money or purchase money indebtedness; (xx) knowingly take or allow to be taken any action which would jeopardize the treatment of Unitrode's acquisition of BENCHMARQ as a "pooling of interests" for accounting purposes or knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or
(xxi) agree in writing or otherwise to do any of the foregoing.


     Pursuant to the Merger Agreement, Unitrode has agreed that, except as contemplated by the Merger Agreement, it shall not, among other things, do any of the following without the prior written consent of BENCHMARQ: (i) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock; (ii) redeem, purchase or acquire any shares of capital stock of, or other equity interests in, Unitrode or any of its subsidiaries;
(iii) effect any reorganization or recapitalization; (iv) split, combine, reclassify or issue, offer or sell any of the capital stock of, or other equity interests in, Unitrode or any of its subsidiaries; (v) acquire, by merging or consolidating with or through the acquisition of assets of or otherwise, any business, corporation, partnership, association or other business organization or division thereof; (vi) sell, lease, exchange or otherwise dispose of, or grant any lien (other than certain permitted liens) with respect to, any of the assets of Unitrode, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice; (vii) adopt any amendments to its articles or certificate of incorporation or bylaws or other organizational documents; (viii) incur, guarantee or otherwise become liable for any obligations for borrowed money or purchase money indebtedness; (ix) knowingly take or allow to be taken any action which would jeopardize the treatment of Unitrode's acquisition of BENCHMARQ as a "pooling of interests" for accounting purposes or knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (x) agree in writing or otherwise to do any of the foregoing.

     The Merger Agreement also provides that, from the date thereof until the Effective Time, Sub will not conduct any business except as contemplated by the Merger Agreement.


     No Solicitation. BENCHMARQ has agreed, pursuant to the terms of the Merger Agreement, that it shall not, until the Effective Time or the termination of the Merger Agreement, and will cause its respective officers, directors, employees, or other agents (including without limitation, investment bankers, attorneys or accountants) not to, directly or indirectly: (i) take any action to solicit, initiate, encourage, enter into any agreement relating to or otherwise facilitate any offer or proposal for, or any indication of interest in an Acquisition Proposal (as defined below); (ii) waive any provision of any standstill or similar agreements entered into by BENCHMARQ; or (iii) engage in or continue discussions or negotiations with or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, or disclose any nonpublic information relating to BENCHMARQ, or afford access to BENCHMARQ's properties, books or records, to any person, entity or group that may be considering making, or has made, an Acquisition Proposal. However, the BENCHMARQ Board may furnish information to, or enter into discussions or negotiations with, any person, entity or group in connection with an unsolicited bona fide proposal in writing by such person, entity or group with respect to an Acquisition Proposal if, and only to the extent (A) that (1) the BENCHMARQ Board, after consulting with outside legal counsel, determines in good faith that such action is required for the BENCHMARQ Board to comply with its fiduciary duties to stockholders imposed by law and (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person, entity or group, BENCHMARQ provides written notice to Unitrode to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group and BENCHMARQ keeps Unitrode informed of the status of the principal financial terms of any such negotiations or discussion; or (B) necessary to comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.



     "Acquisition Proposal" means any offer, proposal or indication of interest (other than by or with Unitrode or its subsidiaries): (i) by any person, entity or group to commence (as such term is defined in Rule 14d-2 under the Exchange
Act), or file a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of BENCHMARQ Common Stock such that, upon consummation of such offer, such person, entity or group would own or control more than 15% of the then outstanding BENCHMARQ Common Stock; or (ii) relating to (a) a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving BENCHMARQ, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of BENCHMARQ representing 15% or more of BENCHMARQ's consolidated assets, directly or indirectly, in one or a series of transactions other than in the ordinary course of business, (c) an issuance, sale or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of BENCHMARQ, directly or indirectly, in one or a series of transactions or (d) a transaction in which any person, entity or group shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or has or would have the right to acquire beneficial ownership, of 15% or more of the outstanding BENCHMARQ Common Stock.


     BENCHMARQ Stock Options. In the event of the consummation of a "change of control" (which would include the Merger), all vesting restrictions applicable to options (the "BENCHMARQ Options") granted under the BENCHMARQ Plans are to accelerate and the holders of BENCHMARQ Options may exercise such options without regard to such vesting restrictions.


     Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding BENCHMARQ Option shall become an option to purchase that number of shares of Unitrode Common Stock (and the associated Unitrode Rights) obtained by multiplying the number of shares of BENCHMARQ Common Stock issuable upon the exercise of such option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Exchange Ratio and otherwise upon the same terms and conditions as such outstanding options to purchase BENCHMARQ Common Stock. In addition, Unitrode has agreed to take all corporate actions necessary to reserve for issuance of a sufficient number of shares of Unitrode Common Stock (and the associated Unitrode Rights) for delivery upon exercise of the BENCHMARQ Options. As promptly as practicable after the Effective Time, Unitrode shall file one or more registration statements on Form S-8 with respect to the shares of Unitrode Common Stock (and the associated Unitrode Rights) subject to the BENCHMARQ Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and blue sky laws.



     Conditions to Consummation of the Merger. The respective obligations of Unitrode, Sub and BENCHMARQ, respectively, to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable law: (i) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be pending before or threatened and no proceedings for that purpose shall be in effect by the SEC; (ii) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of BENCHMARQ in accordance with the DGCL and the certificate of incorporation and by laws of BENCHMARQ; (iii) the issuance of the Merger Shares shall have been approved by the requisite vote of the stockholders of Unitrode in accordance with the requirements of the NYSE and the articles of incorporation and bylaws of Unitrode; (iv) no court or governmental authority having jurisdiction over BENCHMARQ or Unitrode shall have enacted any law, regulation or issued any order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (v) all approvals and consents of applicable courts or governmental authorities required to consummate the Merger, the failure to obtain which would have a material adverse effect on Unitrode or BENCHMARQ, as the surviving corporation, shall have been received, and all applicable waiting periods, including the waiting period under the HSR Act, shall have expired or been terminated; (vi) the shares of Unitrode Common Stock (and the associated Unitrode Rights) to be issued pursuant to the Merger shall have been approved for listing, subject to official notice of issuance, on the NYSE; and (vii) Unitrode having been advised in writing by PricewaterhouseCoopers that such firm concurs with the management of Unitrode that there is no reason why the Merger cannot be treated as a "pooling of interests" for financial accounting purposes and BENCHMARQ having been advised in writing by Ernst & Young that such firm concurs with the management of BENCHMARQ that there is no reason why the Merger cannot be treated as a "pooling of interests" for financial accounting purposes. Although certain closing conditions may be waived by the party entitled to the benefit thereof, as of the date of this Joint Proxy Statement-Prospectus, neither Unitrode nor BENCHMARQ expects to waive any closing conditions.


     In addition, the obligations of Unitrode and Sub to effect the Merger and the other transactions contemplated by the Merger Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by Unitrode and Sub, in whole or in part, to the extent permitted by applicable law: (i) each of the representations and warranties of BENCHMARQ contained in the Merger Agreement to the extent it is qualified as to material adverse effect shall be true and correct and each such representation and warranty to the extent that it is not so qualified shall be true and correct (without regard to any other materiality qualification) such that the aggregate effect of any inaccuracies in such representations and warranties will not have a material adverse effect on

BENCHMARQ, in each case as of the date thereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and Unitrode and Sub shall have received a certificate of the President and the Chief Financial Officer of BENCHMARQ, dated the date of the Effective Time, to such effect; (ii) BENCHMARQ shall have performed or complied in all respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and Unitrode and Sub shall have received a certificate of the President and the Chief Financial Officer of BENCHMARQ, dated the date of the Effective Time, to such effect; and (iii) Unitrode shall have received the opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code.

     The obligations of BENCHMARQ to effect the Merger and the other transactions contemplated by the Merger Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by BENCHMARQ, in whole or in part, to the extent permitted by applicable law: (i) each of the representations and warranties of Unitrode and Sub contained in the Merger Agreement to the extent it is qualified as to material adverse effect shall be true and correct and each such representation and warranty to the extent that it is not so qualified shall be true and correct (without regard to any other materiality qualification) such that the aggregate effect of any inaccuracies in such representations and warranties will not have a material adverse effect on Unitrode and Sub, in each case as of the date thereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. BENCHMARQ shall have received a certificate of the President and the Chief Financial Officer of each of Unitrode and Sub, dated the date of the Effective Time, to such effect; (ii) Unitrode and Sub shall have performed or complied in all respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the Effective Time, and BENCHMARQ shall have received a certificate of the President and the Chief Financial Officer of each of Unitrode and Sub, dated the date of the Effective Time, to such effect; and (iii) BENCHMARQ shall have received the opinion of its tax counsel, Winstead Sechrest & Minick P.C., to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Termination and Termination Fee. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement and the Merger by the stockholders of BENCHMARQ or approval of the issuance of the Merger Shares by the stockholders of Unitrode: (i) by mutual consent of Unitrode and BENCHMARQ; (ii) by either Unitrode or BENCHMARQ, upon a breach of any covenant or agreement on the part of the other party set forth in the Merger Agreement, or if any representation or warranty of the other party, to the extent it is qualified as to material adverse effect, shall have become untrue, or if any such representation and warranty which is not so qualified (without regard to any other materiality qualification) shall have become untrue such that the aggregate effect of any inaccuracies in such representations and warranties will have a material adverse effect on Unitrode or BENCHMARQ, as the case may be, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date (a "Terminating Breach"), provided that, if such Terminating Breach is curable by the party who is so in breach through the exercise of reasonable efforts, the Merger Agreement may not be terminated for 20 days unless such Terminating Breach is not cured within 20 days after written notice of such breach is given, provided that the party in breach continues to exercise such reasonable efforts; (iii) by either Unitrode or BENCHMARQ, if there shall be any order of a court of competent jurisdiction which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the Merger, unless the party relying on such order has not used all reasonable efforts to take appropriate action and to do all things necessary, proper and advisable to consummate the Merger; (iv) by either Unitrode or BENCHMARQ, if the Merger shall not have been consummated before October 31, 1998, unless the party seeking to terminate the Merger Agreement has not used all reasonable efforts to take appropriate action and to do all things necessary, proper and advisable to consummate the Merger, provided that the party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before October 31, 1998 may not seek to terminate the Merger Agreement because of the failure of the

Effective Time to occur on or before October 31, 1998; (v) by either Unitrode or BENCHMARQ, if the Merger Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of BENCHMARQ at the BENCHMARQ Special Meeting; (vi) by either Unitrode or BENCHMARQ if the issuance of the Merger Shares shall fail to receive the requisite vote for approval by the stockholders of Unitrode at the Unitrode Annual Meeting; (vii) by Unitrode, if the BENCHMARQ Board (a) fails to recommend approval and adoption of the Merger Agreement and the Merger by the stockholders of BENCHMARQ or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of the Merger Agreement or the Merger, (b) makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal, (c) takes any prohibited action with respect to an Acquisition Proposal, or any action with respect to an Acquisition Proposal which would be prohibited but for the BENCHMARQ Board's fiduciary duty to take such action or (d) enters into any agreement relating to an Acquisition Proposal other than the Merger Agreement or the Option Agreement; and (viii) by BENCHMARQ, if from and after June 23, 1998, the Unitrode Board fails to recommend approval of the issuance of the Merger Shares pursuant to the Merger Agreement by the stockholders of Unitrode or withdraws or modifies (or publicly announces an intention to withdraw or modify) its approval and recommendation in a manner materially adverse to BENCHMARQ. The right of any party hereto to terminate the Merger Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of Unitrode, Sub, BENCHMARQ or any of their respective officers, directors, representatives or agents.



     In the event of the termination of the Merger Agreement, the Merger Agreement will become void, and there will be no liability on the part of Unitrode, Sub or BENCHMARQ or any of their respective officers or directors to the other and all rights and obligations of any party thereto will cease, except as otherwise set forth in the Merger Agreement and except that nothing therein will relieve any party from liability for any breach of the Merger Agreement.



     BENCHMARQ has agreed to promptly pay to Unitrode by wire transfer of same day funds not later than two business days after the date of such termination the termination fee of $4,528,000 (the "Termination Fee") if the Merger Agreement is terminated: (i) by Unitrode, because the BENCHMARQ Board fails to recommend approval and adoption of the Merger Agreement to the stockholders of BENCHMARQ or BENCHMARQ withdraws or modifies (or publically announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of the Merger Agreement or the Merger (except if circumstances exist that would allow the Company to terminate the Merger Agreement as a result of a change that would have a material adverse effect on Unitrode); (ii) by Unitrode, because the BENCHMARQ Board (a) makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal, (b) takes any prohibited action with respect to an Acquisition Proposal, or any action with respect to an Acquisition Proposal which would be prohibited but for the BENCHMARQ Board's fiduciary duty to take such action or (c) enters into any agreement relating to an Acquisition Proposal other than the Merger Agreement or the Option Agreement or resolves to do any of the foregoing; (iii) by Unitrode or BENCHMARQ because of the failure to obtain the required approval from BENCHMARQ stockholders and at the time of such termination or prior to the BENCHMARQ Special Meeting there shall have been an Acquisition Proposal (whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the BENCHMARQ Special Meeting); or (iv) by Unitrode as a result of BENCHMARQ's material breach of its obligation (a) to use all reasonable efforts to take appropriate action and to do all things necessary, proper and advisable to consummate the Merger or (b) to promptly hold the BENCHMARQ Special Meeting and to recommend the approval and adoption of the Merger Agreement to the stockholders of BENCHMARQ and to solicit proxies for the BENCHMARQ Special Meeting, provided, however, that if the Merger Agreement is terminated by Unitrode or BENCHMARQ because the BENCHMARQ stockholders fail to approve and adopt the Merger Agreement under circumstances in which the BENCHMARQ Board has
(x) made any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal, (y) taken any prohibited action with respect to an Acquisition Proposal, or any action with respect to an Acquisition Proposal which would have been prohibited but for the BENCHMARQ Board's fiduciary duty to take such action or (z) entered into any agreement relating to an Acquisition Proposal other than the Merger

Agreement or the Option Agreement, and at the time of such termination the stockholders of Unitrode shall have failed to approve the issuance of the Merger Shares, Unitrode shall not be entitled to the Termination Fee.


     If the Merger Agreement is terminated by BENCHMARQ because the Unitrode Board, from and after June 23, 1998, fails to recommend approval of the issuance of the Merger Shares by the stockholders of Unitrode or withdraws or modifies (or publicly announces an intention to withdraw or modify) in a manner materially adverse to BENCHMARQ its approval or recommendation of the issuance of the Merger Shares, and at the time of such termination there shall have been a Unitrode Acquisition Proposal (as defined below) (whether or not such Unitrode Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination), and the stockholders of Unitrode shall have failed to approve the issuance of the Merger Shares, Unitrode shall promptly pay to BENCHMARQ by wire transfer of same day funds not later than two business days after the date of such termination a termination fee of $2,000,000. "Unitrode Acquisition Proposal" means any offer, proposal or indication of interest (other than by or with BENCHMARQ or its subsidiaries): (i) by any person, entity or group to commence (as such term is defined in Rule 14d-2 under the Exchange
Act), or file a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Unitrode Common Stock such that, upon consummation of such offer, such person, entity or group would own or control more than 15% of the then outstanding Unitrode Common Stock; or
(ii) relating to (a) a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving Unitrode, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Unitrode representing 15% or more of the consolidated assets of Unitrode, directly or indirectly, in one or a series of transactions other than in the ordinary course of business, (c) an issuance, sale or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of Unitrode, directly or indirectly, in one or a series of transactions, or (d) a transaction in which any person, entity or group shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the outstanding Unitrode Common Stock. In the event that BENCHMARQ terminates the Merger Agreement because: (i) Unitrode materially breaches certain provisions of the Merger Agreement related to obtaining stockholder approval or satisfying conditions to the consummation of the Merger or (ii) the Unitrode Board, from and after June 23, 1998, fails to recommend the approval by the stockholders of Unitrode of the issuance of the Unitrode Common Stock, Unitrode will be required to pay BENCHMARQ actual, verifiable expenses in an amount up to $500,000. In the event that BENCHMARQ terminates the Merger Agreement because the stockholders of Unitrode fail to approve the issuance of the Merger Shares, Unitrode will be required to pay BENCHMARQ actual, verifiable expenses in an amount up to $250,000.


     Waiver and Amendment. Subject to the requirements of law, the Merger Agreement may be amended by Unitrode, Sub and BENCHMARQ by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of BENCHMARQ, no amendment may be made which would reduce the amount or change the type of consideration into which each share of BENCHMARQ Common Stock will be converted pursuant to the Merger Agreement upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

     At any time prior to the Effective Time, Unitrode, Sub or BENCHMARQ may:
(i) extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and
(iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Although certain closing conditions may be waived by the party entitled to the benefit thereof, as of the date of this Joint Proxy Statement-Prospectus, neither Unitrode nor BENCHMARQ expects to waive any closing conditions.

                               RELATED AGREEMENTS

STOCK OPTION AGREEMENT


     As an inducement for Unitrode to enter into the Merger Agreement and in consideration thereof, BENCHMARQ and Unitrode entered into the Original Stock Option Agreement which is attached hereto as Appendix E, as amended by the Stock Option Agreement Amendment which is attached hereto as Appendix F whereby BENCHMARQ granted to Unitrode the Option to purchase under certain circumstances described therein, up to 955,158 shares of BENCHMARQ Common Stock at an exercise price per share equal to $11.38, as adjusted as provided therein. Based on the number of shares of BENCHMARQ Common Stock outstanding on March 2, 1998, the Option would be exercisable for approximately 13.4% of the outstanding shares of BENCHMARQ Common Stock, or approximately 10% of the shares of BENCHMARQ Common Stock outstanding on a fully diluted basis after giving effect to the exercise of the Option. The Option is exercisable in whole or in part upon the occurrence of a Triggering Event (as defined below). No Triggering Event has occurred as of the date of this Joint Proxy Statement-Prospectus. The Option will terminate upon the occurrence of a Termination Event (as defined below).


     The Option is intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Option Agreement may have the effect of discouraging persons who might now or at any time prior to the Effective Time be interested in acquiring all or a significant interest in BENCHMARQ or its assets.

     Unitrode may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of certain events (each, a "Triggering Event"), provided that Unitrode provides notice of such exercise in accordance with the Option Agreement. A Triggering Event includes the following:

          (i) any Person (as defined in the Merger Agreement) (other than Unitrode or any subsidiary of Unitrode) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to a tender offer or exchange offer to purchase any shares of BENCHMARQ Common Stock such that, upon consummation of such offer, such Person would own or control 10% or more of the then outstanding BENCHMARQ Common Stock;

          (ii) BENCHMARQ or any subsidiary of BENCHMARQ shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than Unitrode or any subsidiary of Unitrode) to (a) effect a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving BENCHMARQ or any of its Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X of the SEC), (b) sell, lease or otherwise dispose of assets of BENCHMARQ or its subsidiaries representing 10% or more of the consolidated assets of BENCHMARQ other than in the ordinary course of business or (c) issue, sell or otherwise dispose of (including by way of merger, reorganization, consolidation, share exchange or other business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of BENCHMARQ or any of its Significant Subsidiaries; or


          (iii) any Person (other than Unitrode or any subsidiary of Unitrode or BENCHMARQ or, in a fiduciary capacity, any subsidiary of BENCHMARQ) shall have, subsequent to the date of the Option Agreement, acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "Group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding BENCHMARQ Common Stock;


provided that, the Option will terminate either (a) immediately prior to the Effective Time; or (b) at the time of termination of the Merger Agreement (A) by BENCHMARQ or Unitrode if there shall be any order of a court of competent jurisdiction which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the Merger, unless the party relying on such order has not used all reasonable efforts to take appropriate action and to do all things necessary, proper and advisable to consummate the Merger, provided that the matter giving rise to such order shall not have been initiated by BENCHMARQ or any person, entity or group who initiates an Acquisition Proposal,
(B) by BENCHMARQ (I) upon an uncured Terminating Breach by Unitrode or (II) if the Unitrode Board fails to recommend approval of the issuance of the Merger Shares by the stockholders of Unitrode or withdraws or modifies (or publicly announces an intention to withdraw or modify) in a manner materially adverse to BENCHMARQ its approval or recommendation of the issuance of the Merger Shares,
(C) by either BENCHMARQ or Unitrode, because the stockholders of Unitrode fail to approve the issuance of the Merger Shares, (D) by the mutual consent of both BENCHMARQ and Unitrode, (E) by BENCHMARQ or Unitrode, if the Merger shall not have been consummated before October 31, 1998, unless BENCHMARQ seeks to terminate the Merger Agreement and it has not used all reasonable efforts to take appropriate action and to do all things necessary, proper and advisable to consummate the Merger, (F) by Unitrode, because the BENCHMARQ Board fails to recommend approval and adoption of the Merger Agreement to the stockholders of BENCHMARQ or BENCHMARQ withdraws or modifies (or publically announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of the Merger Agreement or the Merger (if circumstances exist that would allow BENCHMARQ to terminate the Merger Agreement as a result of a change that would have a material adverse effect on Unitrode) or (G) by either party pursuant to any other provision of the Merger Agreement; provided (in the case of this subsection (G)) such termination occurs prior to the occurrence of an Acquisition Proposal (each, a "Termination Event").


     Upon the occurrence of certain events set forth in the Option Agreement, BENCHMARQ is required to repurchase the Option (the "Repurchase") or to cause the Option to be converted into, or exchanged for, an option of another corporation (the "Substitute Option"). In addition, the Option Agreement grants certain registration rights (the "Registration Rights") to Unitrode with respect to the shares of BENCHMARQ Common Stock represented by the Option. Also, under certain circumstances, BENCHMARQ is entitled to a right of first refusal (the "Right of First Refusal") if Unitrode desires to sell all or any part of the Option or shares of BENCHMARQ Common Stock acquired by it pursuant thereto. Notwithstanding any other provisions of the Option Agreement, the Total Profit (as defined therein) which Unitrode may realize from the Option and the Termination Fee may not exceed $7,278,000. The terms of such Repurchase, Substitute Option, Registration Rights, Right of First Refusal and limitations on Total Profit are set forth in the Option Agreement.

VOTING AGREEMENT


     As a further inducement for Unitrode to enter into the Merger Agreement, the Voting Agreement Stockholders entered into the Original Voting Agreement, which is attached hereto as Appendix G, and the Voting Agreement Amendment which is attached hereto as Appendix H, whereby the Voting Agreement Stockholders agreed to vote all of the shares of BENCHMARQ Common Stock beneficially owned by them in favor of certain matters, including without limitation, the approval and adoption of the Merger Agreement, and against, among other things, any action or agreement that could reasonably be expected to result, directly or indirectly, in a breach in any material respect of any covenant, representation or warranty or any obligation of BENCHMARQ under the Merger Agreement or the Option Agreement. The Voting Agreement Stockholders beneficially own an aggregate of 1,463,609 shares of BENCHMARQ Common Stock or 20.7% of the outstanding shares of BENCHMARQ Common Stock as of the BENCHMARQ Record Date. Unitrode did not pay additional consideration to any Voting Agreement Stockholder in connection with the execution and delivery of the Voting Agreement.


     The Voting Agreement terminates upon the earlier to occur of the Effective Time or the termination of the Merger Agreement. The name of each Voting Agreement Stockholder and the number of outstanding shares of BENCHMARQ Common Stock held by each Voting Agreement Stockholder are set forth on Schedule A to the Voting Agreement.

EMPLOYMENT AGREEMENTS

     BENCHMARQ entered into the Employment Agreements with the Executive Officers as of March 1, 1998. The Employment Agreements become effective at the Effective Time and terminate on the first anniversary of the Merger. Upon the termination of an Executive Officer's employment without Just Cause during the Term, such Executive Officer will be entitled to receive, among other things, his base salary through the date of termination of the Executive Officer's employment.

     If, during the Term, an Executive Officer terminates his employment because of certain specified changes in his employment situation constituting Good Reason or if he is terminated without Just Cause, he shall be entitled to receive (in addition to salary earned prior to termination) a single lump sum payment in an amount equal to his annual base salary and the value of his accrued and special vacation benefits for the year in which his employment terminates.

     Although the Merger Agreement does not provide for the termination of employment of any of the Executive Officers, if an Executive Officer were terminated without Just Cause or were to voluntarily terminate his employment for Good Reason, such Executive Officer would be entitled to a lump sum severance payment pursuant to his employment agreement. The estimated lump sum severance amounts payable under the terms of the employment agreements (based upon termination at the Effective Time and assuming current salaries) would be as follows: Alan R. Schuele $225,000; R. Scott Schaefer $115,000; and William F. Davies $164,800. Because the severance payments are based on elements which vary from year to year, if termination occurs after the Effective Time, such payments could be more or less than the estimated lump sum payments set forth above.

                 INFORMATION CONCERNING UNITRODE AND MERRIMACK

     Unitrode was founded in 1960 and is incorporated under the laws of Maryland. Since its inception, Unitrode and its subsidiaries have designed, manufactured, marketed, and sold electronic components and sub-systems. After divesting various businesses from 1989 through 1994, Unitrode is now focused on the analog/linear and mixed-signal integrated circuits business. Unitrode and its subsidiaries operate within a single industry segment, the manufacture and sale of electronic components, and have various classes of products within that one segment.

     Unitrode currently designs, manufactures, markets and sells a range of analog/linear and mixed-signal ICs. This business was founded in 1981. Unitrode's products are principally proprietary, are used in a variety of applications in EDP/computer, telecommunications, industrial control and instrumentation, defense/ aerospace, and automotive markets. For the most part, the ICs are used either to control switching power supplies and small electronic motors, or as high-speed interface and communication circuits between various pieces of electronic equipment.

     Sub was incorporated in February 1998 for the purpose of the transactions contemplated by the Merger Agreement and has engaged in no other business. Sub is a wholly owned subsidiary of Unitrode.

     The principal executive offices of Unitrode are located at 7 Continental Boulevard, Merrimack, New Hampshire 03054, and its telephone number is (603) 424-2410.

                        INFORMATION CONCERNING BENCHMARQ

     BENCHMARQ, a Delaware corporation incorporated in 1989, is engaged principally in the design, manufacture and marketing of ICs and electronic modules for portable power-sensitive electronic applications. BENCHMARQ's principal focus is on the development and sale of Battery Management Products, on which it is concentrating the majority of its research and development activities. BENCHMARQ's Battery Management Products control charging, conditioning and monitoring of rechargeable batteries, principally for portable electronic systems, including personal computers, cellular telephones, camcorders, power tools, personal care devices, electronic games and audio devices. BENCHMARQ also produces a family of NVSRAM modules and NVSRAM Products that provide battery-backed memory to devices such as telecommunications equipment, including network routers, hubs and memory boards. RTC Products that provide non-volatile time and date functions, principally to personal computers or electronic systems, comprise BENCHMARQ's third product group.

     During each of the years 1992 through 1996, BENCHMARQ derived the majority of its revenues from sales of Integrated Battery Products. In 1997, BENCHMARQ generated the majority of its revenues from Battery Management Products, its strategic focus. Although BENCHMARQ expects a material portion of its total net revenues to come from sales of Integrated Battery Products through at least 1998, significant long-term growth is not anticipated from these product groups. BENCHMARQ operates in a single industry segment.


     The mailing address of the principal executive offices of BENCHMARQ is 17919 Waterview Parkway, Dallas, Texas 75252, and its telephone number is (972) 437-9195.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     Unitrode Common Stock is traded on the NYSE under the symbol "UTR." BENCHMARQ Common Stock is traded on the NNM under the symbol "BMRQ."

     The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Unitrode Common Stock as reported on the NYSE (as adjusted for the 2-for-1 stock split of Unitrode Common Stock on October 6, 1997) and per share of BENCHMARQ Common Stock as quoted on the NNM.


                                                               UNITRODE         BENCHMARQ
                                                             COMMON STOCK      COMMON STOCK
                                                            --------------    --------------
                                                            HIGH      LOW     HIGH      LOW
                                                            -----    -----    -----    -----
1996:
First Quarter.............................................  24 3/16  23 3/16  8 5/8    6 1/4
Second Quarter............................................  15 3/8   9 1/4    16       7
Third Quarter.............................................  11 7/16  7 3/8    12 3/4   6 3/4
Fourth Quarter............................................  14 11/16 11 1/4   27       10
1997:
First Quarter.............................................  19 7/16  14 7/16  29 7/8   11 1/8
Second Quarter............................................  26 7/16  15 7/8   22 1/4   12 3/4
Third Quarter.............................................  42 5/16  25       36 1/4   17 1/2
Fourth Quarter............................................  38 11/16 15 15/16 25 1/4   12
1998:
First Quarter.............................................  22 1/2   16 7/16  18 1/2   10 1/4
Second Quarter............................................  18 11/16 10 7/16  17 1/2   8 1/4
Third Quarter (through July 10, 1998).....................  12 3/8   11 3/8   12       10 11/16



     The following table sets forth the closing prices per share of Unitrode Common Stock as reported on the NYSE and per share of BENCHMARQ Common Stock as quoted on the NNM on February 27, 1998 (the business day preceding public announcement of the Merger) June 23, 1998 (the last full trading day prior to the announcement of the Merger Agreement Amendment) and on July 10, 1998 (the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement-Prospectus) and the equivalent per share prices (as explained below) of shares of BENCHMARQ Common Stock on such dates.



                                                     UNITRODE       BENCHMARQ        EQUIVALENT
                                                   COMMON STOCK    COMMON STOCK    PER SHARE PRICE
                                                   ------------    ------------    ---------------
February 27, 1998................................    $18.8125        $16.2500         $18.8125
June 23, 1998....................................    $11.3750        $ 8.6875         $11.3750
July 10, 1998....................................    $12.0000        $11.5625         $12.0000



     The equivalent per share price of a share of BENCHMARQ Common Stock represents the closing price of a share of Unitrode Common Stock on such date multiplied by the Exchange Ratio computed as of such date.


     Because the market price of Unitrode Common Stock that holders of BENCHMARQ Common Stock will receive in the Merger may increase or decrease prior to the Merger, stockholders are urged to obtain current market quotations.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma combined condensed financial statements assume a business combination between Unitrode and BENCHMARQ accounted for on a "pooling of interests" basis and are based on the respective historical financial statements and the notes thereto of Unitrode and BENCHMARQ, which are incorporated by reference in this Joint Proxy Statement-Prospectus. The unaudited pro forma combined condensed balance sheet combines Unitrode's May 2, 1998 unaudited consolidated balance sheet with BENCHMARQ's March 31, 1998 unaudited consolidated balance sheet. The unaudited pro forma combined condensed statements of operations combine Unitrode's historical operating results for the three months ended May 2, 1998 and May 3, 1997 and the fiscal years ended January 31, 1998, 1997 and 1996 with the corresponding BENCHMARQ historical operating results for the three months ended March 31, 1998 and 1997 and for the fiscal years ended December 31, 1997, 1996 and 1995, respectively.



     For purposes of the preparation of the unaudited pro forma combined condensed balance sheet, merger-related expenses (which the companies anticipate will be approximately $3 million on a pre-tax basis) were included.



     The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined company. The unaudited pro forma combined condensed financial statements do not give effect to any cost savings which may result from the integration of Unitrode's and BENCHMARQ's operations.



     These unaudited pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Unitrode and BENCHMARQ, incorporated by reference in this Joint Proxy Statement-Prospectus. See "Available Information" and "Incorporation by Reference."

                             UNITRODE AND BENCHMARQ

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               AS OF MAY 2, 1998



                                                                              PRO FORMA
                                                                       -----------------------
                                              UNITRODE    BENCHMARQ    ADJUSTMENTS    COMBINED
                                              --------    ---------    -----------    --------
                                                           (AMOUNTS IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................  $ 57,263     $ 4,091       $    --      $ 61,354
  Short-term investments....................        --      16,290            --        16,290
  Accounts receivable, net..................    19,011       4,050            --        23,061
  Inventories...............................    14,086       5,454            --        19,540
  Notes receivable..........................       714          --            --           714
  Deferred income taxes.....................     6,724         858            --         7,582
  Prepaid expenses and other current
     assets.................................     2,553       2,166            --         4,719
                                              --------     -------       -------      --------
     Total current assets...................   100,351      32,909            --       133,260
                                              --------     -------       -------      --------
Property, plant and equipment, net..........    76,151       3,039            --        79,190
Equipment under capital lease obligations,
  net.......................................        --       2,519            --         2,519
Other assets and deferred charges...........     1,757          49            --         1,806
Restricted cash and investments.............     1,172          --            --         1,172
Notes and other receivables, net............     2,638          --            --         2,638
Prepayment of product purchases, less
  current...................................        --       3,360            --         3,360
Excess of cost over net assets acquired,
  net.......................................     1,625          --            --         1,625
                                              --------     -------       -------      --------
Total assets................................  $183,694     $41,876       $    --      $225,570
                                              ========     =======       =======      ========
Current liabilities:
  Accounts payable..........................  $ 10,383     $ 2,656       $    --        13,039
  Income taxes payable......................       721         496            --         1,217
  Accrued employee compensation and
     benefits...............................     1,994          --            --         1,994
  Accrued distributor liability.............     2,867         101            --         2,968
  Deferred income on shipments to
     distributors...........................        --       1,160            --         1,160
  Current obligations under capital
     leases.................................        --       1,079            --         1,079
  Other current liabilities.................     6,327         629         1,700         8,656
                                              --------     -------       -------      --------
     Total current liabilities..............    22,292       6,121         1,700        30,113
Obligation under capital leases, less
  current...................................        --         510            --           510
Deferred income taxes.......................     2,119         406            --         2,525
Other long-term liabilities.................       900          --            --           900
                                              --------     -------       -------      --------
     Total liabilities......................    25,311       7,037         1,700        34,048
                                              --------     -------       -------      --------
Stockholders' equity:
  Common stock..............................       244           7            64           315
  Additional paid-in capital................    46,326      26,496           (77)       72,745
  Retained earnings.........................   112,814       8,345        (1,700)      119,459
  Net unrealized gain on short-term
     investments............................        --           4            --             4
  Treasury stock............................        --         (13)           13            --
  Deferred compensation.....................    (1,001)         --            --        (1,001)
                                              --------     -------       -------      --------
     Total stockholders' equity.............   158,383      34,839        (1,700)      191,522
                                              --------     -------       -------      --------
Total liabilities and stockholders'
  equity....................................  $183,694     $41,876       $    --      $225,570
                                              ========     =======       =======      ========


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                             UNITRODE AND BENCHMARQ

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                     FOR THE THREE MONTHS ENDED MAY 2, 1998



                                                                            PRO FORMA
                                                                     -----------------------
                                            UNITRODE    BENCHMARQ    ADJUSTMENTS    COMBINED
                                            --------    ---------    -----------    --------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..............................  $28,019      $9,310        $    --      $37,329
Cost of revenues..........................   17,583       4,770             --       22,353
                                            -------      ------        -------      -------
  Gross profit............................   10,436       4,540             --       14,976
                                            -------      ------        -------      -------
Operating expenses:
  Research and development................    3,793         891             --        4,684
  Selling, general and administrative.....    5,563       2,676             --        8,239
  New fab pre-operating expenses..........    1,109          --             --        1,109
  Restructuring costs.....................    1,267          --             --        1,267
  Merger-related costs....................      766         575         (1,341)          --
                                            -------      ------        -------      -------
     Total operating expenses.............   12,498       4,142         (1,341)      15,299
                                            -------      ------        -------      -------
Income (loss) from operations.............   (2,062)        398          1,341         (323)
                                            -------      ------        -------      -------
Other income (expense):
  Royalty income..........................      558          --             --          558
  Interest income.........................      835         195             --        1,030
  Interest expense........................       (6)        (37)            --          (43)
  Non-operating income (expense), net.....   (2,632)          1             --       (2,631)
                                            -------      ------        -------      -------
     Total other income (expense).........   (1,245)        159             --       (1,086)
                                            -------      ------        -------      -------
Income (loss) before income tax provision
  (benefit)...............................   (3,307)        557          1,341       (1,409)
Income tax provision (benefit)............     (958)        275             --         (683)
                                            -------      ------        -------      -------
Net income (loss).........................  $(2,349)     $  282        $ 1,341      $  (726)
                                            =======      ======        =======      =======
Basic earnings (loss) per share...........  $  (.10)     $  .04                     $  (.02)
                                            =======      ======                     =======
Diluted earnings (loss) per share.........  $  (.10)     $  .04                     $  (.02)
                                            =======      ======                     =======
Weighted average shares outstanding.......   24,336       7,072                      31,408
                                            =======      ======                     =======
Weighted average shares outstanding --
  assuming dilution.......................   24,336       7,667                      31,408
                                            =======      ======                     =======


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                             UNITRODE AND BENCHMARQ

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                     FOR THE THREE MONTHS ENDED MAY 3, 1997



                                                                                   PRO FORMA
                                                          UNITRODE    BENCHMARQ    COMBINED
                                                          --------    ---------    ---------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues............................................  $ 40,840     $11,712     $ 52,552
Cost of revenues........................................    19,146       5,814       24,960
                                                          --------     -------     --------
  Gross profit..........................................    21,694       5,898       27,592
                                                          --------     -------     --------
Operating expenses:
  Research and development..............................     4,322         815        5,137
  Selling, general and administrative...................     6,727       2,646        9,373
     New fab pre-operating expenses.....................     1,514          --        1,514
                                                          --------     -------     --------
     Total operating expenses...........................    12,563       3,461       16,024
                                                          --------     -------     --------
Income from operations..................................     9,131       2,437       11,568
                                                          --------     -------     --------
Other income (expense):
  Royalty income........................................       603          --          603
  Interest income.......................................       634         187          821
  Interest expense......................................       (23)        (52)         (75)
  Non-operating income (expense), net...................       175          (5)         170
                                                          --------     -------     --------
     Total other income.................................     1,389         130        1,519
                                                          --------     -------     --------
Income before income tax provision......................    10,520       2,567       13,087
Income tax provision....................................     3,934         924        4,858
                                                          --------     -------     --------
Net income..............................................  $  6,586     $ 1,643     $  8,229
                                                          ========     =======     ========
Basic earnings per share................................  $    .28     $   .24     $    .27
                                                          ========     =======     ========
Diluted earnings per share..............................  $    .27     $   .21     $    .26
                                                          ========     =======     ========
Weighted average shares outstanding.....................    23,357       6,789       30,146
                                                          ========     =======     ========
Weighted average shares outstanding -- assuming
  dilution..............................................    24,390       7,673       32,063
                                                          ========     =======     ========


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                             UNITRODE AND BENCHMARQ

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1998

                                                                                   PRO FORMA
                                                          UNITRODE    BENCHMARQ    COMBINED
                                                          --------    ---------    ---------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues............................................  $177,603     $44,437     $222,040
Cost of revenues........................................    83,592      20,740      104,332
                                                          --------     -------     --------
  Gross profit..........................................    94,011      23,697      117,708
                                                          --------     -------     --------
Operating expenses:
  Research and development..............................    17,096       3,087       20,183
  Selling, general and administrative...................    28,749      10,806       39,555
  New fab pre-operating expenses........................     6,289          --        6,289
                                                          --------     -------     --------
     Total operating expenses...........................    52,134      13,893       66,027
                                                          --------     -------     --------
Income from operations..................................    41,877       9,804       51,681
                                                          --------     -------     --------
Other income (expense):
  Royalty income........................................     2,886          --        2,886
  Interest income.......................................     2,864         672        3,536
  Interest expense......................................       (95)       (178)        (273)
  Non-operating income (expense), net...................       279         (32)         247
                                                          --------     -------     --------
     Total other income.................................     5,934         462        6,396
                                                          --------     -------     --------
Income before income tax provision......................    47,811      10,266       58,077
Income tax provision....................................    17,576       3,595       21,171
                                                          --------     -------     --------
Net income..............................................  $ 30,235     $ 6,671     $ 36,906
                                                          ========     =======     ========
Basic earnings per share................................  $   1.27     $   .97     $   1.20
                                                          ========     =======     ========
Diluted earnings per share..............................  $   1.21     $   .86     $   1.13
                                                          ========     =======     ========
Weighted average shares outstanding.....................    23,806       6,867       30,673
                                                          ========     =======     ========
Weighted average shares outstanding -- assuming
  dilution..............................................    24,957       7,752       32,709
                                                          ========     =======     ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                             UNITRODE AND BENCHMARQ

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1997

                                                                                   PRO FORMA
                                                          UNITRODE    BENCHMARQ    COMBINED
                                                          --------    ---------    ---------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues............................................  $133,526     $40,153     $173,679
Cost of revenues........................................    63,028      21,820       84,848
                                                          --------     -------     --------
  Gross profit..........................................    70,498      18,333       88,831
                                                          --------     -------     --------
Operating expenses:
  Research and development..............................    17,976       2,922       20,898
  Selling, general and administrative...................    23,435       8,575       32,010
                                                          --------     -------     --------
     Total operating expenses...........................    41,411      11,497       52,908
                                                          --------     -------     --------
Income from operations..................................    29,087       6,836       35,923
                                                          --------     -------     --------
Other income (expense):
  Royalty income........................................     2,582          --        2,582
  Interest income.......................................     2,081         705        2,786
  Interest expense......................................       (96)       (210)        (306)
  Non-operating income (expense), net...................         8         (38)         (30)
                                                          --------     -------     --------
     Total other income.................................     4,575         457        5,032
                                                          --------     -------     --------
Income before income tax provision......................    33,662       7,293       40,955
Income tax provision....................................    12,985         231       13,216
                                                          --------     -------     --------
Net income..............................................  $ 20,677     $ 7,062     $ 27,739
                                                          ========     =======     ========
Basic earnings per share................................  $    .90     $  1.06     $    .93
                                                          ========     =======     ========
Diluted earnings per share..............................  $    .87     $   .96     $    .89
                                                          ========     =======     ========
Weighted average shares outstanding.....................    23,061       6,640       29,701
                                                          ========     =======     ========
Weighted average shares outstanding -- assuming
  dilution..............................................    23,705       7,391       31,096
                                                          ========     =======     ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                             UNITRODE AND BENCHMARQ

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1996

                                                                                   PRO FORMA
                                                        UNITRODE     BENCHMARQ     COMBINED
                                                        --------     ---------     ---------
                                                         (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                    SHARE DATA)
Net revenues..........................................  $116,148      $29,215      $145,363
Cost of revenues......................................    55,165       16,872        72,037
                                                        --------      -------      --------
  Gross profit........................................    60,983       12,343        73,326
                                                        --------      -------      --------
Operating expenses:
  Research and development............................    14,674        2,238        16,912
  Selling, general and administrative.................    22,313        6,090        28,403
                                                        --------      -------      --------
     Total operating expenses.........................    36,987        8,328        45,315
                                                        --------      -------      --------
Income from operations................................    23,996        4,015        28,011
                                                        --------      -------      --------
Other income (expense):
  Royalty income......................................     2,396           --         2,396
  Interest income.....................................     1,682          403         2,085
  Interest expense....................................       (85)        (340)         (425)
  Non-operating income (expense), net.................       (37)          (6)          (43)
                                                        --------      -------      --------
     Total other income...............................     3,956           57         4,013
                                                        --------      -------      --------

Income before income tax provision....................    27,952        4,072        32,024
Income tax provision..................................    10,433          270        10,703
                                                        --------      -------      --------
Net income............................................  $ 17,519      $ 3,802      $ 21,321
                                                        ========      =======      ========
Basic earnings per share..............................  $    .76      $   .70      $    .75
                                                        ========      =======      ========
Diluted earnings per share............................  $    .74      $   .61      $    .71
                                                        ========      =======      ========
Weighted average shares outstanding...................    22,994        5,451        28,445
                                                        ========      =======      ========
Weighted average shares outstanding -- assuming
  dilution............................................    23,814        6,273        30,087
                                                        ========      =======      ========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. The unaudited pro forma combined condensed financial statements of Unitrode and BENCHMARQ give retroactive effect to the Merger, which is being accounted for as a "pooling of interests" and, as a result, such statements are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined condensed financial statements reflect the issuance of one share of Unitrode Common Stock for each share of BENCHMARQ Common Stock in the Merger.



2. The unaudited pro forma combined basic and diluted earnings per share is based on the combined weighted average number of common shares and common and dilutive shares of Unitrode Common Stock and BENCHMARQ Common Stock for each period.



3. On September 29, 1997, the Unitrode stockholders approved a 2-for-1 stock split of the Unitrode Common Stock effected in the form of a 100% stock dividend distributed on October 14, 1997 to stockholders of record as of October 6, 1997. All per share and weighted average shares outstanding data have been restated to reflect the retroactive effect of the stock split and the adoption of Statement of Financial Accounting Standards ("SFAS") No. 128.



4. The unaudited pro forma combined condensed financial statements combine Unitrode's consolidated financial statements as of May 2, 1998, and for the three months ended May 2, 1998 and May 3, 1997, and the fiscal years ended January 31, 1998, 1997 and 1996 with BENCHMARQ's consolidated financial statements as of March 31, 1998, and for the three months ended March 31, 1998 and 1997, and the fiscal years ended December 31, 1997, 1996 and 1995, respectively.


5. The unaudited pro forma combined condensed financial statements do not include adjustments to conform the accounting policies of BENCHMARQ to those followed by Unitrode. The nature and extent of such adjustments, if any, will be based upon further analysis.


6. Unitrode and BENCHMARQ estimate they will incur merger-related costs of approximately $3 million, including investment advisory fees, regulatory filing costs, legal and accounting expenses, and other transaction costs. Merger-related costs incurred to date and recorded in the historical Unitrode and BENCHMARQ balance sheets as of May 2, 1998 were $1.3 million. Additional merger-related costs and expenses have been reflected as a pro forma adjustment in the pro forma combined condensed balance sheet as of May 2, 1998. These amounts are preliminary estimates and subject to change. Moreover, additional unanticipated expenses may be incurred in connection with the integration of the business of the two companies.


7. Certain financial statement balances of BENCHMARQ have been reclassified to conform with the Unitrode financial statement presentation.


8. Pursuant to "change in control" provisions contained in the BENCHMARQ Plans, all unvested stock options outstanding will immediately vest upon completion of the Merger. As a result, for the purposes of the pro forma disclosures required by SFAS No. 123, "Accounting for Stock-Based Compensation," the additional pro forma expense for the 1,054,575 unvested options, as of December 31, 1997, which would immediately vest as a result of the Merger, would have been approximately $3.8 million. This additional pro forma expense of $3.8 million under SFAS No. 123 would have reduced the pro forma combined basic and diluted earnings per share of Unitrode and BENCHMARQ for the fiscal year ended January 31, 1998 by $0.11 and $0.10, respectively.

                       COMPARISON OF RIGHTS OF HOLDERS OF
          UNITRODE COMMON STOCK AND HOLDERS OF BENCHMARQ COMMON STOCK

INTRODUCTION

     Unitrode is incorporated under the laws of the State of Maryland and BENCHMARQ is incorporated under the laws of the State of Delaware. If the Merger is consummated, the holders of shares of BENCHMARQ Common Stock, whose rights as stockholders are currently governed by the DGCL, BENCHMARQ's Seventh Amended and Restated Certificate of Incorporation (the "BENCHMARQ Charter") and the Bylaws of BENCHMARQ (the "BENCHMARQ Bylaws") will, at the Effective Time, become holders of shares of Unitrode Common Stock and their rights as such will by governed by the MGCL, the Unitrode Articles of Incorporation (the "Unitrode Articles") and the Bylaws of Unitrode (the "Unitrode Bylaws"). The material differences between the rights of holders of shares of BENCHMARQ Common Stock and the rights of the holders of shares of Unitrode Common Stock, resulting from the differences in their governing documents and the application of the DGCL or the MGCL thereto, are summarized below.

     The following summary sets forth the material differences in the rights of stockholders of Unitrode and BENCHMARQ, but does not purport to be a complete statement of the rights of holders of shares of Unitrode Common Stock under applicable Maryland laws, the Unitrode Articles and the Unitrode Bylaws or a comprehensive comparison with the rights of the holders of shares of BENCHMARQ Common Stock under applicable Delaware laws, the BENCHMARQ Charter and the BENCHMARQ Bylaws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the MGCL and the governing corporate instruments of Unitrode, to the DGCL and the governing corporate instruments of BENCHMARQ to which holders of shares of BENCHMARQ Common Stock are referred. For information as to how such documents may be obtained, see "Incorporation By Reference."

AUTHORIZED CAPITAL STOCK


     Unitrode. The MGCL requires that a corporation's articles of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue. If the stock of the corporation is divided into classes, the corporation must set forth a description of each class including any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. Unitrode is authorized to issue 60,000,000 shares of Unitrode Common Stock, 24,408,257 shares of which were issued and outstanding as of the Unitrode Record Date. Unitrode is also authorized to issue 1,000,000 shares of preferred stock, par value $.01 per share of Unitrode ("Unitrode Preferred Stock") of which 300,000 shares have been designated Series A Preferred Stock of which none were outstanding as of the Unitrode Record Date.


     BENCHMARQ. The DGCL requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof. BENCHMARQ is authorized to issue 50,000,000 shares of BENCHMARQ Common Stock, 7,118,253 shares of which were outstanding as of the BENCHMARQ Record Date. BENCHMARQ is also authorized to issue 22,000,000 shares of preferred stock, par value $.01 per share (the "BENCHMARQ Preferred Stock") of which none were issued and outstanding as of the BENCHMARQ Record Date.

BOARD OR STOCKHOLDER APPROVED PREFERRED STOCK

     Unitrode. The Unitrode Articles authorize the Unitrode Board, without further action by the stockholders of Unitrode, to provide for the issuance of Unitrode Preferred Stock in one or more series and to fix the voting powers, designations, preferences, exchange or conversion rights, options, restrictions, special rights or relations, dividend rights or limitations, qualifications or terms or conditions of redemption thereof, by adopting a resolution or resolutions creating and designating such series. The rights of the holders of Unitrode

Common Stock are subject to the rights and preferences of the holders of any Unitrode Preferred Stock or series thereof that the Unitrode Board may issue. See "-- Anti-Takeover Protection."

     BENCHMARQ. The DGCL permits a corporation's certificate of incorporation to authorize its board of directors to issue, without stockholder approval, series of preferred or preference stock and to designate their powers, preferences and rights and their qualifications, limitations or restrictions. The BENCHMARQ Charter authorizes the BENCHMARQ Board, without stockholder approval, to provide for the issuance of BENCHMARQ Preferred Stock in one or more series and to fix the preferences, conversion and other rights, voting rights, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption as the BENCHMARQ Board may determine. The rights of the holders of BENCHMARQ Common Stock could potentially be subject to the rights and preferences of the holders of any BENCHMARQ Preferred Stock or series thereof that the BENCHMARQ Board may issue. See "-- Anti-Takeover Protection."

VOTING RIGHTS

     Unitrode. The MGCL states that, unless a corporation's articles of incorporation specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting shall constitute a quorum and (iii) in all matters other than the election of directors, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before a stockholder meeting. Each holder of Unitrode Common Stock is entitled to one vote per share and to the same and identical voting rights as other holders of Unitrode Common Stock. Except as may otherwise be provided in a designation of a series of Unitrode Preferred Stock or as otherwise expressly required by law, holders of Unitrode Preferred Stock do not have any voting rights.

     BENCHMARQ. The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii) below, the bylaws specify otherwise, (i) each share of its capital stock is entitled to one vote,
(ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders meeting and (iii) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the stockholders. Each holder of BENCHMARQ Common Stock is entitled to one vote per share and to the same and identical voting rights as other holders of BENCHMARQ Common Stock. Holders of BENCHMARQ Common Stock do not have cumulative voting rights. Holders of BENCHMARQ Preferred Stock will have such voting rights, if any, as may be established by the BENCHMARQ Board in the designation of a series of BENCHMARQ Preferred Stock or as otherwise expressly required by law.

NUMBER OF DIRECTORS

     Unitrode. Under the MGCL, a corporation (except in certain circumstances) must have at least three directors at all times. Subject to this provision, a corporation's bylaws may alter the number of directors and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the corporation's articles or its bylaws.

     The number of persons currently constituting the Unitrode Board is six. The Unitrode Bylaws provide that Unitrode shall have between three and fifteen directors. The directors of Unitrode are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. Consequently, members of the Unitrode Board serve staggered three-year terms.

     In connection with the Merger, Unitrode intends to increase the number of persons constituting the Unitrode Board to eight. See "The Merger -- BENCHMARQ Representation on the Unitrode Board."

     BENCHMARQ. Under the DGCL, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation. The certificate of incorporation, initial bylaw or bylaw adopted by stockholder vote may divide the directors into 1, 2 or 3 classes.

     The number of persons currently constituting the BENCHMARQ Board is seven. The BENCHMARQ Bylaws provide that the number of directors may be altered from time to time by amendment to the BENCHMARQ Bylaws. The BENCHMARQ Board has the power to amend the BENCHMARQ Bylaws. The directors of BENCHMARQ are not divided into classes.

ELECTION OF BOARD OF DIRECTORS

     Unitrode. The MGCL provides that a corporation's directors shall be elected by a plurality of the votes cast at a meeting at which a quorum is present. Under the Unitrode Articles, directors must be elected by the holders of an absolute majority of shares of Unitrode Common Stock entitled to elect directors. Under the MGCL, a corporation's articles of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. Neither the Unitrode Articles nor the Unitrode Bylaws grant cumulative voting rights with respect to the election of directors to holders of Unitrode Common Stock. The MGCL permits, but does not require, the adoption of a "classified" board of directors with staggered terms under which part of the board of directors is elected each year. The MGCL permits the bylaws of the corporation to provide for the term of office a director may serve, except that (i) the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings and (ii) the term of office of at least one class shall expire each year. The Unitrode Bylaws provide for a classified board.

     Under the Unitrode Bylaws, vacancies may be filled by the vote of a majority of the remaining directors and newly created directorships may be filled by a majority of the entire Unitrode Board. If a director is removed by the stockholders for cause then the affirmative vote of not less than the absolute majority of all votes of the holders of capital stock entitled to vote for the election of such directors shall be necessary to elect a successor. If a director is removed by the stockholders without cause, then the affirmative vote of the holders of not less than two-thirds of all shares of capital stock entitled to vote for the election of such director shall be necessary to elect a successor. A director may be removed for cause by the affirmative vote of not less than an absolute majority of all votes entitled to be cast for the election of such director, and a director may be removed without cause by the affirmative vote of not less than two-thirds of all votes of the holders of capital stock entitled to be cast for the election of such director.

     Under the Unitrode Bylaws, in order for a stockholder to nominate a candidate for the election as a director or propose business for consideration at an annual meeting, the stockholder must give notice to the Unitrode Secretary not more then 90 days or less than 60 days from the first anniversary of the last annual meeting. See "Advance Notice Bylaw."

     BENCHMARQ. The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, a corporation's certificate of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. The BENCHMARQ Charter does not permit cumulative voting. See "-- Voting Rights."

     The DGCL permits, but does not require, the adoption of a "classified" board of directors with staggered terms under which part of the board of directors is elected each year for a maximum of three years. In general, under the DGCL, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors. The BENCHMARQ Charter does not provide for a classified board of directors. See "-- Number of Directors."

     Under the BENCHMARQ Bylaws, vacancies and newly created directorships may be filled by the vote of the majority of directors then in office (even though less than a quorum remains).

     The BENCHMARQ Bylaws do not have an "advance notice provision" similar to the Unitrode Advance Notice Bylaw (as defined herein).
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

EXECUTIVE COMMITTEES

     Unitrode. The Unitrode Board has formed an Executive Committee that has all the powers of the Unitrode Board, except as prohibited by applicable law. See "Unitrode Board Meetings and Committees of the Unitrode Board."

     BENCHMARQ. The BENCHMARQ Bylaws permit the BENCHMARQ Board to form an executive committee, however, no such committee has been created by the BENCHMARQ Board.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

     Unitrode. Under the MGCL, the sale, lease, exchange or transfer of all or substantially all of the assets of a corporation not in the ordinary course of business conducted by it, as well as any merger, consolidation or share exchange involving the corporation, requires approval by holders of two-thirds of the shares of the corporation entitled to vote on such matters. Approval of the Merger is not required under the MGCL, but stockholder approval of the issuance of the Merger Shares is required by the rules of the NYSE because shares of Unitrode Common Stock are traded on the NYSE and the number of shares to be issued in connection with the Merger will exceed 20% of the issued and outstanding shares of Unitrode Common Stock.

     BENCHMARQ. The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote. The BENCHMARQ Charter does not contain such a provision.

SPECIAL MEETING OF STOCKHOLDERS

     Unitrode. Under the MGCL, a special meeting of stockholders may be called by the president, the board of directors or any other person specified in the corporation's charter or bylaws. Under the Unitrode Bylaws, a special meeting of the stockholders of Unitrode may be called at any time by (i) the President of Unitrode, (ii) the Unitrode Board, (iii) the Chairman of the Unitrode Board or
(iv) any executive vice president or senior vice president of Unitrode. The stockholders of Unitrode may call a special meeting upon the written request of stockholders entitled to cast at least twenty-five percent of all the votes entitled to be cast at a special meeting. Such a request must state the purpose of the meeting and matters proposed to be acted on. The stockholders calling such a special meeting are required to reimburse Unitrode for the costs of preparing and mailing a notice of such a meeting to the stockholders. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at a special meeting of the stockholders, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

     BENCHMARQ. Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors or by any person or persons authorized to do so by its certificate of incorporation or bylaws. The BENCHMARQ Charter does not address procedures for calling a special meeting of stockholders. Under the BENCHMARQ Bylaws, a special meeting of the stockholders may be called at any time by the BENCHMARQ Board, the Chairman of the BENCHMARQ Board, the President of BENCHMARQ or upon the request in writing of stockholders holding at least twenty-five percent of the number of shares of stock outstanding and entitled to vote at a meeting. No business may be transacted and no corporate action may be taken at a special meeting of the stockholders other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Unitrode. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if (i) a unanimous written consent setting forth the action and signed by each stockholder entitled to vote on such matters and (ii) a written waiver of any right to dissent signed by each

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

stockholder entitled to notice of the meeting but not entitled to vote at it, are filed with the records of the stockholders meeting.

     BENCHMARQ. Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the BENCHMARQ Bylaws, any action required to be taken or which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding BENCHMARQ Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted. Prompt notice of any action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION

     Unitrode. The MGCL allows amendment of a corporation's articles of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment must be approved by two-thirds of all votes entitled to vote on the matter.

     BENCHMARQ. The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely. If the proposed amendment does not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL, a corporation's certificate of incorporation may require, for action by the board of directors or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL and the provision of the certificate of incorporation requiring such greater vote cannot be altered, amended or repealed except by such greater vote. The BENCHMARQ Charter does not contain a provision requiring a vote greater than that specified in the DGCL to amend the BENCHMARQ Charter.

AMENDMENT OF BYLAWS

     Unitrode. Under the MGCL, the exclusive power to change the bylaws may be left with the stockholders, vested in the directors or shared by both groups. The Unitrode Bylaws have vested the power to adopt, alter and repeal the Unitrode Bylaws exclusively in the Unitrode Board. Such power may only be exercised by a majority of the entire Unitrode Board then in office.

     BENCHMARQ. Under the DGCL, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The BENCHMARQ Bylaws authorize the BENCHMARQ Board or stockholders at a meeting to make, alter or repeal the BENCHMARQ Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Unitrode. The MGCL requires a corporation (unless its articles of incorporation provides otherwise, which Unitrode's articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires Unitrode, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Unitrode as authorized by the Unitrode Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by Unitrode if it shall ultimately be determined that the standard of conduct was not met.

     BENCHMARQ. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The BENCHMARQ Charter includes a provision eliminating (to the maximum extent permitted by the DGCL) a director's personal liability to BENCHMARQ and requires indemnification of a director to the maximum extent permitted under Delaware law.

     Under the DGCL, directors and officers as well as other employees and agents of the corporation may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The BENCHMARQ Charter and the BENCHMARQ Bylaws provide to directors, officers, employees and agents indemnification to the full extent provided by law.

     BENCHMARQ has entered into indemnification agreements with each of the directors and certain officers of BENCHMARQ that provide for indemnification of, and advancement of expenses to, such persons to the fullest extent permitted by law.

REMOVAL OF OFFICERS AND DIRECTORS

     Unitrode. In general, under the MGCL, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, except that, unless a corporation's articles of incorporation state otherwise, the MGCL authorizes removal of a member of a classified board by the stockholders only for cause. The Unitrode Articles allow for the removal of a director without cause.

     BENCHMARQ. In general, the DGCL provides that, unless the certificate of incorporation provides otherwise, any or all of the directors of the corporation may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors. The BENCHMARQ Charter does not restrict the removal of BENCHMARQ's directors.

PAYMENT OF DIVIDENDS

     Unitrode. Under the MGCL, a board of directors may authorize a corporation to make distributions to its stockholders, subject to any restrictions in its articles of incorporation and as provided under the MGCL. Under the MGCL, no distribution is permitted, however, if, after giving effect to the distribution, the corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

     BENCHMARQ. The DGCL permits the payment of dividends and the redemption of shares out of a corporation's surplus. Under the DGCL, dividends may in certain cases also be paid out of its net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. The holders of BENCHMARQ Common Stock are entitled to receive, pursuant to the BENCHMARQ Charter, dividends as, if and when declared by the BENCHMARQ Board out of any funds legally available.

ANTI-TAKEOVER PROTECTION

     Certain provisions of the MGCL, the DGCL, the Unitrode Articles and the BENCHMARQ Charter may discourage an attempt to acquire control of Unitrode or BENCHMARQ, respectively, that a majority of either corporation's stockholders determined was in their best interests. These provisions also may render the removal of one or all directors more difficult or deter or delay a change of control that the Unitrode Board or the BENCHMARQ Board, respectively, did not approve.

  Unitrode.

     Authorized Preferred Stock. The rights of holders of Unitrode Common Stock will be subject to, and may be adversely affected by, the rights of holders of any shares of Unitrode Preferred Stock that may be issued in the future. Any such issuance may adversely affect the interests of holders of Unitrode Common Stock by limiting control that such holders may exert by exercise of their voting rights, by subordinating their rights in liquidation to the rights of the holders of such Unitrode Preferred Stock, and otherwise. In addition, the issuance of Unitrode Preferred Stock, in some circumstances, may deter or discourage takeover attempts and other changes in control of Unitrode by making it more difficult for a person who has gained a substantial equity interest in Unitrode to obtain control or to exercise control effectively. Except as to the Unitrode Rights Agreement, Unitrode has no current plans or agreements with respect to the issuance of any Unitrode Preferred Stock.

     Maryland Legislation. Under the MGCL, certain business combinations, including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an interested stockholder who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation or an affiliate thereof are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

     Stockholder Rights Plan. The Unitrode Board adopted the Unitrode Rights Agreement on May 2, 1990 and declared a dividend of one Unitrode Right for each outstanding share of Unitrode Common Stock. Each Unitrode Right entitles the registered holder to purchase from Unitrode one-hundredth of a share of Series A Preferred Stock at a price of $30.00 per one-hundredth of a share of Series A Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Unitrode Rights are set forth in the Unitrode Rights Agreement.


     The Unitrode Rights Agreement provides that, until the Distribution Date (as defined in the Unitrode Rights Agreement) (or earlier redemption or expiration of the Unitrode Rights), the Unitrode Rights will be transferred with and only with shares of the Unitrode Common Stock.

     The Unitrode Rights are not exercisable until the Distribution Date. The Unitrode Rights will expire on May 13, 2000 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Unitrode Rights are earlier redeemed or exchanged by Unitrode, in each case, as described below.

     At any time following the Distribution Date, Unitrode Rights (other than Unitrode Rights owned by an Acquiring Person (as defined in the Unitrode Rights Agreement) and the Acquiring Person's affiliates and associates, which will have become void) may be exercised (subject to their earlier termination, expiration or exchange) to acquire, in lieu of Series A Preferred Stock, at the then current Purchase Price of the Unitrode Right, that number of shares of Unitrode Common Stock (or if there are insufficient shares of Unitrode Common Stock, Series A Preferred Stock or fractions thereof) which at such time will have a market value of two times the Purchase Price of the Unitrode Right.

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Unitrode Rights, are subject to adjustment from time to time to prevent dilution.

     In the event that Unitrode is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Unitrode Right (other than an Acquiring Person and the affiliates and associates of such Acquiring Person, whose Unitrode Rights will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Unitrode Right, the number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of the Unitrode Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Unitrode Right, other than the Unitrode Rights beneficially owned by the Acquiring Person or the affiliates and associates of such Acquiring Persons (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Unitrode Common Stock having a market value of two times the Purchase Price of the Unitrode Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Unitrode Common Stock, the Unitrode Board may exchange the Unitrode Rights (other than any Unitrode Rights owned by such person or group and their respective affiliates and associates which have become void), in whole or in part, at an exchange ratio of one share of Unitrode Common Stock, or one-hundredth of a share of Series A Preferred Stock (or a share of a class or series of Unitrode's preferred stock having equivalent rights, preferences and privileges), per Unitrode Right (subject to adjustment).

     At any time prior to or within 10 business days following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding shares of Unitrode Common Stock, the Unitrode Board may redeem the Unitrode Rights in whole, but not in part, at a price of $.01 per Unitrode Right (the "Redemption Price"). The redemption of the Unitrode Rights may be made effective at such time on such basis with such conditions as the Unitrode Board, in its sole discretion, may establish. Immediately upon any redemption of the Unitrode Rights, the right to exercise the Unitrode Rights will terminate and the only right of the holders of Unitrode Rights will be to receive the Redemption Price.

  BENCHMARQ.

     Authorized Preferred Stock. The BENCHMARQ Board may authorize the issuance of BENCHMARQ Preferred Stock at such times, and for such purposes and for such consideration as it may deem advisable without further stockholder approval. The issuance of BENCHMARQ Preferred Stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of BENCHMARQ by, for example, authorizing the issuance of a series of BENCHMARQ Preferred Stock with rights and preferences designed to impede the proposed transaction or by making it more difficult for a person who has gained a substantial equity interest in BENCHMARQ to obtain control or to exercise control effectively.

     Delaware Legislation. The DGCL prohibits certain business combinations of Delaware corporations (without regard to any nexus with Delaware) with interested stockholders. Under the DGCL, an interested stockholder (a stockholder whose beneficial ownership in the corporation is at least 15 percent of the outstanding voting securities) is precluded from entering into certain business combinations with the corporation for a period of three years following the date on which the stockholder became an interested stockholder unless, among other exceptions, prior to such date the board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. The DGCL provides that the business combination provisions have no effect if (i) the tender offer or other transaction by which the stockholder became an interested stockholder results in such stockholder beneficially owning at least 85 percent of the voting securities of the corporation (exclusive of shares owned by directors who are also officers and shares owned by certain employee stock option plans) or (ii) the business combination is approved by the board of directors and two-thirds of the shares held by stockholders other than the interested stockholder.

DISSENTERS' RIGHTS

     Unitrode. Under the MGCL, stockholders of a corporation are entitled to dissenters' rights of appraisal in certain mergers, consolidations or share exchanges involving such corporation or upon the disposition of all or substantially all of its assets, as well as when such corporation amends its articles of incorporation in a way which alters the contractual rights of any outstanding shares as expressly set forth in the articles of incorporation and substantially adversely affects such stockholders' rights if the right to do so is not reserved in the articles of incorporation. However, except with respect to certain transactions involving an interested stockholder, stockholders generally have no dissenter's right of appraisal with respect to their shares if
(i) the shares are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) the shares are that of the successor in the merger, unless (a) the merger alters the contractual rights of the shares as expressly set forth in the articles of incorporation or declaration of trust, and the articles of incorporation or declaration of trust do not reserve the right to do so or (b) the shares are to be changed or converted in whole or in part in the merger into something other than either shares in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares in the successor.

     BENCHMARQ. Under the DGCL, stockholders of a corporation are entitled to dissenters' rights of appraisal in certain mergers or consolidations. However, stockholders generally have no dissenter's right of appraisal with respect to their shares if (i) the shares are listed on a national securities exchange or designated as a National Market System Security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) the shares are held of record by more than 2,000 holders. Under the DGCL, notwithstanding the foregoing exceptions, stockholders of corporations being acquired pursuant to a merger or consolidation have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation (i) listed on a national securities exchange, (ii) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination of
(a), (b) and (c). Stockholders entitled to appraisal rights who properly perfect such rights will subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal. A corporation may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights (i) as a result of any amendment to its certificate of incorporation,
(ii) in any merger or consolidation in which the corporation is a constituent corporation or (iii) in the sale of substantially all of the corporation's assets. The BENCHMARQ Charter contains no such provision.

RIGHTS PLANS

     Unitrode. On May 2, 1990, Unitrode adopted a Stockholder Rights Plan. For a description of the Unitrode Rights and the related Unitrode Rights Agreement, see "-- Anti-Takeover Protection -- Unitrode -- Stockholder Rights Plan."

     BENCHMARQ. BENCHMARQ does not have a plan comparable to the Unitrode Rights Agreement.

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

                         ELECTION OF UNITRODE DIRECTORS

     The Unitrode Articles provide that the Unitrode Board shall be divided into three classes, with each class as equal in number as possible, and that one class shall be elected each year for a term of three years. Peter A. Brooke and Robert L. Gable are currently serving in the class of directors of Unitrode whose term expires at the Unitrode Annual Meeting. Mr. Brooke has determined not to stand for reelection. It is proposed that Mr. Gable and William W.R. Elder be elected to serve for three-year terms which will expire in 2001. On November 10, 1997, Edward H. Browder resigned as a director, and Robert J. Richardson was elected a director by the Unitrode Board to serve until the Unitrode Annual Meeting to fill the vacancy created by Mr. Browder's resignation. It is proposed that Mr. Richardson be elected to serve for a two-year term in the class of directors whose term expires in 2000. If the Merger is consummated, as of the Effective Time, the number of directors on the Unitrode Board will be increased, and Alan R. Schuele, Dietrich Erdmann and Derrell C. Coker will be appointed to the Unitrode Board to serve until the next annual meeting of Unitrode stockholders. See "The Merger -- BENCHMARQ Representation on the Unitrode Board."

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below, to serve for the specified term and until their successors shall be duly elected and qualify or until their earlier resignation or removal. If a nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Unitrode Board may propose.

     The following table sets forth information concerning the nominees for election and directors whose terms continue beyond the date of the Unitrode Annual Meeting. There are no family relationships among these directors nor any arrangement or understanding between any director and any other person pursuant to which the director was elected.


                                              YEAR FIRST     PRINCIPAL OCCUPATION, OTHER EXPERIENCE DURING
                                               ELECTED     THE PREVIOUS FIVE YEARS AND DIRECTORSHIPS IN OTHER
NAME                                    AGE   A DIRECTOR                    PUBLIC COMPANIES
----                                    ---   ----------   --------------------------------------------------
Nominees for term expiring in 2001:
William W.R. Elder....................  60      --         Chairman, President and Chief Executive Officer of
                                                           Genus, Inc., a company engaged in the design and
                                                           manufacture of capital equipment for advanced
                                                           semiconductor manufacturing.

Robert L. Gable(4)....................  67     1988        Chairman of the Unitrode Board. Chief Executive
                                                           Officer of Unitrode until November 11, 1997.
                                                           President of Unitrode from 1992 to January 1996.
                                                           Director of New England Business Services, Inc.
Nominee for term expiring in 2000:
Robert J. Richardson(4)...............  52     1997        President and Chief Executive Officer of Unitrode
                                                           since November 11, 1997. Various senior executive
                                                           positions at Silicon Valley Group, Inc. from 1992
                                                           to November 1997, most recently as Vice President,
                                                           New Business Development and Corporate Marketing.

                                              YEAR FIRST     PRINCIPAL OCCUPATION, OTHER EXPERIENCE DURING
                                               ELECTED     THE PREVIOUS FIVE YEARS AND DIRECTORSHIPS IN OTHER
NAME                                    AGE   A DIRECTOR                    PUBLIC COMPANIES
----                                    ---   ----------   --------------------------------------------------
Directors whose terms expire in
  1999(5):
Louis E. Lataif(1)(4).................  59     1995        Dean of the School of Management at Boston
                                                           University from 1991 to present. From 1981 to
                                                           1991, Vice President of Ford Motor Company.
                                                           Director of Great Lakes Chemical Company.

James T. Vanderslice(2)...............  57     1995        Vice President of IBM Corporation and Group
                                                           Executive for the IBM Data Technology Group.
                                                           General Manager of the IBM Corporation Storage
                                                           Systems Division from 1995 to 1997. From 1991 to
                                                           1995, General Manager of the IBM Corporation
                                                           high-end and mid-range system printer business.
Director whose term expires in 2000:
Kenneth Hecht(2)(3)(6)................  63     1974        Co-Director of California Food Policy Advocates
                                                           since October 1992. Attorney and consultant to
                                                           public interest organizations prior to October
                                                           1992.

---------------
(1) Member of the Audit Committee.

(2) Member of the Executive Compensation Committee.

(3) Member of the Nominating Committee.

(4) Member of the Executive Committee.

(5) If the Merger is consummated, as of the Effective Time, the number of directors will be increased and Alan R. Schuele, Dietrich Erdmann and Derrell C. Coker will serve as directors on the Unitrode Board in these newly created directorships with a term to expire in 1999 in accordance with the terms of the Merger Agreement. Mr. Schuele, 51, was made the President and Chief Executive Officer of BENCHMARQ, and also made a director of BENCHMARQ in May 1997. Prior to joining BENCHMARQ, Mr. Schuele was employed by Crystal Semiconductor Corporation since 1986, most recently serving as Vice President and General Manager. Mr. Erdmann, 59, is an active international marketing consultant and independent investor in several technology start-up companies and has served as a director of BENCHMARQ since April 1989. Mr. Coker, 44, was the founder of BENCHMARQ and served as President, Chief Executive Officer and a director of BENCHMARQ until from April 1989 to May 1997. Since May 1997, Mr. Coker has served as Chairman of the Board of BENCHMARQ.

(6) Mr. Hecht has advised Unitrode of his intention to resign as a director of Unitrode following the Unitrode Annual Meeting.

          UNITRODE BOARD MEETINGS AND COMMITTEES OF THE UNITRODE BOARD

     The Unitrode Board has an Audit Committee, Executive Compensation Committee, Executive Committee and Nominating Committee.

     All members of the Audit Committee are non-employee directors. The principal functions of the Audit Committee are to review with Unitrode's independent auditors the scope of the audit for each year, the results of the audit when completed, the recommendations of the auditors and responses thereto by management and the auditors' fees for services performed, taking into account the relationship of audit and non-audit professional fees. The Audit Committee also reviews with management matters brought to its attention by the auditors relating to accounting systems, including internal accounting controls and financial reporting. The Audit Committee met twice during the last fiscal year.

     All members of the Executive Compensation Committee are non-employee directors. The Executive Compensation Committee serves as the administrator of all of Unitrode's benefit plans other than the Unitrode Corporation Profit Sharing/401(k) Savings Plan. The Executive Compensation Committee reviews the compensation of Unitrode's officers and recommends action to the Unitrode Board with respect to officers' compensation, including salary adjustments and the award of any cash bonuses. The Executive Compensation Committee also recommends to the full Unitrode Board awards of restricted stock and grants of stock options under Unitrode's restricted stock and stock option plans. The Executive Compensation Committee met on the days of meetings of the Unitrode Board and performed other functions by unanimous written consent in lieu of a meeting.

     The Executive Committee has all of the powers of the Unitrode Board, except as prohibited by applicable law. Pursuant to the MGCL, the Executive Committee has all the powers of the Board of Directors, except the power to: (i) declare dividends or distributions of stock; (ii) issue stock (except in accordance with a formula or method specified by the full Board of Directors by resolution or by adoption of a stock option or other plan); (iii) amend the bylaws; (iv) recommend to the stockholders any action requiring stockholder approval; or (v) approve any merger or share exchange not requiring stockholder approval. There were no meetings of the Executive Committee during the last fiscal year.

     The Nominating Committee recommends to the Unitrode Board the individuals to be proposed by the Unitrode Board for election as directors. The Nominating Committee may also recommend to the Unitrode Board persons to be elected by the Unitrode Board to key offices and positions in Unitrode. The Nominating Committee will consider persons recommended by stockholders of Unitrode to be nominated to stand for election as Directors if the recommendations are submitted in writing to the Secretary of Unitrode in accordance with the provisions of Unitrode's Advance Notice Bylaw. See "Advance Notice Bylaw". There were no meetings of the Nominating Committee during the last fiscal year; its functions were performed by the full Unitrode Board.

     During the fiscal year, there were ten meetings of the Unitrode Board. All of the Directors attended all of the meetings of the Unitrode Board and of committees of which they were members, other than Messrs. Brooke and Hecht who attended more than 80% of the aggregate number of meetings of the Unitrode Board and committees on which they served.

                UNITRODE DIRECTORS' FEES AND OTHER REMUNERATION

     Non-employee Directors of Unitrode are paid an annual fee of $17,000, a fee of $2,500 for each day the Director participates in person in a meeting of the Unitrode Board and/or of any committee, $500 for participation in any such meeting by telephone conference call, and reimbursement of expenses for attendance at meetings. Non-Employee Directors also receive grants of stock options under Unitrode's Amended and Restated 1986 Non-Employee Directors Stock Option Plan. Each non-employee Director is automatically granted an option to acquire 2,000 shares of Unitrode Common Stock on the date of his appointment or election to the Unitrode Board. Following the initial grant, each then-current non-employee Director is automatically granted an option for 2,000 shares on the date of each annual meeting of the stockholders of Unitrode. Options are granted at fair market value on the date of the grant and become exercisable in six months from the date of the grant.

                PRINCIPAL HOLDERS OF UNITRODE VOTING SECURITIES


     The following table sets forth, as of July 10, 1998, those persons known to Unitrode who may be deemed to be beneficial owners of more than five percent of the outstanding shares of Unitrode Common Stock. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed below:



NAME AND ADDRESS                                              AMOUNT AND NATURE      PERCENT
OF BENEFICIAL OWNER                                        OF BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                        -----------------------   --------
Oppenheimer Funds, Inc. .................................   2,563,100 shares(1)       10.50%
  Two World Trade Center, Suite 3400
  New York, NY 10048-0203
Oppenheimer Capital......................................   1,782,000 shares(2)        7.40%
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281
United States Trust Company of New York..................   1,278,027 shares(3)        5.27%
  114 West 47th Street
  New York, NY 10036-1532


---------------

(1) Based upon a Schedule 13G filed with the SEC on July 6, 1998 by Oppenheimer Funds, Inc. on behalf of itself and certain investment management companies managed by Oppenheimer Funds, Inc., as of July 6, 1998, such entities had shared voting and disposition powers with respect to these shares.


(2) Based upon a Schedule 13G filed with the SEC on March 16, 1998 by Oppenheimer Capital and/or certain investment advisory clients or discretionary accounts of such subsidiaries, which states that, as of December 31, 1997, such entities had shared voting and disposition powers with respect to these shares.


(3) Based upon a Schedule 13G filed with the SEC on February 6, 1998 which states that as of December 31, 1997, U.S. Trust Company had shared voting and disposition power with respect to these shares via either a trust/fiduciary capacity and/or a portfolio management/agency relationship.

                         EXECUTIVE OFFICERS OF UNITRODE

     Information relating to the executive officers of Unitrode is set forth below. All officers held their respective offices as of January 31, 1998 and each officer serves from the time of election until the next annual meeting of stockholders of Unitrode and until his successor is elected and qualified. There are no family relationships among these officers nor any arrangement or understanding between any officer and any other person pursuant to which the officer was elected.

NAME, AGE AND POSITION                                BUSINESS EXPERIENCE DURING PAST FIVE YEARS
----------------------                                ------------------------------------------
Robert J. Richardson -- 52......................  President and Chief Executive Officer of Unitrode
President, Chief Executive Officer                (November 11, 1997 to present); Various senior
and Director(1)                                   executive positions at Silicon Valley Group, Inc.
                                                  and most recently as Vice President, New Business
                                                  Development and Corporate Marketing (1992 to
                                                  November 1997)

Robert L. Gable -- 67...........................  Chairman of the Unitrode Board. Chief Executive
Chairman of the Unitrode Board                    Officer of Unitrode until November 11, 1997.
                                                  President of Unitrode from 1992 to January 1996.
                                                  Director of New England Business Services, Inc.

Allan R. Campbell -- 56.........................  Senior Vice President, General Counsel and
Senior Vice President, General Counsel            Secretary of Unitrode (June 1994 to present); Vice
and Secretary                                     President, General Counsel and Secretary of
                                                  Unitrode (May 1990 to May 1994)

S. Kelley MacDonald -- 52.......................  Vice President, Corporate Communications of
Vice President,                                   Unitrode (June 1992 to present)
Corporate Communications

Patrick J. Moquin -- 49.........................  Vice President, Human Resources of Unitrode (August
Vice President, Human Resources                   1995 to present); Senior Director, Human Resources,
                                                  Worldwide Field Options, Sun Microsystems, Inc.
                                                  (May 1994 to July 1995); various senior-level human
                                                  resources positions at Sun Microsystems, Inc.
                                                  (April 1986 to April 1994)

Cosmo S. Trapani -- 59..........................  Executive Vice President and Chief Financial
Executive Vice President and                      Officer of Unitrode (July 1994 to present); Vice
Chief Financial Officer                           President, Chief Financial Officer and Treasurer of
                                                  Unitrode (August 1990 to May 1994)

---------------
(1) If the Merger is consummated, Alan R. Schuele, 51, will become President and Chief Operating Officer of Unitrode with Mr. Richardson to serve as Chairman of the Board and continuing to serve as Chief Executive Officer. Mr. Gable will step down from the position of Chairman of the Board but will remain a director. Mr. Schuele has been President and Chief Executive Officer of BENCHMARQ since May 1997 and prior to joining BENCHMARQ, Mr. Schuele was employed by Crystal Semiconductor Corporation since 1986, most recently serving as Vice President and General Manager.

                SECURITIES OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following information is furnished as of April 30, 1998 with respect to shares of Unitrode Common Stock beneficially owned by each director of Unitrode, each of the named executive officers of Unitrode, and by all directors and officers of Unitrode as a group. Unless otherwise indicated, the individuals named had sole voting and investment power over the shares listed.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL
NAME                                                      OWNERSHIP(1)(2)    PERCENT OF CLASS
----                                                     -----------------   ----------------
Peter A. Brooke........................................         45,293           *
Robert L. Gable........................................        389,000(3)          1.60%
Kenneth Hecht..........................................        106,706           *
Louis E. Lataif........................................          4,000           *
Robert J. Richardson...................................         50,000(3)        *
James T. Vanderslice...................................         12,000           *
Allan R. Campbell......................................        232,700(3)(4)     *
Patrick J. Moquin......................................         39,700           *
Cosmo S. Trapani.......................................        169,750(3)        *
All officers and directors as a group (11 persons).....      1,140,689             4.70%

---------------
* Percentage is less than 1% of the total number of outstanding shares of Unitrode Common Stock.

(1) Includes shares of Unitrode Common Stock subject to options exercisable within 60 days from April 30, 1998 for the purchase of the following numbers of shares of Unitrode Common Stock: Mr. Richardson, 0 shares; Mr. Brooke, 36,000 shares; Mr. Gable, 204,000 shares; Mr. Hecht, 36,000 shares; Mr. Lataif, 4,000 shares; Mr. Vanderslice, 12,000 shares; Mr. Campbell, 135,200 shares; Mr. Moquin, 39,700 shares; Mr. Trapani, 96,750 shares; and all officers and directors as a group, 637,700 shares. Also includes as to all officers and directors as a group an aggregate of 66,000 shares which are subject to reconveyance or forfeiture.


(2) If the Merger is consummated, because of their respective stock and option holdings in BENCHMARQ, Alan R. Schuele will beneficially own 300,000 shares of Unitrode Common Stock (representing less than one percent of the outstanding shares of Unitrode Common Stock after giving effect to the issuance of the Merger Shares), all of which would be subject to options exercisable within 60 days of May 28, 1998; Dietrich Erdmann will beneficially own 605,212 shares of Unitrode Common Stock (representing approximately 1.92% of the outstanding shares of Unitrode Common Stock after giving effect to the issuance of the Merger Shares); and Derrell C. Coker will beneficially own 114,705 shares of Unitrode Common Stock (representing less than one percent of the outstanding shares of Unitrode Common Stock after giving effect to the issuance of the Merger Shares), of which 41,950 would be subject to options exercisable within 60 days of May 28, 1998.


(3) Includes 10,000 shares of Unitrode Common Stock in the case of Mr. Gable; 50,000 shares in the case of Mr. Richardson; 2,000 shares of Unitrode Common Stock in the case of Mr. Campbell; and 2,000 shares of Unitrode Common Stock in the case of Mr. Trapani which are subject to reconveyance or forfeiture.

(4) Includes 1,000 shares of Unitrode Common Stock held by Mr. Campbell's spouse, as to which Mr. Campbell disclaims beneficial ownership.

                  UNITRODE BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Unitrode Board has an Executive Compensation Committee (the "Committee") consisting of the directors whose names are set forth below this report. Each member of the Committee is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act. This report, prepared by the Committee, sets forth Unitrode's compensation policies for the fiscal year ended January 31, 1998 as such policies affected Unitrode's executive officers.

COMPENSATION POLICY

     It is the policy of the Committee to link the compensation of Unitrode's executive officers with the achievement of both corporate performance objectives and individual objectives related to the executive officers' specific areas of responsibility. It is also the policy of the Committee to set executive compensation at levels it believes are consistent and competitive with other companies in the semiconductor industry and at levels that it believes will enable Unitrode to attract and retain superior executive talent.

     The Committee also believes that ownership of Unitrode's stock by management is an effective means of aligning the interests of the stockholders and management in the enhancement of stockholder value. For this reason, the Committee has used in the past and expects in the future to continue to use Unitrode's stock option plans and restricted stock grants to encourage equity ownership by management in Unitrode and to provide added long-term incentive to management to work for the continued growth and success of Unitrode.

RELATIONSHIP OF COMPENSATION TO UNITRODE PERFORMANCE

     The compensation of the executive officers for the fiscal year ended January 31, 1998 included base salary and annual variable performance incentives earned under Unitrode's Management Bonus Program (the "Management Bonus Program"). In addition, Unitrode granted stock options under the 1992 Unitrode Plan. Unitrode also made a restricted stock grant to Mr. Richardson as a part of his initial compensation package when he joined Unitrode as President and Chief Executive Officer. Total annual cash compensation varies each year based upon achievement of company financial performance goals approved by the Unitrode Board as part of the Unitrode Board's Annual Operating Plan, achievement of agreed-upon individual performance goals and changes in base salary.

     Base salaries are targeted to be competitive with other companies in Unitrode's industry. Management examines salary survey data published by the American Electronics Association, as well as other survey data, for executives with similar responsibilities in semiconductor companies of a size similar to Unitrode's and recommendations are made to the Committee and the Unitrode Board. Individual base salaries are then set or adjusted by the Committee, subject to ratification by the Unitrode Board, based on experience, sustained performance, and comparisons to peers inside and outside Unitrode.

     The financial performance goal upon which payments under the Management Bonus Program are based is earnings per share for Unitrode. Subjective performance criteria, which are also a part of such program, encompass evaluation of each executive officer's initiative and contribution to overall corporate performance, managerial ability, performance on special projects undertaken and performance against previously agreed-upon management objectives.

     In order for an executive to be eligible for any payment under the Management Bonus Program, certain earnings-per-share thresholds must be met. Payments under the Management Bonus Program to the executive officers for the fiscal years ended January 31, 1996, 1997 and 1998 were made as indicated in the Summary Compensation Table included in this Joint Proxy Statement-Prospectus and were based on the Committee's determination, in February 1996, 1997 and 1998 of the levels of attainment of the goals described above which had been established by the Committee in February 1995, 1996 and 1997, respectively.

     Long-term incentives applicable to the executive officers consist of stock awards made under Unitrode's 1984 Restricted Stock and Cash Bonus Plan (the "Restricted Stock Plan"), a restricted stock grant to Mr. Richardson (as described above) and stock option grants made under Unitrode's 1983 Stock Option Plan and 1992 Employee Stock Option Plan. The Restricted Stock Plan provides for the award of so-called "restricted stock" which may not be transferred, with restrictions on transfer lapsing for 20% of the grant for each year that the grantee remains employed by Unitrode. Shares of Unitrode Common Stock upon which restrictions have not lapsed are required to be reconveyed to Unitrode if the executive's employment with Unitrode is terminated. The Restricted Stock Plan has expired. Mr. Richardson's grant of restricted stock is subject to conditions similar to those contained in the Restricted Stock Plan, although the grant was made outside the Restricted Stock Plan. Stock option grants provide the right to purchase shares of Unitrode Common Stock at the fair market value of such stock as of the date of grant. Each stock option becomes exercisable in four equal installments. The number of options granted is determined at the discretion of the Committee. Generally, the higher level of the executive officer, the greater number of options granted. The Committee believes that the number of shares covered by each grant reflects competitive industry practice, rewards recipients for contribution to improvements in corporate performance, provides an incentive for future performance and serves to align the interests of the executive officers with the interests of all stockholders in the creation of stockholder value.

     Unitrode has adopted the Unitrode Corporation Profit Sharing/401(k) Savings Plan, which is a broad-based employee benefit plan in which all regular domestic employees are eligible to participate after three months of employment. Under the profit-sharing portion of the plan, Unitrode makes an annual contribution to the plan's trust fund for the account of a participant based upon the profit performance of Unitrode as determined by the Unitrode Board. Under the 401(k) portion of the plan, Unitrode matches 50% of an employee's contributions up to 2 percent of the employee's annual eligible compensation as determined in accordance with the plan. The executive officers participate in certain other broad-based benefit plans in which benefits are not directly or indirectly tied to Unitrode performance.

MR. GABLE'S AND MR. RICHARDSON'S COMPENSATION FOR THE FISCAL YEAR ENDED JANUARY 31, 1998


     Mr. Gable's base salary is designed to be competitive with base salaries paid to other chief executive officers of corporations with similar revenues and scope of operations to Unitrode in the semiconductor industry. Mr. Gable has received increases in his base salary of 5.5%, 7.7% and 5.0% since his joining Unitrode as Chief Executive Officer in June 1991. The Committee has established target payment levels and target performance levels under the Management Bonus Program for the fiscal year ended January 31, 1998 affecting Mr. Gable.


     In February 1998, the Committee recommended that the Unitrode Board award, and the Unitrode Board awarded, Mr. Gable a payment of $238,524 under the Management Bonus Program. This amount was 108 percent of his annual base salary at that time. The factors given most weight by the Committee in recommending this award were the improvement in earnings per share for Unitrode over the prior year, Unitrode's improved performance in various financial measures of Unitrode, and the increase in the market capitalization of Unitrode Common Stock during Mr. Gable's tenure as Chief Executive Officer. Mr. Gable relinquished the position of Chief Executive Officer on November 11, 1997.


     On November 11, 1997, Mr. Richardson joined Unitrode and was elected President and Chief Executive Officer and a director. Mr. Richardson's base salary was set at $360,000 per annum. He was also designated a participant in the Management Bonus Program for the fiscal year ended January 31, 1998 and was awarded options to purchase 450,000 shares of Unitrode Common Stock at an exercise price of $24.09 (the fair market value of Unitrode's stock on the date of the grant). Mr. Richardson's compensation package also included an award of 50,000 shares of Unitrode Common Stock, with such shares having restrictions on transfer, with such restrictions lapsing for a portion of the grant over a four-year period so long as Mr. Richardson remains an employee of Unitrode. In February 1998, the Committee recommended that the Unitrode Board award, and the Unitrode Board awarded, Mr. Richardson a payment of $116,000 under the Management Bonus Program. This amount was 32 percent of his annual base salary at that time and was based upon the Committee's assessment of the value of Mr. Richardson's achievements to date as Chief Executive Officer of Unitrode.

     In determining Mr. Richardson's compensation package as Chief Executive Officer, the Committee considered such factors as comparable compensation of chief executive officers at similarly-sized semiconductor companies, Mr. Richardson's skills and experience and compensation necessary to attract an executive of Mr. Richardson's talent and experience to Unitrode.

                                          Respectfully submitted,

                                          James T. Vanderslice, Chairman
                                          Kenneth Hecht

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table shows, as to Mr. Richardson and Mr. Gable and each of the four other most highly compensated executive officers, information concerning compensation paid for services to Unitrode in all capacities during the fiscal year ended January 31, 1998, as well as compensation paid to each such individual for Unitrode's two previous fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARDS
                                        -------------------------------------   --------------------------------------
          NAME AND              FY                                 OTHER        RESTRICTED
         PRINCIPAL             ENDED                              ANNUAL          STOCK                   ALL OTHER
          POSITION            1/31/98    SALARY     BONUS     COMPENSATION(4)     AWARDS     OPTIONS   COMPENSATION(5)
         ---------            -------   --------   --------   ---------------   ----------   -------   ---------------
Robert J. Richardson(1).....   1998     $ 82,500   $116,000      $     --         50,000     450,000       $    --
  President and Chief
  Executive Officer

Robert L. Gable(2)..........   1998     $220,000   $238,524      $108,216             --          --       $18,183
  Chairman of the              1997     $220,000   $     --      $ 66,710             --          --       $11,113
  Unitrode Board               1996     $216,404   $220,000      $129,934             --     200,000       $16,864

Edward H. Browder(3)........   1998     $174,167   $238,524      $     --             --          --       $16,917
  Former President             1997     $220,000   $     --      $     --             --          --       $10,100
                               1996     $ 14,244   $     --      $     --             --     200,000       $    --

Cosmo S. Trapani............   1998     $207,333   $227,682      $ 10,012             --      27,000       $17,367
  Exec. Vice President and     1997     $199,000   $     --      $ 17,374             --      40,000       $10,444
  Chief Financial Officer      1996     $192,562   $194,000      $ 23,381             --          --       $16,346

Allan R. Campbell...........   1998     $174,667   $191,903      $ 10,012             --      22,800       $17,077
  Senior Vice President,       1997     $167,750   $     --      $ 17,374             --      40,000       $10,242
  General Counsel and          1996     $162,561   $164,000      $ 22,381             --          --       $16,467
  Secretary

Patrick J. Moquin...........   1998     $144,200   $158,402      $     --             --      18,800       $15,445
  Vice President, Human        1997     $137,700   $     --      $     --             --      40,000       $10,035
  Resources                    1996     $ 67,500   $ 67,500      $     --             --      50,000       $    --

---------------
(1) Mr. Richardson was elected President and Chief Executive Officer on November 11, 1997.

(2) Mr. Gable was succeeded as Chief Executive Officer by Mr. Richardson on November 11, 1997.

(3) Mr. Browder joined Unitrode as President on January 8, 1996 and was succeeded by Mr. Richardson on November 11, 1997.

(4) Amounts paid were bonuses based on taxes incurred on vesting of restricted stock pursuant to the Restricted Stock Plan.

(5) "All Other Compensation" includes profit sharing and matching contributions made to Unitrode's Profit Sharing/401(k) Plan.

OPTION GRANTS


     Unitrode's 1983 Stock Option Plan and the 1992 Unitrode Plan provide for the grant of options to officers and key employees of Unitrode. Options granted under the plans may be either "non-qualified options" or "incentive stock options". The exercise price is determined by the Committee and may not be less than 100% of the fair market value of the Unitrode Common Stock on the date of the grant of the options. The options expire not more than ten years from the date of the grant, and may be exercised only while the optionee is employed by Unitrode, or within one year after death or within sixty days after termination of employment. The Committee may determine when options granted may be exercisable. Options are normally granted to be exercisable at the rate of one-quarter of the grant per year, commencing six months or one year from the date of the grant. In the event of a change of control of Unitrode, the Unitrode Board may make all options immediately vested and exercisable. As of April 27, 1992, no further options were granted under the 1983 Stock Option Plan.

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended January 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE VALUES
                                                                               AT ASSUMED ANNUAL RATE OF
                                                                                STOCK PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                        FOR OPTION TERM(1)
                           ------------------------------------------------   ----------------------------
                                       % OF TOTAL
                                        OPTIONS
                           NO. OF      GRANTED TO
                           OPTIONS     EMPLOYEES      EXERCISE   EXPIRATION
NAME                       GRANTED   IN FISCAL YEAR    PRICE        DATE           5%             10%
----                       -------   --------------   --------   ----------   ------------   -------------
Robert J. Richardson.....  450,000         44%        $24.0938    11/11/07     $6,818,608     $17,279,690
Robert L. Gable..........                   0%        $                 --     $              $
Edward H. Browder........                   0%        $                 --     $              $
Cosmo S. Trapani.........   27,000        2.6%        $24.0625      6/7/07     $  408,585     $ 1,035,435
Allan R. Campbell........   22,800        2.2%        $24.0625      6/7/07     $  345,027     $   874,367
Patrick J. Moquin........   18,800        1.8%        $24.0625      6/7/07     $  284,496     $   720,969

---------------
(1) The 5% and the 10% assumed rates of appreciation, using the stock price as of the date of grant as the basis, are mandated by the rules of the SEC and do not represent Unitrode's estimate or projection of the future value of Unitrode Common Stock.

OPTION EXERCISES AND YEAR-END VALUES

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended January 31, 1998.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF UNDERLYING          VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                         SHARES                       FISCAL YEAR END(#)            AT FISCAL YEAR END
                       ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                   EXERCISE(#)    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   ----------   -----------   -------------   -----------   -------------
Robert J.
  Richardson.........         --             --          --        450,000      $       --      $     --
Robert L. Gable......    100,000     $1,794,191     204,000             --      $  582,625      $     --
Edward H. Browder....     40,000     $1,158,099      80,000        100,000      $  385,000      $481,250
Cosmo S. Trapani.....     20,000     $  339,062      80,000         57,000      $  810,939      $115,314
Allan R. Campbell....     20,000     $  524,689     120,000         52,800      $1,412,815      $115,314
Patrick J. Moquin....     10,000     $  250,825      25,000         73,800      $  103,126      $283,127

     AMENDMENT OF THE UNITRODE CORPORATION 1992 EMPLOYEE STOCK OPTION PLAN



     On March 23, 1998, the Unitrode Board adopted, subject to stockholder approval, an amendment to the 1992 Unitrode Plan to increase the number of shares of Unitrode Common Stock available for issuance under the 1992 Unitrode Plan from 6,000,000 shares to 7,000,000 shares. The purpose of the 1992 Unitrode Plan is to promote the interests of Unitrode by encouraging key employees, including certain of the current employees of BENCHMARQ, to acquire or increase their equity interests in Unitrode, thereby giving them an added incentive to work for Unitrode's continued growth and success. In June, 1995, the Unitrode Board instituted a program under the 1992 Unitrode Plan entitled the Unishare Program (the "Unishare Program"). The objective of the Unishare Program was to enable all full-time employees of Unitrode who had not previously participated in the 1992 Unitrode Plan to share in the success of Unitrode through the grant of an option to purchase 100 shares of Unitrode's stock. In June, 1995, 391 employees received Unishare grants, in June, 1996, an additional 116 employees received Unishare grants and in June, 1997, 542 employees received Unishare grants. BENCHMARQ has granted stock options to its key employees under its own stock option plans. Pursuant to "change in control" provisions contained in the BENCHMARQ Plans, each unvested stock option granted under the BENCHMARQ Plans will immediately vest and become fully exercisable upon a "change in control" (including the Merger). It is anticipated that BENCHMARQ employees holding BENCHMARQ options as of the Effective Time will elect to (i) exercise such options and sell the BENCHMARQ Common Stock received as a result of the exercise, (ii) exercise such options and exchange the BENCHMARQ Common Stock received as a result of the exercise for Unitrode Common Stock in the Merger, or
(iii) receive equivalent options to purchase Unitrode Common Stock in exchange for BENCHMARQ options. See "The Merger -- The Merger Agreement -- BENCHMARQ Stock Options." The Unitrode Board currently anticipates that the increase in shares available for issuance under the 1992 Unitrode Plan from 6,000,000 to 7,000,000 shares will provide sufficient shares for the foreseeable future of the 1992 Unitrode Plan for grants to key senior management employees, for use in recruiting additions to senior management of Unitrode, for grants to former BENCHMARQ employees, to replace BENCHMARQ options that have vested and have been exercised as a result of the Merger for grants to current and future employees of Unitrode through the Unishare Program. The following is a summary of certain provisions of the 1992 Unitrode Plan:


     Administration. The 1992 Unitrode Plan provides for administration by a committee (the "1992 Unitrode Plan Committee") to be comprised of no fewer than two members of the Unitrode Board, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Act. The Unitrode Board has determined that the individuals who serve as the Committee shall serve as the 1992 Unitrode Plan Committee. See "Unitrode Board Compensation Committee Report on Executive Compensation." Among the powers granted to the 1992 Unitrode Plan Committee are the authority to make all determinations necessary for administration of the 1992 Unitrode Plan, including selection of employees to whom awards shall be made and the establishment of terms of specific awards, to interpret the 1992 Unitrode Plan and any awards granted under the 1992 Unitrode Plan, and to establish rules and regulations to carry the 1992 Unitrode Plan into effect.

     Eligibility for Participation. All key employees of Unitrode or of any of its subsidiaries are eligible to be selected to participate in the 1992 Unitrode Plan. The selection of recipients from among key employees is within the discretion of the 1992 Unitrode Plan Committee. The approximate number of key employees who presently are eligible to participate in the 1992 Unitrode Plan is 665.

     Types of Awards; Available Shares. As more fully described below, the 1992 Unitrode Plan provides for the grant of stock options, including incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") and stock appreciation rights ("SARs"). As of March 25, 1998, there were outstanding under the 1992 Unitrode Plan options to purchase 2,897,700 shares of Unitrode Common Stock at a weighted average option price of $15.75 per share with expiration dates ranging from April 27, 2002 to January 22, 2008. As of March 25, 1998, there were 2,124,458 shares of Unitrode Common Stock available for grant under the 1992 Unitrode Plan, without giving effect to the increase in shares from 6,000,000 to 7,000,000 shares. On March 25, 1998, the average of the high and low prices of Unitrode Common Stock was $17.9688.

     The following table shows as to the executive officers of Unitrode who hold options under the 1992 Unitrode Plan, as to all current executive officers of Unitrode as a group and as to all non-executive officer employees of Unitrode as a group (i) the number of shares covered by options granted between April 27, 1992 and March 25, 1998 and the weighted average per share option price thereof and (ii) the number of shares acquired during such period upon the exercise of options and the net value realized upon such exercise:

                                                 GRANTED                     EXERCISED
                                             APRIL 27, 1992                APRIL 27, 1992
                                            TO MARCH 25, 1998            TO MARCH 25, 1998
                                       ---------------------------   --------------------------
                                                        WEIGHTED
                                        NUMBER OF       AVERAGE       NUMBER OF      AGGREGATE
                                        SHARES OF      PER SHARE      SHARES OF      NET VALUE
                                       COMMON STOCK   OPTION PRICE   COMMON STOCK   REALIZED(1)
                                       ------------   ------------   ------------   -----------
Robert J. Richardson.................     450,000       $24.0938            --      $       --
Robert L. Gable......................     200,000       $15.4688            --      $       --
Edward H. Browder....................     200,000       $13.2813        20,000      $  530,874
Cosmo S. Trapani.....................     157,000       $11.3257        20,000      $  339,062
Allan R. Campbell....................     152,800       $10.9786            --      $       --
Patrick J. Moquin....................     108,800       $15.7301        10,000      $  253,825
All current officers as a group (6
  persons)...........................   1,164,800       $14.6836        30,000      $  592,887
Non-officer employee group (659
  persons)...........................   3,004,300       $14.4672       529,092      $5,117,023

---------------
(1) Represents the difference between the option price and the fair market value of the shares of Unitrode Common Stock acquired as of the date of exercise.

     Stock Options and SARs. Each NQSO and ISO shall entitle the holder to purchase a specified number of shares of common stock as determined by the 1992 Unitrode Plan Committee. The exercise price of each NQSO and ISO granted under the 1992 Unitrode Plan shall be not less than the fair market value of a share of common stock on the date on which such NQSO and ISO are granted. The exercise price shall be paid in cash or, subject to the approval of the 1992 Unitrode Plan Committee, in shares of common stock valued at their fair market value, or by any combination of cash and shares of Unitrode Common Stock. An ISO or NQSO will be exercisable for a term established by the 1992 Unitrode Plan Committee, but in no event to exceed ten years.

     The 1992 Unitrode Plan Committee may grant SARs, which entitle the recipient to receive a payment equal to the excess of the fair market value on the date of exercise of a stated number of shares over the exercise price specified in an option or SAR agreement. The payment may be made in cash or in shares of Unitrode Common Stock, or partly in cash and partly in shares, at the discretion of the 1992 Unitrode Plan Committee. SARs may be granted in tandem with options, in which case the option is canceled to the extent the tandem SAR is exercised and the tandem SAR is canceled to the extent the related option is exercised, or as freestanding SARs.

     Options and SARs granted under the 1992 Unitrode Plan are not transferable otherwise than by will or under the laws of descent and distribution. They are canceled upon termination of employment, except that exercise after termination is permitted in certain cases, including those instances when employment terminates because of the recipient's retirement, death or disability.

     Certain Federal Income Tax Consequences. A recipient recognizes no taxable income at the time a stock option is granted under the 1992 Unitrode Plan. With regard to NQSOs, ordinary income is recognized by the recipient at the time of his or her exercise of an option. The amount of income recognized is equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Tax withholding is required on such income. When a recipient disposes of shares acquired upon exercise, the excess will be treated as long- or short-term capital gain, depending upon the holding period of the shares; and if the amount received is less than the fair market value of the shares on the date of exercise, the difference will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

     With regard to ISOs, no income is recognized by a recipient upon exercise. However, the excess of the fair market value of the shares received on exercise over the exercise price is an adjustment to the recipient's taxable income for purposes of computing the recipient's alternative minimum taxable income. Assuming compliance with applicable holding period requirements, a recipient realizes long-term capital gain or loss when he or she disposes of his or her shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the recipient disposes of shares acquired by the exercise of the option before the expiration of at least one year from the date of exercise and two years from the date of grant of the option, any amount realized from such disqualifying disposition is taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the option was exercised or (ii) the amount realized upon such disposition exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the difference is treated as long- or short-term capital loss, depending upon the holding period of the shares.

     Participants who exercise SARs will recognize ordinary income at the time of exercise equal to the amount of the payment to which they are entitled upon exercise, regardless of whether such amount is paid in cash or shares.

     No deduction is allowed to Unitrode for federal income tax purposes at the time of grant of a NQSO or at the time of grant or exercise of an ISO. Unitrode is entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient is considered to have recognized ordinary income in connection with the exercise of a NQSO or SAR. In the event of a disqualifying disposition of shares received upon exercise of an ISO, Unitrode is entitled to a deduction for the amount taxable to the recipient as ordinary income.

     Amendment. The Unitrode Board may amend, suspend or terminate the 1992 Unitrode Plan at any time. However, no such amendment may, without stockholder approval, increase the maximum number of shares available for issuance under the 1992 Unitrode Plan (except pursuant to the anti-dilution provisions of the 1992 Unitrode Plan), reduce the minimum price at which options or SARs may be granted, extend the maximum option or SAR exercise period, change the class of employees eligible to receive awards, or extend the period within which awards may be granted.

     Approval. THE UNITRODE BOARD HAS APPROVED THE AMENDMENT TO THE 1992 UNITRODE PLAN AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF UNITRODE VOTE FOR APPROVAL OF SUCH AMENDMENT.

                              UNITRODE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder returns for Unitrode, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Electronics (Semiconductors) Index (the "S&P Electronics (Semiconductors) Index").

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG UNITRODE CORPORATION, THE S & P 500 INDEX
                AND THE S & P ELECTRONICS (SEMICONDUCTORS) INDEX

                                                                                 S&P 500
                                                                               ELECTRONICS
        MEASUREMENT PERIOD                                                  (SEMICONDUCTORS)
      (FISCAL YEAR COVERED)             UNITRODE          S&P 500 INDEX           INDEX
JAN '93                                    100                 100                 100
JAN '94                                    125                 113                 146
JAN '95                                    157                 113                 165
JAN '96                                    221                 157                 204
JAN '97                                    309                 199                 482
JAN '98                                    308                 248                 483

* $100 INVESTED ON 1/31/93 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED JANUARY 31.

                     CHANGE OF CONTROL SEVERANCE AGREEMENTS

     Unitrode has entered into Change of Control Severance Agreements (the "Unitrode Severance Agreements") with its executive officers. The Unitrode Severance Agreements provide that if a "Change of Control" (as defined in the Unitrode Severance Agreements) of Unitrode should occur, and if within two years thereafter the employment of the executive is terminated for reasons other than death, disability, retirement or "Cause" (as defined in the Unitrode Severance Agreements), or the executive voluntarily terminates his or her employment for "Good Reason" (as defined in the Unitrode Severance Agreements), severance compensation will be payable. The amount of severance compensation would be approximately twice the executive's then current annual base salary, plus twice the largest annual bonus paid to the executive during the five-year period immediately preceding the change of control. In addition, the executive would be entitled to continued employee benefits for a period of two years from the date of termination. Also, to the extent that payments to the executive pursuant to his or her Unitrode Severance Agreement (together with any other payments or benefits, such as the accelerated vesting of stock options or restricted stock awards, received by the executive in connection with a change in control) would result in the triggering of the provisions of Sections 280G and 4999 of the Code, the Unitrode Severance Agreement provides for the payment of an additional amount such that the executive would receive, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code.

                      INDEPENDENT ACCOUNTANTS OF UNITRODE


     The Unitrode Board, upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers to be the independent accountants for Unitrode for the fiscal year ending January 31, 1999. Representatives of PricewaterhouseCoopers will be present at the Unitrode Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ADVANCE NOTICE BYLAW

     The Unitrode Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of Unitrode stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of Unitrode no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting (the "Unitrode Advance Notice Bylaw"). The fact that Unitrode may not insist upon compliance with these requirements should not be construed as a waiver by Unitrode of its right to do so at any time in the future.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires Unitrode's directors and executive officers, and persons who own more than ten percent of a registered class of Unitrode's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Unitrode Common Stock and other equity securities. Officers, directors and greater than ten percent beneficial owners of Unitrode Common Stock are required by SEC regulation to furnish Unitrode with copies of all forms filed by them under Section 16(a) of the Exchange Act.

     To Unitrode's knowledge, based solely on a review of the copies of such reports furnished to Unitrode for the fiscal year ended January 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                 LEGAL OPINION


     The validity of the shares of Unitrode Common Stock offered hereby will be passed upon for Unitrode by Ballard Spahr Andrews & Ingersoll LLP.


                                    EXPERTS


     The consolidated balance sheets as of January 31, 1998 and 1997 and the consolidated statements of operations, stockholders' equity, cash flows and the related financial statement schedule for each of the three years in the period ended January 31, 1998 of Unitrode, incorporated by reference in this Joint Proxy Statement-Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of that firm as experts in accounting and auditing.


     The consolidated financial statements of BENCHMARQ appearing in BENCHMARQ's Annual Report (Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING
                            OF UNITRODE STOCKHOLDERS

     Under regulations adopted by the SEC, stockholder proposals must be submitted to the Secretary of Unitrode no later than January 31, 1999, in order to be considered for inclusion in the proxy materials for the annual meeting to be held in 1999. The inclusion of any such proposal will be subject to applicable rules of the SEC and Unitrode's Advance Notice Bylaw.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING
                           OF BENCHMARQ STOCKHOLDERS

     If the Merger is not consummated, it is currently anticipated that the 1998 Annual Meeting of stockholders of BENCHMARQ will be held on or about September 23, 1998 and if such meeting is held, stockholder proposals must be submitted to the Secretary of BENCHMARQ no later than July 20, 1998, in order to be considered for inclusion in the proxy materials for such meeting. The inclusion of any such proposal will be subject to applicable rules of the SEC.

                     MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the management, executive compensation, various benefit plans (including stock plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Unitrode and BENCHMARQ may be set forth in or incorporated herein by reference to, in the case of Unitrode, its Annual Report on Form 10-K for the fiscal year ended January 31, 1998 and, in the case of BENCHMARQ, its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which are incorporated by reference in this Joint Proxy Statement-Prospectus. All documents filed by Unitrode or BENCHMARQ pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Unitrode Annual Meeting and the BENCHMARQ Special Meeting, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. See "Incorporation By Reference." Unitrode stockholders and BENCHMARQ stockholders who wish to obtain copies of these documents may contact Unitrode or BENCHMARQ, as applicable, at its address or telephone number set forth under "Incorporation by Reference."

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              UNITRODE CORPORATION

                             MERRIMACK CORPORATION

                                      AND

                        BENCHMARQ MICROELECTRONICS, INC.

                                 MARCH 2, 1998

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I
DEFINITIONS
  Section 1.1    Rules of Construction.......................................   A-2
  Section 1.2    Defined Terms...............................................   A-2

ARTICLE II
  TERMS OF MERGER
  Section 2.1    Statutory Merger............................................   A-9
  Section 2.2    Effective Time..............................................   A-9
  Section 2.3    Effect of the Merger........................................   A-9
  Section 2.4    Certificate of Incorporation; Bylaws........................   A-9
  Section 2.5    Directors and Officers......................................   A-9

ARTICLE III
  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
  Section 3.1    Merger Consideration; Conversion and Cancellation of
                 Securities..................................................   A-9
  Section 3.2    Adjustments to the Exchange Ratio...........................  A-10
  Section 3.3    Exchange of Certificates....................................  A-10
  Section 3.4    Closing.....................................................  A-12
  Section 3.5    Stock Transfer Books........................................  A-12
  Section 3.6    No Fractional Shares........................................  A-12

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  Section 4.1    Organization and Qualification; Subsidiaries................  A-12
  Section 4.2    Certificate of Incorporation; Bylaws........................  A-13
  Section 4.3    Capitalization..............................................  A-13
  Section 4.4    Authorization of Agreement..................................  A-14
  Section 4.5    Approvals...................................................  A-14
  Section 4.6    No Violation................................................  A-14
  Section 4.7    Reports.....................................................  A-15
  Section 4.8    No Material Adverse Effect; Conduct.........................  A-15
  Section 4.9    Title to Properties.........................................  A-15
  Section 4.10   Certain Obligations.........................................  A-16
  Section 4.11   Permits; Compliance.........................................  A-16
  Section 4.12   Litigation; Compliance with Laws............................  A-16
  Section 4.13   Information in Disclosure Documents and Registration
                 Statement...................................................  A-16
  Section 4.14   Employee Plans; Collective Bargaining Agreements............  A-17
  Section 4.15   Taxes.......................................................  A-20
  Section 4.16   Environmental Matters.......................................  A-20
  Section 4.17   Intellectual Property.......................................  A-21
  Section 4.18   Insurance...................................................  A-21
  Section 4.19   Pooling; Tax Matters........................................  A-21
  Section 4.20   Affiliates..................................................  A-21
  Section 4.21   Brokers.....................................................  A-21
  Section 4.22   Opinion of Financial Advisor................................  A-21

                                                                               PAGE
                                                                               ----
ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
  Section 5.1    Organization and Qualification; Subsidiaries................  A-22
  Section 5.2    Articles of Incorporation; Bylaws...........................  A-22
  Section 5.3    Capitalization..............................................  A-22
  Section 5.4    Authorization of Agreement..................................  A-23
  Section 5.5    Approvals...................................................  A-23
  Section 5.6    No Violation................................................  A-23
  Section 5.7    Reports.....................................................  A-24
  Section 5.8    No Material Adverse Effect; Conduct.........................  A-24
  Section 5.9    Litigation; Compliance with Laws............................  A-25
  Section 5.10   Information in Disclosure Documents and Registration
                 Statement...................................................  A-25
  Section 5.11   Pooling; Tax Matters........................................  A-25
  Section 5.12   Affiliates..................................................  A-25
  Section 5.13   Brokers.....................................................  A-25
  Section 5.14   Opinion of Financial Advisor................................  A-25
  Section 5.15   Operations of Newco.........................................  A-25
  Section 5.16   Proposal to Acquire the Acquiror............................  A-25

ARTICLE VI
  COVENANTS
  Section 6.1    Affirmative Covenants.......................................  A-26
  Section 6.2    Negative Covenants..........................................  A-26
  Section 6.3    No Solicitation.............................................  A-29
  Section 6.4    Access and Information......................................  A-30

ARTICLE VII
  ADDITIONAL AGREEMENTS
  Section 7.1    Meeting of Stockholders.....................................  A-30
  Section 7.2    Registration Statement; Proxy Statements....................  A-31
  Section 7.3    Appropriate Action; Consents; Filings.......................  A-32
  Section 7.4    Affiliates; Pooling; Tax Treatment..........................  A-33
  Section 7.5    Public Announcements........................................  A-33
  Section 7.6    Stock Exchange Listing......................................  A-33
  Section 7.7    Employee Benefit Plans......................................  A-33
  Section 7.8    Indemnification of Directors and Officers...................  A-34
  Section 7.9    Newco.......................................................  A-35
  Section 7.10   Event Notices...............................................  A-35
  Section 7.11   Assumption of Obligations to Issue Stock....................  A-35
  Section 7.12   Real Estate Transfer Tax Returns............................  A-36
  Section 7.13   Acquiror's Board of Directors and Officers..................  A-36

ARTICLE VIII
  CLOSING CONDITIONS
  Section 8.1    Conditions to Obligations of Each Party Under This
                 Agreement...................................................  A-36
  Section 8.2    Additional Conditions to Obligations of the Acquiror
                 Companies...................................................  A-37
  Section 8.3    Additional Conditions to Obligations of the Company.........  A-37

                                                                               PAGE
                                                                               ----
ARTICLE IX
  TERMINATION, AMENDMENT AND WAIVER
  Section 9.1    Termination.................................................  A-38
  Section 9.2    Effect of Termination.......................................  A-39
  Section 9.3    Amendment...................................................  A-40
  Section 9.4    Waiver......................................................  A-40
  Section 9.5    Expenses....................................................  A-40

ARTICLE X
  GENERAL PROVISIONS
  Section 10.1   Effectiveness of Representations, Warranties and
                 Agreements..................................................  A-40
  Section 10.2   Notices.....................................................  A-41
  Section 10.3   Headings....................................................  A-41
  Section 10.4   Severability................................................  A-41
  Section 10.5   Entire Agreement............................................  A-42
  Section 10.6   Assignment..................................................  A-42
  Section 10.7   Parties in Interest.........................................  A-42
  Section 10.8   Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-42
  Section 10.9   Governing Law...............................................  A-42
  Section 10.10  Counterparts................................................  A-42

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 2, 1998 is by and among Unitrode Corporation, a Maryland corporation (the "Acquiror"), Merrimack Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Newco"), and BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                   RECITALS:

     The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger (as defined herein) is consistent with and in furtherance of the long-term strategic interests of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement (as defined herein) and recommends approval and adoption of this Agreement by the stockholders of the Company.

     The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term strategic interests of the Acquiror and in the best interests of, the Acquiror and its stockholders and has approved this Agreement and recommends approval by the stockholders of the Acquiror of the issuance of shares of the common stock, $.01 par value, of the Acquiror (the "Acquiror Common Stock") contemplated by the Merger.

     The Board of Directors of Newco has determined that the business combination to be effected by means of the Merger is advisable, and in the best interests of, Newco and its stockholder and has approved and adopted this Agreement. The stockholder of Newco has approved and adopted this Agreement.

     Concurrently with the execution and delivery of this Agreement, as an essential condition and inducement to the willingness of the Acquiror and Newco to enter into this Agreement, certain holders of common stock, par value $.001 per share, of the Company ("Company Common Stock") have each entered into a Voting Agreement (the "Voting Agreement") in the form attached as Annex A dated as of the date hereof pursuant to which such holders have agreed to vote their shares of Company Common Stock in the manner set forth therein.

     Concurrently with the execution and delivery of this Agreement, as an essential condition and inducement to the willingness of the Acquiror and Newco to enter into this Agreement, the Company has entered into a Stock Option Agreement (the "Option Agreement") in the form attached hereto as Annex B dated as of the date hereof granting the Acquiror an irrevocable option to purchase up to 955,158 shares of the Company Common Stock on the terms and subject to the conditions set forth therein.

     Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Newco will merge with and into the Company (the "Merger") and the Company will continue as the surviving corporation (the "Surviving Corporation").

     For U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

     The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: a term has the meaning ascribed to it; an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP as in effect from time to time; (c) "or" is not exclusive unless the context requires otherwise; and (d) "including" means "including without limitation".

     Section 1.2 Defined Terms. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.2 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined).

     "Acquiror Rights" will mean rights to purchase shares of the preferred stock of the Acquiror pursuant to that certain Rights Agreement, between Acquiror and The First National Bank of Boston dated as of May 2, 1990, and as amended as of April 30, 1993.

     "Acquiror Stock Options" will mean stock options granted pursuant to the 1983 Stock Option Plan, the Amended and Restated 1986 Non-Employee Director Option Plan and the 1992 Employee Stock Option Plan, as amended.

     "Acquiror's Audited Consolidated Financial Statements" will mean the consolidated balance sheets of the Acquiror and its Subsidiaries and the related consolidated statements of income, stockholders equity and cash flows, together with the notes thereto, all as audited by Coopers & Lybrand L.L.P., independent accountants, under their report with respect thereto dated February 27, 1997 and included in the Acquiror's Annual Report on Form 10-K for the year ended January 31, 1997 filed with the Commission.

     "Acquiror's Consolidated Balance Sheet" will mean the consolidated balance sheet of the Acquiror as of January 31, 1997, included in the Acquiror's Audited Consolidated Financial Statements.

     "Acquiror's Consolidated Financial Statements" will mean the Acquiror's Audited Consolidated Financial Statements and the Acquiror's Unaudited Consolidated Financial Statements.

     "Acquiror's Disclosure Letter" will mean a letter of even date herewith delivered by the Acquiror to the Company with the execution of the Agreement, which, among other things, will identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

     "Acquiror's Stockholders' Meeting" shall have the meaning ascribed to such term in Subsection 7.1(b) hereof.

     "Acquiror's Unaudited Consolidated Financial Statements" will mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of November 1, 1997 and the related consolidated statements of income, stockholders equity and cash flows for the fiscal quarters ended October 31, 1996 and November 1, 1997, together with the notes thereto, included in the Acquiror's Quarterly Report on Form 10-Q for the quarter ended November 1, 1997 filed with the Commission.

     "Acquisition Proposal" will mean any offer, proposal or indication of interest (other than by or with the Acquiror or any of its Subsidiaries):

          (a) by any Person to commence (as such term is defined in Rule 14d-2 under the Exchange Act), or file a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such Person would own or control more than 15% of the then outstanding Company Common Stock; or

          (b) relating to (A) a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving the Company or any of its Significant Subsidiaries, (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Company or its Subsidiaries representing 15% or more of the consolidated assets of the Company, directly or indirectly, in one or a series of transactions other than in the ordinary course of business; (C) an issuance, sale or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company or any of its Significant Subsidiaries, directly or indirectly, in one or a series of transactions or (D) a transaction in which any Person shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or would own or has or would have the right to acquire beneficial ownership, of 15% or more of the outstanding Company Common Stock.

     "Acquiror Acquisition Proposal" will mean any offer, proposal or indication of interest (other than by or with the Company or any of its Subsidiaries):

          (a) by any Person to commence (as such term is defined in Rule 14d-2 under the Exchange Act), or file a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Acquiror Common Stock such that, upon consummation of such offer, such Person would own or control more than 15% of the then outstanding Acquiror Common Stock; or

          (b) relating to (A) a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving the Acquiror or any of its Significant Subsidiaries, (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Acquiror or its Subsidiaries representing 15% or more of the consolidated assets of the Acquiror, directly or indirectly, in one or a series of transactions other than in the ordinary course of business; (C) an issuance, sale or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Acquiror or any of its Significant Subsidiaries, directly or indirectly, in one or a series of transactions or
     (D) a transaction in which any person shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or would own or has or would have the right to acquire beneficial ownership, of 15% or more of the outstanding Acquiror Common Stock.

     "Affiliate" will, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

     "Agreement" will mean this Agreement and Plan of Merger made and entered into as of March 2, 1998 among Acquiror, Newco and the Company, including any amendments hereto and each Annex hereto.

     "Benefit Arrangement" will mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, phantom stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(ii) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person, and (iii) covers any employee or former employee of such Person.

     "Benefit Continuation Period" will have the meaning ascribed to such term in Subsection 7.7(b) hereof.

     "Business Day" will mean any day other than a day on which banks in the States of New Hampshire or Texas are authorized or obligated to be closed.

     "CERCLA" will mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

     "Certificate of Merger" will have the meaning ascribed to such term in
Section 2.2 hereof.

     "Closing" will mean a meeting, which will be held in accordance with
Section 3.3, of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

     "Closing Date" will mean the date of the Closing as determined pursuant to
Section 3.3.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the Regulations promulgated thereunder.

     "Commission" will mean the Securities and Exchange Commission.

     "Company Option Plans" will mean collectively the 1989 Stock Option Plan and the 1995 Flexible Stock Option Plan.

     "Company Stock Options" will mean options granted pursuant to the Company Option Plans.

     "Company Stockholders' Meeting" will have the meaning ascribed to such term in Subsection 7.1(a).

     "Company's Audited Consolidated Financial Statements" will mean the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, stockholders equity and cash flows, together with the notes thereto, all as audited by Ernest & Young L.L.P., independent accountants, under their report with respect thereto dated February 18, 1997, and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission.

     "Company's Consolidated Balance Sheet" will mean the consolidated balance sheet of the Company as of December 31, 1996, included in the Company's Audited Consolidated Financial Statements.

     "Company's Consolidated Financial Statements" will mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

     "Company's Disclosure Letter" will mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

     "Company's Unaudited Consolidated Financial Statements" will mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 and the related consolidated statements of income, stockholders equity and cash flows for the three month periods and nine month periods ended September 30, 1996 and September 30, 1997, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission.

     "control" (including the terms "controlled," "controlled by" and "under common control with") will mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     "Court" will mean any court or arbitration tribunal of the United States or any domestic state, and any political subdivision thereof.

     "Effective Time" will mean the date and time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 2.2.

     "Employee Plans" will mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     "Environmental Law" will mean any and all Laws of any Governmental Authority pertaining to human health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including without limitation the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Emergency Planning and Right-to-Know Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, any state or local Laws implementing the foregoing federal Laws, and all other Laws pertaining to the protection of human health and the environment (inclusive, in each case, of all regulations issued thereunder). For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning will apply within the jurisdiction of such state or locality, and; provided further, however, the term "hazardous substance" will include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

     "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

     "ERISA Affiliate" will mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with a specified Person, as such terms are defined in section 414(b), (c), (m) or (o) of the Code.

     "Exchange Act" will mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

     "Exchange Agent" will mean a bank or trust company organized under the Laws of the United States of America or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required thereof under Section 3.2.

     "Exchange Fund" will mean the fund of Acquiror Common Stock (and the associated Acquiror Rights), cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.2.

     "Exchange Ratio" will mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in the first sentence of Subsection 3.1(a) as adjusted by Section 3.2.

     "Expenses" will mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

     "GAAP" will mean generally accepted accounting principles in the United States consistently applied by a specified Person.

     "Governmental Authority" will mean any governmental agency or authority (other than a Court) of the United States or any domestic state, and any political subdivision or agency thereof, and will include any authority having governmental or quasi-governmental powers.

     "HSR Act" will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnification Agreements" will mean the following Indemnification
Agreements: (i) each of the Indemnification Agreements dated April 17, 1991 between the Company and each of (A) Reginald B. McHone, (B) Derrell Coker, (C) Charles Phipps, (D) L.J. Sevin, (E) Harvey B. Cash, and (F) Dietrich Erdmann;
(ii) the Indemnification Agreement dated December 3, 1997 between the Company and Alan R. Schuele; (iii) the Indemnification Agreement dated June 30, 1995 between the Company and Jimmie C.

Vernon; and (iv) each of the Indemnification Agreements dated June 29, 1995 between the Company and (A) William F. Davies, Jr., (B) R. Scott Schaefer, and
(C) Jack Kilby.

     "IRS" will mean the Internal Revenue Service.

     "Knowledge" will mean, with respect to either the Company or the Acquiror, the actual knowledge (without duty of inquiry) of any executive officer or any member of the Board of Directors of such party.

     "Law" will mean all laws, statutes, ordinances and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of Law in each such jurisdiction.

     "Lien" will mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Material" will mean material to the condition (financial and other), results of operations or business of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" will have the meaning accorded thereto in Section 11 of the Securities Act.

     "Material Adverse Effect" will mean any change or effect that would be material and adverse to the consolidated business, condition (financial or other), operations, performance or properties (but excluding any outstanding capital stock or other securities) of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" will have the meaning accorded thereto in Section 11 of the Securities Act.

     "Material Contract" will mean each contract, lease, indenture, agreement, arrangement or understanding, whether written or oral, to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 promulgated under the Securities Act pursuant, in the case of the Company, to Paragraph (2), (4) or (10) of Item 601(b) of Regulation S-K of the Commission and, in the case of the Acquiror, to Paragraph (10) (other than clause (iii) thereof) of Item 601(b) of Regulation S-K of the Commission if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term will, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

          (1) any collective bargaining agreement or other agreement with any labor union;

          (2) any agreement, contract or commitment with any other Person, other than any agency or representation entered in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

          (3) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year of $100,000 or more;

          (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof,
     (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries; and

          (5) any agency or representation agreement with any Person which is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice.

     "MGCL" will mean The Maryland General Corporation Law.

     "Multiemployer Plan" will mean any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, which (i) is (or was within the six (6) years prior to the date of this Agreement) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person or any ERISA Affiliate of such Person, and (ii) covers any employee or former employee of such Person or any ERISA Affiliate of such Person.

     "NYSE" will mean The New York Stock Exchange.

     "Order" will mean any judgment, writ, injunction, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

     "PBGC" will mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" will mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) is (or was within the six (6) years prior to the date of this Agreement) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person or any ERISA Affiliate of such Person, and (ii) covers any employee or former employee of such Person or any ERISA Affiliate of such Person.

     "Permit" will mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

     "Permitted Encumbrances" will mean the following:

          (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries will have set aside on its books adequate reserves with respect thereto;

          (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries will have set aside on its books adequate reserves with respect thereto;

          (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries is in good faith currently prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary has secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary has set aside on its books adequate reserves with respect thereto;

          (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held;

          (5) any lien or privilege vested in any lessor or licensor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent; and

          (6) encumbrances which secure deposits of public funds as required by Law.

     "Person" will mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but will not include a Governmental Authority.

     "Pre-Closing Average Trading Price" will have the meaning ascribed to such term in Subsection 3.2(a).

     "Proxy Statement" will have the meaning ascribed to such term in Section
4.13 hereof.

     "RCRA" will mean the Resource Conservation and Recovery Act of 1976, as amended.

     "Registration Statement" will have the meaning ascribed to such term in
Section 4.13 hereof.

     "Regulation" will mean any rule or regulation of any Governmental Authority having the effect of Law.

     "Reports" will mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

     "SEC Reports" will mean all Annual Reports on Form 10-K promulgated under the Exchange Act, all Quarterly Reports on Form 10-Q promulgated under the Exchange Act, all proxy statements relating to meetings of stockholders (whether annual or special), all Current Reports on Form 8-K promulgated under the Exchange Act and all other reports, schedules, registration statements or other documents required to be filed during a specified period by a Person with the Commission pursuant to the Securities Act or the Exchange Act.

     "Securities Act" will mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

     "Significant Subsidiary" will mean any Subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Commission.

     "Stockholders' Meetings" will have the meaning ascribed to such term in Subsection 7.1(b) hereof.

     A "Subsidiary" of a specified Person will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

     "Surviving Corporation" will mean the Company as the corporation surviving the Merger.

     "Tax Returns" will mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a taxing authority, or where none is required to be filed with a taxing authority, the statement or other document issued by a taxing authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Taxes" will mean any and all federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

     "Terminating Acquiror Breach" shall have the meaning ascribed to such term in Subsection 9.1(c) hereof.

     "Terminating Company Breach" shall have the meaning ascribed to such term in Subsection 9.1(b) hereof.

     "Termination Date" shall have the meaning ascribed to such term in Subsection 9.1(e) hereof.

     "Welfare Plan" will mean any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which (i) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by a specified Person or any ERISA Affiliate of such Person, and (ii) covers any employee or former employee of such Person.

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                                   ARTICLE II

                                TERMS OF MERGER

     Section 2.1 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, Newco will merge with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect will be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of Newco will cease and the Company will continue as the Surviving Corporation and shall succeed to and assume all of the rights and obligations of Newco in accordance with the DGCL.

     Section 2.2 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII hereof, the parties hereto will cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.

     Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of the DGCL.

     Section 2.4 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of Newco, as in effect immediately prior to the Effective Time will be the certificate of incorporation and the bylaws of the Surviving Corporation, except that from and after the Effective Time Article I of the certificate of incorporation will be read in its entirety as follows:

     The name of the corporation is "BENCHMARQ Microelectronics, Inc."

     Section 2.5 Directors and Officers. The directors of Newco immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section 3.1 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the securities of the Company:

          (a) Subject to the provisions of Section 3.2 hereof and the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Subsection 3.1(c)) will be converted into the right to receive one (1) share of Acquiror Common Stock (and the associated Acquiror Right) (as such ratio is adjusted pursuant to Section 3.2, the "Exchange Ratio"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares, the Common Stock Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares.

          (b) Subject to the other provisions of this Article III, all shares of Company Common Stock will, upon conversion thereof into shares of Acquiror Common Stock (and the associated Acquiror Rights) at the Effective Time, cease to be outstanding and will automatically be cancelled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Subsection 3.1(c)) will thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of

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

     Acquiror Common Stock (and the associated Acquiror Rights) determined pursuant to the Common Stock Exchange Ratio. The holders of certificates previously evidencing Company Common Stock will cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by Law.

          (c) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly-owned Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time will be cancelled.

          (d) Each share of common stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     Section 3.2 Adjustments to the Exchange Ratio. The Exchange Ratio shall be subject to adjustment as follows:

          (a) if the average of the mean high and low per share trading prices on the NYSE of shares of Acquiror Common Stock (as reported for the NYSE Composite Transactions in the Wall Street Journal) during the 20 consecutive trading days ending on the tenth day prior to the Company Stockholders' Meeting (the "Pre-Closing Average Price") is less than $16.00, then the Exchange Ratio shall be adjusted such that each share of Company Common Stock is converted into the right to receive a number of shares of Acquiror Common Stock (and the associated Acquiror Rights) equal to the quotient obtained by dividing (i) $16.00 by (ii) the Pre-Closing Average Price, provided, however, that, the Exchange Ratio shall in no event be higher than 1.33; and

          (b) if the Pre-Closing Average Price is greater than $24.00, then the Exchange Ratio shall be adjusted such that each share of Company Common Stock is converted into the right to receive a number of shares of Acquiror Common Stock (and the associated Acquiror Rights) equal to the quotient obtained by dividing (i) $24.00 by (ii) the Pre-Closing Average Price.

     Section 3.3  Exchange of Certificates.

          (a) Exchange Fund. On the Closing Date, the Acquiror will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, (i) certificates evidencing a number of shares of Acquiror Common Stock (and the associated Acquiror Rights) equal to the product of the Exchange Ratio multiplied by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any such shares to be cancelled pursuant to Subsection 3.1(c)) and (ii) cash in an amount equal to any dividends or other distributions declared in respect of such shares of Acquiror Common Stock and having a record date after the Effective Time. Thereafter, the Acquiror will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of any former holders of Company Common Stock who have not yet surrendered their shares of Company Common Stock for exchange, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender, payable with respect to any shares of Acquiror Common Stock remaining in the Exchange Fund on such record date. The Exchange Agent will, pursuant to irrevocable instructions from the Acquiror, deliver Acquiror Common Stock (and associated Acquiror Rights) and any dividends or distributions related thereto, in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to Subsection 3.3(c).

          (b) Letter of Transmittal. Promptly after the Effective Time, the Acquiror will cause the Exchange Agent to mail to each record holder of a certificate or certificates representing Company Common Stock immediately prior to the Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Company Common Stock shall pass, only upon delivery of the certificates for Company Common Stock to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as the Acquiror may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Company Common Stock. Upon surrender of a certificate for Company Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Company Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash, if any, to be paid which is in the Exchange Fund as part of the Exchange Ratio.

          (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent will distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates, accompanied by a duly executed letter of transmittal that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of Acquiror Common Stock (and the associated Acquiror Rights) into which such shares of Company Common Stock were converted pursuant to the Merger and any dividends or distributions related thereto. If shares of Acquiror Common Stock (and the associated Acquiror Rights) are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it will be a condition of issuance of the Acquiror Common Stock (and the associated Acquiror Rights) that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed by a member firm of the NYSE or a bank chartered under the Laws of the United States of America, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Acquiror Common Stock (and the associated Acquiror Rights) to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Acquiror that any such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to any former holder of Company Common Stock for any Acquiror Common Stock (and the associated Acquiror Rights) or dividends or distributions thereon delivered to a public official pursuant to any applicable escheat Law.

          (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to Acquiror Common Stock with a record date on or after the Effective Time will be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat Law, following surrender of any such certificate, there will be paid from the Exchange Fund to the holder of the certificates evidencing whole shares of Acquiror Common Stock (and the associated Acquiror Rights) issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former holders of Company Common Stock for twelve months after the Effective Time will be delivered to the Acquiror, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III will, subject to applicable abandoned property, escheat and other similar Laws, thereafter look only to the Acquiror for the Acquiror Common Stock (and associated Acquiror Rights) and any cash to which they are entitled.

          (f) Withholding of Tax. The Acquiror or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Acquiror or

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

     the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding were made by the Acquiror.

          (g) Lost Certificates. If any certificate evidencing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Acquiror, the posting by such Person of a bond, in such reasonable amount as the Acquiror may direct, as indemnity against claims that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Acquiror Common Stock (and associated Acquiror Rights) to which the holder may be entitled pursuant to this
     Article III and any dividends or other distributions to which the holder thereof may be entitled pursuant to Subsection 3.3(d).

     Section 3.4 Closing. The Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108, at 10:00 a.m. local time on the second Business Day following the date on which the conditions to the Closing have been satisfied or waived or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

     Section 3.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, certificates representing Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and upon delivery of a duly executed letter of transmittal exchanged for certificates representing Acquiror Common Stock (and associated Acquiror Rights).

     Section 3.6 No Fractional Shares. In the event the Exchange Ratio is modified or changed in a manner that would result in the issuance of fractional shares of Acquiror Common Stock, the parties nevertheless agree that no fractional shares of Acquiror Common Stock shall be issued to the holders of Company Common Stock. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Section 3.6 would be entitled to receive a fractional share of Acquiror Common Stock pursuant to the Merger shall be paid cash, without any interest thereon, in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Acquiror Common Stock on the NYSE on the day of the Effective Time, or, if shares of Acquiror Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. For this purpose, shares of Company Common Stock of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount in respect of more than one share of Acquiror Common Stock.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Acquiror Companies that:

     Section 4.1 Organization and Qualification; Subsidiaries. The Company and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that would not individually or in the aggregate have a Material Adverse Effect on the Company. Section 4.1 of the Company's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with (A) the jurisdiction of incorporation of each Subsidiary and the

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

percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company, and (B) an indication of whether each such Subsidiary is a Significant Subsidiary. Neither the Company nor any of its Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Company.

     Section 4.2 Certificate of Incorporation; Bylaws. The Company has heretofore marked for identification and furnished to the Acquiror complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

     Section 4.3  Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock of which, as of February 27, 1998, 7,114,939 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of the preemptive or similar rights of any Person and
     (ii) 22,000,000 shares of Preferred Stock, par value $.01 per share, of which none is issued. Since February 27, 1998, the Company has not issued any shares of the Company Common Stock except pursuant to the exercise of outstanding Company Stock Options and otherwise to the extent set forth in Subsection 4.3(a) of the Company's Disclosure Letter. Except as set forth in Subsection 4.3(a) of the Company's Disclosure Letter, since February 2, 1998, the Company has not granted any options for, or other rights to purchase, shares of the capital stock of the Company.

          (b) Except as set forth in Subsection 4.3(b) of the Company's Disclosure Letter or in the Company's Consolidated Financial Statements, no shares of capital stock of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company to offer, sell, issue, grant, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or to grant any Lien on any shares of capital stock of the Company.

          (c) The authorized, issued and outstanding capital stock of, or other equity interests in, each of the Company's Subsidiaries and the names and addresses of the holders of record of the capital stock or other equity interests of each such Subsidiary are set forth in Subsection 4.3(c) of the Company's Disclosure Letter. Except as set forth in Subsection 4.3(c) of the Company's Disclosure Letter, (i) the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person; (ii) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Subsection 4.3(c) of the Company's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Company; except with respect to clause (i), (ii) or (iii) of this Subsection 4.3(c) for such matters that would not, in the aggregate, have a Material Adverse Effect on the Company.

          (d) Except as set forth in Subsection 4.3(d) of the Company's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any third Person, is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act.

     Section 4.4 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Option Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Option Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company, which approval and adoption in accordance with the DGCL and the Company's certificate of incorporation shall require the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock). This Agreement and the Option Agreement have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the Acquiror Companies) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 4.5  Approvals.  Except for the applicable requirements, if any, of
(a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky Laws, (d) the HSR Act, (e) the filing and recordation of appropriate merger documents as required by the DGCL and (f) those Laws, Regulations and Orders noncompliance with which would not have in the aggregate a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Option Agreement or a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit, Order, or consent of, any Court or Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Agreement or the Option Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section 4.6 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits, Orders and consents of, Courts or Governmental Authorities indicated as required in Section 4.5 hereof and receipt of the approval of the Merger by the stockholders of the Company as required by the DGCL and except as set forth in Section 4.6 of the Company's Disclosure Letter, neither the execution and delivery by the Company of this Agreement, the Option Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Company, (ii) the certificate of incorporation or bylaws of the Company or (iii) any contract, note, bond, mortgage, indenture, license, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 4.6, except in any such case for any matters described in this Section 4.6 that would not in the aggregate have a Material Adverse Effect upon the ability of the Company to perform its obligations under this Agreement or the Option Agreement or a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all requisite action to cause this Agreement and the transactions contemplated hereby to be exempt from the provisions of
Section 203 of the DGCL.

     Section 4.7  Reports.

          (a) Since December 31, 1994, the Company and its Subsidiaries have timely filed (i) all SEC Reports required to be filed with the Commission and (ii) all other Reports required to be filed with any other Governmental Authorities, including state securities administrators, except where the failure to file any such Reports would not in the aggregate have a Material Adverse Effect on the Company. Such Reports, including all those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all Material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports of the Company, the Securities Act and the Exchange Act, as the case may be) and (ii), in the case of SEC Reports, did not at the time they were filed contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company's Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports of the Company filed with the Commission since December 31, 1994 (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP consistently applied during the periods involved, (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports of the Company filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

          (c) Except as set forth in Subsection 4.7(c) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or threatened, which would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than
     (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company and its Subsidiaries since September 30, 1997, and (iii) liabilities or obligations the incurrence of which is not prohibited by Subsection 6.2(a).

     Section 4.8  No Material Adverse Effect; Conduct.

          (a) Since December 31, 1996, (i) no event or events (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in this Article IV) have, to the Knowledge of the Company, occurred that, individually or in the aggregate, would constitute or cause a Material Adverse Effect on the Company and (ii) there have not been any change or changes in the business, condition (financial or other), results of operations, properties, assets or liabilities of the Company or its Subsidiaries which would have, in the aggregate, a Material Adverse Effect on the Company.

          (b) Except as disclosed in Subsection 4.8(b) of the Company's Disclosure Letter, during the period from December 31, 1996 to the date of this Agreement, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (xiii) of Subsection 6.2(a) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

     Section 4.9 Title to Properties. The Company or its Subsidiaries, individually or together, have good, valid and marketable title to or a valid leasehold in, all of the properties and assets (real, personal and mixed, tangible and intangible) that are necessary to the conduct of the business of the Company as it is currently being conducted including, without limitation, all of the properties and assets reflected in the Company's

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Consolidated Balance Sheet, other than any properties or assets that (i) have been sold or otherwise disposed of in the ordinary course of business consistent with past practice or (ii) are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Consolidated Financial Statements and (y) Liens that, individually or in the aggregate, are not Material to the Company. None of such properties are securities pledged for interest rate swap, cap or floor contracts. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties being held under capitalized leases, and all real and personal property that is subject to operating leases, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have expired in accordance with their terms without any liability of any party thereto and (ii) any properties that, individually or in the aggregate, are not Material to the Company. Neither the Company nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 4.10 Certain Obligations. Section 4.10 of the Company's Disclosure Letter contains a true and complete list of the Material Contracts of the Company and its Subsidiaries. Except as set forth in Section 4.10 of the Company's Disclosure Letter, all Material Contracts to which the Company or any of its Subsidiaries is a party are in full force and effect, the Company or the Subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that would not have a Material Adverse Effect on the Company.

     Section 4.11 Permits; Compliance. The Company and its Subsidiaries have obtained all Permits that are necessary to carry on their businesses as currently conducted, except for any such Permits which the failure to possess, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Such Permits are in full force and effect, have not been violated in any respect that would have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits would not have a Material Adverse Effect on the Company.

     Section 4.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 4.12 or any other Section of the Company's Disclosure Letter or
(b) in the aggregate, would not have a Material Adverse Effect on the Company. There are no claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any Law, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any written agreement, directive, memorandum of understanding or Order with or by any Court or Governmental Authority restricting its operation or requiring any Material actions. Except as set forth in Section 4.12 of the Company's Disclosure Letter, the Company and its Subsidiaries are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 4.13 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Company for inclusion or incorporation by reference in the joint proxy statement to be distributed in connection with the Acquiror and Company's respective meetings of stockholders to vote upon this Agreement, (the "Proxy Statement") or the registration statement on Form S-4 (such registration

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

statement, together with any amendments thereof or supplements thereto being the "Registration Statement") to be filed by Acquiror with the SEC will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the Regulations promulgated thereunder.

     Section 4.14 Employee Plans; Collective Bargaining Agreements. Except as set forth in Section 4.14 of the Company's Disclosure Letter, the Company represents and warrants as follows:

          (a) Pension Plans.

             (i) No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan of the Company or any ERISA Affiliate thereof with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate thereof has failed to pay when due any "required installment," within the meaning of section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any such Pension Plan. Neither the Company nor any ERISA Affiliate thereof is subject to any Lien imposed under section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any such Pension Plan. All "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA, are fully funded as of the Closing Date with respect to each such Pension Plan as determined on a termination basis using the assumed interest rate set forth in each Pension Plan.

             (ii) Neither the Company nor any ERISA Affiliate thereof is required to provide security to a Pension Plan under section 401(a)(29) of the Code.

             (iii) Except as otherwise disclosed in Subsection 4.14(a)of the Company's Disclosure Letter, each Pension Plan of the Company or any ERISA Affiliate thereof and each related trust agreement, annuity contract or other funding instrument is qualified and tax exempt under the provisions of Code sections 401(a) and 501(a), and each has been so determined by the IRS, or application for such determination has been made and is currently pending. Any such Pension Plan that has been terminated has received a favorable determination letter from the IRS with respect to its termination, or application for such determination has been made and is currently pending.

             (iv) Each Pension Plan of the Company or any ERISA Affiliate thereof, related trust agreement, annuity contract or other funding instrument is in Material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all Laws which are applicable to such Pension Plan, related trust agreement, annuity contract or other funding instrument, including without limitation ERISA and the Code.

             (v) The Company or an ERISA Affiliate thereof has paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Pension Plan of the Company or any ERISA Affiliate thereof which is covered by Title IV of ERISA for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate thereof has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction which is described in Section 4069 of ERISA. There has been no unreported "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) requiring notice to the PBGC with respect to any Pension Plan of the Company or any ERISA Affiliate thereof. No filing has been made by the Company or any ERISA Affiliate thereof with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan of the Company or any ERISA Affiliate thereof. No condition exists and no event has occurred that could

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

        constitute grounds for the termination of any Pension Plan of the Company or any ERISA Affiliate thereof by the PBGC, or which could reasonably be expected to result in liability of the Company or any ERISA Affiliate thereof to the PBGC with respect to any such Pension Plan, other than liabilities for premium payments. Neither the Company nor any ERISA Affiliate thereof has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions to any Pension Plan of the Company or any ERISA Affiliate thereof subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate thereof made contributions during the six
        (6) years prior to the date hereof.

          (b) Multiemployer Plans. There are no Multiemployer Plans of the Company or any ERISA Affiliate thereof, and neither the Company nor any ERISA Affiliate thereof has ever maintained, contributed to, or participated or agreed to participate in any Multiemployer Plan.

          (c) Welfare Plans.

             (i) Each Welfare Plan of the Company or any ERISA Affiliate thereof is in Material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all Laws which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

             (ii) An estimate of the liabilities of the Company and any of its ERISA Affiliates for providing retiree life and medical benefits coverage to active and retired employees of the Company and any of its ERISA Affiliates has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. The Company or any ERISA Affiliate thereof has the right to modify or terminate any Welfare Plans of the Company or any ERISA Affiliate thereof that provide coverage or benefits for either or both retired and active employees and/or their dependents and beneficiaries.

             (iii) Each Welfare Plan of the Company or any ERISA Affiliate thereof which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance at all times with the provisions of Parts 6 and 7 of Title I, Subtitle B of ERISA and sections 4980B and 9801 through 9806 of the Code.

             (iv) There are no Welfare Plans of the Company or any ERISA Affiliate thereof which are self-insured "multiple employer welfare arrangements" as such term is defined in Section 3(40) of ERISA.

          (d) Benefit Arrangements.

             (i) Each Benefit Arrangement of the Company or any ERISA Affiliate thereof is in Material compliance with its terms and with the requirements prescribed by any and all Laws which are applicable to such Benefit Arrangement, including without limitation the Code.

             (ii) Except as set forth in Subsection 4.14(d)of the Company's Disclosure Letter, neither the Company nor any ERISA Affiliate thereof is a party to or is bound by any severance agreement, plan, or program (other than such an agreement, plan, or program providing for payments of less than $50,000 in the aggregate to all participants).

             (iii) Each outstanding Company Stock Options not vested or exercisable at the Effective Time shall, as a result of the transactions contemplated hereby, automatically and without any action by the Company or the Board of Directors of the Company, become vested and exercisable at the Effective Time.

          (e) Fiduciary Duties and Prohibited Transactions. Neither the Company nor any ERISA Affiliate thereof has any liability with respect to any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or section 4975(c)(2) or (d) of the Code to which any Welfare Plan or Pension Plan of the Company or any ERISA Affiliate thereof is subject. To the Knowledge of the Company, neither the Company nor any ERISA Affiliate thereof has participated in a violation of
     Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan of the Company or any ERISA Affiliate thereof or has any unpaid civil penalty under Section 502(1) of ERISA.

          (f) Litigation. There is no Material action, Order or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan of the Company or any ERISA Affiliate thereof that is pending or, to the Knowledge of the Company, threatened or anticipated against the Company or any ERISA Affiliate thereof other than routine claims for benefits.

          (g) Unpaid Contributions. Neither the Company nor any ERISA Affiliate thereof has any liability for unpaid contributions with respect to any Employee Plan of the Company or any ERISA Affiliate thereof. The Company and all its ERISA Affiliates have made all required contributions under each such Employee Plan or proper accruals have been made and are reflected on the appropriate balance sheet and books and records, including without limitation, any accruals for vacation or sick leave which may be carried over from one year to the next.

          (h) Change of Control Payments. Except as otherwise disclosed in Subsection 4.14(h) of the Company's Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in connection with another event, result in any payment (whether of separation pay or otherwise) becoming due from the Company or any ERISA Affiliate thereof (under an Employee Plan of the Company or any ERISA Affiliate thereof or otherwise) to any current or former employee or consultant of the Company or any ERISA Affiliate thereof, or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former employee or consultant of the Company or any ERISA Affiliate thereof (under an Employee Plan of the Company or any ERISA Affiliate thereof or otherwise).

          (i) Material Adverse Effects. With respect to Employee Plans of the Company or any ERISA Affiliate thereof, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate thereof could be subject to any liability under the terms of such Employee Plans, ERISA, the Code, or any other applicable Law, other than any condition or set of circumstances that would not have a Material Adverse Effect on the Company or any ERISA Affiliate thereof.

          (j) Copies of Documentation. Included in Section 4.14(j) of the Company Disclosure Letter is a list of all Employee Plans of the Company. The Company has delivered pursuant to this Agreement a true and complete set of copies of (i) all Employee Plans of the Company or any ERISA Affiliate thereof (including without limitation, employment agreements) and related trust agreements, annuity contracts or other funding instruments as in effect immediately prior to the date hereof, together with all amendments thereto which will become effective at a later date; (ii) the latest IRS determination letter obtained with respect to any such Employee Plan qualified or exempt under section 401 or 501 of the Code; (iii) Forms 5500 including all schedules, attachments, and certified financial statements for the most recently completed three fiscal years for each Employee Plan of the Company or any ERISA Affiliate thereof required to file such form, together with the most recent actuarial report, if any, prepared by the such Employee's Plan's enrolled actuary; (iv) all summary plan descriptions for each Employee Plan of the Company or any ERISA Affiliate thereof required to prepare, file and distribute summary plan descriptions; (v) all summaries furnished or made available to employees, officers and directors of the Company or any ERISA Affiliate thereof of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; (vi) current registration statements on Form S-8 and amendments thereto with respect to any Employee Plan of the Company or any ERISA Affiliate thereof; (vii) the notifications to employees of their rights under COBRA with respect to each

     Welfare Plan of the Company or any ERISA Affiliate thereof subject to COBRA; and (viii) the Indemnification Agreements.

          (k) No collective bargaining agreement to which the Company or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries that would have a Material Adverse Effect on the Company. Neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has in the United States committed any unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

     Section 4.15 Taxes. Except as set forth in Section 4.15 of the Company's Disclosure Letter, all Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or has been a member have been timely filed, and all such Tax Returns are true, complete and correct except to the extent any failure to file, or any incompletions or inaccuracies in, filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company (it being understood that the representations and warranties made in this Section 4.15, to the extent that they relate to any group of which the Company or any of its Subsidiaries were not the common parent, are made to the Knowledge of the Company and its Subsidiaries). All Taxes due and owing by or with respect to the Company or any Subsidiary of the Company have been timely paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit, examination, claimed deficiency, refund litigation, proposed adjustment or matter in controversy regarding any Taxes due and owing by or with respect to the Company or any Subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by or with respect to the Company or any Subsidiary of the Company with respect to completed and settled examinations or concluded litigation have been paid. Prior to the date of this Agreement, the Company has provided Acquiror with written schedules setting forth the taxable years of the Company for which the statutes of limitations with respect to federal and Material state income taxes have not expired and with respect to federal and Material state income taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Except as set forth in Section 4.15 of the Company's Disclosure Letter, none of the Company or any of its Subsidiaries is a party to any agreement, contract, arrangement or plan, whether written or oral, that has resulted or would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company and each of its Subsidiaries have complied in all material respects with all rules and Regulations relating to the payment and withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries (i) has waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) is a party to, bound by, or has any obligation under any Tax sharing, allocation, indemnity, or similar contract or arrangement.

     Section 4.16  Environmental Matters.  Except for matters disclosed in
Section 4.16 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment in violation of applicable Environmental Laws by the Company or its Subsidiaries or in connection with their properties or operations; (e) there has been no exposure (attributable to the action of the Company or its Subsidiaries) of any Person or property to any hazardous substance, pollutant or contaminant in violation of applicable Environmental Laws in connection with the properties, operations and activities of the Company and its Subsidiaries; and (f) the Company and its Subsidiaries have made available to the Acquiror all internal and external environmental audits, studies and reports and all correspondence on substantial environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries.

     Section 4.17 Intellectual Property. The Company or one or more of its Subsidiaries own, or hold valid licenses under, or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted except for any such intellectual property as to which the failure to own or hold licenses would not in the aggregate have a Material Adverse Effect on the Company. Except as set forth in
Section 4.17 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets, copyrights and other proprietary rights owned or held by other Persons, except, in each case, for matters that would not in the aggregate have a Material Adverse Effect on the Company. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms of or cause any cancellation of any Material license held by the Company or any of its Subsidiaries under any patent, trademark, service mark, trade name, trade secret or copyright. Except as set forth in Section 4.17, of the Company's Disclosure Letter, no claim of infringement of any patent, copyright, trade secret, or other proprietary right is pending against the Company.

     Section 4.18 Insurance. The Company and its Subsidiaries own and are beneficiaries under all such insurance policies/fidelity bonds underwritten by reputable insurers/sureties that, as to risks insured, coverages and related limits and deductibles, are customary in the industries in which the Company and its Subsidiaries operate. To the Knowledge of the Company, all such policies/bonds are in full force and effect and all premiums due thereon have been paid. Section 4.18 of the Company's Disclosure Letter sets forth a list, including the name of the underwriter/surety, the risks insured, coverage and related limits and deductibles, expiration dates and significant riders, of the principal insurance policies/fidelity bonds currently maintained by the Company and its Subsidiaries.

     Section 4.19 Pooling; Tax Matters. To the Knowledge of the Company after due investigation, neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations and interpretations of the Commission or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.20 Affiliates. Section 4.20 of the Company's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all its Subsidiaries but including all directors and executive officers of the Company.

     Section 4.21 Brokers. No broker, finder, investment banker or other Person (other than Prudential Securities, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Acquiror a complete and correct copy of all agreements between the Company and Prudential Securities, Inc. pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

     Section 4.22 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Prudential Securities, Inc., the Company's financial advisor, substantially to the effect that the

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

consideration to be received by the holders of the Company Common Stock in the Merger is fair to such holders from a financial point of view, a copy of which has been provided to the Acquiror.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     The Acquiror Companies hereby represent and warrant to the Company that:

     Section 5.1 Organization and Qualification; Subsidiaries. The Acquiror, Newco and each other Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that would not individually or in the aggregate have a Material Adverse Effect on the Acquiror.
Section 5.1 of the Acquiror's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Significant Subsidiaries of the Acquiror, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another Subsidiary of the Acquiror. Neither the Acquiror, Newco nor any other Subsidiary of the Acquiror owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Acquiror.

     Section 5.2 Articles of Incorporation; Bylaws. The Acquiror has heretofore marked for identification and furnished to the Company complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. None of the Acquiror, Newco or any of the Acquiror's Significant Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws (or equivalent organizational documents).

     Section 5.3  Capitalization.

          (a) The authorized capital stock of the Acquiror consists of (i) 60,000,000 shares of Acquiror Common Stock of which as of February 25, 1998, 24,311,832 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and, were not issued in violation of any preemptive or similar rights of any Person, and
     (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none is issued. Since February 25, 1998, the Acquiror as not issued any shares of Acquiror Common Stock, except pursuant to the exercise of outstanding Acquiror Stock Options and otherwise to the extent set forth in Subsection 5.3(a) of the Acquiror's Disclosure Letter. Except as set forth in Subsection 5.3(a) of the Acquiror's Disclosure Letter, since January 22, 1998, the Acquiror has not granted any options for, or other rights to purchase, shares of the capital stock of the Acquiror.

          (b) Except as set forth in Subsection 5.3(b) of the Acquiror's Disclosure Letter or in the Acquiror's Consolidated Financial Statements, no shares of capital stock of Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror to offer, sell, issue, grant, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror or to grant any Lien on any shares of capital stock of the Acquiror.

          (c) (i) All the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and

                                      A-22
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     were not issued in violation of any preemptive or similar rights of any
     Person; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Acquiror; except with respect to clause (i), (ii) or (iii) of this Subsection 5.3(c) for such matters that would not in the aggregate have a Material Adverse Effect on the Acquiror.

          (d) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Significant Subsidiaries or, to the Knowledge of the Acquiror, any third Person is a party or by which the Acquiror or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Significant Subsidiaries.

     Section 5.4 Authorization of Agreement. Each of the Acquiror Companies has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquiror Companies of this Agreement and each instrument required hereby to be executed and delivered by the Acquiror Companies at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action (including stockholder action) on the part of the Acquiror Companies (other than approval of the issuance of shares of Acquiror Common Stock pursuant to this Agreement by the Stockholders of the Acquiror, which approval and adoption shall require the affirmative vote of the holders of not less than a majority of the shares of Acquiror Common Stock present or represented at the Acquiror's Stockholders' Meeting). This Agreement has been duly executed and delivered by each of the Acquiror Companies and (assuming due authorization, execution and delivery hereof by the Company) constitutes a legal, valid and binding obligation of each of the Acquiror Companies, enforceable against each of the Acquiror Companies in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights general or to general principles of equity.

     Section 5.5  Approvals.  Except for the applicable requirements, if any, of
(a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky Laws, (d) the HSR Act, (e) the NYSE, (f) the filing and recordation of appropriate merger documents as required by the DGCL and (g) those Laws, Regulations and Orders noncompliance with which would not have in the aggregate a Material Adverse Effect on the ability of the Acquiror or Newco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Permit, Order or consent of, any Court or Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or any of its Subsidiaries to permit the Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section 5.6 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits, Orders or consents of, Courts or Governmental Authorities indicated as required in Section 5.5 hereof, neither the execution and delivery by the Acquiror or Newco of this Agreement or any instrument required hereby to be executed and delivered by the Acquiror or Newco at the Closing nor the performance by the Acquiror or Newco of their

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

respective obligations hereunder or thereunder will violate or breach the terms of or cause a default under any Law, Regulation or Order applicable to the Acquiror or Newco, the articles of incorporation or bylaws of the Acquiror or Newco or any contract, note, bond, mortgage, indenture, license, agreement or other instrument to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 5.6, except in any such case for any matters described in this Section 5.6 that would not have in the aggregate a Material Adverse Effect upon the ability of the Acquiror or Newco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror. Prior to the execution of this Agreement, the Board of Directors of the Acquiror has taken all requisite actions to cause the transactions contemplated by this Agreement to be exempt from the provisions of
Section 3-601 et. seq. of the MGCL and to ensure that the execution, delivery and performance of this Agreement by the Acquiror will not cause any Acquiror Rights to become exercisable.

     Section 5.7  Reports.

          (a) Since January 31, 1994, the Acquiror and its Subsidiaries have timely filed (i) all SEC Reports required to be filed with the Commission and (ii) all other Reports required to be filed with any other Governmental Authorities, including state securities administrators except where the failure to file any such Reports would not in the aggregate have a Material Adverse Effect on the Acquiror. The Reports, including those filed after the date of this Agreement and prior to the Effective Time, (i) were prepared in all Material respects in accordance with the requirements of applicable Law (including, with respect to the SEC Reports, the Securities Act and the Exchange Act, as the case may be and (ii) in the case of SEC Reports, did not at the time they were filed contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Acquiror's Consolidated Financial Statements and any consolidated financial statements of the Acquiror (including any related notes thereto) contained in any SEC Reports of the Acquiror filed with the Commission since January 31, 1994 (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP consistently applied during the periods involved (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports of the Acquiror filed prior to the date of this Agreement, as may be indicated in the notes thereto), and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

          (c) There exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute, contingent or threatened, which would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, liabilities or obligations incurred in the ordinary course of business of the Acquiror and its Subsidiaries since November 1, 1997, and (iii) liabilities or obligations the incurrence of which are not prohibited by Subsection 6.2(b) hereof.

     Section 5.8  No Material Adverse Effect; Conduct.

          (a) Since January 31, 1997, (i) no event or events (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty contained in this Article V) have, to the Knowledge of the Acquiror, occurred that, individually or in the aggregate, would constitute or cause a Material Adverse Effect on the Acquiror and (ii) there have not been any change or changes in the business condition (financial or other), results of operations, properties, assets or liabilities of the Acquiror or its Subsidiaries which would have in the aggregate a Material Adverse Effect on the Acquiror.

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

          (b) During the period from January 31, 1997 to the date of this Agreement, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (viii) of Subsection 6.2(b) hereof or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

     Section 5.9 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 5.9 or any other Section of the Acquiror's Disclosure Letter or
(b) in the aggregate, would not have a Material Adverse Effect on the Acquiror. Except as set forth in Section 5.9 of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is subject to any written agreement, directive, memorandum of understanding or Order with or by any Court or Governmental Authority restricting its operation or requiring any Material actions. Except as set forth in Section 5.9 of the Acquiror's Disclosure Letter, the Acquiror and its Subsidiaries are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Acquiror.

     Section 5.10 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Acquiror for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement to be filed by Acquiror with the SEC will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the Regulations promulgated thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Regulations thereunder.

     Section 5.11 Pooling; Tax Matters. To the Knowledge of the Acquiror after due investigation, neither the Acquiror nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations and interpretations of the Commission or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.12 Affiliates. Section 5.12 of the Acquiror's Disclosure Letter contains a true and complete list of all Persons who, to the Knowledge of the Acquiror, may be deemed to be Affiliates of the Acquiror, excluding all its Subsidiaries but including all directors and executive officers of the Acquiror.

     Section 5.13 Brokers. No broker, finder, investment banker or other Person (other than Adams, Harkness & Hill, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

     Section 5.14 Opinion of Financial Advisor. The Board of Directors of the Acquiror has received the opinion of Adams, Harkness & Hill, Inc., the Acquiror's financial advisor, substantially to the effect that the consideration to be received by the holders of the Company Common Stock in the Merger is fair to the Acquiror from a financial point of view, a copy of which has been provided to the Company.

     Section 5.15 Operations of Newco. Newco has been formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 5.16 Proposal to Acquire the Acquiror. As of the date hereof, there is not pending any bona fide proposal received by the Acquiror regarding any merger, consolidation, or reorganization of the Acquiror with

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

any other Person as a result of which less than a majority of the combined voting power of the securities of the Person surviving such transaction would be held immediately after such transaction by all the holders of Acquiror Common Stock immediately prior to such transaction.

                                   ARTICLE VI

                                   COVENANTS

     Section 6.1 Affirmative Covenants.

          (a) Each of the Company and the Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries to operate its business in the usual and ordinary course consistent with past practice and use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and preserve the goodwill of those having business relationships with it, including customers and suppliers. The Company further covenants and agrees that prior to the Effective Time, except as otherwise consented to in writing by the Acquiror, it will and will cause its Subsidiaries to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, except in each case for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (b) Each of the Acquiror and Newco hereby covenants and agrees that, at the Effective Time, the certificate of incorporation and bylaws of Newco will contain indemnification provisions substantially identical to those currently contained in Newco's certificate of incorporation and bylaws.

     Section 6.2  Negative Covenants.

          (a) The Company covenants and agrees that, except as set forth in Subsection 6.2(a) of the Company's Disclosure Letter or except as expressly contemplated by this Agreement or otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

             (i) (A) make any change in the compensation payable to or to become payable to any of its directors, officers or employees, except for changes in the ordinary course of business and consistent with past practice; (B) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its Subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment, severance, termination or other similar agreement, with, any director, officer or employee, either individually or as part of a class of similarly situated Persons; (C) establish, adopt or enter into any Employee Plan; (D) except as may be required by applicable Law and actions that are not inconsistent with the provisions of Section 7.8 of this Agreement, amend (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) any of the Employee Plans of such Person; or (E) make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangements for or on behalf of any such Persons;

             (ii) declare or to pay any dividend on, or to make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company.

             (iii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries; (B) effect any reorganization or recapitalization;

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

        or (C) split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests, other than intercompany transfers among the Company and its wholly-owned Subsidiaries or among such wholly-owned Subsidiaries;

             (iv) (A) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, or any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries, except for unissued shares reserved for issuance upon the exercise of outstanding employee stock options; (B) amend or otherwise modify the terms (as in effect on the date of this Agreement) of any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries the effect of which will be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable Laws); or (C) grant any Lien with respect to any shares of capital stock of, or other equity interests in, any Subsidiary of the Company;

             (v) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

             (vi) sell, lease, exchange or otherwise dispose of, or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company or such Subsidiary, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and incurrence of purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $250,000 in the aggregate;

             (vii) adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

             (viii) (A) change any of its methods of accounting in effect at December 31, 1996, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election that must be made periodically that is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $250,000) or (D) change any of its methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of the U.S. federal income tax returns for the taxable year ending December 31, 1996, except as may be required by Law;

             (ix) incur, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by Subsection 6.2(a)(vi) hereof) that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit/lease lines existing at the date of this Agreement, or otherwise in the ordinary course of business consistent with past practice (including purchase money indebtedness as to which Liens may be granted pursuant to Subsection 6.2(a)(vi) hereof);

             (x) release any third Person from its obligations under any existing standstill agreement relating to an Acquisition Proposal (as defined herein) or otherwise under any confidentiality agreement or similar agreement;

             (xi) enter into any Material Contract with any third Person (other than customers and vendors in the ordinary course of business) which provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or any of its Subsidiaries or substantially less advantageous to the Company or any of its Subsidiaries than Material Contracts existing on the date hereof;

             (xii) propose, adopt, approve or implement any stockholder rights plan or similar agreements, which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement, the Voting Agreement or the Option Agreement, in each case by the respective parties thereto;

             (xiii) knowingly take or allow to be taken any action which would jeopardize the treatment of the Acquiror's acquisition of the Company as a pooling of interests for accounting purposes or knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

             (xiv) agree in writing or otherwise to do any of the foregoing.

          (b) The Acquiror covenants and agrees that, except as set forth in Subsection 6.2(b) of the Acquiror's Disclosure Letter or except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

             (i) declare or to pay any dividend on, or to make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned Subsidiary of such Person to such Person or another wholly-owned Subsidiary of such Person;

             (ii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Acquiror in exchange for capital contributions or loans to such Subsidiary, (2) any repurchase, forfeiture or retirement of shares of Acquiror Common Stock or Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Employee Plan of the Acquiror or any of its Subsidiaries, (3) any periodic purchase of Acquiror Common Stock for allocation to employees' accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Employee Plan of the Acquiror or any of its Subsidiaries and (4) any redemption, purchase or acquisition by a Subsidiary of the Acquiror that would not have a Material Adverse Effect on the Acquiror) or (B) effect any reorganization or recapitalization other than any reorganization or recapitalization that would not have a Material Adverse Effect on the ability of the Acquiror to perform its obligations under this Agreement;

             (iii) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries, other than issuances of Acquiror Common Stock (A) upon the exercise of Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement), (B) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms (as in effect on the date of this Agreement) of any Employee Plan of the Acquiror or any of its Subsidiaries, or (C) any periodic issuance of shares of Acquiror Common Stock or Acquiror Stock Options pursuant to the terms (as in effect on the date of this Agreement) of any Employee Plan of the Acquiror or any of its Subsidiaries, other than any such offer, sale, issuance or grant that would

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        not have a Material Adverse Effect on the Acquiror or a Material Adverse
        Effect on the ability of the Acquiror to perform its obligations under this Agreement;

             (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and acquisitions of equity interests, assets and businesses that would not have a Material Adverse Effect on the Acquiror or the ability of the Acquiror to perform its obligations under this Agreement);

             (v) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Acquiror or any of its Subsidiaries that are Material to the Acquiror, except for dispositions of assets in the ordinary course of business and consistent with past practice and dispositions of assets and incurrences of Liens that would not have a Material Adverse Effect on the Acquiror or the ability of the Acquiror to perform its obligations under this Agreement;

             (vi) adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of the Acquiror's Common Stock or would have a Material Adverse Effect on the Acquiror or the ability of the Acquiror or Newco to perform its obligations under this Agreement;

             (vii) incur, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by Subsection 6.2(b)(v)) that are Material to the Acquiror, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at the date of this Agreement, obligations incurred in the ordinary course of business consistent with past practice and obligations that would not have a Material Adverse Effect on the ability of the Acquiror to perform its obligations under this Agreement;

             (viii) knowingly take or allow to be taken any action which would jeopardize the treatment of the Acquiror's acquisition of the Company as a pooling of interests for accounting purposes or knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

             (ix) agree in writing or otherwise to do any of the foregoing.

     Section 6.3. No Solicitation. From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to Article IX hereof, the Company agrees that the Company and its Subsidiaries will not, and will cause their respective officers, directors, employees, other agents (including, without limitation, investment bankers, attorneys or accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into any agreement relating to or otherwise facilitate any offer or proposal for, or any indication of interest in an Acquisition Proposal,
(ii) waive any provision of any standstill or similar agreements entered into by the Company of its Subsidiaries, or (iii) engage in or continue discussions or negotiations with or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, or disclose any nonpublic information relating to the Company or its Subsidiaries, respectively, or afford access to their respective properties, books or records, to any Person that may be considering making, or has made, an Acquisition Proposal. Notwithstanding the foregoing, (i) nothing contained in this Section 6.3 will prohibit the Board of Directors of the Company from (A) furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide proposal in writing by such Person with respect to an Acquisition Proposal, if, and only to the extent that (1) the Board of Directors of the Company, after consulting with outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Law and
(2) prior to furnishing such information to, or

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

entering into discussions or negotiations with, such Person, the Company provides written notice to the Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and the Company keeps Acquiror informed of the status of the principal financial terms of any such negotiations or discussions; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal and
(ii) taking the actions contemplated by (i) above under the circumstances described therein will not be deemed to be a breach of this Agreement.

     Section 6.4. Access and Information. Each of the parties will, and will cause its Subsidiaries to, (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party. All information obtained by the Acquiror or the Company pursuant to this Section 6.4 shall be kept confidential in accordance with the Confidentiality Agreement dated February 5, 1998, as the same has been amended to date, between the Acquiror and the Company.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1.  Meeting of Stockholders.

          (a) The Company, acting through its Board of Directors, shall, in accordance with the DGCL and its certificate of incorporation and bylaws promptly and duly call, give notice of, convene and hold on the same date and at the same time as the Acquiror's Stockholders' Meeting (as defined herein), a special meeting of the Company's stockholders to consider approval and adoption of this Agreement and the Merger (the "Company Stockholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. Except as may be otherwise required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Law as set forth in Section 6.3 hereof, the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Registration Statement and Proxy Statement a copy of such recommendations. Except as the Board of Directors of the Company, after consultation with outside legal counsel, shall determine in good faith to be required to comply with its fiduciary duty to stockholders imposed by law as set forth in Section 6.3, the Company shall use all reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

          (b) The Acquiror, acting through its Board of Directors, shall, in accordance with the MGCL and its articles of incorporation and bylaws promptly and duly call, give notice of, convene and hold, on the same date and at the same time as the Company's Stockholders' Meeting, a special meeting of the Acquiror's stockholders to consider approval of the issuance of the shares of Acquiror Common Stock contemplated by this Agreement (the "Acquiror's Stockholders' Meeting", and together, with the Company Stockholders' Meeting, the "Stockholders' Meetings") and the Acquiror shall consult with the Company in connection therewith. Except as the Board of Directors of the Acquiror, after consultation with outside legal counsel, shall determine in good faith to be required to comply with its fiduciary duty to stockholders imposed by Law, the Board of Directors of the Acquiror shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Acquiror and include in the Registration Statement and Proxy Statement a copy of such recommendation. Except as the Board of Directors, after consultation with outside legal counsel, shall determine in good faith to be required to comply with its fiduciary duty to stockholders imposed by Law, the Acquiror shall use all

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

     reasonable efforts to solicit from stockholders of the Acquiror proxies in favor of the issuance of such shares of Acquiror Common Stock and to secure the vote or consent of stockholders required by the NYSE and its articles of incorporation and bylaws to approve such issuance.

     Section 7.2  Registration Statement; Proxy Statements.

          (a) As promptly as practicable after the execution of this Agreement, the Acquiror Companies will prepare and file with the Commission the Registration Statement and Proxy Statement. Each of the Acquiror Companies and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. The Acquiror Companies will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Time. Each of the Acquiror Companies and the Company will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and the Acquiror will each mail the Proxy Statement to its respective stockholders entitled to notice of and to vote at the Company Stockholders' Meeting or the Acquiror Stockholders' Meeting, as applicable. Except as the Company's Board of Directors may otherwise determine in good faith, after consultation with outside counsel, to be necessary to comply with its fiduciary duty to stockholders as imposed by Law, the Proxy Statement will include the recommendation of the Company's Board of Directors in favor of the Merger. Except as the Acquiror's Board of Directors may otherwise determine in good faith, after consultation with outside counsel, to be necessary to comply with its fiduciary duty to stockholders as imposed by Law, the Proxy Statement will include the recommendation of the Acquiror's Board of Directors in favor of the issuance of shares of Acquiror Common Stock pursuant to the Merger. Subject in each case to compliance with their fiduciary duties to their stockholders, at the other's Stockholders' Meetings, each of the Acquiror and the Company shall vote in favor of approval and adoption of this Agreement or the issuance of Acquiror Common Stock in the Merger, as applicable, all Acquiror Common Stock or Company Common Stock, as the case may be, as to which it holds proxies at such time.

          (b) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company will promptly inform the Acquiror, and the Company will undertake to amend or supplement the Proxy Statement accordingly.

          (c) If at any time prior to the Effective Time any event or circumstance relating to the Acquiror or any of its Affiliates, or to their respective officers or directors, should be discovered by the Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Acquiror will promptly inform the Company, and they will undertake to amend or supplement the Registration Statement, the prospectus contained therein and/or the Proxy Statement accordingly.

          (d) No amendment or supplement to the Registration Statement or the Proxy Statement will be made by the Acquiror or the Company without prior consultation with the other party. The Acquiror and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Proxy Statement, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

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

     Section 7.3  Appropriate Action; Consents; Filings.

          (a) The Company and the Acquiror will each use all reasonable efforts
     (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Authorities any Permits or Orders required to be obtained by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act, and (C) any other applicable Law; provided that the Acquiror and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror will furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) Each of the Company and the Acquiror will give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their respective Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Acquiror or Material Contract of the Company; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror or is likely to delay or impede the ability of either the Acquiror or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

          (c) The Acquiror Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court of Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement. Each of the Acquiror Companies and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Permit or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event will either party be required to take, any action that would have an Material Adverse Effect on such party.

          (d) (i) Each of the Company and Acquiror will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement,
     (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company or the Acquiror from occurring prior to or after the Effective Time.

          (ii) If any party shall fail to obtain any consent from a third Person described in Subsection 7.3(d)(i) above, such party will use all reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

     Section 7.4  Affiliates; Pooling; Tax Treatment.

          (a) The Company will use all reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from (i) each Person identified in Section 4.20 of the Company's Disclosure Letter within 15 days following the execution and delivery of this Agreement and (ii) from any Person who may be deemed to have become an Affiliate of the Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

          (b) The Acquiror will use all reasonable efforts to obtain an executed letter agreement substantially in the form of Annex D hereto from (i) each Person identified in Section 5.12 of the Acquiror's Disclosure Letter within 15 days following the execution and delivery of this Agreement and
     (ii) from any Person who may be deemed to have become an Affiliate of the Acquiror after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

          (c) The Acquiror Companies will not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

          (d) Each party hereto will use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a "pooling of interests" and will not take, and will use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a "pooling of interests" under GAAP.

          (e) The parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective Subsidiaries to, and shall use its reasonable best efforts to cause the Merger to so qualify.

     Section 7.5 Public Announcements. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     Section 7.6 Stock Exchange Listing. The Acquiror will use all reasonable efforts to cause the shares of Acquiror Common Stock (and the associated Acquiror Rights) to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time. To the Knowledge of the Acquiror, there are no facts and circumstances that would preclude the Acquiror Common Stock (and the associated Acquiror Rights) to be issued in the Merger from being approved for listing on the NYSE.

     Section 7.7  Employee Benefit Plans.

          (a) Except for obligations of the Company and its ERISA Affiliates that are in violation of the provisions of Subsection 6.2(a) hereof, the Acquiror hereby acknowledges and agrees to honor and to cause the Surviving Corporation and its Subsidiaries to honor and perform all obligations of the Surviving Corporation and its Subsidiaries (including COBRA obligations) under all Employee Plans of the Company and its Subsidiaries, in accordance with their terms, including without limitation, the Indemnification Agreements set forth in Subsection 4.13 of the Company's Disclosure Letter.

          (b) The Acquiror will cause the Surviving Corporation to maintain through December 31, 1998 (the "Benefit Continuation Period"), the Employee Plans of the Company and its Subsidiaries set forth in Subsection 4.14(i) of the Company's Disclosure Letter, substantially as in effect immediately prior to the Effective Time.

          (c) From and after the Effective Time, including the Benefit Continuation Period, the Acquiror will grant to all individuals who are employed by the Company or its Subsidiaries on the Closing Date credit for all their service prior to the Effective Time with the Company and its Subsidiaries (and the respective predecessors of such entities) under all Employee Plans of the Acquiror and its Subsidiaries in which such employees will become eligible to participate, as if such service was service with the Acquiror or any Subsidiary thereof. With respect to individuals who are employed by the Company or its Subsidiaries as of the Effective Time, Acquiror will waive all actively-at-work requirements and pre-existing condition limitations or exclusions under the Welfare Plans of the Acquiror and its Subsidiaries which provide medical, dental, or vision benefits or coverage (provided, however, that no such waiver will apply to a pre-existing condition of any employee of the Company or its Subsidiaries who was, as of the Effective Time, excluded from participation in a similar Welfare Plan of the Company or its Subsidiaries due to such pre-existing condition). Furthermore, any covered expenses incurred on or before the Effective Time by an employee (or a covered dependent thereof) of the Company or its Subsidiaries under the Welfare Plans of the Company and its Subsidiaries which provide medical, dental, or vision benefits or coverage will be taken into account for purposes of satisfying any applicable deductible, coinsurance, and out-of-pocket maximum provisions under the Welfare Plans of the Acquiror and its Subsidiaries.

     Section 7.8  Indemnification of Directors and Officers.

          (a) Until six (6) years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time will not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder, to reduce or limit the ability of the Company to indemnify such Persons, or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable Law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

          (b) If any claim or claims shall, subsequent to the Effective Time and within six (6) years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of Subsection 7.8(a) hereof respecting the certificate of incorporation and bylaws of the Surviving Corporation will continue in effect until the final disposition of all such claims.

          (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Subsection 7.8(a) hereof.

          (d) Notwithstanding subsection (a), (b) or (c) of this Section 7.8, the Acquiror and the Surviving Corporation will be released from the obligations imposed by such subsection if the Acquiror will assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this Section 7.8, neither the Acquiror nor the Surviving Corporation will be liable for any settlement effected without its written consent, which will not be unreasonably withheld or delayed.

          (e) The Acquiror will cause to be maintained in effect until six (6) years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event will the Acquiror or the Surviving Corporation be required to expend more than two hundred percent (200%) of the current annual premiums paid by the Company for such insurance; provided, further, that, if the Acquiror or the Surviving Corporation is unable to obtain insurance for any period for two hundred percent (200%) of the current annual premiums, then the obligation of the Acquiror and the Surviving Corporation pursuant hereto will be to obtain the best coverage reasonably available under the circumstances subject to the foregoing limitations on premiums.

          (f) The provisions of this Section 7.8 are intended to be for the benefit of, and will be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

          (g) The Acquiror will not, and will not permit the Surviving Corporation to, merge or consolidate with any other Person unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by subsections (a), (b), (c) and (e) of this Section 7.8.

     Section 7.9 Newco. Prior to the Effective Time, Newco will not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to the Acquiror). The Acquiror will take all action necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 7.10 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto will promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this
Section 7.10 will cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     Section 7.11  Assumption of Obligations to Issue Stock.

          (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall become an option to purchase that number of shares of Acquiror Common Stock (and associated Acquiror Rights) obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Exchange Ratio and otherwise upon the same terms and conditions as such outstanding options to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of the qualifications under
     Section 422 or 423 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in a manner that complies with
     Section 424(a) of the Code.

          (b) On or prior to the Effective Time, the Company shall take or cause to be taken all such actions, reasonably satisfactory to the Acquiror, as may be necessary or desirable in order to authorize the transactions contemplated by Subsection 7.11(a) hereof. Except as provided in this Agreement or pursuant to the provisions of any Company Option Plans or employee or director stock option agreement as in effect on the date hereof, from the date hereof the Company will not accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Company Stock Options.

          (c) The Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock (and associated Acquiror Rights) for delivery upon exercise of the Company Stock Options.

          (d) As promptly as practicable after the Effective Time, the Acquiror shall file one or more Registration Statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock (and associated Acquiror Rights) subject to the Company Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and blue sky laws.

     Section 7.12 Real Estate Transfer Tax Returns. The Company shall cooperate with the Acquiror and Newco in the preparation and filing of any Tax Return required to be filed with any tax authority with respect to any transfer or deemed transfer of the beneficial ownership of the Company's real property, including supplying in a timely manner a complete list of all real property interests held by the Company and any information with respect to such property that is reasonably necessary to complete any such Tax Return. The fair market value of any such real property shall be determined by the Acquiror.

     Section 7.13 Acquiror's Board of Directors and Officers. Acquiror shall take all steps necessary to cause (i) the size of the Acquiror's Board of Directors to be expanded to a number no larger than eight and (ii) the appointment as of the Effective Time of L.J. Sevin, Dietrich Erdmann and Alan R. Schuele to the Board of Directors of Acquiror, or any substitute for such persons as shall be selected prior to the Effective Time by the Company's Board of Directors and as shall be reasonably acceptable to Acquiror, Acquiror shall use its best efforts to cause Messrs. Sevin, Erdmann and Schuele to be nominated to the Acquiror's Board of Directors at the Acquiror's next annual meeting and solicit, in good faith and with reasonable diligence, proxies in support of such nomination. At such annual meeting Mr. Sevin shall be nominated to term of office expiring at the annual meeting of the Acquiror's stockholders to be held in 1999. Mr. Erdmann shall be nominated to term of office expiring at the annual meeting of the Acquiror's stockholders to be held in 2000 and Mr. Schuele shall be nominated to term of office expiring at the annual meeting of the Acquiror's stockholders to be held in 2001. Acquiror shall take all steps necessary to cause the appointment as of the Effective Time of Mr. Schuele to the office of President and Chief Operating Officer of Acquiror.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

     Section 8.1  Conditions to Obligations of Each Party Under This
Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable Law:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be pending before or threatened and no proceedings for that purpose shall be in effect by the Commission.

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the DGCL and the certificate of incorporation and by-laws of the Company. The issuance of shares of Acquiror Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of the Acquiror in accordance with the requirements of the NYSE and the articles of incorporation and bylaws of the Acquiror.

          (c) No Order. No Court or Governmental Authority having jurisdiction over the Company or the Acquiror shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Regulatory Approvals. All approvals and consents of applicable Courts or Governmental Authorities required to consummate the Merger which the failure to obtain would have a Material Adverse Effect on the Acquiror or the Surviving Corporation shall have been received and all applicable waiting periods shall have expired or been terminated.

          (e) Stock Exchange Listing. The shares of Acquiror Common Stock (and the associated Acquiror Rights) to be issued pursuant to the Merger shall have been approved for listing, subject to official notice of issuance, on the NYSE.

          (f) Pooling of Interests. The Acquiror shall have been advised in writing by Coopers & Lybrand L.L.P. as of the date upon which the Effective Time is to occur that such firm concurs with the management of Acquiror that there is no reason why the Merger cannot be treated for financial accounting purposes as a "pooling of interests" under GAAP. The Company shall have been advised in writing by Ernst & Young L.L.P. as of the date upon which the Effective Time is to occur that such firm concurs with the management of the Company that there is no reason why the Merger cannot be treated for financial accounting purposes as a "pooling of interests" under GAAP.

     Section 8.2 Additional Conditions to Obligations of the Acquiror Companies. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement to the extent it is qualified as to Material Adverse Effect shall be true and correct and each such representation and warranty to the extent that it is not so qualified shall be true and correct (without regard to any other materiality qualification) such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Material Adverse Effect on the Company, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

          (c) Tax Opinion. The Acquiror shall have received the opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of the Acquiror, Newco and the Company, in each case, in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

     Section 8.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) Representations and Warranties. Each of the representations and warranties of the Acquiror Companies contained in this Agreement to the extent it is qualified as to Material Adverse Effect shall be true and correct and each such representation and warranty to the extent that it is not so qualified shall be true and correct (without regard to any other materiality qualification) such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Material Adverse Effect on the Acquiror Companies, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

          (b) Agreements and Covenants. The Acquiror Companies shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

          (c) Tax Opinion. The Company shall have received the opinion of its tax counsel, Winstead Sechrest & Minick P.C., to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of the Acquiror, Newco and the Company, in each case, in form and substance reasonably satisfactory to Winstead Sechrest & Minick P.C. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

          (a) by mutual consent of the Acquiror and the Company;

          (b) by the Acquiror, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Subsection 8.2(a) or Subsection 8.2(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts, provided the Company continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this Subsection 9.1(b) unless such Terminating Company Breach is not cured within 20 days after written notice of such breach is given by the Acquiror to the Company;

          (c) by the Company, upon breach of any covenant or agreement on the part of the Acquiror Companies set forth in this Agreement, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in Subsection 8.3(a) or Subsection 8.3(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts, provided the Acquiror Companies continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Subsection 9.1(c) unless such Terminating Acquiror Breach is not cured within 20 days after written notice of such breach is given by the Company to the Acquiror;

          (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable permanently enjoining, restraining or prohibiting the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.3 hereof;

          (e) by either Acquiror or the Company, if the Merger shall not have been consummated before October 31, 1998; unless the party seeking to terminate this Agreement has not complied with its obligations under
     Section 7.3 hereof, provided, however, that the right to terminate this Agreement under this Subsection 9.1(e)shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders' Meeting;

          (g) by either Acquiror or the Company if the issuance of Acquiror Common Stock pursuant to this Agreement shall fail to receive the requisite vote for approval by the stockholders of Acquiror at the Acquiror's Stockholders' Meeting;

          (h) by the Company, if the Pre-Closing Average Price is less than $12.00 per share;

          (i) by the Acquiror, if the Board of Directors of the Company (i) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal; (iii) takes any action prohibited by Section 6.3, or which would be prohibited by Section 6.3 but for the second sentence thereof; (iv) enters into any agreement relating to an Acquisition Proposal other than this Agreement or the Option Agreement; or (v) resolves to do any of the foregoing; and

          (j) by the Company, if the Board of Directors of the Acquiror fails to recommend approval of the issuance of shares of Acquiror Common Stock pursuant to this Agreement by the stockholders of the Acquiror or withdraws or modifies (or publicly announces an intention to withdraw or modify) its approval and recommendation in a manner materially adverse to the Company or shall have resolved to do any of the foregoing;

     The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 hereof will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     Section 9.2  Effect of Termination.

          (a) In the event of the termination of this Agreement pursuant to
     Section 9.1, this Agreement will forthwith become void, and there will be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except (i) as set forth in this
     Section 9.2 and in Section 10.1 hereof and (ii) nothing herein will relieve any party from liability for any breach of this Agreement.

          (b) If this Agreement is terminated (i) by the Acquiror pursuant to clause (i) of Subsection 9.1(i) hereof (except under circumstances which would permit the Company to terminate this Agreement under Subsection 9.1(h)); (ii) by the Acquiror pursuant to Subsection 9.1(i) hereof under any circumstances other than those described in clause (i) of this Subsection 9.2(b); (iii) by Acquiror or Company pursuant to Subsection 9.1(f) hereof because of the failure to obtain the required approval from the Company stockholders and at the time of such termination or prior to the Company Stockholders' Meeting there shall have been an Acquisition Proposal (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting); or (iv) by Acquiror as a result of Company's material breach of Section 7.3 or Subsection 7.1(a) hereof, the Company shall promptly pay to Acquiror or the Company by wire transfer of same day funds not later than two Business Days after the date of such termination a termination fee of $4,528,000 (the "Termination Fee") provided, however, that if this Agreement is terminated by Acquiror or the Company pursuant to Subsection 9.1(f) hereof under the circumstances described in Subsection 9.2(b)(ii) hereof, and at the time of such termination the stockholders of the Acquiror shall have failed to approve the issuance of Acquiror Common Stock pursuant to this Agreement, the Acquiror shall not be entitled to the Termination Fee.

          (c) If this Agreement is terminated by the Company pursuant to Subsection 9.1(i) hereof, and at the time of such termination there shall have been an Acquiror Acquisition Proposal (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination), and the stockholders of Acquiror shall have failed to approve the issuance of Acquiror Common Stock pursuant this Agreement, the Acquiror shall promptly pay to the Company by wire transfer of same day funds not later than two Business Days after the date of such termination a termination fee of $2,000,000.

     Section 9.3 Amendment. Subject to the requirements of Law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 9.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.4, the Acquiror Companies will be deemed to be one party.

     Section 9.5 Expenses. All Expenses incurred by the parties hereto will be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Acquiror Companies as a group and the Company for all Expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement will be one-half each; and provided, further, that the Acquiror may, at its option, pay any Expenses of the Company that are solely and directly related to the Merger.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1  Effectiveness of Representations, Warranties and Agreements.

          (a) Except as set forth in Subsection 10.1(b) of this Agreement, the representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement will terminate at the Effective Time or upon the termination of this Agreement pursuant to Article IX hereof, except that the agreements set forth in Articles II and III and Sections 7.7, 7.8, 7.11 and 7.13 hereof will survive the Effective Time and those set forth in Sections 7.5 and 9.2 and Article X hereof will survive termination.

     Section 10.2 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

          (a) If to any of the Acquiror Companies, to:

              Unitrode Corporation
              7 Continental Boulevard
              Merrimack, New Hampshire 03054-4334
              Attention: Allan R. Campbell, Esq.
              Telecopier No.: (603) 429-8771

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          One Beacon Street
          Boston, Massachusetts 02108
          Attention: Margaret A. Brown, Esq.
              Telecopier No.: (617) 573-4822

          (b) If to the Company, to:

           BENCHMARQ Microelectronics, Inc.
           17919 Waterview Parkway
           Dallas, Texas 75252
           Attention: Alan R. Schuele
           Telecopier No.: (972) 437-9198

           with a copy to:

           Winstead Sechrest & Minick P.C
           5400 Renaissance Tower
           1201 Elm Street
           Dallas, Texas 75270
           Attention: Robert E. Crawford, Jr., Esq.
           Telecopier No.: (214) 745-5390

           and

           Brobeck Phleger & Harrison LLP
           Spear Street Tower 26th Floor
           One Market
           San Francisco, CA 94105
           Attention: Steve L. Camahort, Esq.
           Telecopier No.: (415) 442-1010

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier will be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above will be deemed delivered three days after the date the same is postmarked.

     Section 10.3 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.5 Entire Agreement. This Agreement (together with the Voting Agreement and Option Agreement) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings (other than that certain Mutual Confidentiality Agreement, dated as of February 5, 1998, executed by the Acquiror and the Company), both written and oral, among the parties, with respect to the subject matter hereof.

     Section 10.6 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the prior written consent of each of the parties hereto.

     Section 10.7 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each party hereto, and, other than pursuant to
Section 7.7, 7.8, 7.11 and 7.13 hereof, nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 10.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     Section 10.9 Governing Law. THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES). COURTS WITHIN THE STATE OF DELAWARE WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

     Section 10.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          UNITRODE CORPORATION

                                          By: /s/ ROBERT J. RICHARDSON
                                            ------------------------------------
                                            Name: Robert J. Richardson
                                            Title: President and Chief Executive
                                                   Officer

                                          MERRIMACK CORPORATION

                                          By: /s/ ROBERT J. RICHARDSON
                                            ------------------------------------
                                            Name: Robert J. Richardson
                                            Title: President and Chief Executive
                                                   Officer

                                          BENCHMARQ MICROELECTRONICS, INC.

                                          By: /s/ ALAN R. SCHUELE
                                            ------------------------------------
                                            Name: Alan R. Schuele
                                            Title: President and Chief Executive
                                                   Officer

                                                                      APPENDIX B

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is being entered into as of June 23, 1998, by and among Unitrode Corporation, a Maryland corporation (the "Acquiror"), Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of the Acquiror ("Newco"), and BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company").

     The Acquiror, Newco and the Company are parties to an Agreement and Plan of Merger, dated as of March 2, 1998 (the "Agreement"), and desire to amend certain terms and provisions of the Agreement as set forth therein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and the consummation of the transactions contemplated by the Agreement, the Acquiror, Newco and the Company agree as follows (with capitalized terms used and not defined herein having their respective meanings ascribed to them in the Agreement):

     1. Defined Terms. (a) The definition of "Acquiror's Disclosure Letter" as set forth in Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:


          " 'Acquiror's Disclosure Letter' will mean a letter of even date with the Amendment to this Agreement dated as of June 23, 1998, by and among the Acquiror, Newco and the Company (the "Amendment") delivered by the Acquiror to the Company concurrently with the execution of the Amendment, which, among other things, will identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references."


     (b) The definition of "Company's Disclosure Letter" as set forth in Section
1.2 of the Agreement is hereby amended to read in its entirety as follows:


          " 'Company's Disclosure Letter' will mean a letter of even date with the Amendment delivered by the Company to the Acquiror Companies concurrently with the execution of the Amendment, which, among other things, will identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references."


     (c) The definition of "Exchange Ratio" as set forth in Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:


          " 'Exchange Ratio' will mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in the first sentence of Subsection 3.1(a)."


     2. Merger Consideration. (a) Section 3.1(a) of the Agreement is hereby amended to read in its entirety as follows:

     "Subject to the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Subsection 3.1(c)) will be converted into the right to receive one (1) share of Acquiror Common Stock (and the associated Acquiror Right) (the "Exchange Ratio"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, conversion, consolidation, combination or exchange of shares."

     (b) Section 3.2 of the Agreement is hereby amended to read in its entirety as follows:

          "[THIS SECTION INTENTIONALLY LEFT BLANK.]"

     3. Representations and Warranties.

     (a) Section 4.8(a) of the Agreement is hereby amended to read in its entirety as follows:

     "(a) except as set forth in Subsection 4.8(a) of the Company's Disclosure Letter, since March 31, 1998, (i) no event or events (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in this Article IV) have to the Knowledge of the Company, occurred that, individually or in the aggregate, would constitute or cause a Material Adverse Effect on the Company and (ii) there have not been any change or changes (other than any change that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Company's industry and other than any change that is expressly subject to any other representation or warranty contained in this Article IV) in the business, condition (financial or other), results of operations, properties, assets or liabilities of the Company or its Subsidiaries which would have, in the aggregate, a Material Adverse Effect on the Company."

     (b) Section 4.22 of the Agreement is hereby amended to read in its entirety as follows:

     "The Board of Directors of the Company has received the opinion of Prudential Securities, Inc., the Company's financial advisor, substantially to the effect that, as of June 23, 1998, the consideration to be received by the holders of Company Common Stock in the Merger is fair to such holders from a financial point of view, a copy of which opinion has been provided to the Acquiror."

     (c) Section 5.8(a) of the Agreement is hereby amended to read in its entirety as follows:


     "(a) Except as set forth in Subsection 5.8(a) of the Acquiror's Disclosure Letter, since May 2, 1998, (i) no event or events (other than any event that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty continued in this Article V) have to the Knowledge of the Acquiror, occurred that, individually or in the aggregate, would constitute or cause a Material Adverse Effect on the Acquiror and (ii) there have not been any change or changes (other than any change that is directly attributable to the prospect of consummation of the Merger or is of general application to all or a substantial portion of the Acquiror's industry and other than any change that is expressly subject to any other representation or warranty contained in this Article V) in the business, condition (financial or other), results of operations, properties, assets or liabilities of the Acquiror or its Subsidiaries which would have, in the aggregate, a Material Adverse Effect on the Acquiror."


     (d) Section 5.14 of the Agreement is hereby amended to read in its entirety as follows:

     "The Board of Directors of the Acquiror has received the opinion of Adams, Harkness & Hill, Inc., the Acquiror's financial advisor, substantially to the effect that, as of June 23, 1998, the consideration to be received by the holders of Acquiror Common Stock in the Merger is fair to such holders from a financial point of view, a copy of which opinion has been provided to the Company."

     4. Covenants. Section 6.1 of the Agreement is hereby amended in its entirety to read:

     "(a) Each of the Company and the Acquiror hereby covenants and agrees that, except as set forth in Section 6.1(a) of the Company's Disclosure Letter or
     Section 6.1(a) of the Acquiror's Disclosure Letter, as the case may be, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries to operate its business in the usual and ordinary course consistent with past practice and use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and preserve the goodwill of those having business relationships with it, including customers and suppliers. The Company further covenants and agrees that prior to the Effective Time, except as otherwise consented to in writing by the Acquiror, it will and will cause its Subsidiaries to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, except in each case for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company."

     5. Termination. (a) Section 9.1(h) of the Agreement is hereby amended to read in its entirety as follows:

                   "[THIS SECTION INTENTIONALLY LEFT BLANK.]"

     (b) Section 9.1(j) of the Agreement is hereby amended to read in its entirety as follows:

     "(j) by the Company, if from and after the date of the Amendment, the Board of Directors of the Acquiror fails to recommend approval by the stockholders of the Acquiror of the issuance of shares of Acquiror Common Stock pursuant to this Agreement or withdraws or modifies (or publicly announces an intention to withdraw or modify) its approval and recommendation in a manner materially adverse to the Company or shall have resolved to do any of the foregoing;".

     6. Termination Fees. (a) Section 9.2(b) of the Agreement is hereby amended to read in its entirety as follows:

     "(b) If this Agreement is terminated: (i) by the Acquiror pursuant to clause (i) of Subsection 9.1(i)hereof (except if circumstances exist that would allow the Company to terminate this Agreement pursuant to Subsection 9.1(c) hereof as a result of a Material Adverse Effect on the Acquiror);
     (ii) by the Acquiror pursuant to Subsection 9.1(i) hereof under any circumstances other than those described in clause (i) of this Subsection 9.2(b); (iii) by Acquiror or Company pursuant to Subsection 9.1(f) hereof because of the failure to obtain the required approval from the Company stockholders and at the time of such termination or prior to the Company Stockholders' Meeting there shall have been an Acquisition Proposal (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting); or (iv) by Acquiror as a result of Company's material breach of Section 7.3 or Subsection 7.1(a) hereof, the Company shall promptly pay to Acquiror or the Company by wire transfer of same day funds not later than two Business Days after the date of such termination a termination fee of $4,528,000 (the "Termination Fee"), provided, however, that if this Agreement is terminated by Acquiror or the Company pursuant to Subsection 9.1(f) hereof under the circumstances described in Subsection 9.2(b)(iii) hereof, and at the time of such termination the stockholders of the Acquiror shall have failed to approve the issuance of Acquiror Common Stock pursuant to this Agreement, the Acquiror shall not be entitled to the Termination Fee."

     (b) Section 9.2(c) of the Agreement is hereby amended to read in its entirety as follows:

     "(c) If this Agreement is terminated by the Company pursuant to: (i) Subsection 9.1(c)hereof as a result of the Acquiror's material breach of Subsection 7.1(b) or Section 7.3 hereof or (ii) Subsection 9.1(j) hereof (except in the case of any termination pursuant to Subsection 9.1(j) hereof described below), the Acquiror shall promptly pay to the Company by wire transfer of same day funds not later than two Business Days after written demand therefor, up to $500,000 to reimburse the Company for up to that amount of the Company's actual, verifiable out-of-pocket expenses incurred by the Company in connection with the Merger. If this Agreement is terminated by the Company pursuant to Subsection 9.1(g), the Acquiror shall promptly pay to the Company by wire transfer of same day funds not later than two Business Days after written demand therefor, up to $250,000 to reimburse the Company for up to that amount of the Company's actual, verifiable out-of-pocket expenses incurred by the Company in connection with the Merger. If this Agreement is terminated by the Company pursuant to Subsection 9.1(j) hereof, and at the time of such termination there shall have been an Acquiror Acquisition Proposal (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination), and the stockholders of Acquiror shall have failed to approve the issuance of Acquiror Common Stock pursuant to this Agreement, the Acquiror shall promptly pay to the Company by wire transfer of same day funds not later than two Business Days after the date of such termination fee of $2,000,000.

     7.  Agreement in Full Force and Effect.

     (a) The Company hereby represents and warrants to the Acquiror Companies that (i) each of the representations and warranties of the Company contained in the Agreement, as amended hereby, is true and correct as of the date hereof and
(ii) each of the agreements and covenants of the Company required by the Agreement, as amended hereby, to have been complied with prior to the date hereof has been complied with in all respects.

     (b) The Acquiror Companies hereby represent and warrant to the Company that
(i) each of the representations and warranties of the Acquiror Companies contained in the Agreement, as amended hereby, is true and correct as of the date hereof and (ii) each of the agreements and covenants of the Acquiror Companies required by the Agreement, as amended hereby, to have been complied with prior to the date hereof has been complied with in all respects.

     (c) The Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the date first above written.

                                          UNITRODE CORPORATION


                                          By /s/ ROBERT J. RICHARDSON


                                          --------------------------------------

                                          Name: Robert J. Richardson


                                          Title: President and Chief Executive
                                          Officer


                                          MERRIMACK CORPORATION


                                          By /s/ ROBERT J. RICHARDSON


                                          --------------------------------------

                                          Name: Robert J. Richardson


                                          Title: President and Chief Executive
                                          Officer


                                          BENCHMARQ MICROELECTRONICS, INC.


                                          By /s/ ALAN R. SCHUELE


                                          --------------------------------------

                                          Name: Alan R. Schuele


                                          Title: President and Chief Executive
                                          Officer

                                                                      APPENDIX C


[ADAMS, HARKNESS & HILL LETTERHEAD]


June 23, 1998



Board of Directors


Unitrode Corporation


Seven Continental Boulevard


Merrimack, NH 03054-4334



Members of the Board:



     You have requested our opinion (the "Fairness Opinion"), as investment bankers, as to the fairness, from a financial point of view, to the shareholders of Unitrode Corporation (the "Company") of the exchange ratio to be employed in connection with the proposed merger (the "Merger") of Merrimack Corporation, a wholly owned subsidiary of the Company ("Merger Sub"), with and into Benchmarq Microelectronics, Inc. ("Benchmarq"), pursuant to an Agreement and Plan of Merger dated as of March 2, 1998 which is expected to be amended as of June 24, 1998 (the "Merger Agreement"), by and among Benchmarq, the Merger Sub and the Company. Adams, Harkness & Hill, Inc., as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.



     In the Merger, each share of common stock, par value $.001 per share ("Benchmarq Common Stock"), of Benchmarq issued and outstanding immediately prior to the effective time of the Merger, other than shares held in treasury or held by the Company or any subsidiary or affiliate of the Company or Benchmarq, will be canceled and extinguished and be converted into the right to receive
1.00 share (the "Exchange Ratio") of common stock, par value $.01 per share ("Company Common Stock") and associated preferred stock purchase rights of the Company. In connection with the Merger, the Company and Benchmarq have entered into a stock option agreement pursuant to which Benchmarq has granted the Company an unconditional, irrevocable option (the "Option") to acquire a number of shares of Benchmarq Common Stock representing approximately 10.0% of the total shares of Benchmarq Common Stock issued and outstanding on a fully-diluted basis after giving effect to the exercise of the Option as of the date of the Merger Agreement. We are expressing no opinion as to (i) what the value of Company Common Stock will be when issued to the stockholders of Benchmarq pursuant to the Merger, (ii) the value of Benchmarq Common Stock that may be acquired by the Company upon exercise of the Option, or (iii) the prices at which Company Common Stock will actually trade at any time. Our Fairness Opinion as expressed herein is limited to the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of the Company and does not address the Company's underlying business decision to engage in the Merger. Our Fairness Opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Merger.



     In developing our Fairness Opinion, we have, among other things: (i) reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended January 31, 1998, and the Company's Form 10-Q and the related unaudited financial information for the three month period ending May 2, 1998; (ii) reviewed Benchmarq's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1997, and Benchmarq's Form 10-Q and the related unaudited financial information for the three month period ended March 31, 1998; (iii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iv) analyzed certain internal financial statements and other financial and operating data concerning Benchmarq prepared by the management of Benchmarq; (v) analyzed the potential pro forma financial effects of the Merger on the Company and Benchmarq and compared the relative financial contributions of the Company and Benchmarq to the combined company following consummation of the Merger, each based on both publicly available estimates from third party research analysts of the future financial performance of Benchmarq and the Company and internal forecasts of such future performance jointly prepared by management of the Company and Benchmarq; (vi) reviewed certain information relating to prior periods concerning the business, earnings and assets of the Company and Benchmarq furnished to us by the Company and Benchmarq; (vii) conducted due diligence discussions with members of senior management of the Company and Benchmarq and discussed with members of senior management of the Company and Benchmarq their views regarding future business, financial and operating benefits arising from the Merger; (viii) reviewed the historical market prices and trading activity for the Company Common Stock and Benchmarq Common Stock and compared them with that of certain publicly traded companies we deemed to be relevant and comparable to the Company and Benchmarq, respectively; (ix) compared the results of operations of the Company and Benchmarq with that of certain companies we deemed to be relevant and comparable to the Company and Benchmarq, respectively;
(x) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions we deemed to be relevant and comparable to the Merger; (xi) participated in certain discussions among representatives of the Company and Benchmarq and their financial and legal advisors; (xii) reviewed the Agreement, the Benchmarq Option Agreement; and (xiii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.



     In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from the Company, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. With respect to any internal forecasts reviewed relating to the prospects of the Company and Benchmarq, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and Benchmarq's management as to the future financial performance of the Company and Benchmarq. Our Fairness Opinion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company and Benchmarq as known to us on the date hereof. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of the Company and Benchmarq. In addition, we have assumed, with your consent: (i) the Merger will be accounted for under the pooling-of-interests method in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16; (ii) the Merger will constitute a tax-free reorganization under sec. 368 of the Internal Revenue Code of 1986, as amended; (iii) the terms set forth in the executed Merger Agreement will not differ materially from the proposed terms provided to us in the June 22, 1998 draft Merger Agreement; and (iv) any material liabilities (contingent or otherwise, known or unknown) of the Company and Benchmarq are as set forth in the consolidated financial statements of the Company and Benchmarq, respectively.



     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the transactions contemplated by the Merger Agreement.



     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company's shareholders.



                                          Sincerely,



                                          ADAMS, HARKNESS & HILL, INC.


                                          /s/ Joseph W. Hammer

                                          Joseph W. Hammer


                                          Managing Director



JWH/tjs

                                                                      APPENDIX D


                            [PRUDENTIAL LETTERHEAD]


PRIVATE AND CONFIDENTIAL



The Board of Directors                                             June 23, 1998


BENCHMARQ Microelectronics, Inc.


17919 Waterview Parkway


Dallas, Texas 75252



Members of the Board:



     We understand that BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), Unitrode Corporation, a Maryland corporation ("Unitrode"), and Merrimack Corporation, a Delaware corporation and a wholly-owned subsidiary of Unitrode (the "Acquisition Sub"), have entered into an amendment dated as of June 23, 1998 to the Agreement and Plan of Merger dated as of March 2, 1998 (as so amended, the "Agreement"). Pursuant to the Agreement, the Acquisition Sub shall merge with and into the Company and the Company shall be the surviving corporation (the "Merger"). In the Merger each outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") will be converted into the right to receive one share of common stock (the "Exchange Ratio"), par value $0.01 per share, of Unitrode (the "Unitrode Common Stock"). In addition, we understand that the Company and Unitrode have entered into an agreement dated as of March 2, 1998 and amended as of June 23, 1998 (as so amended, the "Stock Option Agreement") pursuant to which the Company has granted Unitrode an option to purchase, under certain circumstances, 955,158 shares of Company Common Stock, equal to approximately ten percent of the number of shares of Company Common Stock (on a fully diluted basis after giving effect to the issuance of shares of Company Common Stock pursuant to the Stock Option Agreement), at a purchase price of $11.38 per share. Furthermore, we understand that Unitrode and Alan R. Schuele, Derrell C. Coker, L.J. Sevin, Harvey B. Cash, Dietrich Erdmann, Jack Kilby and Charles H. Phipps (the "Stockholders") have entered into an agreement dated as of March 2, 1998 and amended as of June 23, 1998 (as so amended, the "Voting Agreement") pursuant to which the Stockholders have agreed to vote their shares in favor of the Merger.



     You have requested our opinion as to the fairness from a financial point of view of the Exchange Ratio to the stockholders of the Company.



     In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and analyzed such financial and other factors as we deemed relevant under the circumstances, including:



          (i) the Agreement, the Stock Option Agreement and the Voting
     Agreement;



          (ii) certain publicly-available historical financial and operating data for the Company including, but not limited to, (a) the Annual Report to Stockholders and Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, (b) the Quarterly Report on Form 10-Q for the three months ended March 31, 1998, and (c) the Proxy Statements for the Special Meeting of Stockholders dated May 28, 1998 and the Annual Meeting of Stockholders held on April 16, 1997;



          (iii) certain publicly-available historical financial and operating data for Unitrode including, but not limited to, (a) the Annual Report to Stockholders and Annual Report on Form 10-K of Unitrode for the fiscal year ended January 31, 1998, (b) the Quarterly Report on Form 10-Q for the three months ended May 2, 1998 and (c) the Proxy Statement for the Annual Meeting of Stockholders dated May 28, 1998;



          (iv) certain information relating to the Company, including projected income statements for the fiscal years ending December 31, 1998 and 1999, prepared by the management of the Company;

          (v) certain information relating to Unitrode, including projected income statements for the fiscal years ending January 31, 1999 and 2000, prepared by the management of Unitrode;



          (vi) publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the Company and Unitrode, respectively, or otherwise relevant to our inquiry;



          (vii) the financial terms of certain recent transactions we deemed relevant to our inquiry; and



          (viii) such other financial studies, analyses and investigations that we deemed appropriate.



     We have discussed with the senior management of the Company and Unitrode
(i) the prospects for their respective businesses, (ii) their estimates of such businesses' future financial performance, (iii) the financial impact of the Merger on the respective companies and (iv) such other matters that we deemed relevant.



     In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us by the Company and Unitrode and have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or Unitrode. With respect to certain financial forecasts, provided to us by the Company for the Company and Unitrode for Unitrode, we have assumed that such information (and the assumptions and bases therefor) represents each respective management's best currently available estimate as to the future financial performance of the Company and of Unitrode. Our opinion is predicated on the Merger qualifying (i) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) for "pooling-of-interests" accounting treatment. Further, our opinion is necessarily based on economic, financial and market conditions as they exist and can only be evaluated as of the date hereof.



     In connection with our assignment, we have not been authorized by the Company or its Board of Directors to solicit, nor have we solicited, indications of interest from third parties for the acquisition of all or any part of the Company. Our opinion does not address nor should it be construed to address the relative merits of the Merger and alternative business strategies that may be available to the Company. In addition, this opinion does not in any manner address the prices at which the Unitrode Common Stock will actually trade following consummation of the Merger.



     As you know, we have been retained by the Company to render this opinion in connection with the Merger and will receive a fee for rendering such services. In the ordinary course of business we may actively trade shares of the Company Common Stock and Unitrode Common Stock for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.



     This letter and the opinion expressed herein are for the use of the Board of Directors of the Company. This opinion does not constitute a recommendation to the stockholders of the Company as to how such stockholders should vote or as to any other action such stockholders should take regarding the Merger. This opinion may not be summarized, excerpted from or otherwise publicly referred to in any manner, without our prior written consent; except that the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Merger sent to the Company's stockholders.



     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.



                                          Very truly yours,


                                          PRUDENTIAL SECURITIES INCORPORATED

                                          /s/ Prudential Securities Incorporated

                                                                      APPENDIX E


                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (this "Agreement"), dated as of March 2, 1998, between Unitrode Corporation, a Maryland corporation ("Grantee"), and BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company, Grantee and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Grantee ("Newco"), have contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger dated March 2, 1998 (the "Merger Agreement") which provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

     WHEREAS, as an essential condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, the Company has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, 955,158 shares (such shares being referred to herein as the "Option Shares") of fully paid and nonassessable common stock, par value $.001 per share, of the Company ("Company Common Stock"), equal to approximately ten percent (10%) of the number of shares of Company Common Stock issued and outstanding (on a fully diluted basis after giving effect to the exercise of the Option) as of the date hereof at a purchase price of $17.53 per share of Company Common Stock, as adjusted in accordance with the provisions of Section 8 (such price, as adjusted if applicable, the "Option Price").

     2. (a) EXERCISE OF OPTION. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in Subsection 2(e) on or prior to the last date of the one (1) year period following such Triggering Event (the "Option Expiration Date").

     (b) OPTION TERMINATION EVENTS. The term "Option Termination Event" shall mean any of the following events:

          (i) the Effective Time (as defined in the Merger Agreement); or

          (ii) termination of the Merger Agreement (A) by either party pursuant to Subsection 9.1(d) of the Merger Agreement, provided that the matter giving rise to the Order (as defined in the Merger Agreement) providing the basis for termination under Subsection 9.1(d) of the Merger Agreement shall not have been initiated by the Company or any Person who initiates an Acquisition Proposal (as such item is defined in the Merger Agreement), (B) by the Company pursuant to Subsection 9.1(c), Subsection 9.1(h) or Subsection 9.1(j) of the Merger Agreement, (C) by either the Company or the Grantee pursuant to Subsection 9.1(g) of the Merger Agreement, (D) by both parties pursuant to Subsection 9.1(a) of the Merger Agreement, (E) by the Company or the Grantee pursuant to Subsection 9.1(e) of the Merger Agreement (if there then exists circumstances that would permit termination of the Merger Agreement by the Company pursuant to Subsection 9.1(e) of the Merger Agreement), (F) by the Acquiror pursuant to Subsection 9.1(i)(i) (if circumstances exist that would allow the Company to terminate the Merger Agreement pursuant to Subsection 9.1(h) of the Merger Agreement) or (G) by either party pursuant to any other provision of the Merger Agreement; provided (in the case of this Subsection 2(b)(ii)(G)) such termination occurs prior to the occurrence of an Acquisition Proposal.

     (c) TRIGGERING EVENTS. The term "Triggering Event" shall mean the occurrence (after the date hereof) of any of the following events:

          (i) any Person (other than the Grantee or any Subsidiary of the Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act with respect to a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such Person would own or control 10% or more of the then outstanding Company Common Stock;

          (ii) the Company or any Subsidiary of the Company shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than the Grantee or any Subsidiary of the Grantee) to (A) effect a merger, reorganization, consolidation, share exchange or other business combination or similar transaction involving the Company or any of its Significant Subsidiaries, (B) sell, lease or otherwise dispose of assets of the Company or its Subsidiaries representing 10% or more of the consolidated assets of the Company other than in the ordinary course of business or (C) issue, sell or otherwise dispose of (including by way of merger, reorganization, consolidation, share exchange or other business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or any of its Significant Subsidiaries; or

          (iii) any Person (other than the Grantee or any Subsidiary of the Grantee or the Company or, in a fiduciary capacity, any Subsidiary of the Company) shall have, subsequent to the date of this Agreement, acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "Group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Company Common Stock.

     (d) NOTICE OF TRIGGERING EVENT. The Company shall notify Grantee in writing as promptly as practicable, and in any event within 24 hours, of the occurrence of any Triggering Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

     (e) NOTICE OF EXERCISE; CLOSING. In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to the Company a written notice (such notice being herein referred to as an "Exercise Notice" and the date of issuance of an Exercise Notice being herein referred to as the "Notice Date") specifying (i) the total number of shares (or other Option Securities (as hereinafter defined)) it will purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) Business Days nor later than forty
(40) Business Days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated, by reason of any applicable Order, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Grantee, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. In the event that (x) Grantee receives official notice that an approval of any regulatory authority required for the purchase of Option Shares (or other Option Securities) would not be issued or granted or (y) an Option Closing Date shall not have occurred within one (1) year after the related Notice Date due to the failure to obtain any such required approval, Grantee shall, to the extent permitted by applicable Law, nevertheless be entitled to exercise its rights as set forth herein, including without limitation the rights set forth in Subsection 8(a) and Grantee shall be entitled to exercise the Option (or Substitute Option (as defined herein)) in connection with the resale of the Company Common Stock or other Option Securities pursuant to a registration statement as provided in Section 9.

     (f) PURCHASE PRICE. At the Option Closing, Grantee shall pay to the Company the aggregate Option Price in immediately available funds by wire transfer to a bank account designated by the Company, provided that failure or refusal of the Company to designate such a bank account shall not preclude Grantee from exercising the Option.

     (g) ISSUANCE OF COMPANY COMMON STOCK. At the Option Closing, simultaneously with the delivery of immediately available funds as provided in Subsection 2(f), the Company shall deliver to Grantee a certificate or certificates representing the number of shares of Company Common Stock (or other Option Securities) purchased by Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares (or other Option Securities) purchasable hereunder. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Company Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any shareholder rights agreement or similar agreement of the Company then in effect.

     (h) LEGEND. Certificates for Company Common Stock (or other Option Securities) delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act. In addition, such certificates shall bear any other legend as may be required by Law.

     (i) RECORD GRANTEE; EXPENSES. Upon the delivery by Grantee to the Company of the Exercise Notice and the tender of the applicable Option Price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Company Common Stock (or other Option Securities) issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock (or other Option Securities) shall not then be actually delivered to Grantee or the Company shall have failed or refused to designate the bank account described in Subsection 2(f). The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee. The Grantee shall pay all expenses and any and all United States federal, state, local or other taxes or charges that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Grantee.

     3. EVALUATION OF INVESTMENTS. Grantee, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of an investment in the Option and the securities to be purchased/sold pursuant to this Agreement (collectively the "Option Securities.")

     4. DOCUMENTS DELIVERED. Grantee acknowledges receipt of copies of the following documents:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Company's Proxy Statement for the meeting of the Company's stockholder held April 16, 1997; and

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

     5. INVESTMENT INTENT. Grantee represents and warrants that it is entering into this Agreement and is acquiring and/or will acquire the Option Securities for its own account and not with a view to resale or distribution of all or any part of the Option Securities in violation of applicable Law.

     6. RESERVATION OF SHARES. The Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock (and other Option Securities) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Company Common Stock (or such other Option Securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock (or such other Option Securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; (iii) promptly to take all action as may from time to time be required in order to permit Grantee to exercise the Option and the Company to duly and effectively issue shares of Company Common Stock (or other Option Securities) pursuant hereto; and (iv) (to the extent agreed to herein) promptly to take all action provided herein to protect the rights of Grantee against dilution.

     7. DIVISION OF OPTION; LOST OPTIONS. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of the Company, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Company Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

     8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Company Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 8.

     (a) ADDITIONAL SHARES ADJUSTMENT. Excluding issuances contemplated by Subsection 8(b), in the event that any additional shares of Company Common Stock, or any rights, options, warrants, subscriptions, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of Company Common Stock, are issued or otherwise become outstanding after the date hereof (an "Increase"), the number of shares of Company Common Stock subject to the Option shall be increased by a number of shares equal to the product of (A) a fraction, the numerator of which is the number of shares of Company Common Stock for which the Option was exercisable immediately prior to the Increase and the denominator of which is the number of shares of Company Common Stock specified in Section 1 and (B) the product of (i) ten percent (10%) and (ii) the number of shares of Company Common Stock issued and outstanding on a fully diluted basis immediately after the Increase minus the number of shares of Company Common Stock issued and outstanding on a fully diluted basis immediately prior to the Increase; provided that the number of shares of Company Common Stock subject to the Option shall in no event exceed ten percent (10%) of the issued and outstanding shares of Company Common Stock on a fully diluted basis immediately prior to exercise.

     (b) TRANSACTION ADJUSTMENT. In the event of any change in Company Common Stock by reason of stock dividends, splits, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions then, the type and number of shares of Company Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Company Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

     (c) OPTION PRICE ADJUSTMENT. Whenever the number of shares of Company Common Stock subject to this Option are adjusted pursuant to Subsection 8(a) or 8(b) the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Company Common Stock purchasable under the Option prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Company Common Stock purchasable under the Option immediately after the adjustment.

     9. REGISTRATION RIGHTS. The Company will, if requested by the Grantee at any time and from time to time within two (2) years of a Triggering Event (the "Registration Period"), as expeditiously as practicable prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is necessary or desirable in order to permit the offering, sale and delivery of any or all shares of Company Common Stock (or other Option Securities) that have been acquired by or are issuable to the Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Grantee, including, at the sole discretion of the Company, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company will use all reasonable efforts to qualify such shares or other Option Securities under any applicable state securities laws. Without the Grantee's prior written consent, no other securities may be included in any such registration. The Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5% of the then outstanding voting power of the Company. The Company will use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding ninety (90) days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. The expenses associated with the preparation and filing of any such registration statement pursuant to this Section 9 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the Securities and Exchange Commission or the National Association of Securities Dealers, Inc.) ("Registration Expenses") will be for the account of the Company except for underwriting discounts or commissions or brokers' fees in respect to shares of Company Common Stock (or other Option Securities) to be sold by the Grantee and the fees and disbursements of the Grantee's counsel; provided, however, that the Company will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of the Grantee unless the Grantee agrees to forfeit its right to request one registration; provided further, however, that, if at the time of such withdrawal the Grantee has learned of a material adverse change in the results of operations, condition, business or prospects of the Company from that known to the Grantee at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Grantee will not be required to pay any of such expenses and will retain all remaining rights to request registration. The Grantee will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock for cash for its own account or for any other stockholder of the Company pursuant to a firm underwriting, it will, in addition to the Company's other obligations under this Section 9, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock (or other Option Securities) requested to be included in such registration exceeds the number which can be sold in such offering, the Company will, after fully including therein all shares of Company Common Stock and/or Option Securities to be sold by the Company, include the shares of Company Common Stock (or other Option Securities) requested to be included therein by Grantee pro rata

(based on the number of shares of Company Common Stock or other Option Securities intended to be included therein) with the shares of Company Common Stock or other Option Securities intended to be included therein by Persons other than the Company. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration statement effected pursuant to this Section 9, the Company and the Grantee will provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution. For purposes of determining whether two requests have been made under this Section 9, only requests relating to a registration statement that has become effective under the Securities Act and pursuant to which the Grantee has disposed of all shares of Company Common Stock covered thereby in the manner contemplated therein will be counted. The registration rights granted under this Section 9 are subject to and are limited by any registration rights previously granted by the Company and the Grantee acknowledges the registration rights granted under this Section 9 shall be construed subject to any such limitations.

     10. REPURCHASE OF OPTION AND OPTION SHARES. (a) Within ten (10) Business Days following the occurrence of a Repurchase Event (as defined herein), the Company shall (i) deliver an offer (an "Option Repurchase Offer") to repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the Competing Transaction Price (as defined below) exceeds
(B) the Option Price, multiplied by the maximum number of shares for which the Option may then be exercised by the Grantee, and (ii) deliver an offer (an "Option Share Repurchase Offer") to repurchase the Option Shares from each owner of Option Shares from time to time (each, an "Owner") at a price (the "Option Share Repurchase Price") equal to the amount by which (A) the Competing Transaction Price exceeds (B) the Option Price, multiplied by the number of Option Shares then held by such Owner. The term "Competing Transaction Price" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the consummation of any Acquisition Proposal (such consummated Acquisition Proposal being referred to herein as a "Competing Transaction") or, in the event of a sale of assets of the Company, the last per-share sale price of Company Common Stock on the fourth trading day following the announcement of such sale. If the consideration paid or received in the Competing Transaction shall be other than in cash, the per share value of such consideration (on a fully diluted basis) shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Agreement.

     (b) REPURCHASE REQUEST. Upon the occurrence of a Repurchase Event and whether or not the Company shall have made an Option Repurchase Offer or Option Share Repurchase Offer under Section 10(a), (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee delivered prior to the Option Termination Date, the Company shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of any Owner delivered prior to the Option Termination Date, the Company shall repurchase such number of the Option Shares (to the extent clearly identifiable as such) from the Owner as the Owner shall designate at the Option Share Repurchase Price.

     (c)  REPURCHASE PROCEDURES.  Grantee or the Owner, as the case may be, may
(i) accept the Company's Option Repurchase Offer or Option Share Repurchase Offer under Subsection 10(a) or (ii) exercise its right to require the Company to repurchase the Option or any Option Shares, as the case may be, pursuant to Subsection 10(b) by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to accept such offer or to require the Company to repurchase the Option or the Option Shares in accordance with the provisions of this Section 10. As promptly as practicable, and in any event within five (5) Business Days, after the surrender to the Company of this Agreement or Certificates for Option Shares, as applicable, following receipt of a notice under this Subsection 10(c), the Company shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price, as the case may be.

     (d) REGULATORY APPROVALS. The Company hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 10. Nonetheless, to the extent that the Company is prohibited under applicable Law from repurchasing the Option or any Option Shares in full, the Company shall immediately so notify Grantee or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five (5) Business Days after the date on which the Company is no longer so prohibited; provided, however, that if the Company at any time after delivery of a notice of repurchase pursuant to Section 10(b) hereof is prohibited under applicable Law, from delivering to Grantee or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares, respectively, either in whole or in part whereupon, in the case of a revocation in part, the Company shall promptly (i) deliver to Grantee or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that the Company is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Company Common Stock equal to the number of shares of Company Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Company Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Option Termination Event shall have occurred prior to the date of the notice by the Company described in the first sentence of this Subsection 10(d), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such thirty (30) day period.

     (e) DEFINITION. The term "Repurchase Event" shall mean a Triggering Event followed by the consummation of any transaction included in the definition of Competing Transaction.

     (f) COMPETING TRANSACTION. Notwithstanding anything to the contrary in Subsections 2(a), the delivery of a notice by Grantee or an Owner under Subsection 10(b) hereof specifying that such notice is based on the Company's public announcement of the execution of an agreement providing for a Competing Transaction shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not heretofore purchased pursuant to one or more prior exercises of the Option, on the fifth Business Day following the public announcement of the consummation of the transaction contemplated by such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Subsection 2(e).

     (g) REPRESENTATIONS. In connection with any purchase/sale of the Option or the Option Shares pursuant to this Section 10, the Grantee and/or the Owner, as applicable, will be required to represent and warrant to the Company that such Person is the owner of the Option/Option Shares being purchased, free and clear of all adverse claims and that such Person will deliver good title to such Option/Option Shares to the Company, free and clear of all adverse claims, upon consummation of any purchase/sale pursuant to this Section 10.

     11. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE. (a) In the event that prior to an Option Termination Event, the Company shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Company Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation subsequent to the consolidation, merger or sale in question.

     (b)  DEFINITIONS.  The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the Company in a merger in which the Company is the continuing or surviving person, and (iii) the transferee of all or substantially all of the Company's assets.

          (2) "Substitute Common Stock" shall mean the common stock issued by the Company upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the Competing Transaction Price, as defined in Section 10.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the ninety (90) days immediately preceding the consolidation, merger or sale in question; provided that if the Company is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the Company, the Person merging into the Company or by any company which controls or is controlled by such Person subsequent to the consideration merger or sale in question, as Grantee may elect.

     (c) TERMS OF THE SUBSTITUTE OPTION. The Substitute Option shall have the same terms as the Option; provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The issuer of the Substitute Option shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

     (d) SUBSTITUTE COMMON STOCK. The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Company Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) LIMITATION. In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than ten percent (10%) of the shares of Substitute Common Stock issued and outstanding prior to exercise of the Substitute Option.

     (f) ASSUMPTION OF OBLIGATION. The Company shall not enter into any transaction described in Subsection 11(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of the Company hereunder.

     12. EXTENSION OF TIME FOR REGULATORY APPROVALS. The periods related to exercise of the Option and the other rights of Grantee hereunder shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

     13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Grantee as follows:

          (a) AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company. This Agreement is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          (b) CORPORATE ACTION. The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any time and from time to time issuable hereunder, and all such shares of Company Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all Liens and not subject to any preemptive rights.

          (c) NO CONFLICT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate of Incorporation or by-laws of the Company or any Subsidiary of the Company, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

          (d) ANTI-TAKEOVER STATUTES. The provisions of Section 203 of the General Corporation Law of the State of Delaware will not, prior to the termination of this Agreement, apply to this Agreement or the transactions contemplated hereby and thereby. The Company has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

     14. ASSIGNMENT. The Company may not assign any of its rights or obligations under this Agreement or the Option created hereunder to any other Person, without the express written consent of Grantee. Grantee may not assign any of its rights or obligations under this Agreement or the Option created hereunder to any other Person without the consent of the Company (which consent will not be unreasonably withheld).

     15. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and the Company will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Company Common Stock issuable hereunder on the Nasdaq National Market of The Nasdaq Stock Market, Inc. upon official notice of issuance.

     16. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     17. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

     18. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. DEFINITIONS. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

     22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     23. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     24. FIRST REFUSAL. If the Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Company Common Stock or other Option Securities acquired by it pursuant to the Option, it will give the Company written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding to purchase such shares of Company Common Stock, Options or other Option Securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice will be deemed an offer by the Grantee to the Company, which may be accepted, in whole but not in part, within ten (10) Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer such shares of Company Common Stock, Options or other Option Securities to such transferee. The purchase of any such shares of Company Common Stock, Options or other Option Securities by the Company will be settled within ten (10) Business Days of the date of the acceptance of the offer and the purchase price will be paid to the Grantee in immediately available funds. In the event of the failure or refusal of the Company to purchase all the shares of Company Common Stock, Options or other Option Securities covered by an Offeror's Notice, the Grantee may, within sixty (60) days from the date of the Offeror's Notice, sell all, but not less than all, of such shares of Company Common Stock, Options or other Option Securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence will not limit the rights the Grantee may otherwise have if the Company has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares of Company Common Stock, Options or other Option Securities subject thereto. The requirements of this Section 24 will not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Company, (b) any disposition of Company Common Stock or other Option Securities by a Person to whom the Grantee has assigned its rights under the Option with the consent of the Company, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly-owned Subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

     25. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) exceed in the aggregate $7,278,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Company Common Stock subject to this Option, (ii) deliver to the Company for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Company, or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed in the aggregate $7,278,000 after taking into account the foregoing actions.

     (b) As used herein, the term "Total Profit" shall mean the sum of (i) (x) the amount (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received or receivable by the Grantee pursuant to the sale of Option Shares (or any other securities or property into which such Option Shares are converted or exchanged) to any unaffiliated Person(s) or to the Company with respect to such Option Shares (or any other securities or property into which such Option Shares are converted or exchanged), less (y) Grantee's purchase price for such Option Shares (or any other securities or property into which such Option Shares are converted or exchanged), (ii) any amounts (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received or receivable by the Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated Person(s) (if permitted hereunder) or to the Company, (iii) any equivalent amount(s) with respect to the Substitute Option, and (iv) the amount received by the Grantee pursuant to Subsection 9.2(b) of the Merger Agreement.

     26. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, the Company and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize the Company or Grantee to breach any provision of the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          UNITRODE CORPORATION

                                          By: /s/ ROBERT J. RICHARDSON
                                            ------------------------------------
                                            Name: Robert J. Richardson
                                            Title: President and Chief Executive
                                                   Officer

                                          BENCHMARQ MICROELECTRONICS, INC.

                                          By: /s/ ALAN R. SCHUELE
                                            ------------------------------------
                                            Name: Alan R. Schuele
                                            Title: President and Chief Executive
                                                   Officer

                                                                      APPENDIX F

                      AMENDMENT TO STOCK OPTION AGREEMENT

     THIS AMENDMENT TO STOCK OPTION AGREEMENT (this "Amendment") is being entered into as of June 23, 1998, by and between Unitrode Corporation, a Maryland corporation ("Grantee"), and BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company, Grantee and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Grantee ("Newco"), entered into an Agreement and Plan of Merger dated as of March 2, 1998 (the "Original Agreement"), which provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

     WHEREAS, as an essential condition and inducement to Grantee to enter into the Original Agreement and in consideration therefor, the Company entered into a Stock Option Agreement as of March 2, 1998 (the "Stock Option Agreement"); and

     WHEREAS, the Company, Grantee and Newco are contemporaneously with the execution of this Amendment entering into an Amendment to the Original Agreement amending certain provisions of the Original Agreement (as so amended, the "Amended Agreement"); and

     WHEREAS, as an essential condition and inducement to Grantee to enter into the Amended Agreement and in consideration therefor, the Company has agreed to enter into this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Amended Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows (with capitalized terms used and not defined herein having their respective meanings ascribed to them in the Amended Agreement):

          1. References to the Merger Agreement. All references to the Merger Agreement in the Stock Option Agreement are hereby amended to refer to the Amended Agreement.

          2. Grant of Option. Section 1 of the Stock Option Agreement is amended in its entirety to read as follows:


             "The Company hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, 955,158 shares (such shares being referred to herein as the "Option Shares") of fully paid and nonassessable common stock, par value $.001 per share, of the Company ("Company Common Stock"), equal to approximately ten percent (10%) of the number of shares of Company Common Stock issued and outstanding (on a fully diluted basis after giving effect to the exercise of the Option) as of March 2, 1998 at a purchase price of $11.38 per share of Company Common Stock, as adjusted in accordance with the provisions of Section 8 (such price, as adjusted if applicable, the "Option Price")."


          3. Option Termination Events. Section 2(b)(ii) of the Stock Option Agreement is amended in its entirety to read as follows:

             "(ii) termination of the Merger Agreement (A) by either party pursuant to Subsection 9.1(d) of the Merger Agreement, provided that the matter giving rise to the Order (as defined in the Merger Agreement) providing the basis for termination under Subsection 9.1(d) of the Merger Agreement shall not have been initiated by the Company or any Person who initiates an Acquisition Proposal (as such term is defined in the Merger Agreement), (B) by the Company pursuant to Subsection 9.1(c) or Subsection 9.1(j) of the Merger Agreement, (C) by either the Company or the Grantee pursuant to Subsection 9.1(g) of the Merger Agreement,
        (D) by both parties pursuant to Subsection 9.1(a) of the Merger Agreement, (E) by the Company or the Grantee pursuant to Subsection 9.1(e) of the Merger Agreement (if there exists circumstances that would permit termination of the Merger Agreement by the Company pursuant to Subsection 9.1(e) of the Merger Agreement), (F) by the Grantee pursuant to Subsection 9.1(i)(i) of the Merger Agreement (if circumstances exist that would allow the Company to terminate the Merger Agreement pursuant to Subsection 9.1(c) of the Merger Agreement as a result of a change that would have a Material Adverse Effect with respect to Grantee) or (G) by either party pursuant to any other provision of the Merger Agreement; provided (in the case of Subsection 2(b)(ii)(G) hereof) such termination occurs prior to the occurrence of an Acquisition Proposal."

          4. Stock Option Agreement in Full Force and Effect. The Stock Option Agreement, as amended by this Amendment, shall continue in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                          BENCHMARQ MICROELECTRONICS, INC.

                                          By: /s/ ALAN R. SCHUELE
                                            ------------------------------------
                                            Name: Alan R. Schuele
                                            Title: President and Chief Executive
                                              Officer

                                          UNITRODE CORPORATION

                                          By: /s/ ROBERT J. RICHARDSON
                                            ------------------------------------
                                            Name: Robert J. Richardson
                                            Title: President and Chief Executive
                                              Officer

                                                                      APPENDIX G


                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of March 2, 1998 (this "Voting Agreement") by and among Alan R. Schuele, Derrell C. Coker, L.J. Sevin, Harvey B. Cash, Dietrich Erdmann, Jack Kilby and Charles H. Phipps (the "Stockholders"), and Unitrode Corporation, a Maryland corporation ("Acquiror").

     WHEREAS, BENCHMARQ Microelectronics, Inc., a Delaware corporation, Acquiror and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Newco"), have contemporaneously with the execution of this Voting Agreement, entered into an Agreement and Plan of Merger dated March 2, 1998 (the "Merger Agreement") which provides, among other things, that Newco shall be merged (the "Merger")with and into the Company pursuant to the terms and conditions thereof;

     WHEREAS, as an essential condition and inducement to Acquiror to enter into the Merger Agreement and in consideration therefor, the undersigned Stockholders have agreed to enter into this Voting Agreement; and

     WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") set forth opposite their respective names on Schedule A hereto and wish to enter into this Agreement with respect to such shares of Company Common Stock and the options to purchase shares of Company Common Stock ("Options");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

     Section 1.1 Voting Agreement. Each Stockholder hereby agrees to: (a) appear, or cause the holder of record on the applicable record date (the "Record Holder") to appear for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof;
(b) vote, or cause the Record Holder to vote, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, all of the shares of the Company Common Stock owned or with respect to which such Stockholder has or shares voting power or control and all of the shares of Company Common Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by such Stockholder (collectively, the "Shares") in favor the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; and (c) vote, or cause the Record Holder to vote, in person or by proxy, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, such Stockholder's Shares against any action, proposal or agreement that could reasonably be expected to result, directly or indirectly, in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or the Stock Option Agreement dated March 2, 1998 between the Company and Acquiror (the "Option Agreement"), or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement or the Option Agreement not being fulfilled.

     Section 1.2 No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares or Options shall remain and belong to the Stockholders, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

     Section 1.3 Evaluation of Investment. Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock"), contemplated by the Merger Agreement.

     Section 1.4 Documents Delivered. Each Stockholder acknowledges receipt of copies of the following documents:

          (a) the Merger Agreement and all Annexes thereto;

          (b) the Option Agreement;

          (c) Acquiror's 1996 Annual Report (including Annual Report on Form 10-K for the year ended January 31, 1996);

          (d) Acquiror's Proxy Statement dated for the stockholders meeting dated June 2, 1997; and

          (e) Acquiror's Quarterly Report for the quarter ended November 1, 1997 (including Report on Form 10-Q).

     Section 1.5 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Voting Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Voting Agreement remains in effect into any voting agreement and (b) has not granted, and shall not grant at any time while this Voting Agreement remains in effect, a proxy or power of attorney, in either case which is inconsistent with this Agreement.

                                   ARTICLE II

                            RESTRICTIONS ON TRANSFER

     Section 2.1  Transfer of Title.

          (a) Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or Options or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Acquiror (provided nothing contained herein will be deemed to restrict the exercise of Options).

          (b) Each Stockholder hereby agrees and consents to the entry of stop transfer instructions with the Company against the transfer of any Shares consistent with the terms of Section 2.1(a) hereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     Each Stockholder hereby severally represents and warrants to Acquiror as follows:

     Section 3.1 Authority Relative to This Agreement. Such Stockholder is competent to execute and deliver this Voting Agreement, to perform it obligations hereunder and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except that
(i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.2 No Conflict. The execution and delivery of this Voting Agreement by such Stockholder does not, and the performance of this Voting Agreement by such Stockholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or Options pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares or Options are bound or affected.

     Section 3.3 Title to the Shares. The Shares and Options held by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever and such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time (as defined in the Merger Agreement). Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

     Section 4.2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performance in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     Section 4.3 Successors and Affiliates. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for shares of Company Common Stock, operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Stockholder or otherwise.

     Section 4.4 Entire Agreement. This Voting Agreement constitutes the entire agreement among Acquiror and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Acquiror and the Stockholders with respect to the subject matter hereof.

     Section 4.5 Captions and Counterparts. The captions in this Voting Agreement are for convenience only and shall not be considered a part of or affect the construction of interpretation of any provision of this Voting Agreement. This Voting Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

     Section 4.6 Amendment. This Voting Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 4.7 Waivers. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The wavier by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

     Section 4.8 Severability. If any term of other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Voting Agreement remain as originally contemplated to the fullest extent possible.

     Section 4.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

     If to a Stockholder:
         c/o Benchmarq Microelctronics, Inc.
         17919 Waterview Parkway
         Dallas, Texas 75252
         Fax: (972) 437-9198

     If to Acquiror:
         Unitrode Corporation
         7 Continental Boulevard
         Merrimack, New Hampshire 03054
         Attention: Allan R. Campbell
         Fax: (603) 429-8771

     with a copy to:
         Margaret A. Brown, Esq.
         Skadden, Arps, Slate, Meagher & Flom LLP
         One Beacon Street
         31st Floor
         Boston, Massachusetts 02108
         Telephone: (617) 573-4800
         Fax: (617) 573-4822

     Section 4.10 Governing Law. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     Section 4.11 Definitions. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

     Section 4.12 Obligations of Stockholders. The obligations of the Stockholders hereunder shall be "several" and not (i) "joint" or (ii) "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Stockholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Stockholder.

     Section 4.13 Officers and Directors. No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect any actions taken by any Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

                                          By: /s/ ALAN R. SCHUELE
                                            ------------------------------------
                                            Name: Alan R. Schuele

                                          By: /s/ DERRELL C. COKER
                                            ------------------------------------
                                            Name: Derrell C. Coker

                                          By: /s/ L.J. SEVIN
                                            ------------------------------------
                                            Name: L.J. Sevin

                                          By: /s/ HARVEY B. CASH
                                            ------------------------------------
                                            Name: Harvey B. Cash

                                          By: /s/ DIETRICH ERDMANN
                                            ------------------------------------
                                            Name: Dietrich Erdmann

                                          By: /s/ JACK KILBY
                                            ------------------------------------
                                            Name: Jack Kilby

                                          By: /s/ CHARLES H. PHIPPS
                                            ------------------------------------
                                            Name: Charles H. Phipps

                                          UNITRODE CORPORATION

                                          By: /s/ ROBERT J. RICHARDSON
                                            ------------------------------------
                                          Name: Robert J. Richardson
                                          Title: President and Chief Executive
                                                 Officer

                                VOTING AGREEMENT

                                   SCHEDULE A

                                           NUMBER OF SHARES
                                        OF COMPANY COMMON STOCK
STOCKHOLDER:                             OWNED BY STOCKHOLDER:
------------                            -----------------------
L.J. Sevin............................          695,120
Jack Kilby............................            6,250
Derrell C. Coker......................           72,755
Dietrich Erdmann......................          602,212
Harvey B. Cash........................           43,850
Charles H. Phipps.....................           40,422
Alan R. Schuele.......................                0

                                                                      APPENDIX H

                         AMENDMENT TO VOTING AGREEMENT

     THIS AMENDMENT TO VOTING AGREEMENT (this "Amendment") is being entered into as of June 23, 1998, by and among Alan R. Schuele, Derrell C. Coker, L.J. Sevin, Harvey B. Cash, Dietrich Erdmann, Jack Kilby and Charles H. Phipps (the "Stockholders"), and Unitrode Corporation, a Maryland corporation ("Unitrode").

     WHEREAS, BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), Unitrode and Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Unitrode, entered into an Agreement and Plan Merger dated as of March 2, 1998 (the "Original Agreement"), which provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

     WHEREAS, as an essential condition and inducement to Unitrode to enter into the Original Agreement and in consideration therefor, the Stockholders entered into a Voting Agreement dated as of March 2, 1998 (the "Voting Agreement"); and

     WHEREAS, the Company, Unitrode and Newco are contemporaneously with the execution of this Amendment entering into an Amendment to the Original Agreement amending certain terms and provisions of the Original Agreement (as so amended, the "Amended Agreement"); and

     WHEREAS, as an essential condition and inducement to Unitrode to enter into the Amended Agreement and in consideration therefor, the Stockholders have agreed to enter into this Amendment; and

     WHEREAS, as of the date hereof, the Stockholders own of record and beneficially the shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") set forth opposite their respective names on Schedule A hereto and wish to enter into this Amendment with respect to such shares of Company Common Stock and options to purchase shares of Company Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Amended Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows (with capitalized terms used and not defined herein having their respective meanings ascribed to them in the Amended Agreement):

          1. References to the Merger Agreement. All references to the Merger Agreement in the Voting Agreement are hereby amended to refer to the Amended Agreement.

          2. Voting Agreement in Full Force and Effect. The Voting Agreement, as amended by this Amendment, shall continue in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                          /s/ ALAN R. SCHUELE


                                          --------------------------------------
                                          Alan R. Schuele


                                          /s/ DERRELL C. COKER


                                          --------------------------------------
                                          Derrell C. Coker


                                          /s/ L.J. SEVIN


                                          --------------------------------------
                                          L.J. Sevin


                                          /s/ HARVEY B. CASH


                                          --------------------------------------
                                          Harvey B. Cash


                                          /s/ DIETRICH ERDMANN


                                          --------------------------------------
                                          Dietrich Erdmann


                                          /s/ JACK KILBY


                                          --------------------------------------
                                          Jack Kilby


                                          /s/ CHARLES H. PHIPPS


                                          --------------------------------------
                                          Charles H. Phipps

                                          UNITRODE CORPORATION

                                          By: /s/ ROBERT J. RICHARDSON

                                          --------------------------------------
                                          Name: Robert J. Richardson
                                          Title: President and Chief Executive
                                                 Officer

                                VOTING AGREEMENT
                                   SCHEDULE A

                                               NUMBER OF SHARES OF COMPANY COMMON
STOCKHOLDER:                                      STOCK OWNED BY STOCKHOLDER:
------------                                   ----------------------------------
L.J. Sevin.................................                 695,120
Jack Kilby.................................                   6,250
Derrell C. Coker...........................                  72,755
Dietrich Erdmann...........................                 605,212
Harvey B. Cash.............................                  43,850
Charles H. Phipps..........................                  40,422
Alan R. Schuele............................                       0

                                                                     0936-RPS-98

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The MGCL, as amended from time to time, permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Unitrode Articles contain such a provision which eliminates such liability except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause adjudicated in the proceeding.

     The Unitrode Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Unitrode and at the request of Unitrode, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Unitrode Bylaws also permit Unitrode to indemnify and advance expenses to any person who served a predecessor of Unitrode in any of the capacities described above and to any employee or agent of Unitrode or a predecessor of Unitrode.

     The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which the Unitrode Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires Unitrode, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Unitrode as authorized by the Unitrode Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by Unitrode if it shall ultimately be determined that the standard of conduct was not met.

     Unitrode's officers and directors are insured against certain liabilities under a policy maintained by Unitrode with aggregate coverage of $10,000,000.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT                           DESCRIPTION
-------                           -----------
   2.1    Agreement and Plan of Merger, dated as of March 2, 1998, by and among Unitrode Corporation, Merrimack Corporation and
          BENCHMARQ Microelectronic, Inc. (attached as Appendix A to the Joint Proxy Statement-Prospectus forming a part of this
          Registration Statement).
   2.2    Amendment to Agreement and Plan of Merger, dated as of June
          23, 1998, by and among Unitrode Corporation, Merrimack
          Corporation and BENCHMARQ Microelectronics, Inc. (attached as Appendix B to the Joint Proxy Statement-Prospectus
          forming a part of this Registration Statement).
   3.1    Articles of Incorporation of Unitrode Corporation
          (incorporated by reference to Exhibit 3(A) of Unitrode's
          Form 10-K for the fiscal year ended January 31, 1989).
   3.2    Articles Supplementary to the Articles of Incorporation of
          Unitrode Corporation (incorporated by reference to Exhibits
          3(A)(1) and (6) of Unitrode's Form 8-K filed May 4, 1990).
   3.3    Articles of Amendment to the Articles of Incorporation of
          Unitrode Corporation (incorporated by reference to Exhibit
          3(B) of Unitrode's Form 10-K for the fiscal year ended
          January 31, 1992).
   3.4    Bylaws of Unitrode Corporation (incorporated by reference to
          Exhibit 3.2 to Unitrode's Form 10-K for the fiscal year
          ended January 31, 1992).
   5.1    Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding validity of securities being registered.*
   8.1    Opinion of Winstead Sechrest & Minick P.C. regarding certain tax aspects of the Merger.*
   8.2    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
          regarding certain tax aspects of the Merger.*
  23.1    Consent of Ballard Spahr Andrews & Ingersoll LLP (included as part of its opinion filed as Exhibit 5.1).
  23.2    Consent of PricewaterhouseCoopers LLP
  23.3    Consent of Ernst & Young LLP
  23.4    Consent of Winstead Sechrest & Minick P.C. (included as part of its opinion filed as Exhibit 8.1).
  23.5    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included as part of its opinion filed as Exhibit 8.2).
  23.6    Consent of Adams, Harkness & Hill, Inc. (included as part of its opinion filed as Exhibit 99.1).
  23.7    Consent of Prudential Securities Incorporated (included as part of its opinion filed as Exhibit 99.2).
  23.8    Consent of William W.R. Elder.*
  23.9    Consent of Dietrich Erdmann.*
 23.10    Consent of Derrell C. Coker.*
 23.11    Consent of Alan R. Schuele.*
  24.1    Power of Attorney.*
  99.1    Opinion of Adams, Harkness & Hill, Inc. (included as
          Appendix C to the Joint Proxy Statement-Prospectus forming a part of this Registration Statement).
  99.2    Opinion of Prudential Securities Incorporated (included as
          Appendix D to the Joint Proxy Statement-Prospectus forming a part of this Registration Statement).


---------------

* previously filed

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on July 13, 1998.


                                          UNITRODE CORPORATION


                                          By: /s/ ALLAN R. CAMPBELL


                                          --------------------------------------

                                              Name: Allan R. Campbell


                                              Title: Senior Vice President,
                                                     General Counsel and
                                                     Secretary



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

*                                                      President, Chief Executive         July 13, 1998
---------------------------------------------------      Officer and Director
Robert J. Richardson                                     (principal executive
                                                         officer)

*                                                      Executive Vice President and       July 13, 1998
---------------------------------------------------      Chief Financial Officer
Cosmo S. Trapani                                         (principal financial and
                                                         accounting officer)

*                                                      Director                           July 13, 1998
---------------------------------------------------
Robert L. Gable

*                                                      Director                           July 13, 1998
---------------------------------------------------
Peter A. Brooke

*                                                      Director                           July 13, 1998
---------------------------------------------------
Kenneth Hecht

*                                                      Director                           July 13, 1998
---------------------------------------------------
Louis E. Lataif

*                                                      Director                           July 13, 1998
---------------------------------------------------
James T. Vanderslice



*By: /s/ ALLAN R. CAMPBELL


     ------------------------------

     Allan R. Campbell


     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                           DESCRIPTION
-------                           -----------
   2.1    Agreement and Plan of Merger, dated as of March 2, 1998, by and among Unitrode Corporation, Merrimack Corporation and
          BENCHMARQ Microelectronic, Inc. (attached as Appendix A to the Joint Proxy Statement-Prospectus forming a part of this
          Registration Statement).
   2.2    Amendment to Agreement and Plan of Merger, dated as of June
          23, 1998, by and among Unitrode Corporation, Merrimack
          Corporation and BENCHMARQ Microelectronics, Inc. (attached as Appendix B to the Joint Proxy Statement-Prospectus
          forming a part of this Registration Statement).
   3.1    Articles of Incorporation of Unitrode Corporation
          (incorporated by reference to Exhibit 3.1 of Unitrode's Form
          10-K for the fiscal year ended January 31, 1989).
   3.2    Articles Supplementary to the Articles of Incorporation of
          Unitrode Corporation (incorporated by reference to Exhibits
          3(A)(1) and (6) of Unitrode's Form 8-K filed May 4, 1990).
   3.3    Articles of Amendment to the Articles of Incorporation of
          Unitrode Corporation (incorporated by reference to Exhibit
          3(B) of Unitrode's Form 10-K for the fiscal year ended
          January 31, 1992).
   3.4    Bylaws of Unitrode Corporation (incorporated by reference to
          Exhibit 3.2 to Unitrode's Form 10-K for the fiscal year
          ended January 31, 1992).
   5.1    Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding validity of securities being registered.*
   8.1    Opinion of Winstead Sechrest & Minick P.C. regarding certain tax aspects of the Merger.*
   8.2    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
          regarding certain tax aspects of the Merger.*
  23.1    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of its opinion filed as Exhibit 5.1).
  23.2    Consent of PricewaterhouseCoopers LLP
  23.3    Consent of Ernst & Young LLP
  23.4    Consent of Winstead Sechrest & Minick P.C. (included as part of its opinion filed as Exhibit 8.1).
  23.5    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included as part of its opinion filed as Exhibit 8.2).
  23.6    Consent of Adams, Harkness & Hill, Inc. (included as part of its opinion filed as Exhibit 99.1).
  23.7    Consent of Prudential Securities Incorporated (included as part of its opinion filed as Exhibit 99.1).
  23.8    Consent of William W.R. Elder.*
  23.9    Consent of Dietrich Erdmann.*
 23.10    Consent of Derrell C. Coker.*
 23.11    Consent of Alan R. Schuele.*
  24.1    Power of Attorney.*
  99.1    Opinion of Adams, Harkness & Hill, Inc. (included as
          Appendix C to the Joint Proxy Statement-Prospectus forming a part of this Registration Statement).
  99.2    Opinion of Prudential Securities Incorporated (included as
          Appendix D to the Joint Proxy Statement-Prospectus forming a part of this Registration Statement).


---------------

* Previously filed

--------------------------------------------------------------------------------
UTR22 F                          DETACH HERE

                                     PROXY
                              UNITRODE CORPORATION


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ADJOURNED SESSION OF THE ANNUAL MEETING OF STOCKHOLDERS
                                ON JULY 29, 1998




     The undersigned, revoking any proxy heretofore given with respect to the matters addressed herein, hereby appoints Robert J. Richardson and Allan R. Campbell proxies, each of them with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Unitrode Corporation ("Unitrode") which the undersigned would be entitled to vote if personally present at the Adjourned Session of the Annual Meeting of Stockholders to be held on Wednesday, July 29, 1998, at 11:00 a.m., local time, at Unitrode's offices at 7 Continental Boulevard, Merrimack, New Hampshire or at any adjournment thereof, upon the matters described in the accompanying Notice of Adjourned Annual Meeting of Stockholders and Amended Joint Proxy Statement-Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxy is directed to vote on the matters described in the Notice of Adjourned Annual Meeting of Stockholders and Amended Joint Proxy Statement-Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Adjourned Session of the Annual Meeting of Stockholders or any adjournment thereof.



                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

--------------------------------------------------------------------------------
UTR22 F                            DETACH HERE

 -----   Please mark
/  X  /  votes as in
 -----   this example.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED BELOW.



       1. To approve the issuance of up to 8,582,047 shares of common stock, par value $.01 per share, of Unitrode (the "Unitrode Common Stock") in connection with the merger of Merrimack Corporation, a Delaware corporation and a wholly owned subsidiary of Unitrode ("Sub"), with and into BENCHMARQ Microelectronics, Inc., a Delaware corporation ("BENCHMARQ"), pursuant to an Agreement and Plan of Merger, dated as of March 2, 1998, by and among Unitrode, Sub and BENCHMARQ and amended as of June 23, 1998.


           -----                   -----                   -----
          /     / FOR             /     / AGAINST         /     / ABSTAIN
           -----                   -----                   -----

      2. To elect William W.R. Elder and Robert L. Gable as directors for three-year terms and Robert J. Richardson for a two-year term.

           -----                   -----                   -----
          /     / FOR             /     / AGAINST         /     / ABSTAIN
           -----                   -----                   -----

       -----
      /     / ____________ FOR, EXCEPT WITHHELD FROM THE NOMINEES AS NOTED ABOVE
       -----
      3. To amend the Unitrode Corporation 1992 Employee Stock Option Plan to increase the number of shares of Unitrode Common Stock which may be issued under such Plan from 6,000,000 shares to 7,000,000 shares.

           -----                   -----                   -----
          /     / FOR             /     / AGAINST         /     / ABSTAIN
           -----                   -----                   -----

                                                                          -----
                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /     /
                                                                          -----

                                    Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in the partnership name by an authorized person.



                                    PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                                    AND RETURN IT PROMPTLY IN THE ENCLOSED
                                    ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND
                                    THE ADJOURNED SESSION OF THE ANNUAL MEETING
                                    ON JULY 29, 1998. IF YOU ATTEND THE
                                    ADJOURNED SESSION OF THE ANNUAL MEETING, YOU
                                    MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU
                                    HAVE PREVIOUSLY RETURNED YOUR PROXY.


Signature:______________  Date:________  Signature:______________  Date:________

--------------------------------------------------------------------------------
BMQ30 2                           DETACH HERE

                                     PROXY
                        BENCHMARQ MICROELECTRONICS, INC.


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ADJOURNED SESSION OF THE SPECIAL MEETING OF STOCKHOLDERS
                                ON JULY 29, 1998




      The undersigned, revoking any proxy heretofore given with respect to the matters addressed herein, hereby appoints Alan R. Schuele and R. Scott Schaefer proxies, each of them with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of BENCHMARQ Microelectronics, Inc. ("BENCHMARQ") which the undersigned would be entitled to vote if personally present at the Adjourned Session of the Special Meeting of Stockholders to be held on Wednesday, July 29, 1998, at 10:00 a.m., local time, at the offices of Winstead Sechrest & Minick P.C. at 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270 or at any adjournment thereof, upon the matters described in the accompanying Notice of Adjourned Special Meeting of Stockholders and Amended Joint Proxy Statement-Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Adjourned Session of the Special Meeting of Stockholders or any adjournment thereof. Said proxy is directed to vote on the matters described in the Notice of Adjourned Special Meeting of Stockholders and Amended Joint Proxy Statement-Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Adjourned Session of the Special Meeting of Stockholders or any adjournment thereof.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

--------------------------------------------------------------------------------
BMQ30 3                           DETACH HERE

 -----
/  x  / Please mark
 -----  votes as in
        this example.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED BELOW.

1. To approve and adopt the Agreement and Plan of Merger dated as of March 2, 1998, as amended June 23, 1998 by and among Unitrode Corporation, Merrimack Corporation and BENCHMARQ and the merger contemplated thereby.

           -----                   -----                   -----
          /     / FOR             /     / AGAINST         /     / ABSTAIN
           -----                   -----                   -----


                                    MARK HERE FOR ADDRESS CHANGE   -----
                                    AND NOTE AT LEFT              /     /
                                                                   -----


                                    Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in the partnership name by an authorized person.


                                    PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                                    AND RETURN IT PROMPTLY IN THE ENCLOSED
                                    ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND
                                    THE ADJOURNED SESSION OF THE SPECIAL MEETING
                                    ON JULY 29, 1998. IF YOU ATTEND THE
                                    ADJOURNED SESSION OF THE SPECIAL MEETING,
                                    YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF
                                    YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


Signature:                 Date:         Signature:                  Date:
          -----------------     --------           ------------------     ------